Exhibit 10.7

AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE

BY

GPT ML OWNER 1 LLC, a Delaware limited liability company,

GPT ML OWNER 2 LLC, a Delaware limited liability company,

GPT SUMMERLIN OWNER LLC, a Delaware limited liability company,

GPT COLORADO SPRINGS OWNER LLC, a Delaware limited liability company,

GPT RESTON OWNER LLC, a Delaware limited liability company,

GPT MANSFIELD LLC, a Delaware limited liability company

collectively, as Purchaser

AND

LTF HOLDINGS, INC.,
a Delaware corporation,
as Seller

DATED AS OF MAY 15, 2015

AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE

This Agreement for Purchase and Sale of Real Estate (as the same may be amended from time to time, this “Agreement”) is made as of this 15th day of May, 2015 (the “Effective Date”), by and among GPT ML OWNER 1 LLC,  GPT ML OWNER 2 LLC,  GPT SUMMERLIN OWNER LLC,  GPT COLORADO SPRINGS OWNER LLC,  GPT RESTON OWNER LLC and GPT MANSFIELD OWNER LLC, each a Delaware limited liability company (collectively, the “Purchaser”), and LTF HOLDINGS, INC., a Delaware corporation (“Seller”).

R E C I T A L S:

WHEREAS, Seller intends to acquire (the “Acquisition”), directly or indirectly, Life Time Fitness, Inc. (“LTF”) pursuant to the Agreement and Plan of Merger, dated as of March 15, 2015 (as the same may be amended from time to time, the “Merger Agreement”), between Seller, LTF Merger Sub, Inc., and LTF;

WHEREAS, each of the entities listed on Schedule I is directly or indirectly owned by LTF (collectively with LTF the “Owners,” and individually, an “Owner”);

WHEREAS, each Owner is the fee title owner of certain real property generally described by its legal description and street addresses on Schedule I attached hereto (collectively, the “Land”), and the buildings, fixtures (including machinery, equipment and systems of any type or nature necessary for the operation of the improvements on the Land that are “fixtures” pursuant to applicable law, but in all cases excluding trade fixtures), and other improvements located thereon (said buildings, fixtures and other improvements hereinafter collectively referred to as the “Improvements”).  Each such parcel of Land, together with the Improvements thereon, is hereinafter referred to as a “Property,” and collectively as the “Properties”;

WHEREAS, in connection with the Acquisition, Seller desires to sell, or cause to be sold, to Purchaser, and Purchaser desires to purchase the Properties, together with certain other assets, rights and interests hereinafter more specifically described, all upon and subject to the terms and conditions hereinafter set forth; and

WHEREAS, Seller desires for LTF or any direct or indirect subsidiary or combination of subsidiaries designated by Seller (in such capacity, individually or collectively, as the context requires, “Tenant”) to enter into the Leases (as hereinafter defined) with Purchaser or an affiliate or affiliates of Purchaser designated by Purchaser subject to the terms hereof, including, without limitation, Section 18.2 hereof (Purchaser or any such entity or entities, in such capacity, individually or collectively, as the context requires, “Landlord”), and Landlord desires to enter into the Leases with Tenant, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto do hereby covenant and agree as follows:

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1.PURCHASE AND SALE; LEASE.

1.1Seller agrees to sell, or cause to be sold, to Purchaser, and Purchaser agrees to purchase from Seller or on Seller’s behalf, upon the terms and conditions hereinafter set forth, the Properties, including the following assets, rights and other interests related thereto (the Properties, together with such assets, rights and other interests being collectively referred to herein as the “Assets”):

A.The Properties and Owners’ right, title and interest in all easements, licenses, rights of way, permits and warranties (specifically including any roof warranties) (except as set forth in Section 1.3(B)) and other tenements, hereditaments, mineral, water and irrigation rights, and appurtenances thereto, if any, and all renewal options, purchase options, rights of first refusal and expansion rights relating thereto, if any (including Owners’ rights in and to public streets, whether or not vacated, if any and to the extent assignable).

B.All assignable reciprocal easement agreements and operating agreements affecting the Properties and running to or in favor of Owners or the Properties, if any (the “Property Agreements”).

1.2Notwithstanding the foregoing, no later than May 26, 2015, Seller shall have the right to restructure the Transaction (as defined below), in whole or in part, as a transfer to Purchaser of the ownership of the equity, partnership or membership interest in any entity or entities that directly owns any Property or Properties (any such a transfer, an “Entity Purchase”), and the parties hereto agree to execute any amendments to this Agreement or a new purchase agreement in substantially the same form as this Agreement, and other documentation reasonably requested by Seller or Purchaser to effectuate the same.  Each of Purchaser and Seller hereby agrees to cooperate in good faith with the other, and to execute and deliver such further documents and perform such other acts as may be reasonably necessary or appropriate to consummate and carry into effect the Transaction in substantially the same form as contemplated by this Agreement in an asset sale but providing for a direct equity, partnership or membership transfer of any such entity or entities, rather than a transfer of any individual Property or Properties to Purchaser.  Notwithstanding anything in this paragraph to the contrary, if Seller notifies Purchaser of its intention to restructure the Transaction as an Entity Purchase, Purchaser may, by notifying Seller in writing within one (1) Business Day of receipt of Seller’s notice of such intention, opt to proceed with the Transaction as an asset transfer as originally contemplated by this Agreement, in which event Purchaser agrees that it shall pay 50% of any and all Transfer Taxes (as defined below) in connection therewith.  Seller shall cause LTF to provide Purchaser with an indemnity on the Closing Date in form and substance reasonably acceptable to Purchaser and Seller concerning any pre-existing liabilities to which Purchaser is exposed solely as a result of the restructuring of the Transaction as an Entity Purchase rather than as a sale of assets.

1.3Notwithstanding anything contained in this Agreement to the contrary, the following are expressly excluded from the transactions contemplated by this Agreement (collectively, the “Transaction”) and are not part of the Assets being transferred hereunder:

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A.All furniture, trade fixtures, branded items and equipment located on the Properties.

B.All operating permits and licenses, including without limitation, liquor and similar licenses, related to the Properties or the operation of the Properties.

C.All trade names, trademarks, trade dress, copyrights, patents, trade secrets, Life Time Fitness brands and other intellectual property owned by or associated with Life Time Fitness.

1.4On the Closing Date (as defined below), Tenant and Landlord shall enter into leases with respect to the Properties, substantially in the form attached hereto as (i) Exhibit “A-1” with respect to the individual leases for the Properties identified on Schedule 1 as individual lease properties and (ii) Exhibit “A-2” with respect to the master leases for the Properties identified on Schedule 1 as master lease properties (each a “Lease” and, collectively, the “Leases”).”

1.4.1If, following consultation with any nationally recognized accounting firm, Seller reasonably believes that any Property’s or Properties’ Individual Value (as defined below) must be reduced or increased in order for the applicable Lease to qualify for operating lease treatment, then Seller shall have the right to notify Purchaser of same and such Property’s or Properties’ Individual Value shall be so reduced or increased and the Annual Rent (as defined in the Lease) associated with such Property or Properties shall be reduced or increased, as applicable, to an amount equal to the product of (x) such reduced or increased, as applicable, Individual Value of such Property or Properties multiplied by (y) 6.50%.  Notwithstanding the above, it is understood and agreed by the parties that in all cases the Aggregate Value shall equal the Purchase Price.  In addition, if, following consultation with any nationally recognized accounting firm, Seller reasonably believes that any other modifications to the Leases are required in order for the Leases to qualify for operating lease treatment, then such modifications shall be effected so long as such modifications to the Leases do not materially and adversely affect Landlord’s obligations, rights, or remedies under the Leases.  “Individual Value” as used herein means any respective individual value stated in the column entitled “Purchase Price” for a Property on Schedule I.  The term “Aggregate Value” as used herein means the value determined by adding together all the Individual Values for the Properties.

1.4.2On the Closing Date, Purchaser shall cause Landlord and Seller shall cause Tenant to execute and deliver to each other a memorandum of lease prepared by Seller (each, a “Memorandum of Lease”) with respect to each Lease that satisfies jurisdictional requirements and is in form acceptable for recording in each applicable jurisdiction, which shall be recorded in the applicable jurisdictions as Tenant or Landlord may elect.

1.4.3Before the Escrow Closing Date, the parties shall insert in each Lease (i) the definition of “Annual Rent” (based upon the respective amounts set forth in the column entitled “Annual Rent” on Schedule I for the Properties, which Annual Rent was based on a 6.50% capitalization rate), (ii) Schedules 1.2.1 (with respect to the individual Leases only) and 1.2.2 to each Lease and (iii) the applicable date of the Rent Reset Date (as defined

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in the Lease) (with respect to individual leases) or the applicable rent reset date as designated on Schedule 5.3 to the Leases (with respect to the master leases).

1.4.4To the extent that Tenant under a Lease is not LTF, LTF shall execute and deliver to Landlord a guaranty of such Tenant’s obligations under such Lease in the form attached hereto as Exhibit “H” (the “Guaranty”).

1.5Each party will take such company, partnership, corporate and other actions as are necessary and appropriate to cause the Transaction to be duly consummated on the Closing Date.  Each party also shall cause its partners, members, shareholders, officers, directors, and/or agents and consultants and counsel to cooperate reasonably with the other party in connection with the Transaction.

1.6Notwithstanding anything to the contrary contained in this Agreement, Seller may terminate this Agreement if Seller has determined, in its reasonable discretion in consultation with any one or more nationally recognized accounting firms, that the Leases shall not be treated for accounting purposes as operating leases (rather than a financing or capital lease transaction), by providing notice to Purchaser of such termination in accordance with this Section 1.6 no later than one Business Day before the Closing Escrow Date (as defined below).  If this Agreement terminates pursuant to this Section 1.6, (a) neither party hereto shall have any further rights or obligations owing to the other party except with respect to any provisions expressly stated to survive the termination of this Agreement and (b) Escrowee shall return to Purchaser the Deposit.

2.PURCHASE PRICE AND DEPOSIT.  The purchase price (as the same may be adjusted pursuant to this Agreement, the “Purchase Price”) for the Assets shall be $300,500,000.00 (with such Purchase Price being allocated to each Property based on the Individual Values) and Purchaser shall pay or shall cause to be paid the Purchase Price as follows:

2.1No later than 5:00 p.m. (New York City time) on the Diligence Cut-Off Date (as defined below), Purchaser shall deposit, or cause to be deposited, with Fidelity National Title Insurance Company, as Escrowee (in such capacity, “Escrowee”), the sum of Fifteen Million Dollars ($15,000,000) (together with all accrued interest thereon, the “Deposit”), by wire transfer of immediately available federal funds pursuant to wiring instructions provided by Escrowee, to be held by Escrowee pursuant to Exhibit “B”.  If Purchaser shall fail to deposit, or fail to cause to be deposited, the Deposit in accordance with the foregoing by 5:00 p.m. (New York City time) on the Diligence Cut-Off Date, then Seller may, in its sole discretion, terminate this Agreement and seek liquidated damages pursuant to Section 5.1 from Purchaser, whereupon neither party shall have any further rights, obligations or liability to the other hereunder, except for liability of Purchaser under Section 5.1 which expressly survives the termination of this Agreement and any other liability which expressly survives termination of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Purchaser have the right to cure a default to deposit the Deposit in accordance with this Section 2.1.  At Closing, subject to the procedures set forth in Article 8, Escrowee shall deliver the Deposit to Seller for application toward the Purchase Price.  In the event that this Agreement is terminated in accordance with its terms, including, without limitation, a termination in accordance with Section 7.4, the Deposit shall be paid to the party hereto entitled to receive the Deposit in accordance with the terms of this Agreement.  Each of Purchaser and Seller will provide to Escrowee an IRS Form W-9 for the

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reporting of any such interest income.  The Deposit shall be non-refundable to Purchaser in any and all events and shall be deemed fully earned by Seller upon delivery thereof to Escrowee in consideration for Seller’s agreement to enter into this Agreement, except as otherwise expressly set forth herein.  The provisions of this Section 2.1 shall survive any termination of this Agreement.

2.2Purchaser shall have the right, at its option during the term of this Agreement, to substitute one or more letters of credit for all or any portion of the Deposit.  The letter(s) of credit shall be drawn on JP Morgan Chase or any other financial institution reasonably acceptable to Seller and shall name Escrowee as beneficiary.  The letter(s) of credit shall be in form and substance reasonably satisfactory to Purchaser and Seller and shall not impose any conditions to the drawing thereof other than a certificate from the Escrowee that Escrowee is entitled to draw upon the letter of credit pursuant to the terms of this Agreement.  If any letter(s) of credit does not have an expiration date of later than October 6, 2015, then Purchaser shall renew or extend such letter(s) of credit at least fifteen (15) days prior to the expiration thereof.  If Purchaser fails to deliver proper renewals or extension documentation prior to the deadline for same, then Escrowee shall draw upon the letter(s) of credit which has not been timely renewed or extended and hold the proceeds thereof as a portion of the Deposit under this Agreement.  In such event, Purchaser may, at its option, again replace any portion of the cash Deposit with a letter of credit satisfying the requirements of this Agreement.  Subject to Section 8.4, the letter(s) of credit shall be held by Escrowee and disbursed (i.e., drawn with funds being paid to Seller in accordance with the terms hereof or if the Deposit is due to be paid to Purchaser, returned to Purchaser) in the same fashion as the Deposit under this Agreement.  Except as otherwise provided in this Agreement, the letter(s) of credit shall not be drawn upon by Escrowee until the Escrowee is otherwise authorized to deliver the Deposit to Seller pursuant to this Agreement; provided, however, that notwithstanding any notice requirements in this Agreement, Escrowee shall be entitled to draw upon any expiring letter(s) of credit which is not timely renewed or extended pursuant to the terms of this Section, in which event Escrowee will hold and disburse the proceeds thereof in the manner set forth in this Agreement with respect to the Deposit.

2.3The Deposit shall be applied to the Purchase Price and Purchaser shall pay, or shall cause to be paid, the balance of the Purchase Price (the “Closing Payment”), to Seller on the Closing Date, which Closing Payment shall be deposited into Escrow on the Escrow Closing Date in accordance with the provisions of Article 8.

3.TITLE.

3.1Fee simple title to the Properties shall be conveyed to Purchaser subject only to the Permitted Exceptions (hereinafter defined).  Conveyance to Purchaser of title to the Properties shall be by delivery of an executed special or limited warranty deed as to each Property, or the local jurisdiction equivalent, substantially in the form of Exhibit “C” attached hereto (each, a “Deed,” and collectively, the “Deeds”), with such reasonable changes to such form as may be reasonably necessary to permit the Deeds to be recorded in the applicable recording office for real estate records which is applicable to the Properties or as may be reasonably necessary to conform the Deeds to any other requirements with respect to the form of special or limited warranty deed without covenants imposed by the laws of the state in which the Properties are located.  In advance of Closing, Seller shall have taken all necessary and customary actions to arrange with the Fidelity National Title Insurance Company and/or Chicago Title Insurance Company (as applicable in the

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jurisdiction where each Property is located, the “Title Company”), to issue and deliver to Purchaser one or more ALTA extended coverage owner’s title insurance policies insuring title to each Property subject only to the Permitted Exceptions, in an amount not more than the Individual Value allocated to such Property, which Title Policies shall include any so-called “vendor policy” or coverage insuring the gap between the Closing Escrow Date (as defined below) and the date of recording of the Deeds, together with the following endorsements, to the extent available in the applicable jurisdiction for owner’s policies of title insurance for properties of this type, on matters relating to zoning, forced removal of encroachments, subdivision compliance, comprehensive, public road access, survey, contiguity (if applicable) and single tax parcel (if applicable) (each, a “Title Policy”  and collectively, the “Title Policies”).  The form of the Title Policies to be issued at Closing shall be in the form of the marked-up title commitments or pro forma policies which shall be delivered to Seller on or before the Effective Date and attached hereto as Exhibit “I”, subject to Section 7.5 (the “Marked Commitments”).

3.2Conveyance to Purchaser of title to the Property Agreements shall be by delivery of an assignment executed by Seller substantially in the form of Exhibit “D” attached hereto, which document shall also be executed by Purchaser in order to provide for the assumption by Purchaser of the obligations under the Property Agreements assigned thereunder, arising from and after the Closing Date (the “Assignment and Assumption of Property Agreements”).

3.3Notwithstanding anything contained herein, the term “Permitted Exceptions” means any of the following (all solely to the extent first raised by the Title Company from and after the date of the Title Commitment):  (1) liens or other encumbrances arising under or with respect to taxes, water frontage and meter charges, sewer rents, vault taxes, other assessments or other charges by governmental entities not yet due and payable as of the Closing Date or that are being contested in good faith and by appropriate proceedings but only to the extent the Title Policy insures over all such contested items; (2) easements, rights-of-way, covenants, restrictions, conditions, and other similar encumbrances incurred or suffered in the ordinary course of business, provided that the same do not materially and adversely impair the use or value of the assets subject thereto and provided further that the same would be acceptable to a reasonably prudent purchaser in a sale-leaseback transaction of this type involving a property of a similar size, nature, use, and location as the applicable Property; (3) all applicable zoning, building, environmental and other laws, restrictions, regulations and ordinances, provided that the same do not materially and adversely impair the use or value of the assets subject thereto and provided further that the same would be acceptable to a reasonably prudent purchaser in a sale-leaseback transaction of this type involving a property of a similar size, nature, use, and location as the applicable Property; (4) encroachments, if any, on any street or highway, provided that the Title Company has provided affirmative coverage with respect to same; (5) the state of facts that are shown on the surveys described on Schedule II attached hereto, or from a personal inspection of the Properties, provided such facts would not materially impair the use of the Properties for its existing use and purpose nor materially and adversely affect the value of the Properties and provided further that such facts would be acceptable to a reasonably prudent purchaser in a sale-leaseback transaction of this type involving a property of a similar size, nature, use and location as the applicable Property; (6) liens, claims, encumbrances, security interests, title exceptions or imperfections of title caused by or resulting from the acts of Purchaser or any of its affiliates, employees, officers, directors, agents, contractors, invitees or licensees; (7) judgments, bankruptcies or other returns against other persons or entities having names the same as or similar to that of Seller, provided Seller, on request,

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delivers Purchaser a certificate certifying that such judgments, bankruptcies or other returns are not against Seller; (8) all notes and/or notices of violations of law or municipal ordinances, orders or requirements noted in or issued by any state or municipal department have jurisdiction, against or affecting the Properties, provided Seller pays at or prior to Closing any fines, penalties or judgments that have been reduced to a liquidated sum; (9) all matters waived or deemed waived by Purchaser in accordance with the terms of this Agreement; (10) such other items that do not materially and adversely impair the use or value of the assets subject thereto, provided that the same would be acceptable to a reasonably prudent purchaser in a sale-leaseback transaction of this type involving a property of a similar size, nature, use, and location as the applicable Property; and (11) any matters, encumbrances, instruments or exceptions which Seller causes the Title Company to insure over on a Title Policy issued by the Title Company to Purchaser at Closing, subject to Purchaser’s reasonable approval thereof.  In addition, Permitted Exceptions includes (a) anything shown on the Marked Commitments and (b) that certain Declaration of Reciprocal Parking and Access Easement in the form attached hereto as Exhibit J to be recorded against the Property commonly referred to as Centennial on Schedule I prior to the Closing Date.  Notwithstanding anything contained herein to the contrary, in no event shall Permitted Exceptions include any title exceptions raised by the Title Company on or after the Closing Escrow Date except for matters caused by or resulting from the acts of Purchaser or any of its affiliates, employees, officers, directors, agents, contractors, invitees or licensees.

4.ASSUMPTION OF LIABILITIES

4.1.  Subject to the terms and conditions set forth in this Agreement and the Leases (including, without limitation, Tenant’s obligations under the Leases), effective as of the Closing, Purchaser shall assume, pay and discharge all claims, liabilities or obligations of any kind, fixed or contingent, known or unknown, relating to or arising in connection with the ownership of the Properties, to the extent such claims, liabilities and obligations first  accrue during, or are attributable to, the period from and after 12:01 a.m. on the Closing Date.  Subject to the terms and conditions set forth in this Agreement and the Leases, Purchaser will fully and promptly perform all of the obligations of Seller expressly assumed by Purchaser pursuant to this Agreement accruing and attributable to the period from and after 12:01 a.m. on the Closing Date.

5.DEFAULT.

5.1If either party breaches any of its obligations or representations hereunder beyond the expiration of any applicable notice or cure period, the non-defaulting party may seek damages from the defaulting party on account of such breach, provided, however, that if (x) Purchaser is the defaulting party, then Purchaser’s liability for such damages shall not exceed $15,000,000 individually or in the aggregate on account thereof, or (y) Seller is the defaulting party, then Seller’s liability for such damages shall not exceed $7,500,000 individually or in the aggregate on account thereof.  Purchaser hereby acknowledges and agrees that in the event of such a default by Purchaser, the Deposit shall be applied to payment of the damages owed to Seller as described above.  Escrowee shall promptly return to Purchaser any remaining amount of the Deposit after such payment to Seller.  Notwithstanding anything to the contrary in this Agreement, no party shall have any liability to the other party for a default hereunder, if (1) the other party is in material breach of its obligations under this Agreement for which prior notice has been delivered beyond the expiration of any applicable notice or cure period hereunder, or (2) the Acquisition does not close.  EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY

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WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO SEEK PUNITIVE OR EXEMPLARY DAMAGES (BUT NOT SPECULATIVE OR COMPENSATORY DAMAGES, WHICH EITHER PARTY MAY SEEK SUBJECT TO THE LIMITATION ON LIABILITY SET FORTH IN THE IMMEDIATELY PRECEDING PROVISIONS) FROM THE DEFAULTING PARTY OR ITS SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY SUCH PARTY AGAINST THE DEFAULTING PARTY OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO, EXCEPT TO THE EXTENT ASSERTED BY A THIRD PARTY AGAINST SUCH PARTY.  THE FOREGOING WAIVER BY THE PARTIES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

5.2Notwithstanding anything in the immediately preceding paragraph to the contrary, if Purchaser commits a Material Default (as defined below), Purchaser shall pay to Seller liquidated damages on account of such Material Default in an amount equal to $30,000,000.  If Seller commits a Material Default, then Seller shall pay liquidated damages to Purchaser on account of such Material Default in an amount equal to $15,000,000; provided, however, if the Acquisition closes, in lieu of such payment, Purchaser, at its election to be made within five (5) days following such Material Default by Seller shall have the right and option to seek specific performance by Seller of its obligations hereunder.  Purchaser hereby acknowledges and agrees that the Deposit shall be applied to payment of such liquidated damages to Seller.  The parties agree that the damages that EITHER will sustain as a result of A MATERIAL default BY THE OTHER will be substantial, but would be difficult, if not impossible, to quantify, and therefore, the parties agree that EACH AMOUNT SET FORTH IN THIS PARAGRAPH is an appropriate amount of liquidated damages and an appropriate measure of relief FOR A MATERIAL default.  SUCH LIQUIDATED AND AGREED DAMAGES AND RELIEF ARE NOT INTENDED AS A FORFEITURE OR A PENALTY WITHIN THE MEANING OF APPLICABLE LAW.  Upon a default beyond the expiration of any applicable notice or cure period or a Material Default by either party, the non-defaulting party shall have the right to terminate this Agreement, and, upon such termination, neither party hereto shall have any further rights or obligations owing to the other party except for the payment of any applicable damages, and except with respect to any provisions expressly stated to survive the termination of this Agreement.  The term “Material Default” as used in this Agreement means a party’s failure to close the Transaction in accordance with the terms of this Agreement, including, without limitation, failure to comply with the provisions of Section 6.2.1(A) or Section 8.2 (subject to the cure periods set forth in Sections 8.2 and 8.3), or the failure of Seller to cure Mandatory Cure Items (as defined below) when (a) the other party is not in material breach of this Agreement for which prior notice has been delivered and (b) such other party is ready, willing and able to close the Transaction in accordance with this Agreement assuming the conditions to Closing for which the failing party is responsible had been satisfied or waived.

6.CONDITIONS PRECEDENT TO CLOSING.

6.1Purchaser’s obligation to close hereunder is subject to the following conditions precedent’s being satisfied or waived by Purchaser:

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6.1.1Seller shall have deposited with Escrowee:

A.One (1) original of the Deeds duly executed and acknowledged by or on behalf of the applicable grantor;

B.Four (4) original counterparts of the Assignment and Assumption of Property Agreements, with respect to each Property where applicable, duly executed and acknowledged by or on behalf of the applicable grantor;

C.Four (4) original counterparts of each Lease and the Memorandum of Lease, duly executed and acknowledged by or on behalf of Tenant,

D.If a Guaranty is required in accordance with Section 1.4 under a Lease, four (4) originals of the Guaranty duly executed and acknowledged by LTF for each such Lease;

E.Four (4) original counterparts of the closing statement duly executed by Seller;

F.Irrevocable commitments from the Title Company dated as of the Closing Escrow Date to issue the Title Policies in the form of the Marked Commitments;

G.A certificate in the form of Exhibit “E” attached hereto that certifies that as of the Closing Date (1) all of Seller’s Warranties (as defined in Section 9.2) are true and correct in all material respects as of the Closing Date, (2) no Company Material Adverse Effect (as defined in the Merger Agreement) shall have occurred, (3) Seller is not in material breach or material default of any of its obligations under this Agreement after the expiration of any applicable notice or cure periods with respect thereto, (4) Seller  has contributed to LTF equity greater than $1,000,000,000 (inclusive of rollover equity) on the Closing Date and (5) Tenant’s representations and warranties set forth in the Leases are true and correct in all material respects;

H.A certificate of insurance evidencing Tenant’s material compliance with the Leases’ insurance requirements, or, if Tenant has elected to self-insure, a certificate in the form of Exhibit “F” attached hereto;

I.A certificate of non-foreign status, substantially in the form set forth in Treasury Regulation Section 1.1445-2(b)(2)(iv)(B), to the effect that each grantor is not a “foreign person” as determined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended;

J.All applicable state, county and municipal transfer declarations and any other required governmental certificates in connection therewith, in each case, required to be executed by Seller or Tenant;

K.All REA Estoppel Certificates (as hereinafter defined) to the extent obtained by Seller;

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L.Four (4) original counterparts of the Assignment and Assumption of Centennial Indemnity Agreement with respect to that certain Environmental Covenant and Indemnity Agreement dated as of January 14, 2000 (the “Assignment and Assumption of Indemnity Agreement”), in form and substance reasonably acceptable to Purchaser and Seller, duly executed and acknowledged by and on behalf of LTF Real Estate Company, Inc.

6.1.2No material adverse change in the condition of any Property shall have occurred prior to the Closing Escrow Date; provided that this condition precedent shall be deemed satisfied if such material adverse change shall be capable of being cured by Tenant in accordance with its obligations under the Leases within twelve (12) months following the Closing Date, and if this condition precedent is not deemed satisfied, it will only apply to the applicable Property to which such material adverse change has occurred and such Property will be considered a Rejected Property.

6.1.3Purchaser shall have received filed Articles of Merger (as defined in the Merger Agreement) from the Secretary of State of the State of Minnesota evidencing the consummation of the Acquisition.

6.1.4LTF shall be the direct, or indirect, owner or lessee, as applicable, of substantially all fitness centers owned or leased by LTF or any subsidiary thereof as of the Effective Date.

6.2Seller’s obligation to close hereunder is subject to the following conditions precedent’s being satisfied or waived by Seller:

6.2.1Purchaser shall have deposited with Escrowee:

A.The Closing Payment;

B.A certificate in the form of Exhibit “G” attached hereto that certifies that as of the Closing Date (1) all of Purchaser’s Warranties (as defined in Section 9.4) are true and correct in all material respects as of the Closing Date, (2) with respect to any other material obligations under this Agreement other than those relating to the deposit set forth in Section 6.2.1, as to which deposit no notice or cure period shall apply except as expressly set forth in Section 8.3, Purchaser is not in material breach or material default of any of such obligations under this Agreement after the expiration of any applicable notice or cure periods with respect thereto, and (3) Landlord’s representations and warranties set forth in the Leases are true and correct in all material respects;

C.Four (4) original counterparts of the Assignment and Assumption of Property Agreements, with respect to each Property where applicable, duly executed and acknowledged by or on behalf of the applicable Purchaser;

D.Four (4) original counterparts of each of the Leases, duly executed and acknowledged by or on behalf of Landlord;

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E.Four (4) original counterparts of each Memorandum of Lease, duly executed by Landlord;

F.Four (4) originals counterparts of the executed closing statement duly executed by Purchaser;

G.All applicable state, county and municipal transfer declarations and any other required governmental certificates in connection therewith in each case, required to be executed by Purchaser or Landlord;

H.Four (4) original counterparts of the Assignment and Assumption of Indemnity Agreement, in form and substance reasonably acceptable to Purchaser and Seller, duly executed and acknowledged by and on behalf of GPT ML Owner 2 LLC; and

I.The Excise Tax Credit Amount (as defined below).

6.2.2Seller shall have received filed Articles of Merger from the Secretary of State of the State of Minnesota evidencing the consummation of the Acquisition.

If the conditions set forth in Section 6.1 are not satisfied by the Outside Closing Date for any reason other than a default of Purchaser under Section 8.3 beyond the expiration of any applicable cure period under Section 8.3, then Purchaser may: (i) terminate this Agreement and promptly receive a refund of any monies that it placed in escrow hereunder, including the return of any letter(s) of credit or any Deposit, and the return of the Closing Payment and the Excise Tax Credit Amount, plus any interest earned thereon; and/or (ii) Purchaser may exercise its rights and remedies pursuant to Section 5 of this Agreement to the extent applicable.

7.DUE DILIGENCE.

7.1Purchaser shall have the right during normal business hours, and upon at least twenty-four (24) hours’ prior written notice to Seller, to enter upon any Property for the purpose of non-invasive examining, inspecting, or investigating the Properties, and Purchaser acknowledges and agrees that, at the option of Seller, Purchaser’s representatives shall be accompanied by representatives of LTF at all times.  Other than Bahram Akradi, Chairman, Chief Executive Officer and President of LTF, Eric Buss, Chief Financial Officer of LTF, John Heller, Vice President of Finance of LTF and Kari Broyles, Senior Associate General Counsel of LTF, in no event shall either Purchaser or its representatives communicate with the management, personnel, or employees of LTF or its affiliates or subsidiaries with respect to this Transaction or any Property without Seller’s prior written consent, which consent may be withheld in Seller’s sole and absolute discretion.

7.2Seller has delivered (or made available by means of an electronic data-room(s)) to Purchaser with respect to each Property the following items (collectively, the “Diligence Items”), in each case from companies engaged by Seller and any follow-up items received by Seller before Closing from such diligence providers in connection therewith, in each case, certified to Purchaser (or together with reliance letters permitting Purchaser to rely thereon):  (a) a commitment (each a “Title Commitment” and collectively, the “Title Commitments”) for a Title Policy (as defined in Section 6.1.3) issued by the Title Company; (b) an updated ALTA “as built” survey of each

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Property; (c) a Phase I environmental site assessment dated within six (6) months of the date of Closing, prepared by a licensed environmental consulting firm in accordance with the requirements of ASTM E 1527-13; (d) a property condition report or assessment (inclusive of a roof report if the roof to the improvements on such Property was installed more than 5 years before the Effective Date); and (e) a zoning report; and (f) current UCC, judgment, litigation, tax lien and bankruptcy search on each Owner.  Purchaser approves without limitation the following vendors: the Title Company (Title Commitments); First American Commercial Due Diligence Services (surveys and zoning reports); EMG Corp. (Phase I assessments); and IVI International, Inc. (property condition reports/assessments).  Purchaser acknowledges that it has received the Diligence Items with respect to all Properties.

7.3Property Objections.  The Properties subject to the Transaction are the Properties listed on Schedule I, unless any of such Properties are omitted, which Property omissions may occur only in strict accordance with all of the following provisions or the provisions of Section 6.1.2,  7.5,  9.2 or 11.2:

7.3.1Purchaser may request by notice (any one, a “Property Objection Notice”) to Seller that Seller omit a Property listed on Schedule I (any such request to omit, a “Property Objection,” and any such Property so requested to be omitted, a “Rejected Property”), if any Diligence Item reveals that such Rejected Property contains a material adverse condition that a reasonably prudent Purchaser would not accept in a transaction of this type involving a property of a similar size, nature, use, and location as the Rejected Property, provided that none of the following shall justify a Property Objection:  (a) the Permitted Exceptions; (b) the receipt by Purchaser of any appraised values with respect to the Properties or (c) any condition that is capable of being cured by Seller (and which Seller agrees to cure or to cause Tenant to cure at or within a reasonably practicable period of time after Closing) or insured over by the Title Company.  If Purchaser delivers a Property Objection Notice, such Property Objection Notice shall include a reasonably detailed description of the Property Objection giving rise to such Property Objection Notice.

7.3.2Purchaser shall be conclusively deemed to have elected to purchase all of the Properties in accordance with the terms and conditions of this Agreement, if, by 5:00 p.m. (New York City time) on May 22, 2015 (the “Diligence Cut-Off Date”), Purchaser has failed to make a Property Objection with respect to a Property.

7.3.3If Purchaser timely delivers a Property Objection Notice as provided above, and except as otherwise provided in Sections 7.3.4 and 7.4 hereof, any such Rejected Property shall be excluded from the Transaction

7.3.4Following Purchaser’s exercise of a Property Objection, the Properties subject to the Transaction will then be the Properties listed on Schedule I, after having omitted any Rejected Properties, and the Purchase Price will be adjusted so that the Purchase Price will equal the Aggregate Value for such adjusted group of Properties.

7.4Notwithstanding anything in this Agreement to the contrary, Seller may in its sole and absolute discretion terminate this Agreement if Purchaser makes a Property Objection in accordance with this Agreement with respect to more than one (1) Property, in which event neither

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party shall have any obligation or liability owing to the other hereunder except with respect to the provisions hereof that are expressly stated to survive the termination hereof.

7.5If at any time prior to the Closing Escrow Date, the Title Company revises any Marked Commitment to add or modify exceptions (except for the existence of any Permitted Exceptions) (the “Supplemental Exceptions”), then Purchaser shall give notice to Seller (“Supplemental Objection Notice”) within two (2) Business Days of receiving the revised Title Commitment from the Title Company if it objects to any such Supplemental Exceptions. Seller shall promptly cause any Supplemental Exceptions that were caused by, through, or under Seller or an affiliate of Seller to be removed from title or, subject to Purchaser’s consent, not to be unreasonably withheld, insured over by the Title Company at or before Closing (“Mandatory Cure Items”).  Notwithstanding anything to the contrary contained herein, but without limiting Seller’s obligation to cure (or have insured over) Mandatory Cure Items as set forth above, if Seller is unable or unwilling to remove any Supplemental Exception from title or to cause the Title Company to insure over such Supplemental Exception on the applicable Title Policy (subject to Purchaser’s consent not to be unreasonably withheld), then Seller shall not be in default under this Agreement, and Purchaser shall, within one (1) Business Day of receipt of notice from Seller that Seller is unable or unwilling to remove such Supplemental Exception from title or to cause the Title Company to insure over such Supplemental Exception on the applicable Title Policy, as its sole right and remedy in such event, elect to do one of the following:  (a) exclude any such Property from the Transaction by giving a Property Objection Notice to Seller with respect to such Property, or (b) deem such Supplemental Exceptions to be Permitted Exceptions and consummate the Closing without a reduction in the Purchase Price on account of such Supplemental Exception.  If subsection (a) from the immediately preceding sentence applies, and at least one (1) Property was already excluded from the Transaction in accordance with Section 7.3 of this Agreement, then the provisions of Section 7.4 shall apply.

7.6Purchaser agrees to indemnify, protect, defend and hold Seller, LTF and each of their respective affiliates, partners, trustees, beneficiaries, directors, shareholders, members, managers, officers, employees, advisors and other agents (collectively, the “Indemnified Parties”) harmless from and against any and all liabilities, claims, losses, damages, costs and expense (including, without limitation reasonable attorneys’ fees and court costs and litigation expenses) (“Losses”) suffered or incurred by any of the Indemnified Parties as a result of or in connection with any activities of Purchaser (including activities of any of Purchaser’s employees, consultants, contractors or other agents) on, at or relating to the Properties, including, without limitation, mechanics’ liens, damage to any Property, injury to persons or property resulting from such activities in connection therewith, unless caused by the willful or grossly negligent act or omission of Seller.  In no event is Purchaser responsible to any Indemnified Party pursuant to this section (or otherwise) as a result of the mere discovery (and not the exacerbation thereof) of a condition at a Property.  In the event that any Property is damaged in any way as a result of such activities, Purchaser shall, at its sole cost and expense, promptly restore such Property to its condition existing prior to the commencement of such activities which damaged such Property. Furthermore, Purchaser agrees to cause any of its representatives or agents that are given access to any Property in accordance with the terms of Section 7.1 hereof to maintain and have in effect commercial general liability insurance (i) with limits of not less than Three Million and 00/100 Dollars ($3,000,000) per occurrence for personal injury, including bodily injury and death, and property damage, (ii) which names Seller and LTF as additional insureds or loss payees, as applicable, and

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(iii) which provides for a waiver of subrogation.  Upon request of Seller, Purchaser shall deliver or cause to be delivered to Seller a copy of the certificate or certificates of insurance effectuating the insurance required hereunder prior to the commencement of such activities which certificate or certificates shall provide that such insurance shall not be terminated or modified without at least ten (10) days’ prior written notice to Seller. The foregoing provision shall survive the termination of this Agreement and shall also survive Closing and shall not be merged into any documents, executed or delivered at Closing.

7.7Purchaser acknowledges and agrees that it shall have no right to review or inspect any of the following: (i) internal memoranda, internal correspondence, internal analyses, internal documents, or internal reports prepared by or for Seller or affiliates of Seller in connection with (A) this Agreement, (B) the Transaction, (C) the acquisition of the Assets by Seller, (D) any prior or current contemplated reorganization of Seller, LTF or any of their respective affiliates, or (E) otherwise; (ii) communications between Seller, LTF and any of their respective affiliates; or (iii) appraisals, assessments or other valuations of the Assets in the possession of Seller, LTF or any of their respective affiliates.

8.CLOSING; CLOSING DOCUMENTS.

8.1The consummation of the Transaction (“Closing”) shall take place by means of a tri-party escrow (the “Closing Escrow”), in accordance with this Article 8.  The Closing Escrow shall be established with Escrowee, pursuant to an escrow agreement (the “Escrow Agreement”), the terms of which shall be mutually satisfactory to the parties thereto and consistent with the applicable provisions hereof.  The Closing shall take place on the date upon which the closing of the Acquisition occurs, contemporaneously therewith, but in no event later than October 6, 2015, the “Outside Closing Date”).  As used herein, the term “Closing Date” shall mean the day of the Closing, as determined in accordance with the immediately preceding sentence.  Seller shall give Purchaser not less than three (3) Business Days’ prior notice of the Closing Date.  Seller, Purchaser, and Escrowee shall each execute and deliver to each other the Escrow Agreement no later than 5:00 p.m. (New York City time) on the Business Day that is the third (3rd) Business Day (such date, the “Closing Escrow Date”) after Seller has given Purchaser and Escrowee notice to do so, provided that Seller shall not give such notice earlier than eight (8) Business Days prior to the Closing Date.  For the avoidance of doubt, Seller and Purchaser agree that all material documents, the Closing Payment and the Excise Tax Credit Amount shall be deposited with Escrowee upon execution and delivery of the Escrow Agreement.  The Closing shall be a so-called "New York style" closing in which Seller shall arrange for the Title Policies to be delivered to Purchaser at Closing even though the Deeds have not yet been recorded.  Rent under the Leases shall commence as of 12:01 am (New York City time) on the Closing Date.

8.2No later than 5:00 p.m. (New York City time) on the Closing Escrow Date, Seller shall deposit into the Closing Escrow the items set forth in Section 6.1.1, provided however, that if Seller does not deposit into the Closing Escrow all or any of such items on the Closing Escrow Date, Seller shall have until 5:00 p.m. (New York City time) on the Business Day next following the Closing Escrow Date to deposit into the Closing Escrow such items.  Notwithstanding anything to the contrary contained in this Agreement, in no event shall Seller have the right to cure any default under this Section 8.2 beyond the time period expressly set forth in this Section 8.2.

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8.3No later than 5:00 p.m. (New York City time) on the Closing Escrow Date, Purchaser shall deposit into the Closing Escrow the items and amounts set forth in Section 6.2.1, provided however, that if Purchaser does not deposit into the Closing Escrow all or any of such items or amounts on the Closing Escrow Date, Purchaser shall have until 5:00 p.m. (New York City time) on the Business Day next following the Closing Escrow Date to deposit into the Closing Escrow such items or amounts, as the case may be.  Notwithstanding anything to the contrary contained in this Agreement, in no event shall Purchaser have the right to cure any default under this Section 8.3 beyond the time period expressly set forth in this Section 8.3.

8.4On the Closing Date, subject to the provisions of Section 6 but automatically and irrevocably upon compliance with or waiver of the provisions of Section 6,  (A) Escrowee shall wire transfer the Deposit, the Closing Payment and the Excise Tax Credit Amount (subject to adjustment in accordance with the closing statement executed and delivered by each of the parties in accordance with Section 6) in immediately available federal funds to Seller or at Seller’s direction, (B) the Deeds shall be dated the Closing Date and delivered to Purchaser and sent to the applicable recording offices for recordation, (C) the executed counterparts of the Leases shall be dated and joined so as to produce the fully executed Leases and shall be delivered to each party thereto, (D) the executed Memoranda of Lease counterparts shall be dated and joined so as to produce the fully executed Memoranda of Lease and shall be delivered to each party thereto and sent to the applicable recording offices for recordation, and (E) the Title Policies shall be delivered to Purchaser.  If Purchaser substituted the Deposit with one or more letters of credit in accordance with Section 2.1, and Escrowee has not previously drawn upon such letter(s) of credit in accordance with the terms hereof, then Purchaser shall have the option to deposit into the Closing Escrow on or before the date that is one Business Day before the Closing Escrow Date cash (the “Substitute Cash”) in the amount of the Deposit, and, if Purchaser does so, then Escrowee shall return to Purchaser such undrawn letter(s) of credit and on the Closing Date shall deliver to Seller the Substitute Cash.

8.5Notwithstanding anything to the contrary in this Agreement, Seller may at any time require that the Closing Payment and the Excise Tax Credit Amount be removed from the Closing Escrow and returned to Purchaser (the “Escrow Withdrawal Option”). If Seller exercises the Escrow Withdrawal Option, Seller may subsequently require that Purchaser re-deposit into the Closing Escrow the Closing Payment and the Excise Tax Credit Amount upon five (5) days’ prior written notice at any time until the Outside Closing Date. If Seller does not exercise the Escrow Withdrawal Option, then the Closing Payment and the Excise Tax Credit Amount shall remain in the Closing Escrow. To the extent that the Closing Payment, the Excise Tax Credit Amount and the Deposit remain in the Closing Escrow on the Outside Closing Date or on such earlier date that this Agreement otherwise terminates by its terms, the Closing Payment, the Excise Tax Credit Amount and the Deposit shall be returned to Purchaser on the Outside Closing Date, or, if earlier, the date of termination of this Agreement pursuant to its terms, provided that if Purchaser is in material default under Section 8.3 after notice and beyond the expiration of any applicable cure period provided therein (and only so long as prior written notice of such default having been delivered to Purchaser prior to such termination), the Deposit plus the amount necessary to equal the applicable liquidated damages amount set forth in Section 5 shall be retained in the Closing Escrow and the remainder of the Closing Payment and the Excise Tax Credit Amount shall be returned to Purchaser. Any interest earned on the Closing Payment and Excise Tax Credit Amount while held in the Closing Escrow belongs to and shall be delivered to Purchaser at Closing or any

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such earlier date upon which the Closing Payment and the Excise Tax Credit Amount may be returned to Purchaser hereunder pursuant to the terms hereof.  In no event shall the Closing Payment or the Excise Tax Credit Amount remain in escrow more than ten (10) days, and upon the tenth (10th) day, Escrow Agent shall return the Closing Payment and the Excise Tax Credit Amount and all interest accrued thereon to Purchaser, but the Closing Payment and the Excise Tax Credit Amount shall be subject to re-deposit by Purchaser into the Closing Escrow upon Seller’s request in accordance with this Section 8.5.

9.SELLER’S AND PURCHASER’S REPRESENTATIONS AND WARRANTIES AND COVENANTS.

9.1Seller represents and warrants as follows:

9.1.1Seller is a corporation, validly existing and in good standing under the laws of the State of Delaware.  At Closing Seller will have all power and authority to sell or cause the sale of the Properties in accordance with the terms of this Agreement.

9.1.2Subject to the terms and provisions of the Merger Agreement, Seller now has, and at Closing Seller will have, the requisite power and authority to enter into and perform the terms of this Agreement.  The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized by all necessary parties and no other proceedings on the part of Seller, subject to the terms and provisions of the Merger Agreement, are or at Closing will be necessary in order to permit it to consummate the Transaction.  This Agreement has been duly executed and delivered by Seller and (assuming valid execution and delivery by Purchaser) is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms.

9.1.3Except as would not have a Company Material Adverse Effect (as defined in the Merger Agreement), to Seller’s knowledge there are no pending or threatened, condemnation proceedings, lawsuits, or administrative actions relating to any of the Properties that adversely affect the current use, occupancy, or value thereof.

9.1.4As of the consummation of the Acquisition in accordance with the Merger Agreement, LTF shall be a directly or indirectly wholly owned subsidiary of Seller.

9.1.5Neither Seller nor, to Seller’s knowledge, any individual or entity owning directly or indirectly any interest in Seller, is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations (as defined below) or is otherwise in violation of any of the OFAC Laws and Regulations; provided, however, the representations contained in this sentence shall not apply to any person to the extent such person’s interest is in or through an entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the U.S. or a wholly-owned subsidiary of such an entity.   The term “OFAC Laws and Regulations” as used in this Agreement means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), the

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Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and the Cuban Assets Control Regulations (Title 31 Part 515 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists (including the Specially Designated Nationals and Blocked Persons List) and any other requirements of any Governmental Authority (including the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

9.1.6To Seller’s knowledge, all of the material representations and warranties being made to Seller pursuant to the Merger Agreement are true, correct and complete.

9.1.7Subject to the consummation of the Merger, no consent of any third party is required in order for Seller to enter into this Agreement and perform Seller’s obligations hereunder which have not been obtained.

9.1.8The Transaction will not in any way violate any material agreements to which Seller is a party.

9.1.9As of Closing, LTF shall have received equity contributions of not less than $1,000,000,000 (including rollover equity).  Seller shall certify the foregoing at Closing and hereby and acknowledges that Purchaser is relying on this representation in entering into this Agreement and agrees that a failure of this representation shall constitute a material default by Seller hereunder. Seller shall further provide additional reasonable evidence requested by Purchaser to confirm the accuracy of this representation.

9.2All of Seller’s representations and warranties made in Section 9.1 (collectively, “Seller’s Warranties”) shall be deemed remade in all material respects on and as of Closing, provided, however, that to the extent that any changed circumstance or condition not within the control of Seller or Tenant has led to Seller’s Warranties set forth in Sections 9.1.3,  9.1.4 and 9.1.6 to be no longer factually correct, and such changed circumstance or condition is not the result of a breach by Seller under this Agreement beyond the expiration of any applicable notice or cure period, in lieu of reaffirming such representation, Seller may remake such representation in a manner reflecting such changed circumstance or condition; provided, further, that, prior to the Closing Escrow Date, if Seller shall remake any such representation in accordance with the immediately preceding clause of this sentence and such representation, as remade, reveals that a material adverse change in the condition of any Property shall have occurred prior to the Closing Escrow Date with respect to the condition of such Property that a reasonably prudent Purchaser would not accept in a transaction of this type involving a property of a similar size, nature, use, age and location, then Purchaser may elect to exclude such Property from the Transaction by delivering a Property Objection Notice prior to Closing (without limiting a claim by Purchaser against Seller if such changed circumstance is a result of a breach by Seller under this Agreement beyond the expiration of any applicable notice or cure period).  Seller’s Warranties set forth in Section 9.1.3 shall be merged with the Closing and, if the Closing occurs, Purchaser hereby

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expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against Seller for damages that Purchaser may incur, or to rescind this Agreement and the Transaction, as the result of any of Seller’s Warranties set forth in Section 9.1.3 being untrue, inaccurate or incorrect. Seller’s Warranties set forth in Sections 9.1.1,  9.1.2,  9.1.4,  9.1.5,  9.1.6,  9.1.7,  9.1.8 and 9.1.9 shall survive the Closing.  Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Seller for breaches of Seller’s Warranties shall be limited to the amount set forth in Section 5.1 hereof.  To the extent that Purchaser is deemed to know before the Closing Date that Seller’s Warranties are inaccurate, untrue, or incorrect in any way, and the Closing occurs, such Seller’s Warranties shall be deemed modified to reflect the extent of Purchaser’s deemed knowledge thereof.  Purchaser shall be “deemed to know” any fact, circumstance, or information or shall have “deemed knowledge” of the same to the extent (a) Purchaser has actual knowledge of a particular fact or circumstance or information that is inconsistent with any Seller’s Warranty, or (b) this Agreement, the documents executed by Seller in connection with the Closing, the Diligence Items, the company disclosure schedule delivered by LTF in connection with the Merger Agreement, and any updates thereto delivered by Seller to Purchaser, or Purchaser’s due diligence discloses or reveals a particular fact or circumstance or contains information that is inconsistent with any Seller’s Warranty.

9.3Purchaser represents and warrants as follows:

9.3.1Purchaser is duly formed or organized, validly existing and in good standing under the laws of the State of Delaware.  At Closing Purchaser will have all power and authority to own and operate the Properties.

9.3.2Purchaser now has, and at Closing Purchaser will have, the requisite power and authority to enter into and perform the terms of this Agreement.  The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized by all necessary parties and no other proceedings on the part of Purchaser are or at Closing will be necessary in order to permit it to consummate the Transaction.  This Agreement has been duly executed and delivered by Purchaser and (assuming valid execution and delivery by Seller) is a legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms.

9.3.3There is no litigation, proceeding or investigation pending or, to Purchaser’s actual knowledge, threatened against Purchaser which could reasonably be expected to prevent, enjoin, alter or delay the consummation of the Transaction.

9.3.4Purchaser has currently available to it, and will have at and after the Closing, funds available to it sufficient to consummate its purchase of the Property and the Transaction.

9.3.5Purchaser has no knowledge that any of Seller’s Warranties are untrue in any material respect.

9.3.6Neither Purchaser nor, to Purchaser’s knowledge, any individual or entity owning directly or indirectly any interest in Purchaser, is an individual or entity whose

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property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations; provided, however, the representations contained in this sentence shall not apply to any person to the extent such person’s interest is in or through an entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the U.S. or a wholly-owned subsidiary of such an entity.

9.4All of the representations and warranties of Purchaser contained in this Agreement (collectively, “Purchaser’s Warranties”) shall be deemed remade in all material respects on and as of Closing, provided, however, that to the extent that any changed circumstance or condition not within the control of Purchaser has led to Purchaser’s Warranties set forth in Section 9.3.3 and 9.3.5 to be no longer factually correct and such changed circumstance or condition is not the result of a breach by Purchaser under this Agreement beyond the expiration of any applicable notice or cure period, in lieu of reaffirming such representation, Purchaser may remake such representation in a manner reflecting such changed circumstance or condition.  Purchaser’s Warranties set forth in Sections 9.3.3 and 9.3.5 shall be merged with the Closing, and, if the Closing occurs, Seller hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against Purchaser for damages that Seller may incur, or to rescind this Agreement and the Transaction, as a result of any of Purchaser’s Warranties set forth in Sections 9.3.3 and 9.3.5 being untrue, inaccurate, or incorrect.  Purchaser’s Warranties set forth in Sections 9.3.1,  9.3.2,  9.3.4 and 9.3.6 shall survive the Closing.  Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Purchaser for any breaches of Purchaser’s Warranties shall be limited to the amount set forth in Section 5.1 hereof, unless such breach constitutes a Material Default, in which case the amount set forth in Section 5.2 shall apply.  To the extent that Seller is deemed to know before the Closing Date that Purchaser’s Warranties are inaccurate, untrue, or incorrect in any way, and the Closing occurs, such Purchaser’s Warranties shall be deemed modified to reflect the extent of Seller’s deemed knowledge thereof.  Seller shall be “deemed to know” any fact, circumstance, or information or shall have “deemed knowledge” of the same to the extent (a) Seller has actual knowledge of a particular fact or circumstance or information that is inconsistent with any Purchaser’s Warranty, or (b) this Agreement or the documents executed by Purchaser in connection with the Closing or Seller’s due diligence with respect to Purchaser discloses or reveals a particular fact or circumstance or contains information that is inconsistent with any Purchaser’s Warranty.

9.5For purposes of this Agreement, references to “Seller’s knowledge”, “Seller’s actual knowledge”, “the knowledge of Seller” or the “actual knowledge of Seller” or words of similar import shall be deemed to refer solely to the actual knowledge of Michael J. Kirton, on behalf of Seller and shall not include any obligation of further inquiry or investigation, nor any knowledge which could or should have been obtained, or matter which might be deemed to be known to such person, by virtue of constructive notice, inquiry notice, or any other form of notice or duty of investigation. For purposes of this Agreement, references to “Purchaser’s knowledge”, “Purchaser’s actual knowledge”, “the knowledge of Purchaser” or the “actual knowledge of Purchaser” or words of similar import shall be deemed to refer solely to the actual knowledge of Allan Rothschild and Nicholas Pell, on behalf of Purchaser and shall not include any obligation of further inquiry or investigation, nor any knowledge which could or should have been obtained, or matter which might be deemed to be known to such person, by virtue of constructive notice, inquiry notice, or any other form of notice or duty of investigation.

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9.6Seller hereby covenants to Buyer as of the Effective Date:

(i)Seller will not negotiate with, or provide due diligence materials to, nor execute any agreements with, any other person or entity, in connection with the possible acquisition of any right, title or interest in or to any one or more of the Properties while this Agreement remains in effect; provided, however, that if Purchaser indicates it may not intend to go forward with the Transaction with respect to any Property, then Seller may thereafter negotiate with, provide due diligence materials to or execute agreements with another person or entity in connection with such Property;

(ii)Seller shall use commercially reasonable efforts (without the expenditure of any expense other than de minimus amounts in connection therewith) to obtain estoppel certificates executed by the applicable counter-parties to any applicable reciprocal easements agreement or declaration of covenants, conditions and/or restrictions affecting each of the Properties, if any (collectively, the “REA Estoppel Certificates”), to the extent Purchaser provides such requested estoppel certificates to Seller no later than 5:00 p.m. on the Diligence Cut-Off Date; and

(iii)Seller shall use commercially reasonable efforts to provide to Purchaser at the Closing (or, if unable to provide at the Closing, as soon thereafter as reasonably practicable) originals of all warranties and permits, if any, in the possession of Seller or Seller’s agents, including, without limitation, any warranties covering the roof or any other part of the Property, and any material correspondence with respect thereto.

9.7AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, PURCHASER AGREES TO ACCEPT THE ASSETS ON AN “AS IS” AND “WHERE IS” BASIS, WITH ALL FAULTS, WHETHER KNOWN OR UNKNOWN, AS OF THE CLOSING DATE. EXCEPT FOR THOSE WARRANTIES AND REPRESENTATIONS, IF ANY, SPECIFICALLY MADE BY SELLER IN THIS AGREEMENT, NO WARRANTY OR REPRESENTATION OF ANY TYPE IS MADE BY SELLER WITH RESPECT TO THE ASSETS INCLUDING, WITHOUT LIMITATION, AS TO ANY OF THE FOLLOWING: (I) FITNESS FOR ANY PARTICULAR PURPOSE; (II) MERCHANTABILITY; (III) CONDITION; (IV) ABSENCE OF DEFECTS OR FAULTS; (V) ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES; (VI) FLOODING; OR (VII) COMPLIANCE WITH LAWS AND REGULATIONS, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT, AS THEY MAY APPLY TO THE CURRENT CONDITION OF THE ASSETS OR PURCHASER’S INTENDED DEVELOPMENT, CONSTRUCTION OR USE, OR FOR ANY OTHER PURPOSE.  PURCHASER ACKNOWLEDGES THAT PURCHASER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE ASSETS AND THAT PURCHASER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES MADE BY SELLER OR ANYONE ACTING, OR CLAIMING TO ACT, BY, THROUGH OR UNDER SELLER OR ON SELLER’S BEHALF CONCERNING THE ASSETS.  THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE INDEFINITELY ANY CLOSING OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO ANY DOCUMENTS, EXECUTED OR DELIVERED AT CLOSING.

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Nothing herein contained shall in any way reduce or nullify any liability of Tenant under a Lease.

Seller’s Initials: ______	Purchaser’s Initials: ______

10.CLOSING COSTS.

10.1Seller shall pay or cause to be paid the following costs and expenses relating to the Transaction, and no others:  one-half of Escrowee’s fees and costs, if any; to the extent typically paid by sellers in similar transactions in the applicable jurisdiction, the premium for the Title Policies customarily obtained by a purchaser in similar transactions; the costs of releasing all monetary liens, judgments, and other material encumbrances, and the recording thereof; real estate taxes attributable to the ownership of the Properties before the Closing Date; except as provided in Section 1.2 above, to the extent typically paid by sellers in similar transactions in the applicable jurisdiction, Transfer Taxes (as defined below); all Transfer Taxes that a recorder’s office requires to be paid upon the recordation of each Memorandum of Lease (to the extent Tenant elects to record any Memorandum of Lease) and one-half of the cost of the Diligence Items.

10.2Purchaser will pay the following costs and expenses relating to the Transaction:  one-half of Escrowee’s fees and costs, if any; to the extent typically paid by purchasers in similar transactions in the applicable jurisdiction, the premium for the Title Policies customarily obtained by a purchaser in similar transactions; the premium for any endorsements or the cost of any extended coverage to the Title Policy; to the extent typically paid by purchasers in similar transactions in the applicable jurisdiction, Transfer Taxes (as defined below); one-half of the cost of the Diligence Items; all Transfer Taxes that a recorder’s office requires to be paid upon the recordation of each Memorandum of Lease (to the extent Landlord elects to record any Memorandum of Lease); any costs, expenses or charges in connection with any loan or financing obtained by Purchaser, including, without limitation, the cost of any lender’s policy or policies of title insurance issued to any lender to Purchaser; and any other expenses incurred by Purchaser in connection with, or as a result of Purchaser’s requirements to complete, the Transaction.  Each party shall be responsible to pay the fees and expenses of their legal counsel.

10.3As used herein, the term “Transfer Taxes” means all transfer, documentary, sales, use, stamp, registration and other such federal, state and local taxes and fees (including any penalties, interest, additions to tax and costs and expenses relating to such taxes), whether for real or personal property, incurred in connection with the consummation and performance of the Transaction.  Seller shall timely prepare and file all transfer tax returns and other filings with respect thereto, unless otherwise required by law or agreed to by the parties.  Purchaser and Seller will cooperate with each other in the preparation of any such tax returns or other filings.

10.4Purchaser shall pay to Seller at Closing $442,077 as a credit against certain excise taxes (the “Excise Tax Credit Amount”) related to the Properties. The provisions of this Article 10 shall survive the Closing.

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11.CASUALTY; CONDEMNATION.

11.1If, before the Closing, (a) all or any material portion of a Property is destroyed or damaged by fire, other casualty, or any act or occurrence (a “Casualty”), Seller shall notify Purchaser thereof promptly after Seller becomes aware thereof, or (b) any condemnation proceedings are commenced or threatened in writing against all or any portion of a Property (a “Condemnation”), Seller shall notify Purchaser thereof promptly after Seller becomes aware thereof.

11.2In any case of a Casualty or Condemnation that occurs with respect to a Property on or before the Closing Date, Purchaser may remove any such Property that is the subject of the Casualty or Condemnation from the Transaction if (a) with respect to a Casualty only, the value of such Property’s Improvements (as defined in the Lease) is reduced by more than 25%, (b) Tenant would have the right to terminate the Lease with respect to such Property under the Lease’s terms or (c) the time required to rebuild or restore the improvements affected by such Casualty or Condemnation exceeds nine (9) months as determined by a qualified engineer (each of (a) through (c), a “Material Casualty/Condemnation Event”), in which case the Purchase Price will be adjusted so that the Purchase Price will equal the Aggregate Value for such adjusted group of Properties after removing the Property affected by such Casualty or Condemnation from the Transaction based upon the Individual Value of the Property removed.  If Purchaser does not opt to remove such Property from the Transaction within ten (10) Business Days of notice of a Material Casualty/Condemnation Event, then such Property shall continue to comprise a portion of the Transaction, and Tenant shall be obligated to restore such Property in accordance with the terms of the applicable Lease that will be applicable to the Property on the Closing Date, without any rent abatement in connection therewith and subject to the terms of such Lease regarding disbursement of the insurance proceeds and Condemnation awards, and provided that Tenant’s rights under the applicable Lease’s provisions concerning Condemnation, but excluding Tenant’s termination rights thereunder, remain in full force and effect with respect to such affected Property.

12.BROKER.  Seller and Purchaser each represents and warrants to the other, that no brokers or other persons or entities have been instrumental in submitting or showing the Properties to, or procuring Purchaser (herein referred to as “Broker”).  If any claim for a broker’s commission, finder’s fee or other like payment in connection with the submission of the Properties or the negotiation, execution or consummation of the Transaction (a “Broker’s Claim”) is asserted against Seller or its affiliates, members, officers, directors, shareholders, partners, agents, employees or advisors, Purchaser shall indemnify, defend and hold harmless Seller and its affiliates, members, officers, directors, shareholders, partners, agents, employees and advisors from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys’ fees, which Seller or its affiliates, members, officers, directors, shareholders, partners, agents, employees or advisors may incur or sustain by reason of such Broker’s Claim if the Broker’s Claim is based upon any statement, representation or agreement shown to have been made or entered into by Purchaser or its agents or representatives.  If any such Broker’s Claim is asserted against Purchaser or Purchaser’s affiliates, members, officers, directors, shareholders, partners, agents, employees or advisors, Seller shall indemnify, defend and hold harmless Purchaser and Purchaser’s affiliates, members, officers, directors, shareholders, partners, agents, employees and advisors from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys’ fees, which Purchaser or Purchaser’s affiliates, members, officers,

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directors, shareholders, partners, agents, employees or advisors may incur or sustain by reason of such Broker’s Claim if the Broker’s Claim is based upon any statement, representation or agreement shown to have been made or entered into by Seller or its agents or representatives.  The terms of this Section 12 shall survive the termination of this Agreement and shall also survive Closing and shall not be deemed to merge into any Deed.

13.NOTICE.  All notices and other communications to be given hereunder shall be in writing and shall be hand delivered or sent by facsimile or a PDF or similar attachment to electronic mail (provided that notice is also simultaneously sent by one (1) of the other means provided for herein), or sent by registered or certified mail, return receipt requested, with postage prepaid, or sent by Federal Express or other comparable nationwide overnight air courier service to the parties at the following addresses or facsimile numbers (or to such other or further addresses or facsimile numbers as the parties may hereafter designate by like notice similarly sent):

A.	If intended for Seller, to:

LTF Holdings, Inc.

c/o Leonard Green & Partners, L.P.

11111 Santa Monica Blvd., #2000

Los Angeles, CA 90025

Facsimile Number:  (310) 954-0404

Attn:John G. Danhakl

J. Kristofer Galashan

Email:  danhakl@leonardgreen.com

galashan@leonardgreen.com

And

LTF Holdings, Inc. c/o TPG Capital, L.P. 345 California Street, Suite 3300 San Francisco, CA 94104 Facsimile Number: (415) 743-1501 Attn: Ronald Cami Email: rcami@tpg.com

And

Life Time Fitness, Inc. 2902 Corporate Place Chanhassen, MN 55317 Facsimile Number: (952) 946-9794 (866) 499-1651 Attention: Kari Broyles Email: Kbroyles@lifetimefitness.com

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And

Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Attn: James I. Hisiger Facsimile Number: (212) 751-4864 Email: James.Hisiger@lw.com

B.	If intended for Purchaser, to:

c/o Gramercy Property Trust

521 Fifth Avenue, 30th floor

New York, NY 10175

Attn: Allan B. Rothschild

arothschild@gptreit.com

with a copy to:Kirkland & Ellis LLP

300 N. LaSalle Street

Chicago, IL 60654

Attn: Andrew D. Small, Esq.

andrew.small@kirkland.com

C.	If intended for Escrowee, to:
Fidelity National Title Insurance Company 485 Lexington Avenue, 18th Floor New York, NY 10017 Attn: Fredric Glassman Facsimile Number: (212) 481-1325

Any notice given hereunder shall be deemed given on the date and at the time of delivery (or the first Business Day thereafter if delivered on Saturday, Sunday or legal holiday) to any of said addresses.  The inability to deliver notice because of changed address or facsimile number of which no notice was given hereunder, rejection or any refusal to accept any notice shall be deemed to be the receipt of the notice as of the date of such inability to deliver, rejection or refusal to accept.  Any party’s above-named attorney may give an effective and binding notice in accordance with this Section 13 on behalf of such party.  Further, each notice shall be effective and binding even though the above-described copy of such notice is not received by the above-described parties to whom only a copy of such notice is to be transmitted.

14.POSSESSION.  On the Closing Date, Seller shall cause possession of the Properties to be delivered to Purchaser subject to (i) the rights of any persons or entities under the

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Permitted Exceptions and (ii) the Leases. All risk of loss or damage with respect to the Properties shall, subject to the terms of the Leases, pass from Seller to Purchaser at the Closing.

15.TIME OF THE ESSENCE.  Time, wherever specified herein for the performance by Seller or Purchaser of any of their respective obligations hereunder, is hereby declared to be of the essence of this Agreement.

16.CAPTIONS OR HEADINGS.  The captions or headings of the Paragraphs of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

17.CONFIDENTIALITY; PUBLICITY.

17.1Reference is made to that Nondisclosure Agreement, dated as of April 8, 2015, by and between Gramercy Property Trust, Inc. and LTF, the terms and conditions of which are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein and as if Purchaser was the “Receiving Party” thereunder.

17.2Purchaser shall make no public announcement or other disclosure of this Agreement or any information related to this Agreement to outside brokers or third parties before or after the Closing without the prior written consent of Seller, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that Purchaser may make disclosure of this Agreement to its lenders, creditors, officers, employees and agents as necessary to perform its obligations hereunder and to others to the extent required by law, regulation or to enforce the terms of this Agreement.  The provisions of this Section 17.2 shall survive the termination of this Agreement and shall survive Closing.

18.MISCELLANEOUS.

18.1This Agreement, and the Exhibits and Schedules attached hereto embody the entire agreement between the parties in connection with this Transaction and there are no oral or parol agreements, representations or inducements existing between the parties relating to this Transaction which are not expressly set forth herein and covered hereby; this Agreement may not be modified except by a written agreement signed by the party to be charged.  Notwithstanding anything to the contrary contained herein or otherwise, the submission by the parties of any drafts of this Agreement or any correspondence with respect thereto is solely for each party’s consideration and not for acceptance and execution, has no binding force or effect, does not constitute any option, and does not confer upon Purchaser or Seller or any other party related to either party any title or estate in the Properties.  The terms and conditions of this Agreement shall not be binding upon either party hereto in any way unless and until this Agreement is unconditionally executed and delivered by both parties in their respective sole and absolute discretion.  If this Agreement is not so executed and delivered for any or no reason (including, without limitation, either party’s willful or other refusal to do so or bad faith), neither party shall be liable to the other with respect to the Transaction on account of any written or parol representations, negotiations, any legal or equitable theory (including, without limitation, part performance, promissory estoppel, or undue enrichment) or otherwise.

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18.2This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns.  Purchaser shall not assign or transfer all or any part of its interest hereunder without the express written consent of Seller (which consent may be withheld in Seller’s sole and absolute discretion); except that, notwithstanding the foregoing, Purchaser may, without the consent of Seller, assign all of its rights and obligations under this Agreement to an entity or entities as to which Purchaser owns 100% of the equity ownership interest in and 100% of the voting control over, provided that (i) upon the occurrence of such assignment, Purchaser and such assignee(s) shall be and remain jointly and severally liable for the obligations and liabilities of Purchaser under this Agreement (provided, however, if the Closing occurs, the assigning party (but not the assignee) shall be relieved of all its obligations arising under this Agreement before, on and after the Closing) and (ii) Purchaser shall have delivered to Seller, on or before the date which is three (3) days prior to the Closing Date, (A) documentation reasonably acceptable to Seller evidencing that Purchaser’s relationship with such assignee satisfies that requirements of this paragraph and (B) a written instrument effectuating such assignment and providing for both the assumption by the assignee of all the obligations and liabilities of Purchaser under this Agreement and such joint and several liability of Purchaser and the assignee (subject to the proviso in clause (i) above).

18.3No written waiver by any party at any time of any breach of any provision of this Agreement shall be deemed a waiver of any breach of any other provision herein or a consent to any subsequent breach of the same or any other provision.  If any action by any party shall require the consent or approval of another party, such consent or approval of such action on any occasion shall not be deemed a consent to or approval of such action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion.

18.4Governing Law; Venue; Service of Process; Waiver of Jury Trial

18.4.1THIS AGREEMENT AND ANY DISPUTES, CLAIMS OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER SOUNDING IN CONTRACT OR TORT LAW) SHALL BE GOVERNED BY THE LAW OF THE STATE OF MINNESOTA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

18.4.2EACH OF PURCHASER AND SELLER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY MINNESOTA STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE COUNTY OF HENNEPIN OR RAMSEY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER SOUNDING IN CONTRACT OR TORT LAW), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MINNESOTA STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION

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OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

18.4.3EACH OF PURCHASER AND SELLER HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 13 HEREOF.

18.4.4EACH OF PURCHASER AND SELLER HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.4.4.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

18.5This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

18.6This Agreement may be executed in any number of counterparts which together shall constitute the Agreement.  Executed signature pages of this Agreement transmitted via facsimile or electronic mail shall be valid and binding as original signatures and shall be considered an agreement of the respective parties to fully execute and deliver originally signed copies of this Agreement.

18.7Should the date provided for under this Agreement for the giving of any notice or the performance of any obligation be a Saturday, Sunday or legal holiday for national banks in the State of New York, then the giving of such notice or the performance of such obligation, as applicable, shall be excused until the next day which is neither a Saturday, Sunday, or legal holiday.

18.8In the event of any dispute or litigation arising out of this Agreement (including any post-judgment collection proceedings), the prevailing party (as determined by the court having jurisdiction) shall be entitled to recover its fees and costs (including reasonable attorneys’ fees and costs) from the non-prevailing party.

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18.9If the consummation of the Acquisition and the Closing do not occur on or before October 6, 2015 (or such earlier date that is the date on which the Merger Agreement is terminated in accordance with its terms), then this Agreement and the commitments and undertakings of each party under this Agreement will automatically terminate unless each of them, in its sole discretion, agrees to an extension and neither party hereto shall have any further rights or obligations owing to the other party except with respect to any provisions expressly stated to survive the termination of this Agreement.  Notwithstanding anything contained herein to the contrary, if this Agreement terminates pursuant to this Section 18.9, and Purchaser is not in material default of its obligations under Section 8.3 after notice and beyond the expiration of the cure period expressly set forth in Section 8.3 (and with respect to which prior written notice of such default having been delivered to Purchaser prior to such termination), then Escrowee shall promptly return to Purchaser the Deposit (and the Closing Payment and the Excise Tax Credit Amount and all interest earned thereon, if applicable).  The termination of the Agreement pursuant to this paragraph does not prejudice any party’s rights and remedies in respect of any breach of this Agreement, except as otherwise set forth in the immediately preceding sentence.  For the avoidance of doubt, Seller shall not be liable for any damages under Section 5.1 or Section 5.2 if this Agreement is terminated pursuant to this Section 18.9.

18.10Each of Seller and Purchaser agrees to execute and deliver, at the reasonable request of any other party, such further agreements, instruments, and other documents of transfer and assignment, and to take such other actions, in each case, as the other party may reasonably request, at no out-of-pocket cost or expense to the non-requesting party (other than any de minimis out-of-pocket cost or expense), in order to consummate the Transaction.  Furthermore, after the Closing, the Seller and Purchaser, upon the reasonable request of the other, and at no out-of-pocket cost or expense (other than any de minimis out-of-pocket cost or expense) to the non-requesting party, shall reasonably promptly execute and deliver such further agreements, instruments, and other documents, and take such other actions, in each case, as the other party may reasonably request, to further the purposes of the Transaction.

18.11As used in this Agreement:  (a) the word “or” is not exclusive and the word “including” is not limiting, (b) references to a law include any rule or regulation issued under the law and any amendment to the law, rule or regulation, (c) whenever the words “include,” “includes,” or “including” appear, they shall be deemed to be followed by the words “without limitation,” (d) personal pronouns shall be deemed to include the other genders and the singular to include the plural, and (e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.  Wherever a period of time is stated in this Agreement as commencing or ending on specified dates, such period of time shall be deemed (i) inclusive of such stated commencement and ending dates, and (ii) to commence at 12:00 a.m. (New York City time) on such stated commencement date and to end at 11:59 p.m. (New York City time) on such stated ending date.  This Agreement shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.  As used in this Agreement, the term “Business Day” means any day of the year, other than Sunday, Saturday or any other day that the Federal Reserve Bank of New York recognizes as a federal holiday.

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18.12Rule 3-14 Audit Assistance.  Upon at least three (3) Business Days prior notice and for a period of ninety (90) days after Closing, Seller will, at Purchaser’s expense and without liability to Seller, use commercially reasonable efforts to facilitate any audit of the Properties for the calendar year prior to the Closing Date and for the calendar year starting on January 1 through the Closing Date required to satisfy Purchaser’s public reporting obligations of the transactions contemplated by this Agreement under Rule 3-14 of Regulation S-X and permit Purchaser’s independent registered public accounting firm reasonable access to books and records of Sellers for the purpose of conducting an audit of such financial statements; provided, however, Purchaser hereby releases Sellers and the Indemnified Parties, and indemnifies and holds Sellers and the Indemnified Parties harmless, from any Losses related to such books and records, financial statements, public reporting or audits and provided, further, that Sellers shall not be obligated to make, and do not make, any additional representations, warranties, covenants or indemnities related to such audit, financial statements, books and records or public reporting, and Sellers shall not be obligated to execute any documents or certificates related to such audit.

18.13Joint and Several Obligations.  Notwithstanding anything to the contrary contained herein, each of GPT ML Owner 1 LLC, GPT ML Owner 2 LLC, GPT Summerlin Owner LLC, GPT Colorado Springs Owner LLC, GPT Reston Owner LLC and GPT Mansfield Owner LLC, hereby acknowledge, covenant and agree in favor of Seller that each entity shall be jointly and severally liable for all obligations, covenants and liabilities of Purchaser hereunder.

[The remainder of this page is intentionally left blank; signature page(s) follows.]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above set forth.

PURCHASER:

GPT ML OWNER 1 LLC,

a Delaware limited liability company

By:  /s/ Benjamin P. Harris

Name:  Benjamin P. Harris

Title:  President

GPT ML OWNER 2 LLC,

a Delaware limited liability company

By:  /s/ Benjamin P. Harris

Name:  Benjamin P. Harris

Title:  President

GPT SUMMERLIN OWNER LLC,

a Delaware limited liability company

By:  /s/ Benjamin P. Harris

Name:  Benjamin P. Harris

Title:  President

GPT COLORADO SPRINGS OWNER LLC,

a Delaware limited liability company

By:  /s/ Benjamin P. Harris

Name:  Benjamin P. Harris

Title:  President

[Signatures continue on following page]

GPT RESTON OWNER LLC,

a Delaware limited liability company

By:  /s/ Benjamin P. Harris

Name:  Benjamin P. Harris

Title:  President

GPT MANSFIELD OWNER LLC,

a Delaware limited liability company

By:  /s/ Benjamin P. Harris

Name:  Benjamin P. Harris

Title:  President

[Signatures continue on following page]

SELLER:

LTF HOLDINGS, INC.,

a Delaware corporation

By:  /s/ J. Kristofer Galashan

Name:  J. Kristofer Galashan

Title:  President

JOINDER: For good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged by the parties, the undersigned has executed this Joinder to the Agreement for Purchase and Sale of Real Estate as of the day and year first written above solely in order to establish and confirm its agreement to be liable, as a principal and not as a surety, for the obligations of Purchaser under Section 5.2 of the Agreement but for no other purpose. The Seller shall have the right to proceed directly against the undersigned without first making written demand to Purchaser (and without any obligation to bring suit against the Purchaser) for the satisfaction of the obligations of Purchaser under Section 5.2 of the Agreement.

The undersigned is an indirect owner of Purchaser, will derive substantial benefit from the Transaction and acknowledges that the execution of this Joinder is a material inducement and condition to Seller’s execution of the Agreement.  The undersigned represents and warrants that it has the legal right, power, authority and capacity to execute this Joinder, that such execution does not violate the organizational documents of, or any other agreement or instrument by which the undersigned is bound, and that this Joinder is binding and enforceable against the undersigned.

The undersigned unconditionally waives any guarantor or suretyship defenses that might otherwise be available to it with respect to the obligations of Purchaser under Section 5.2 of the Agreement under this Joinder but does not otherwise waive any other defenses that may otherwise be available to it or Purchaser in defense of any claim arising in connection with Material Default (as defined in the Agreement) by Purchaser.

The provisions set forth in Sections 18.4 through 18.6 and 18.8 of the Agreement are hereby incorporated by reference into this Joinder as if fully set forth herein, provided that the undersigned shall be the “Purchaser” under such Sections. Any notice required or given hereunder shall be sent pursuant to the provisions of Section 13 of the Agreement; with the understanding that notices to the undersigned should be directed to the “Purchaser” under such Section.

GRAMERCY PROPERTY TRUST INC.,

a Maryland real estate investment trust

By:  /s/ Benjamin P. Harris

Name:  Benjamin P. Harris

Title:  President

AGREEMENT OF ESCROWEE

The undersigned has executed this Agreement solely to confirm its agreement to hold the Deposit and any other items, if received, in escrow in accordance with the provisions and otherwise comply with the provisions of this Agreement including, but not limited to, Exhibit “B” to this Agreement.

In witness whereof, the undersigned has executed this Agreement as of May 15, 2015.

/s/ Christopher Garcia
FIDELITY NATIONAL TITLE INSURANCE COMPANY By: /s/ Christopher Garcia Name: Christopher Garcia Title: Authorized Signatory

SCHEDULE I

PROPERTIES

Property	Address	Purchase Price	Type of Lease	Annual Rent	Owner
Summerlin	10721 West Charleston Boulevard, Summerlin, NV 89135	45,500,000	Individual	2,957,500	LTF Real Estate Company, Inc.
Colorado Springs	4410 Royal Pine Drive, Colorado Springs, CO 80920	36,000,000	Individual	2,340,000	LTF Real Estate Company, Inc.
Centennial	5000 E Dry Creek Road, Centennial, CO 80122	32,000,000	Master lease 2	2,080,000	LTF Real Estate Company, Inc.
Reston	1757 Business Center Drive, Reston, VA 20190	33,000,000	Individual	2,145,000	LTF Real Estate Company, Inc.
Canton Township	1700 Haggerty Road North, Canton, MI 48187	26,000,000	Master lease 1	1,690,000	LTF Real Estate Company, Inc.
Deerfield Township	8310 Wilkens Blvd, Deerfield Township, OH 45040	24,800,000	Master lease 1	1,612,000	LTF Real Estate Company, Inc.
Crosstown	6233 Baker Road, Eden Prairie, MN 55346	23,200,000	Master lease 2	1,508,000	LTF Real Estate MN-FL, LLC
Colliervile	3470 Houston Levee Road, Collierville, TN 38139	27,500,000	Master lease 1	1,787,500	LTF Real Estate Company, Inc.
South Tulsa	10642 South Memorial Dr., Bixby, OK 74133	25,500,000	Master lease 2	1,657,500	LTF Real Estate Company, Inc.
Mansfield	1551 E. Debbie Lane, Mansfield, TX 76063	27,000,000	Individual	1,755,000	LTF Real Estate Company, Inc.

[Legal descriptions on following page]

(LEGAL DESCRIPTION)

Summerlin:
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF CLARK, STATE OF NEVADA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

A PORTION OF LOT 1 OF CORPORATE POINTE SOUTH AT SUMMERLIN ON FILE IN BOOK 97, PAGE 13 OF PLATS IN THE COUNTY RECORDER'S OFFICE, CLARK COUNTY, NEVADA, LYING WITHIN THE NORTHWEST QUARTER {NW 1/4) OF SECTION 1, TOWNSHIP 21 SOUTH, RANGE 59 EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE CENTERLINE INTERSECTION OF GRIFFITH PEAK DRIVE AND PAVILION CENTER DRIVE; THENCE ALONG THE CENTERLINE OF SAID GRIFFITH PEAK DRIVE, SOUTH 89°55'18" EAST, 1077.97 FEET; THENCE NORTH 00°04’42” EAST DEPARTING SAID CENTERLINE, 58.00 FEET TO THE POINT OF BEGINNING ON THE SOUTHERLY LINE OF SAID LOT 1; THENCE ALONG SAID SOUTHERLY LINE, THE FOLLOWING THREE (3) COURSES: 1) NORTH 89°55’18” WEST, 346.82 FEET TO THE BEGINNING OF A CURVE, CONCAVE NORTHEASTERLY, HAVING A RADIUS OF 93.00 FEET; 2) THENCE NORTHWESTERLY, THROUGH A CENTRAL ANGLE OF 40°58'29", A DISTANCE OF 66.51 FEET TO THE BEGINNING OF A REVERSE CURVE, CONCAVE SOUTHWESTERLY, HAVING A RADIUS OF 107.00 FEET, A RADIAL LINE TO SAID BEGINNING BEARS NORTH 41°03'11" EAST; 3) THENCE NORTHWESTERLY, THROUGH A CENTRAL ANGLE OF 11°35'41", A DISTANCE OF 21.65 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE NORTHEASTERLY, HAVING A RADIUS OF 106.00 FEET, A RADIAL LINE TO SAID BEGINNING BEARS SOUTH 63°41'09" WEST; THENCE DEPARTING SAID SOUTHERLY LINE, NORTHWESTERLY THROUGH A CENTRAL ANGLE OF 17°37'11", A DISTANCE OF 32.60 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE NORTHEASTERLY, HAVING A RADIUS OF 486.00 FEET, A RADIAL LINE TO SAID BEGINNING BEARS SOUTH 81°18'20" WEST; THENCE NORTHWESTERLY THROUGH A CENTRAL ANGLE OF 08°46'22", A DISTANCE OF 74.41 FEET; THENCE NORTH 00°04'42" EAST, 471.04 FEET TO THE NORTHERLY LINE OF SAID LOT 1; THENCE ALONG SAID NORTHERLY LINE, THE FOLLOWING FOUR (4) COURSES: 1) SOUTH 89°55'18" EAST, 122.38 FEET TO THE BEGINNING OF A CURVE, CONCAVE SOUTHWESTERLY, HAVING A RADIUS OF 272.00 FEET; 2) THENCE SOUTHEASTERLY, THROUGH A CENTRAL ANGLE OF 09°45'07", A DISTANCE OF 46.30 FEET TO THE BEGINNING OF A REVERSE CURVE, CONCAVE NORTHEASTERLY, HAVING A RADIUS OF 328.00 FEET, A RADIAL LINE TO SAID BEGINNING BEARS SOUTH 09°49'49" WEST; 3) THENCE SOUTHEASTERLY, THROUGH A CENTRAL ANGLE OF 09°45'07", A DISTANCE OF 55.83 FEET; 4) THENCE SOUTH 89°55'18" EAST, 216.96 FEET; THENCE DEPARTING SAID NORTHERLY LINE, SOUTH 00°04'42" WEST, 602.68 FEET TO THE POINT OF BEGINNING.

BEING FURTHER SHOWN AS SURVEY AREA N1 AS SHOWN ON THAT CERTAIN RECORD OF SURVEY ON FILE IN FILE 168 OF SURVEYS, PAGE 33 AND RECORDED

SEPTEMBER 13, 2007 IN BOOK 20070913 AS INSTRUMENT NO. 0002566 OFFICIAL RECORDS.

PARCEL 2:

NON-EXCLUSIVE EASEMENTS FOR ACCESS TO THE COMMON AREA AS CREATED IN THAT CERTAIN AMENDED AND RESTATED DECLARATION OF COVENANTS, CONDITIONS, AND RESTRICTIONS FOR SUMMERLIN CENTRE RECORDED MAY 6, 2004 IN BOOK 20040506 AS INSTRUMENT NO. 01247, OFFICIAL RECORDS.

APN: 164-01-110-008

Colorado Springs:

Lot 1,

Lifetime Fitness Filing No. 1,

County of El Paso,

State of Colorado

For Informational Purposes Only:

Tax Parcel Number 6235115010

Centennial:

Lot 1, and Tracts A through C,

Life Time Fitness Subdivision Filing No. 1 Final plat recorded May 30, 2008 at Reception No. B8061432,

County of Arapahoe, State of Colorado

For Informational Purposes Only:

Tax Parcel Numbers:

2075-31-1-27-001; 2075-31-1-27-008; 2075-31-1-27-007; 2075-31-1-27-009

Reston:

All that certain lot or parcel of land together with all improvements thereon located and being in the County of Fairfax, Virginia and being more particularly described as follows:

PARCEL 1:

Parcel 6A-3, LAKE FAIRFAX BUSINESS CENTER, containing 11.09754 acres, more or less, as the same is duly dedicated, platted and recorded in that certain "DEED OF CONSOLIDATION, SUBDIVISION, EASEMENT, AND VACATION" in Deed Book 19941 at page 691, among the land records of Fairfax County, Virginia.

PARCEL 2:

TOGETHER WITH the non-exclusive easement for ingress and egress benefitting that portion of the herein described property described as (C) "Benefitted Site Six Property", as more particularly described and set forth within the Ingress-Egress Easement and Maintenance Agreement dated February 26, 1999 and recorded in Deed Book 10896 at page 1139.

PARCEL 3:

AND FURTHER TOGETHER WITH the non-exclusive easement for ingress and egress as set forth in the Lake Fairfax Business Center Third Amendment to and Second Restatement of Declaration of Protective Covenants and Restrictions, recorded in Deed Book 7908 at page 738.

Canton Township:

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF WAYNE, STATE OF MICHIGAN, AND IS DESCRIBED AS FOLLOWS:

Land situated in the Township of Canton, County of Wayne and State of Michigan, described as to-wit:

Unit 1, CANTON COMMERCIAL CENTRE CONDOMINIUM, according to the Master Deed thereof, as recorded in Liber 32703, Pages 455 through 508, inclusive, Wayne County Records, and designated as Wayne County Condominium Subdivision Plan No. 575, together with rights in general common elements and limited common elements as set forth in said Master Deed and as described in Act 59 of the Public Acts of 1978, as amended.

Parcel ID: 71-050-01-0001-000

Street Address:  1700 Haggerty Road North, Canton

Deerfield Township:

PARCEL 1:

Situate in the Township of Deerfield, County of Warren and State of Ohio and being Lots A, B and D Life Time Fitness Park as recorded in Plat Book 87, Pages 20 and 21, of the Plat Records of Warren County, Ohio.

PPN: 16-33-240-001; 16-33-240-002; 16-33-240-004

PARCEL 2 (EASEMENT):

Together with Utility and Storm Water Drainage Easement rights set forth in that certain Covenants, Restrictions and Easements Agreement by and among Cincinnati United Contractors, Inc.; Arbor Square, LLC and Kroger Limited Partnership I, dated February 24, 2003, filed for record March 5, 2003 and recorded in Official Record 2925, Page 490 of the Warren County Records and as amended by First Amendment to Covenants, Restrictions and Easements Agreement dated June 14, 2006, filed June 30, 2006 and recorded in Official Record 4230, Page 866, of the Warren County Records.

Crosstown:

Lot 1, Block 1; and Outlot B, all in Crosstown Racquet Club, Hennepin County, Minnesota.

Abstract Property

Collierville:

DESCRIPTION OF A 9.84 ACRE TRACT OF LAND KNOWN AS THE BALLARD PROPERTY P.D. PHASE 4 LIFETIME FITNESS, AS RECORDED IN PLAT BOOK 236, PAGE 45 IN THE SHELBY COUNTY REGISTER’S OFFICE; SAID 9.84 ACRE TRACT BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

Commencing at a point in the northwest corner of Crain Investments property, as recorded in Inst. No. HT-0383 (SCRO), and also being the southwest corner of H.B.O. Holdings (Inst. No.

06188866), and further being on the east line of Houston Levee Road (ROW varies); thence North 07 51’03”East, along with east line of Houston Levee Road, a distance of 181.69 feet; thence continuing along the east line of Houston Levee Road, along a curve to the left having a radius of 2348.83 feet an arc distance of 75.11 feet and a central angle of 01 49’56” to the Point of Beginning of the herein described tract; thence from the beginning of the left curve from which the radius point bears North 82 44’28” West, northerly a distance of 115.18 feet along the curve concave to the west, having a radius of 2348-83 feet and a central angle of 2 48’35”; thence leaving said ROW South 87 16’54” East, a distance of 25.00 feet; thence South 02 43’06” West, a distance of 29.90 feet; thence South 87 16’54” East, a distance of 190.01 feet; thence North 02 44’38” East, a distance of 498.49 feet to a point in the south line of proposed Crooked Creek Drive (68’ ROW); thence along said ROW, South 86 54’19” East, a distance of 457.89 feet to the beginning of a curve tangent to said line; thence continuing along said ROW easterly a distance of 30.64 feet along the curve con-cave to the north, having a radius of 884.00 feet and a central angle of 1 59’09” to a point at a corner in the HBO Holdings tract; thence along the eastern boundary of HBO Holdings, South 02 39’22” West, a distance of 847.81 feet to a point, also being the southeast corner of HBO Holdings, thence along the south boundary of HBO Holdings, North 86 24’37” West, a distance of 489.87 feet; thence leaving said south boundary, North 02 44’38” East, a distance of 283.45 feet; thence North 87 16’54” West, a distance of 196.29 feet; thence South 02 43’06” West, a distance of 24.00 feet; thence North 87 16’54” West, a distance of 25.00 feet; to the Point of Beginning.  Containing 9.84 ACRES, more or less.

South Tulsa:

Lot One (1), Block One (1), MEMORIAL COMMONS, a Subdivision in the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat No. 6219.

Mansfield:

Lots 1 and 2, LIFETIME MANSFIELD, an addition to the City of Mansfield, Tarrant County, Texas according to the plat thereof recorded in Cabinet A, Slide 12300, Plat Records of Tarrant County, Texas, as affected by instrument filed for record under Clerk's File No. D208410864, Deed Records of Tarrant County, Texas.

SCHEDULE II

SURVEYS

Site Name	Address	Survey Project Number	Survey Date
Summerlin	10721 West Charleston Boulevard, Summerlin, NV 89135	15-04-00508:058	4/22/15
Colorado Springs	4410 Royal Pine Drive, Colorado Springs, CO 80920	15-04-00508:014	4/30/15
Centennial	5000 E Dry Creek Road, Centennial, CO 80122	15-04-00508:009	4/29/15
Reston	1757 Business Center Drive, Reston, VA 20190	05-04-00508:051	4/22/15
Canton Township	1700 Haggerty Road North, Canton, MI 48187	15-04-00508:007	4/24/15
Deerfield Township	8310 Wilkens Blvd, Deerfield Township, OH 45040	15-04-0508:017	4/24/15
Crosstown	6233 Baker Road, Eden Prairie, MN 55346	15-04-00508:016	4/22/15
Colliervile	3470 Houston Levee Road, Collierville, TN 38139	15-04-00508:013	4/23/15
South Tulsa	10642 South Memorial Dr., Bixby, OK 74133	15-04-00508:055	4/16/15
Mansfield	1551 E. Debbie Lane, Mansfield, TX 76063	15-04-00508:038	4/19/15

EXHIBIT “A-1”

FORM OF INDIVIDUAL LEASE

LEASE AGREEMENT

BETWEEN

_____________________________, AS TENANT
AND
[ENTITY CONTROLLED BY GRAMERCY PROPERTY TRUST], AS LANDLORD

TABLE OF CONTENTS

Page No.

ARTICLE I Fundamental Lease Provisions	1
1.1 Definitions	1
ARTICLE II Lease Characterization	9
2.1 Lease Characterization.	9
ARTICLE III Premises	10
3.1 Leasing of Premises	10
3.2 Encumbrances	10
ARTICLE IV Representations and Warranties	11
4.1 Representations and Warranties of Tenant	11
4.2 Representations and Warranties of Landlord	13
ARTICLE V Extension Rights	14
5.1 Extension Rights	14
5.2 Extra Period	14
5.3 No Further Instrument/Term Extension Rent	14
ARTICLE VI Annual Rent	15
6.1 Minimum Rent	15
6.2 Late Payment	16
6.3 Payment to Party Claiming Annual Rent	16
6.4 Additional Rent	16
ARTICLE VII Taxes	16
7.1 Taxes	16
7.2 Payment of Taxes	17
7.3 Excluded Taxes	17
7.4 Payment of Tax	17
7.5 Abatements	17
7.6 Right to Contest	18
Condition of Premises; Maintenance	18
8.1 Tenant Maintenance of Premises	18
8.2 No Trespass	18
ARTICLE IX Utilities	18
9.1 Payment of Utility Charges	18
ARTICLE X Use	19
10.1 Tenant Use	19
10.2 Use Restrictions on Tenant	19
10.3 No Continuous Operations	19
ARTICLE XI Rentals To Be Net to Landlord	20
11.1 Rentals To Be Net to Landlord	20
ARTICLE XII Alterations and Expansion	20
12.1 Alterations	20
12.2 Expansion Rights	20
12.3 Landlord Approvals	21
ARTICLE XIII Rooftop Installations and Telecommunications	21

1

13.1 Rooftop Installations	21
ARTICLE XIV Mechanic’s Liens	21
14.1 Obligations of Parties	21
ARTICLE XV Tenant’s Property and Tenant’s Intellectual Property	22
15.1 No Lien	22
15.2 Sole Risk of Tenant	22
15.3 Landlord’s Waivers.	22
ARTICLE XVI Insurance and Indemnification	23
16.1 Liability Insurance	23
16.2 Indemnity	23
16.3 Property Insurance and Other Insurance.	23
16.4 Insurance Requirements Generally	24
16.5 Waiver of Subrogation	24
16.6 No Release from Liability	24
16.7 Insurance Coverage during Construction	24
ARTICLE XVII Fire and Other Peril	25
17.1 Fire and Other Peril	25
17.2 Late Term Termination Right	26
ARTICLE XVIII Condemnation	26
18.1 Total Condemnation	26
18.2 Partial Condemnation	27
18.3 Damages	27
18.4 Temporary Taking	28
ARTICLE XIX Assignment and Subletting	28
19.1 Assignment and Subletting	28
19.2 Exceptions	28
19.3 Non-Disturbance of Subtenants	29
19.4 Cure Rights Upon Assignee Default	30
19.5 Leasehold Mortgage	30
ARTICLE XX Tenant’s Surrender of Premises	30
20.1 Surrender	30
ARTICLE XXI Collateral Assignment of Lease	31
21.1 Collateral Assignment	31
ARTICLE XXII Mortgage Subordination and Non-Disturbance and Notice to Mortgagee	31
22.1 Mortgage Subordination	31
22.2 Notice to Mortgagee	31
ARTICLE XXIII Indemnification	31
23.1 Indemnification	31
ARTICLE XXIV Environmental Laws	32
24.1 Tenant Environmental Undertakings	32
24.2 Environmental Covenants	32
24.3 Environmental Indemnities	34
ARTICLE XXV Default	34

25.1 Tenant Default	34
25.2 Landlord’s Remedies	35
25.3 Landlord Default and Tenant’s Remedies	37
ARTICLE XXVI Notice	37
26.1 Where and How Given	37
26.2 When Given	39
ARTICLE XXVII Right of First Offer, Restrictions and Substitutions	39
27.1 First Offer	39
27.2 Excluded Transaction	40
27.3 Restrictions on Sale	40
ARTICLE XXVIII Miscellaneous Provisions	40
28.1 Estoppel Certificates	41
28.2 Memorandum/Notice of Lease	41
28.3 Force Majeure	41
28.4 Consequential Damages	41
28.5 Holding Over	41
28.6 Disputes	41
28.7 Quiet Enjoyment	41
28.8 Cost and Expense	42
28.9 Financial Reports	42
28.1 Access	42
28.11 Accord and Satisfaction	42
28.12 Limitation of Liability	43
28.13 Prevailing Party	43
28.14 Confidentiality	43
28.15 Consent of Landlord	44
28.16 Permitted Contests	44
28.17 Waiver	44
28.18 Interpretation	44
28.19 Subsidiaries or Affiliates of Landlord and Tenant	45
28.2 Landlord While an Owner	45
28.21 Equitable Remedies	45
28.22 Successors and Assigns	45
28.23 This Instrument	45
28.24 Headings	45
28.25 Counterparts	45
28.26 Governing Law; Venue; Service of Process; Waiver of Jury Trial.	45
Schedule 1.2.2 – Land and Sites	2
Schedule 22.1 – Subordination, Non-Disturbance and Attornment Agreement	3
Schedule 29.1 – Estoppel Certificate	8

LEASE AGREEMENT

This Lease Agreement (as amended, restated, replaced, supplemented, or otherwise modified from time to time, this “Lease”) is dated as of ______________, 2015 (“Effective Date”) and is made by and between:

Landlord:[ENTITY(IES) CONTROLLED BY GRAMERCY PROPERTY TRUST]

State and Type of

Organization:A Delaware _________________________________

Address:c/o Gramercy Property Trust
521 5th Avenue
New York, NY 10175

and

Tenant:________________________________________

State and Type of

Organization:________________________________________

Address:c/o Life Time Fitness, Inc.

2902 Corporate Place

Chanhassen, Minnesota 55317

In consideration of the rents and covenants set forth in this Lease, Landlord leases to Tenant and Tenant leases from Landlord all of Landlord’s rights, title, and interests in and to the Premises (defined below) upon the following terms and conditions:

ARTICLE I

Fundamental Lease Provisions

1.1Definitions.  For all purposes of this Lease, except as may be expressly set forth herein or unless the context clearly indicates a contrary intent, the following terms have the following definitions:

(a)“Acceptance Notice” has the meaning set forth in Section 27.1.

(b)“Action” means Tenant’s becoming insolvent within the meaning of the Code, filing a petition under the Code, or Tenant initiating a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts.

(c)“additional rent” means all sums of money required to be paid by Tenant under this Lease which are not specifically referred to as Annual Rent.

(d)“Adjustment Date” means the first day of the month following the month in which the fifth (5th) anniversary of the Effective Date occurs, and every fifth (5th) anniversary of such first day of the month thereafter during the Term.

NY\7064887.9

(e)“Affiliate” means any person or entity that directly or indirectly controls, is under common control with or is controlled by any other person or entity.  For purposes of this definition, “controls”, “under common control with” and “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity through the ownership of at least fifty percent (50%) of the voting securities, partnership interests, membership interests, or otherwise.

(f)“All Risk Coverage” has the meaning set forth in Section 16.3.

(g)“Annual Rent” means (1) for each twelve (12) month period commencing on the Effective Date and occurring within the period commencing on the Effective Date and ending on the day immediately preceding the first Adjustment Date during the Term, the sum of  $[______________], (2) for each twelve (12) month period commencing on the first Adjustment Date and occurring within the period commencing on the first Adjustment Date during the Term through the day immediately preceding the second Adjustment Date during the Term, the sum of (x) the Annual Rent payable for the twelve (12) month period immediately preceding the first Adjustment Date, plus (y) an amount equal to the product of (I) the Annual Rent payable for such twelve (12) month period immediately preceding the first Adjustment Date multiplied by (II) ten percent (10%), which increased Annual Rent shall constitute the Annual Rent due and payable for each twelve (12) month period occurring within the period commencing on the first Adjustment Date until the day immediately preceding the second Adjustment Date, and (3) thereafter each twelve (12) month period commencing on the second Adjustment Date throughout the remainder of the Term, each twelve (12) month period commencing on each subsequent Adjustment Date through the day preceding the day immediately preceding the next following Adjustment Date, the sum of (x) the Annual Rent payable for the twelve (12) month period immediately preceding the then-applicable Adjustment Date, plus (y) an amount equal to the product of (I) the Annual Rent payable for such twelve (12) month period immediately preceding the then-applicable Adjustment Date multiplied by (II) ten percent (10%), which increased Annual Rent shall constitute the Annual Rent due and payable for each twelve (12) month period occurring within the period commencing on the then-applicable Adjustment Date until the next applicable Adjustment Date, or the earlier expiration of the Term.

(h)“Anti-Money Laundering Laws” means all Applicable Legal Requirements on the prevention and detection of money laundering, including 18 U.S.C. § 1956 and 1957, and the BSA.

(i)“Applicable Legal Requirements” mean all statutes, ordinances, regulations, codes, by-laws and requirements of any Governmental Authority having jurisdiction, including Environmental Laws and zoning, health, fire, safety and building codes, applicable to Tenant or the Premises.

(j)“BSA” means the Bank Secrecy Act (31 U.S.C. § 5311 et. seq.), and its implementing regulations, Title 31 Part 103 of the U.S. Code of Federal Regulations.

(k)“Buildings” has the meaning set forth in the definition of the term “Improvements.”

(l)“Change of Control” means a change in control resulting from direct or indirect transfers of voting stock or partnership, membership or other ownership interests, whether in one or a series of transactions.  For purposes of this definition, the word “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Tenant or Guarantor and a Change of Control will occur if any of the following occur: (i) any merger or consolidation by Tenant or Guarantor with or into any other entity in which the voting securities of Tenant or Guarantor outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving or acquiring entity) beneficial ownership, directly or indirectly, of less than 50% of the combined voting power of the voting securities of Tenant, Guarantor or such surviving or acquiring entity; or (ii) if any “Person” as defined in Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, subsequent to the Effective Date, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of Tenant or Guarantor representing 50% or more of the combined voting power of Tenant’s or Guarantor’s, as applicable, then outstanding securities (other than indirectly as a result of the redemption by Tenant or Guarantor, as applicable, of its securities), provided, however, consummation of a public offering of common stock or other equity interests of Tenant or Guarantor on a nationally or regionally recognized exchange shall not constitute a Change of Control, and following any such public offering, transfers of shares on a nationally or regionally recognized exchange (other than pursuant to a “take private transaction”) shall be permitted.  Notwithstanding anything to the contrary herein, any direct or indirect transfers of voting stock or partnership, membership or other ownership interests, whether in one or a series of transactions, solely between Fund Entities, or any Affiliate of any Fund Entities, shall not constitute a Change of Control.

(m)“Code” means Title 11 of the United States Code, 11 U.S.C. Sec. 101 et seq., as amended.

(n)“Consent-Needed Transaction” has the meaning set forth in Section 19.1.

(o)“Corrective Action” means environmental investigation and remediation, including Phase II testing, sampling, engineering, consulting, reporting, active remediation, passive remediation, monitoring and risk assessment or any combination of these activities.

(p)“Discount Rate” means the greater of (1) the interest rate (on the date of the occurrence of the Event of Default) on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York, plus [5%], and (2) the Prime Rate on the date of the occurrence of the Event of Default.

(q)“EBITDA” has the meaning set forth in Section 19.2.

(r)“Effective Date” has the meaning specified in the preamble.

(s)“Environmental Laws” means all applicable federal, state, or local laws now or hereafter enacted, including the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) 42 USC §9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 USC §6901 et seq., the Federal Toxic Substances Control Act, 15 USC §2601 et seq., the Federal Hazardous Material Transportation Law, 49 USC §5101 et seq., the Federal Clean Air Act, 42 USC §7401 et seq., the Federal Water Pollution Control Act, 33 USC §1251 et seq., the environmental laws of the states in which the Premises is located and/or any other federal, state or local law (including common law), rule, regulation, order or publicly filed land use restriction or restrictive covenant, which in each case, relate to the handling, treatment, storage, transportation, disposal or Release of Hazardous Materials or the protection of human health or the environment with respect to a Release or a threatened Release of Hazardous Materials, all as amended.

(t)“Event of Default” has the meaning set forth in Section 25.1.

(u)“Exchange Act” has the meaning set forth in the definition of the term “Change of Control.”

(v)“Expansion” has the meaning set forth in Section 12.2.

(w)“Extra Period” has the meaning set forth in Section 5.2.

(x)“Fair Market Rent” has the meaning set forth in Section 5.3.

(y)“Final Default” has the meaning set forth in Section 25.1(e).

(z)“First Default Notice” has the meaning set forth in Section 25.1(e).

(aa)“Fitness Use” means any athletic club, health and/or fitness center/gym/studio and/or wellness center, yoga or Pilates studio/gym or facility, day spa, including an operation providing massage therapy, hydrotherapy, or body, hair or nail treatments.

(bb)“Fixtures” means all equipment, machinery, fixtures, and other items of real and/or personal property (to the extent not Tenant’s Property), including all components thereof, now and hereafter located in, on or used in connection with and permanently affixed to or incorporated into the Improvements, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air cooling and air-conditioning systems, apparatus, sprinkler systems, fire and theft protection equipment, and built in oxygen and vacuum systems, all of which, to the greatest extent permitted by Applicable Legal Requirements, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto.

(cc)“Force Majeure” has the meaning set forth in Section 28.3.

(dd)“Fund Entities” has the meaning set forth in Section 19.2(f).

(ee)  “Governmental Authority” means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over the Premises or Tenant.

(ff)“Guarantor” means Life Time Fitness, Inc., a Minnesota corporation, and its permitted successors and assigns.

(gg)“Guaranty” means that certain Guaranty of Lease, dated as of the date hereof, from Guarantor to Landlord guaranteeing the payment and performance by Tenant of all of Tenant’s obligations under this Lease.

(hh)“Hazardous Materials” means material or substance in whatever form, which, because of its quantity, concentration, chemical, corrosive, flammable, reactive, toxic, infectious or radioactive characteristics, either separately or in combination with any substance or substances, constitutes a threat to human health, safety, welfare or to the environment when improperly stored, treated, transported, disposed of, used or otherwise managed.  The term shall also include petroleum (including crude oil or any fraction thereof) or petroleum by-products, all substances which are defined as a “hazardous substance” pursuant to 42 USC §9601 (14), and those substances that are regulated or restricted under the Environmental Laws as “hazardous” or “toxic” (or terms of similar intent or meaning).

(ii)“Improvements” means all buildings, structures and other improvements and Expansions (collectively, the “Buildings”) of every kind now or hereafter located on or under the Land, including alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on site and off site to the extent Landlord has obtained any interest in the same), parking areas and roadways appurtenant thereto.

(jj)“Indemnified Parties”  means Landlord, Landlord Mortgagee and their respective directors, officers, shareholders, trustees, beneficial owners, partners and members, any directors, officers,

shareholders, trustees, beneficial owners, partners, members of any shareholders, beneficial owners, partners or members of Landlord or Landlord Mortgagee, and all employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any of the foregoing, including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Landlord or Landlord Mortgagee, as applicable.

(kk)“Index” means the Consumer Price Index which is designated for the applicable month of determination as the United States City Average for All Urban Consumers, All Items, Not Seasonally Adjusted, with a base period equaling 100 in 1982-1984, as published by the United States Department of Labor’s Bureau of Labor Statistics or any successor agency.

(ll)“Index Increase” means the quotient (expressed as a percentage) of (a) the positive difference, if any, between (i) the average of the Index for the five years ended two months prior to the applicable Adjustment Date and (ii) the average of the Index for the five years ended sixty-two months prior to such Adjustment Date (the “Base Index”), and (b) the Base Index.  In the event the statistics are not available or in the event that publication of the Index is modified or discontinued in its entirety, the Index Increase shall be determined on the basis of an index chosen by Landlord as a comparable and recognized index of the purchasing power of the United States consumer dollar published by the United States Department of Labor or other governmental agency.  In the event that the Index contemplated herein is not reported for the months required for the calculation set forth above, the parties agree to utilize the Index reported for the month(s) nearest preceding the month(s) required for such calculation.

(mm)“Initial Term” means that period beginning on the Effective Date and ending on the last day of a month in which the twentieth (20th) anniversary of the Effective Date occurs, provided that if the Effective Date is the first day of the month, the Initial Term shall end on the day immediately preceding the twentieth (20th) anniversary of the Effective Date.

(nn)“Land” means all tracts, pieces, and parcel(s) of property or properties located at the street address set forth and also described particularly in Schedule 1.1, and all easements, rights, and appurtenances relating to each such property, as applicable.

(oo)“Landlord” has the meaning specified in the preamble.

(pp)“Landlord Mortgagee” means any holder of a mortgage or ground lease with respect to the Premises of which Landlord has delivered to Tenant the name and address and requested that Landlord Mortgagee be designated as such, provided that such party has delivered to Tenant an agreement contemplated by Section 22.1.

(qq)“Landlord Non-Disturbance Agreement” means an agreement in which Landlord agrees that the subtenant’s rights under the Sublease shall continue in full force and effect if this Lease is terminated not as a result of the default of the subtenant or the occurrence of an event relating to the portion of the Premises sublet to the subtenant, so long as the subtenant is not in default under the Sublease at any time thereafter as would entitle Tenant, as sublandlord, to terminate the same.

(rr)“Landlord’s Subordination and Consent” has the meaning set forth in Section 15.1.

(ss)“Lease” has the meaning specified in the preamble.

(tt)“Lease Interest Rate” means the lesser of (i) the annual rate of ten percent (10.0%) and (ii) the highest rate permitted by Applicable Legal Requirements.

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(uu)“Leased Improvements” means, collectively, the Fixtures and the Improvements.

(vv)“Leasehold Mortgage”  means any leasehold deed of trust, mortgage, deed to secure debt, assignment of leases and rents, assignment, security agreement, or other security document securing financing from a lender of Tenant and encumbering Tenant’s leasehold interest in the Premises.

(ww)“Losses” means any and all claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including reasonable attorneys’ fees, court costs and other costs of defense) actually incurred by the applicable party.

(xx)“MAI Appraisers” has the meaning set forth in Section 5.3.

(yy)“Material Adverse Effect” means any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the business, assets, financial condition, results of operations or prospects of Tenant or Guarantor or the Premises or the ability of Tenant to perform its obligations under this Lease.

(zz)“mortgage” means mortgages, deeds of trust, deeds to secure debt and other similar instruments and modifications, and amendments, consolidations, extensions, renewals or substitutions thereto or thereof.

(aaa)“OFAC Laws and Regulations” means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and the Cuban Assets Control Regulations (Title 31 Part 515 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists (including the Specially Designated Nationals and Blocked Persons List) and any other requirements of any Governmental Authority (including the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

(bbb)“Offer” has the meaning set forth in Section 27.1.

(ccc)“Original Tenant” has the meaning set forth in Section 19.4.

(ddd)“Permitted Amounts” means, with respect to any given level of Hazardous Materials, that level or quantity of Hazardous Materials in any form or combination of forms the presence, use, storage, Release or handling of which does not constitute a violation of any Environmental Laws and is customarily employed in the ordinary course of, or associated with, similar businesses located in the state in which the Premises are located.

(eee)“Permitted Exceptions” has the meaning set forth in Section 3.1.

(fff)“Permitted Transferee” means a

(i) Qualified Financial Buyer provided that, following the proposed assignment or transfer, the Premises will be managed and operated either by substantially the same management

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team that managed and operated the Premises prior to such assignment or transfer or by a manager and operator that has been engaged in the business of the management and operation of such Qualified Financial Buyer’s intended use of the Premises (provided such use is permitted hereunder) for at least five (5) years; or

(ii) Qualified Strategic Buyer.

(ggg)“Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

(hhh)“Premises” means, collectively, the Land and the Leased Improvements.

(iii)“Prime Rate” means the prime rate of interest as reported in The Wall Street Journal or, if The Wall Street Journal is no longer published or no longer reports such prime rate, the prime rate of interest as reported in other authoritative publication or news retrieval service.

(jjj)“Proceeding” has the meaning set forth in Section 25.1(e).

(kkk)“Proprietary Information” means the business concept, equipment, operating techniques, marketing methods, financial information (including Tenant’s financial reports delivered to Landlord under Section 27.1), demographic techniques, plans, site renderings, schedules, customer profiles, preference or statistics, itemized costs, territories and development plans and all related trade secrets or confidential or proprietary information treated as such by Landlord or Tenant, whether by course of conduct, by letter or report or by use of any appropriate proprietary stamp of legend designating such information item to be confidential or proprietary, by communication to such effect made prior to or at the time any such Proprietary Information is disclosed to Landlord or Tenant, or otherwise.

(lll)“Qualified Financial Buyer” means any private equity or private investment firm or fund, sovereign wealth fund, investment company, Qualified Institutional Buyer (within the meaning of Rule 144 promulgated under the Securities Exchange Act of 1933), Qualified Purchaser (as defined under the Investment Company Act of 1940), insurance company, pension fund, pension fund advisor, any entity controlled by a Governmental Authority, or any other financial or institutional investor, in each case, where such entity (or group of entities, as applicable) equity capital under management of at least One Billion Dollars ($1,000,000,000).

(mmm)“Qualified Strategic Buyer” means any entity that (i) has been, or has engaged an operator that has been, engaged in the business of such Qualified Strategic Buyer’s intended use of the Premises (provided such use is permitted hereunder) for at least five (5) years, and (ii) has consolidated total assets (after giving effect to the transfer) of not less than One Billion Dollars ($1,000,000,000).

(nnn)“Release” shall mean any leaking, spilling, pouring, pumping, emitting, injecting, escaping, leeching, dumping, discharging, depositing or disposing of any material, substance or Hazardous Materials into the environment (including the air, soil, groundwater or surface water) in sufficient quantity or concentration such that notification to a Governmental Authority is required under Environmental Laws.

(ooo)“Rent Reset Date” shall mean [INSERT DATE TIED TO ECONOMIC USEFUL LIFE WHICH DATE SHALL BE NO EARLIER THAN ___________, 20__].

(ppp)“Sale” has the meaning set forth in Section 7.3.

(qqq)“Second Default Notice” has the meaning set forth in Section 25.1(e).

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(rrr)“Structural Alterations”  means any alterations that would be reasonably expected to affect any structural component of the Improvements, the cost of which exceeds $500,000 during the tenancy of Tenant, or $1,000,000 with respect to initial alterations made by any permitted assignee of Tenant’s interest hereunder, in each case either individually or in the aggregate over any 12-month period; provided that the following shall not constitute Structural Alterations: (i) alterations with respect to Tenant’s brand imaging and trademarks on the façades of or interior of the Buildings; (ii) alterations concerning any HVAC system or other building system such as electrical, plumbing, mechanical, or engineering systems; and (iii) emergency repairs to the slab on grade.

(sss)“Sublease” shall mean any sublease of all or any portion of the Premises permitted under the terms of this Lease.

(ttt)“Tax Challenge” has the meaning set forth in Section 7.6.

(uuu)“Taxes” has the meaning set forth in Section 7.1.

(vvv)“Temporary Taking” has the meaning set forth in Section 18.4.

(www)“Tenant” has the meaning specified in the preamble.

(xxx)“Tenant Environmental Liabilities” means the liabilities arising in connection with (i) any Release or threat of Release of Hazardous Materials at or onto the Premises or (ii) any violation of Environmental Laws occurring at the Premises, in each case to the extent caused by Tenant, Guarantor or any of their representatives, agents or Affiliates.

(yyy)“Tenant Parties” has the meaning set forth in Section 13.1.

(zzz)“Tenant’s Permitted Contest Rights” has the meaning set forth in Section 6.4.

(aaaa)“Tenant’s Property” means the following property, whether or not located at, in or on the Premises, and which property does not constitute a portion of the Premises and shall at all times during and after the Term be the property of Tenant: (i) all items of personal property, equipment and trade fixtures in the Premises, and whether or however attached to the Leased Improvements, at any time that are necessary, incidental or convenient to the business from time to time conducted at the Premises, including, exercise equipment, kitchen equipment and furnishings, work stations, portable or movable partitions, receptionist desks, millwork, credenzas, computer installations (including computers, computer hardware, raised flooring, freestanding supplemental air conditioning or cooling systems therefor), communications systems and equipment, financial services equipment (such as ATM’s), safes, safe doors, bulletin boards, book shelves and file cabinets; (ii) all furniture, inventory, racking, shelving, and other personal property; (iii) any personal property, equipment or fixtures which is either not owned by Landlord or Tenant or is on consignment to Tenant, including any personal property owned by Tenant, subtenants, employees or invitees; (iv) all signs and other forms of business identification; and (v) any other items of personal property whatsoever, but excluding central HVAC and other building systems (other than telecommunications equipment, which shall be deemed the personal property of Tenant), walls (other than demountable walls or partitions), doors, trim, floor and wall coverings, ceiling lights and tile, window shades and the like.

(bbbb)“Tenant’s Intellectual Property” means all of Tenant’s [trade names, trademarks, trade dress, copyrights, patents, trade secrets, Life Time Fitness brands and other intellectual property owned by or associated with Life Time Fitness].

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(cccc)“Term” means the Initial Term, as extended by Tenant’s exercise of the rights set forth in Article V, as provided in this Lease.

(dddd)“Term Extension Options” means four (4) extensions of five (5) years each.

(eeee)“Termination Notice” has the meaning set forth in Section 10.3.

(ffff)“Third Party Environmental Liabilities” means the liabilities arising in connection with (i) the Release or threat of Release of Hazardous Materials at or onto the Premises or (ii) any violation of Environmental Laws occurring at the Premises, in each case to the extent caused by any Person other than the Landlord, Guarantor or Tenant or their respective representatives, agents or Affiliates.

(gggg)“Turnover Amount” has the meaning set forth in Section 17.1.

(hhhh)“U.S. Publicly-Traded Entity” means an entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the U.S. or a wholly-owned subsidiary of such an entity.

ARTICLE II

Lease Characterization

2.1Lease Characterization.

A.Landlord and Tenant intend that this Lease is a “true lease” and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease.  Landlord and Tenant intend that the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between Landlord and Tenant.

B.Landlord and Tenant acknowledge and agree that the Term, including any term extensions provided for in this Lease, is less than the remaining economic life of the Premises.

C.Each of the parties (1) waives any claim or defense based upon the characterization of this Lease as anything other than a “true lease” or that asserts that this Lease is anything other than a “true lease,” (2) stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Premises as a “true lease,” (3) stipulates and agrees that nothing contained in this Lease creates or is intended to create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, and (4) shall support the intent of the parties that the lease of the Premises pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.  Each party shall prepare and file all tax returns consistent with the foregoing and shall not take any position inconsistent with this Section 2.1 for any U.S. federal, state or local income tax purposes.

D.The expressions of intent, the waivers, the representations and warranties, the covenants, the agreements and the stipulations set forth in this Section are a material inducement to each of Landlord and Tenant in entering into this Lease.

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ARTICLE III

Premises

3.1Leasing of Premises.  Landlord leases to Tenant and Tenant leases from Landlord exclusive possession and use of the Premises, subject to the Permitted Exceptions, for the Term, upon the terms and conditions of this Lease.  The Premises are leased to Tenant “AS IS” and “WHERE IS” without representation or warranty by Landlord, except as expressly set forth herein, subject to the rights of parties in possession, to the existing state of title as set forth in the title insurance policy issued to Landlord in connection with its acquisition of the Premises, and any state of facts which an accurate survey or physical inspection might reveal, each as of the Effective Date, together with such easements, restrictions, liens and encumbrances to which Tenant gives its written consent during the Term (collectively, the “Permitted Exceptions”), and all Applicable Legal Requirements now or hereafter in effect.

3.2Encumbrances.

(a)Landlord shall not place of record or amend, modify or terminate any reciprocal or cross-easement agreement or any other covenant, condition, restriction, or other item of record (other than the mortgage and/or assignment of rents and leases in favor of a Landlord Mortgagee so long as such mortgage and/or assignment of rents and leases has been entered into in accordance with the terms and conditions of this Lease), in any way affecting the Premises without Tenant’s consent, which consent may be withheld in Tenant’s reasonable discretion.  Landlord authorizes Tenant to enforce any such agreement(s) on Landlord’s or Tenant’s behalf, and Landlord shall cooperate and furnish any pertinent information needed toward Tenant’s enforcement of same, at no cost or expense to Landlord other than any de minimis cost or expense.  Tenant shall be obligated to comply with any Permitted Exceptions, including paying all amounts owed thereunder by the owner of the Premises, provided that Tenant shall not be responsible for any charges arising out of any matters of record that were voluntarily created or imposed by Landlord or an Affiliate of Landlord after the Effective Date that were not created or imposed with the written approval or at the written request of Tenant.  Landlord shall promptly provide Tenant with a copy of any written notice or other written communication received by Landlord with respect to any Permitted Exceptions.

(b)Landlord shall cooperate with Tenant, at no cost or expense to Landlord other than any de minimis cost or expense, in placing of record or amending, modifying, or terminating any reciprocal or cross-easement agreement or any other covenant, easement or restriction reasonably requested by Tenant.

ARTICLE IV

Representations and Warranties of Tenant

4.1Representations and Warranties of Tenant.  The representations and warranties of Tenant contained in this Section are being made to induce Landlord to enter into this Lease and Landlord has relied, and will continue to rely, upon such representations and warranties.  Tenant represents and warrants to Landlord as of the Effective Date as follows:

A.Organization, Authority and Status.

(i)Tenant is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation.

(ii)Tenant is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in each state where the Premises are located.

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(iii)Tenant is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in any other jurisdiction where the failure to be qualified would reasonably be expected to result in a Material Adverse Effect.

(iv)All necessary action has been taken to authorize the execution, delivery and performance by Tenant of this Lease and of the other documents, instruments and agreements provided for herein.

(v)Tenant is not a “foreign corporation”, “foreign partnership”, “foreign trust”, “foreign limited liability company” or “foreign estate”, as those terms are defined in the Internal Revenue Code of 1986, as amended (the “Tax Code”), and the regulations promulgated thereunder.

(vi)The person(s) who have executed this Lease on behalf of Tenant are duly authorized to do so.

(vii)Neither Tenant nor, to Tenant’s knowledge, any individual or entity owning directly or indirectly any interest in Tenant, is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations; provided, however, the representations contained in this sentence shall not apply to any Person to the extent such Person’s interest is in or through a U.S. Publicly-Traded Entity.

B.Enforceability.  Upon execution by Tenant, this Lease shall constitute the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other Applicable Legal Requirements affecting the rights of creditors generally and general principles of equity.

C.Litigation.  There are no suits, actions, proceedings or investigations pending, or, to Tenant’s knowledge, threatened against or involving Tenant or the Premises before any arbitrator or Governmental Authority, except for such suits, actions, proceedings or investigations which, individually or in the aggregate, are covered by insurance or would not reasonably be expected to result in a Material Adverse Effect.

D.Absence of Breaches or Defaults.  Tenant is not, and the authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result, in any breach or default under any document, instrument or agreement to which Tenant is a party or by which Tenant or the Premises is subject or bound, except for such breaches or defaults which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  Tenant’s authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not violate any Applicable Legal Requirements, except for such violations which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  Tenant has not assigned, transferred, mortgaged, hypothecated or otherwise encumbered this Lease or any rights hereunder or interest herein.

E.Licenses and Permits.  All necessary licenses and permits, both governmental and private, to use and operate the Premises in accordance with this Lease are in full force and effect, except for such licenses and permits the failure of which to obtain has not had, and would not reasonably be expected to result in, a Material Adverse Effect.

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F.Environmental.  Except as set forth in the environmental reports provided to Landlord in connection with Landlord’s acquisition of the Premises, and except as would not be reasonably expected to result in a Material Adverse Effect with respect to the use or operation of the Premises, to Tenant’s knowledge:

(i)Tenant complies with all Environmental Laws and holds, maintains and complies with permits, licenses or similar authorizations required to construct, occupy, operate or use the Premises under Environmental Laws;

(ii)Tenant has not received any written notice from any Governmental Authority alleging or finding a violation of Environmental Law at the Premises that has not been complied with prior to the date hereof;

(iii)Except in Permitted Amounts, (x) there has been no and there is no Release or threatened Release of any Hazardous Materials at the Premises and (y) Tenant has not and does not use, handle, manufacture, generate, produce, store or process Hazardous Material at the Premises;

(iv)Tenant has not received any written claim, demand, lawsuit or other communication from any person or entity (including but not limited to a Governmental Authority) alleging any liability of Tenant for any Release of Hazardous Materials at the Premises that has not been settled or otherwise resolved prior to the date hereof;

(v)Tenant has provided or otherwise made available to Landlord all environmental audits, reports, and assessments concerning the Premises that are in the possession, custody or control of Tenant and that were prepared within the past sixty (60) days and relating to the Premises;

(vi)The Premises is currently free and clear of all liens and other encumbrances imposed pursuant to any Environmental Laws; and

(vii)Except as specifically disclosed to Landlord, Tenant has made no undertaking, contract or commitment to any Person other than Landlord that would render Tenant responsible for any Release, threat of Release, Corrective Action or violation of any Environmental Laws affecting or relating to the Premises.

4.2Representations and Warranties of Landlord.  The representations and warranties of Landlord contained in this Section are being made to induce Tenant to enter into this Lease and Tenant has relied, and will continue to rely, upon such representations and warranties.  Landlord represents and warrants to Tenant as of the Effective Date as follows:

A.Organization, Authority and Status.

(i)Landlord is duly organized or formed, validly existing and in good standing under the Applicable Legal Requirements of its state of incorporation or formation.

(ii)Landlord is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in each state where the Premises are located.

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(iii)Landlord is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in any other jurisdiction where the failure to be qualified would reasonably be expected to result in a material adverse effect on Landlord’s ability to perform its obligations under this Lease.

(iv)All necessary action has been taken to authorize the execution, delivery and performance by Landlord of this Lease and of the other documents, instruments and agreements provided for herein.

(v)Landlord is not a “foreign corporation”, “foreign partnership”, “foreign trust”, “foreign limited liability company” or “foreign estate”, as those terms are defined in the Tax Code and the regulations promulgated thereunder.

(vi)The person(s) who have executed this Lease on behalf of Landlord are duly authorized to do so.

(vii)Landlord, and no individual or entity owning directly or indirectly any interest in Landlord, is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations; provided, however, the representations contained in this sentence shall not apply to any Person to the extent such Person’s interest is in or through a U.S. Publicly-Traded Entity.

B.Enforceability.  Upon execution by Landlord, this Lease shall constitute the legal, valid and binding obligation of Landlord, enforceable against Landlord in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other Applicable Legal Requirements affecting the rights of creditors generally and general principles of equity.

C.Litigation.  There are no suits, actions, proceedings or investigations pending, or, to Landlord’s knowledge, threatened against or involving Landlord before any arbitrator or Governmental Authority, except for such suits, actions, proceedings or investigations which, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on Landlord’s ability to perform its obligations under this Lease.

D.Absence of Breaches or Defaults.  Landlord is not, and the authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in, any breach or default under any document, instrument or agreement to which Landlord is a party or by which Landlord is subject or bound, except for such breaches or defaults which, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on Landlord’s ability to perform its obligations under this Lease.  Landlord’s authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not violate any Applicable Legal Requirements, except for such violations which, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on Landlord’s ability to perform its obligations under this Lease.  Landlord has not assigned, transferred, mortgaged, hypothecated or otherwise encumbered this Lease or any rights hereunder or interest herein.

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ARTICLE V

Extension Rights

5.1Extension Rights.  Tenant shall have the right to exercise the number of Term Extension Options set forth in the definition thereof, each for the number of years set forth in the definition thereof.  Notice of the exercise of any Term Extension Option shall be given by Tenant to Landlord at least nine (9) months prior to the expiration of the then current Term.  If Tenant fails to exercise timely any Term Extension Option, Landlord shall send a reminder notice to Tenant that Tenant has failed to exercise its Term Extension Option within the provided time period and Tenant shall have thirty (30) days from receipt of the reminder notice in which to exercise its Term Extension Option.  Landlord may also send Tenant the reminder notice no more than fifteen (15) months before the then current Term’s expiration, in which event Tenant shall have thirty (30) days from receipt of the reminder notice or twelve (12) months from before the expiration of the then current Term, whichever is later, in which to exercise the Term Extension Option.  TIME IS OF THE ESSENCE WITH RESPECT TO TENANT’S OBLIGATIONS SET FORTH IN THIS SECTION 5.1.

5.2Extra Period.  Tenant shall have the right to extend the Term for an extra period beginning with the expiration of the Term and ending upon the one (1) year anniversary of the expiration of the Term (“Extra Period”).  Tenant’s election must be exercised by notice given to Landlord at least nine (9) months prior to the expiration of the then current Term; provided, however, if Landlord sends Tenant the reminder notice under Section 5.1 no more than fifteen (15) months before the then current Term’s expiration, Tenant shall have thirty (30) days from receipt of the reminder notice or twelve (12) months from before the expiration of the then current Term, whichever is later, in which to exercise the Extra Period.  If Tenant extends the Term for the Extra Period and has not exercised all of its Term Extension Options, the Annual Rent payable for the Extra Period shall be the same as the Annual Rent payable for the next unexercised Term Extension Option.  Where no Term Extension Options remain, the Annual Rent for the Extra Period shall be the same as the Annual Rent for the final Term Extension Option.  Tenant’s exercise of its rights to extend the Term for the Extra Period shall be deemed to be a waiver of any unexercised Term Extension Options.

5.3No Further Instrument/Term Extension Rent/Extra Period Rent.    If Tenant timely exercises any Term Extension Option and/or the option for the Extra Period, the Term shall be automatically extended for the applicable Term Extension Option or the Extra Period, as applicable, upon the same terms and conditions as are set forth in this Lease except that the Annual Rent for the Term Extension Option shall be determined as provided in the definition of the term “Annual Rent,” and the Annual Rent for the Extra Period shall be as stated in Section 5.2 and there shall be no requirement for any further documentation.  For the avoidance of doubt, the commencement date of any Term Extension Option shall be an Adjustment Date.   Notwithstanding the above, on the Rent Reset Date and provided that the term of this Lease is extended, the Annual Rent shall be adjusted to an amount equal to the greater of (i) the Annual Rent that was payable for the twelve (12) month period immediately prior to the Rent Reset Date and (ii) the then Fair Market Rent.  In addition, the Annual Rent payable thereafter for each twelve (12) month period to occur in the Term (or extended term, as the case may be) shall be increased as set forth in the definition of Annual Rent, provided that the Adjustment Date for Annual Rent shall be the fifth (5th) anniversaries of the Rent Reset Date during the remainder of the Term.  The parties shall commence the process for determining Fair Market Rent three (3) months prior to the Rent Reset Date.  With respect to the determination of the “Fair Market Rent”, if, after thirty (30) days, the parties are unable to agree upon the Fair Market Rent, taking into account (v) rent payable under leases for similar Fitness Uses with similar site level profitability (if the Premises is then used for a Fitness Use), (w) the length of the extended term, (x) that Landlord shall not be required to offer concessions and free rent, (y) that Landlord shall not be required to allow for or perform construction of tenant improvements

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or pay for  tenant allowances for such improvements, and (z) Landlord shall not suffer any downtime related to reletting the space and having no obligation to pay for any brokerage fees, then each party shall engage an independent MAI Appraiser (defined below) which MAI Appraisers shall promptly prepare a determination of the Fair Market Rent and give notice thereof to each other and to Landlord and Tenant.  Such two MAI Appraisers shall have ten (10) days after the receipt of notice of each other’s determination to confer with each other and to attempt to reach agreement as to the determination of Fair Market Rent.  If such two MAI Appraisers shall concur as to the determination of the Fair Market Rent, such concurrence shall be final and binding upon Landlord and Tenant.  If such two MAI Appraisers shall fail to concur, then such two MAI Appraisers, within the next ten (10) days, shall designate a third MAI Appraiser, which third MAI Appraiser shall, within ten (10) days of designation, choose one of the determinations (and no other) of the two MAI Appraisers originally selected by the parties and the choice by the third MAI Appraiser shall be binding upon Landlord and Tenant.  In making such determination, each appraiser shall consider the other provisions hereof, rentals received in the general market area in which the Premises is located for similar buildings of comparable characteristics, including, but not limited to, comparable lease terms, age, condition and classification.  The costs and expenses of all such appraisals, including the fees of the appraisers in the event that the Annual Rent is adjusted to Fair Market Rent, shall be paid fifty percent (50%) by Tenant and fifty percent (50%) by Landlord.  The determination of the appraiser as to the Fair Market Rent shall be conclusive upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof.  “MAI Appraisers” shall mean firms or individuals, each of whom shall have not less than five (5) years’ experience in appraising retail commercial real estate, preferably in areas where the Premises is situated.

ARTICLE VI

Annual Rent

6.1Minimum Rent.  Tenant agrees to pay to Landlord, at Landlord’s address or such other place as Landlord shall advise Tenant, without setoff, deduction, notice or demand except as expressly set forth in this Lease, Annual Rent. Monthly installments equal to 1/12 of Annual Rent shall be payable on the first day of each calendar month, in advance, during the Term, with the first payment payable on the Effective Date.  In the event Tenant is obligated to pay Annual Rent for less than a full calendar month, Annual Rent shall be prorated on a daily basis based upon the actual number of days in the prorated month.  Upon execution of this Lease, Tenant shall authorize Landlord to establish arrangements whereby payments of the Annual Rent are transferred by Automated Clearing House Debit initiated by Landlord or its designee directly from an account at a U.S. bank in the name of Tenant to such account as Landlord may designate; provided, however, upon thirty (30) days’ notice from Landlord to Tenant delivered in the manner set forth in Article 26, Tenant shall deliver all payments of Annual Rent as specified in such notice from Landlord.

6.2Late Payment.    If Tenant fails to pay any installment of Annual Rent when due, then Tenant shall pay Landlord interest thereon at the Lease Interest Rate from the due date to the payment date..

6.3Payment to Party Claiming Annual Rent.    If any party other than Landlord demands payment of Annual Rent or additional rent due hereunder and alleges its right to receive the Annual Rent or other amounts as a result of a transfer of Landlord’s interest in this Lease, Tenant shall not be obligated to honor the demand unless Tenant receives written instructions to do so from the party to whom Tenant is then paying Annual Rent or shall have otherwise received evidence acceptable to Tenant of the right of the party making the demand.  The withholding by Tenant of Annual Rent or other amounts payable hereunder pending the determination of the rights of the party making the demand shall not be a default by Tenant as long as Tenant makes timely payments of the amount due to an escrow agent reasonably acceptable to Tenant and the party making the demand, to be held by such escrow agent until such time as a final and

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binding determination is made relative to the party entitled to such payments, and thereafter the escrow agent shall be directed by the parties to disburse the funds in accordance with such determination.

6.4Additional Rent.    Landlord shall have the same remedies for the non-payment of additional rent as are available to Landlord for the non-payment of Annual Rent, subject to Tenant’s rights under Sections 7.6,  14.1(a), and 28.16 (collectively, “Tenant’s Permitted Contest Rights”).

ARTICLE VII

Taxes

7.1Taxes.  Except as provided in Section 7.3, Tenant shall be obligated to pay all taxes and assessments imposed by a Governmental Authority of every type or nature assessed against, imposed upon or arising with respect to the Premises, this Lease, or the rental or other payments due under this Lease prior to or during the Term, including the following:

(i)all taxes and assessments upon the Premises or any part thereof and upon Tenant’s Property or property acquired by Landlord in connection with its purchase of the Premises and which comprises a portion thereof or any tax or charge levied in lieu of such taxes and assessments;

(ii)all taxes, charges, license fees and/or similar fees imposed by reason of the use of the Premises by Tenant; and

(iii)all excise, transaction, privilege, license, sales, use and/or other taxes upon the rental or other payments due under this Lease, the leasehold estate of either party or the activities of either party pursuant to this Lease, including, without limitation, and all Texas margin tax and/or any other business tax imposed under Texas Tax Code Chapter 171 and/or any successor statutory provision for reports due under any such provision.  In addition, if at any time during the Term any governmental authority imposes a gross receipts, excise or any other tax, fee, charge, and/or assessment of any kind or nature on or against the Annual Rent and/or additional rent payable under this Lease or otherwise received from the Buildings or the Premises, either in substitution of all or any part of the taxes, fees, charges, and assessments levied or assessed against the Buildings or the Premises, or in addition thereto, Tenant will pay promptly the entire amount of such gross receipts, excise or other tax, fee, charge, or assessment payable on account of the Annual Rent and/or additional rent whether such gross receipts, excise or other tax, fee, charge, or assessment is imposed nominally on Landlord or Tenant, such payment to be made either directly to the appropriate governmental authority (if such is required by such governmental authority) or indirectly, by payment as additional rent to Landlord, which will in turn promptly pay over amounts received by it pursuant to the foregoing provisions to such authority.

The foregoing are referred to herein as “Taxes”.

7.2Payment of Taxes.  Tenant shall pay Taxes before any penalty (other than non-delinquent interest) accrues thereon or any lien is imposed against the Premises pursuant to Applicable Legal Requirements as a result of such failure.

7.3Excluded Taxes.  Notwithstanding the foregoing, in no event will Tenant be required to pay any (i) net income taxes (however denominated), (ii) any tax imposed with respect to the sale, exchange or other disposition by Landlord, in whole or in part, of the Premises or Landlord’s interest in this Lease (unless such sale, exchange or other disposition by Landlord is to Tenant or an Affiliate of Tenant), or (iii) any increase in the Taxes set forth in Section 7.1(i) resulting solely from the sale, exchange or other

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disposition by Landlord, in whole or in part, of the Premises or Landlord’s interest in this Lease (unless such sale, exchange or other disposition by Landlord is to Tenant or an Affiliate of Tenant) (a “Sale”) payable from the date of such increase until the Premises is reassessed in accordance with the standard reassessment cycle, unless such reassessment results solely from such Sale, in which event Tenant shall not be responsible to pay such increase in Taxes until such date as the Premises is reassessed and any resulting increase in Taxes does not result solely from such Sale.  For the avoidance of doubt, any increase in Taxes resulting from any reassessment, other than solely resulting from a sale as provided above, shall be the sole responsibility of Tenant.

7.4Payment of Tax.    All taxing authorities shall be instructed to send all Tax invoices to Tenant.  In the event any taxing authority sends the invoices to Landlord instead of Tenant, Landlord shall promptly forward such invoices to Tenant.  As promptly as is reasonably practicable after Tenant has received evidence from any taxing authority that any required Tax payment has been paid, Tenant shall provide Landlord with a copy of such evidence that such Tax was paid.  If Landlord receives any tax bills or notice of assessments from any Governmental Authority for the Premises, Landlord shall promptly forward a copy of such tax bill or notice of assessment to Tenant.

7.5Abatements.    For the purpose of determining payments due from Tenant under this Article VII, the Taxes shall be the Taxes assessed until such time as the Taxes are reduced by abatement, refund or rebate.  If any abatement, refund or rebate is granted, the Taxes shall be the Taxes as so reduced.  Any rebate, refund or abatement received subsequent to payment of Taxes by Tenant shall be refunded to Tenant by Landlord within thirty (30) days of receipt by Landlord, even if the abatement is received after the expiration or earlier termination of this Lease with respect to the Premises (unless the earlier termination of this Lease is as the result of a default by Tenant).  If Landlord or any taxing authority applies any rebate, refund or abatement as a credit against Taxes due for another period, the rebate, refund or abatement shall be deemed received by Landlord upon granting of the rebate, refund or abatement.  If Landlord intentionally fails to refund any rebate, refund or abatement to Tenant within thirty (30) days of receipt (other than any rebate, refund or abatement that will be applied as a credit against Taxes due for another period), Tenant shall be entitled to interest calculated at the Lease Interest Rate from the date payment was due until the date payment is made.  Any rebate, refund or abatement realized by Landlord prior to payment of the Taxes by Tenant shall result in the immediate reduction of Taxes then due from Tenant to Landlord.

7.6Right to Contest.  Subject to the provisions of Section 28.16, Tenant shall have the right to file and prosecute to completion an application contesting the amount, validity, or application of any Taxes, contesting the assessed value of all or any portion of the Premises, or seeking an abatement of any Taxes (any such application, a “Tax Challenge”) either in its own name or in the name of Landlord, at no cost or expense to Landlord other than any de minimis cost or expense.  Tenant may discontinue the Tax Challenge at any time.  If Tenant shall file or prosecute a Tax Challenge, Landlord shall cooperate and promptly furnish any pertinent information needed for such Tax Challenge, at no cost or expense to Landlord other than any de minimis cost or expense.  Tenant shall be entitled to be reimbursed out of the award for the reasonable costs and expenses occurred in connection with the Tax Challenge.  Landlord shall not have the right to file a Tax Challenge with respect to any Taxes accruing during the Term unless the taxing authority requires the Tax Challenge to be filed by Landlord and Tenant requests Landlord to do so.

Condition of Premises; Maintenance

8.1Tenant Maintenance of Premises.  During the Term, and subject to Tenant’s Permitted Contest Rights and Section 10.3, Tenant shall (i) maintain the Premises in substantially similar condition and repair (and, to the extent necessary to comply with the foregoing obligation, replace) existing as of the Effective Date and consistent with past practices, subject to ordinary wear and tear, and subject to the

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provisions of Articles XVII and XVIII hereof, and (ii) pay all maintenance and operating costs of the Premises in the ordinary course of business, including all maintenance costs or expenses with respect to the Permitted Exceptions.  Tenant waives any right to (a) require Landlord to maintain, repair, replace or rebuild all or any part of the Premises or (b) make repairs at the expense of Landlord pursuant to any Applicable Legal Requirements at any time in effect.

8.2No Trespass.    Landlord authorizes Tenant to enforce any no trespass actions regarding the Premises and to initiate any proceedings to remove any third parties from the Premises which Tenant, in Tenant’s reasonable business judgment, deems necessary or appropriate for Tenant’s continued quiet enjoyment of the Premises.

ARTICLE IX

Utilities

9.1Payment of Utility Charges.  Tenant shall contract for, in its own name, and pay when due, all charges for the connection and use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Premises during the Term.  Under no circumstances shall Landlord be responsible for any interruption of any utility service unless caused by the gross negligence or willful acts of Landlord, its agents, contractors, servants or employees (provided, however, that the term “negligence” as used in this Section 9.1 shall not include negligence imputed as a matter of law to Landlord, its agents, contractors, servants or employees solely by reason of Landlord’s interest in the Premises or Landlord’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease).  If utilities serving the Premises are so disrupted on account of the gross negligence or willful act of such parties, Landlord shall promptly restore the utilities at Landlord’s sole cost and expense and if such disruption is not corrected within thirty-six (36) hours after Landlord has knowledge of the disruption and Tenant is unable to conduct its normal business operations in the Premises as a result of such disruption, Annual Rent shall be equitably abated during the period of disruption.

ARTICLE X

Use

10.1Tenant Use.  The Premises may be used for any use permitted by Applicable Legal Requirements except as restricted by Section 10.2.  Tenant’s use and occupation of the Premises, and the condition thereof, shall comply with all Applicable Legal Requirements now or hereafter in effect and all Permitted Exceptions, at no cost or expense to Landlord other than any de minimis cost or expense.

10.2Use Restrictions on Tenant.  No portion of the Premises shall be used for the following uses, unless any of the following uses are consented to by Landlord, such consent not to be unreasonably withheld, conditioned, or delayed:

(i)facility for the sale or leasing of new or used motor vehicles, trucks, trailers, or mobile homes, provided that Tenant may display motor vehicles at the Premises at any time during the Term for sales, leasing and/or advertising purposes;

(ii)any mortuary, funeral home or crematorium, provided that Tenant may sell funeral-related items;

(iii)adult book or film store, adult entertainment nightclub or similar business appealing to prurient interests or selling or displaying pornographic or obscene materials;

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(iv)any manufacturing, distilling, refining, smelting, agricultural or mining operation;

(v)any veterinary hospital or animal raising facility (except that this provision shall not prohibit pet shops or the maintenance of live animals for sale or the provision of veterinary services in conjunction with the operation of any such pet shop);

(vi)any flea market, amusement arcade, amusement park, dance hall or discotheque, carnival or circus;

(vii)any use which is a public or private nuisance; or

(viii)any use which shall violate, in any material respect, any of the Permitted Exceptions.

10.3No Continuous Operations.  In no event shall Tenant be obligated to keep the Premises open for business.  If Tenant does discontinue operations, Tenant shall (i) give written notice to Landlord as promptly as practicable after Tenant elects to cease operations at the Premises, and (ii) comply with all Applicable Legal Requirements and, notwithstanding anything herein to the contrary, Tenant shall pay the Annual Rent and additional rent as and when due under this Lease and shall perform all of its other obligations under this Lease.  If the Premises is not open for business (consisting of operations in not less than fifty percent (50%) of the Premises) for a period of thirty (30) months or longer, Landlord may, in Landlord’s sole and absolute discretion, elect to terminate this Lease by sending notice (a “Termination Notice”) to Tenant setting forth a termination date not less than thirty (30) days from delivery of such Termination Notice and Tenant shall surrender the Premises in accordance with the terms of this Lease as if the termination date set forth in such notice was the expiration date of the Term, provided that, if Tenant recommences operations at the Premises prior to such termination date, such Termination Notice shall be null and void and this Lease shall continue in full force and effect.

ARTICLE XI

Rentals To Be Net to Landlord

11.1Rentals To Be Net to Landlord.  The Annual Rent payable hereunder shall be net to Landlord, so that this Lease shall yield to Landlord the Annual Rent specified during the Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the operation, management, maintenance, repair, restoration and replacement of the Premises and all improvements and appurtenances related thereto or any part thereof shall be performed and paid or caused to be performed or paid by Tenant in accordance with the terms and provisions of this Lease.

ARTICLE XII

Alterations and Expansion

12.1Alterations.  Tenant shall have the right to make any alterations or improvements to the Premises without Landlord’s consent except for Structural Alterations.  Any Structural Alterations to the Premises shall require the consent of Landlord, not to be unreasonably withheld, conditioned or delayed.  Any alterations or improvements will be done, at no cost or expense to Landlord other than any de minimis cost or expense, in a good and workmanlike manner, in conformity with Applicable Legal Requirements, with materials of such quality, and in such a manner, so as not to adversely affect the structural integrity of any Building.  All alterations made to the Premises (specifically excluding any alterations related to Tenant’s Property, trade fixtures, or branded items/signage) shall become property of

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Landlord and remain upon and surrendered with the Premises at the expiration of this Lease, and Tenant shall execute and deliver to Landlord such instruments as Landlord may reasonably require to evidence the ownership by Landlord of such alterations.  At the commencement of the alterations, Tenant shall execute and file or record, as appropriate, a “Notice of Non-Responsibility,” or any equivalent notice permitted under Applicable Legal Requirements.  Upon completion of any alterations, Tenant shall promptly provide Landlord with (i) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy), and (ii) any other documents or information reasonably requested by Landlord.  Landlord agrees to cooperate with Tenant in obtaining all necessary permits and approvals for the addition or any alterations at no cost or expense to Landlord other than any de minimis cost or expense.  Tenant shall be permitted to obtain financing for the costs of alterations to the Premises.

12.2Expansion Rights.  Tenant may, at no cost or expense to Landlord other than any de minimis cost or expense, construct one or more new buildings, or one or more additional structures annexed to any portion of the Leased Improvements, or the expansion of existing Improvements that are constructed on any parcel or portion of the Land during the Term including the construction of a new wing or new story (any of the foregoing, an “Expansion”), provided that, solely with respect to an Expansion that is structural in nature, which expands the original footprint of the Building and which has one or more separate entrances or exits, Tenant has obtained the consent of Landlord, not to be unreasonably withheld, conditioned or delayed, and in all cases Tenant has obtained the necessary permits or approvals therefor and complies in all material respects with Applicable Legal Requirements.  Upon completion of construction, the addition shall become part of the Premises.  There shall be no adjustment of Annual Rent as a result of the addition.  Any additions shall be constructed in accordance with the requirements of Section 12.1.

12.3Landlord Approvals.  With respect to any Structural Alteration or Expansion proposed by Tenant that requires Landlord’s prior approval pursuant to Section 12.1 or Section 12.2, Tenant shall deliver to Landlord approximate plans, specifications and a budget for the proposed Structural Alteration or Expansion, together with any other information (and in such detail) as reasonably requested by Landlord in order to evaluate such proposed Structural Alteration or Expansion.  Landlord shall have ten (10) days after its receipt of all material information reasonably requested by Landlord to either review and approve such proposal or provide a reasonably detailed explanation of its objections to such proposal.  If Landlord provides a reasonably detailed explanation of such objections, then Tenant shall resubmit such proposal reflecting any acceptable changes, and Landlord shall have five (5) days after its receipt of such resubmitted proposal to approve such resubmitted proposal, such approval not to be unreasonably withheld, conditioned, or delayed.  If Landlord, applying such discretion, does not approve such proposal, Tenant shall have the right to resubmit such proposal, until approval by Landlord, in accordance with the procedure set forth herein.  Any Landlord approval of a proposed Structural Alteration or Expansion extends only to the proposed Structural Alteration or Expansion as set forth in the plans and specifications delivered to Landlord in accordance with this Section 12.3, subject to immaterial modifications.  Tenant must resubmit to Landlord for its approval in accordance with this Section 12.3 any proposed Structural Alteration or Expansion that does not satisfy the foregoing conditions, which re-submittal shall indicate the changes from the plans and specifications and/or the financial or other information with respect to the proposed Structural Alteration or Expansion delivered to Landlord in connection with this Section 12.3.  Landlord’s approval of any such proposal shall be deemed to have been given if a request for approval is submitted to Landlord and Landlord does not respond by approving such proposal or stating in reasonable details its objections to such proposal within ten (10) days of after Landlord’s receipt of all material information reasonably requested by Landlord in connection with Tenant’s delivery to Landlord of its first submission, or five (5) days after Landlord’s receipt of any proposed revisions, as applicable.

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ARTICLE XIII

Rooftop Installations and Telecommunications

13.1Rooftop Installations.  For the avoidance of doubt, Tenant, its assignees, subtenants, contractors, agents, licensees, telecommunications and/or energy providers (collectively, “Tenant Parties”) shall have the exclusive right to erect and maintain upon the Premises, including on the roof of any Building, telecommunications and energy generation equipment and may also maintain equipment ancillary thereto anywhere on the Premises, including on the ground thereof without the consent of Landlord.  Tenant shall be responsible for causing the maintenance and repair of the equipment if so requested by Landlord.

ARTICLE XIV

Mechanic’s Liens

14.1Obligations of Parties.

(a)Tenant’s Obligations.  Tenant shall not permit any mechanic’s, materialmen’s or other liens against the Premises in connection with any materials, labor or equipment furnished, or claimed to have been furnished, to or for any Tenant Parties, and if any such liens shall be filed against the Premises on account of action or inaction by any Tenant Parties, then Tenant shall promptly cause the lien to be discharged within thirty (30) days after its filing.  If Tenant desires to contest the lien, Tenant may do so as long as the enforcement of the lien is stayed and Tenant otherwise complies with the provisions of Section 28.16.  In any event, if any mortgage covering the Premises requires the Premises to be free of mechanic’s or materialmen’s liens, upon request of Landlord or Landlord Mortgagee, Tenant shall either discharge the lien or post a bond sufficient to cover the amount of the lien and all interest, penalties and costs that will be payable to discharge the lien assuming its validity.

(b)Landlord’s Obligations Landlord shall not permit any mechanic’s, materialmen’s or other liens against the Premises in connection with any materials, labor or equipment furnished, or claimed to have been furnished, to or for Landlord, and if any such liens shall be filed against the Premises on account of any action or inaction by Landlord or any of its contractors or agents, Landlord shall cause the lien to be discharged, provided that if Landlord desires to contest any such lien, it may do so as long as enforcement of the lien is stayed and Landlord otherwise complies with the provisions of Section 28.16 that would be applicable if the contest was being done by Tenant.

ARTICLE XV

Tenant’s Property and Tenant’s Intellectual Property

15.1No Lien.  Tenant’s Property and Tenant’s Intellectual Property, whether or not by Applicable Legal Requirements deemed to be part of the realty, shall remain the property of the Tenant and Landlord shall not have any lien on Tenant’s Property or Tenant’s Intellectual Property for the performance of Tenant’s obligations under the Lease, subject to the provisions of Section 20.1.  Landlord agrees to subordinate, pursuant to the Landlord’s Subordination and Consent, any statutory or common law landlord’s lien of Landlord in the Tenant’s Property or Tenant’s Intellectual Property, if any, to any lien or security interest that Tenant’s lender may have against or in the Tenant’s Property or Tenant’s Intellectual Property.  Landlord agrees to execute and Tenant shall execute and cause Tenant’s lender to execute such documents as Landlord, Tenant or Tenant’s lender may reasonably require to evidence such subordination (the “Landlord’s Subordination and Consent”) provided that the form and substance of any such agreement is reasonably satisfactory to Landlord and Tenant promptly reimburses Landlord for all reasonable out-of-

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pocket costs and expenses, above any de minimis cost or expense, incurred by Landlord in connection with negotiating such Landlord’s Subordination and Consent, including reasonable attorneys’ fees.  Subject to complying with the provisions of Section 20.1, Tenant shall have the full discretion to do as it chooses with Tenant’s Property, including removal, disposal, replacement, repair or substitution thereof at any time or times during the Term and for a period of up to fifteen (15) days after the expiration of the Term, provided that Tenant shall be obligated to pay Landlord holdover rent for such period pursuant to Section 28.5.  Thereafter Landlord shall have the right, at Tenant’s sole cost and expense, to remove Tenant’s Property from the Premises.  Additionally, Tenant may enter into such agreements and assignments with respect to any of Tenant’s Property and Tenant’s Intellectual Property as Tenant in its sole discretion deems advisable, including financing and similar arrangements.

15.2Sole Risk of Tenant.  All of Tenant’s Property is at Tenant’s sole risk and if any of Tenant’s Property is destroyed or damaged other than as a result of Landlord’s negligence or willful default or misconduct, no part of the destruction or damage shall be the responsibility of Landlord.  If the damage is caused by the gross negligence or willful default or misconduct of Landlord, Landlord shall be responsible for any damage or destruction, subject, however, to the waiver of subrogation provisions of Section 16.5.  The term “negligence” as used in this Section 15.2 shall not include negligence imputed as a matter of law to Landlord solely by reason of Landlord’s interest in the Premises or Landlord’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease.

15.3Landlord’s Waivers.  Landlord shall execute such landlord consents and other agreements as Tenant reasonably requests in connection with any such agreements and arrangements, including a waiver of Landlord’s statutory lien rights, if any, and a consent with respect to the rights of Tenant’s senior secured lender, subordinate senior lender, purchase money equipment lender or an equipment lessor regarding the security interests in, and the timeline and removal, of any of Tenant’s Property, or any inventory, equipment or other collateral in which such person has a secured interest.  Landlord hereby waives each and every right which Landlord now has or may hereafter have under Legal Requirements or by the terms of any agreement in effect at any time during the Term by Landlord or Landlord Mortgagee to levy or distrain upon any of the Tenant’s Property or Tenant’s Intellectual Property for rent or to claim or assert title to any of the Tenant’s Property or Tenant’s Intellectual Property.

ARTICLE XVI

Insurance and Indemnification

16.1Liability Insurance.    Tenant shall maintain with respect to the Premises a policy of commercial, general liability insurance with a combined single limit of at least Five Million Dollars ($5,000,000) and Five Million Dollars ($5,000,000) per occurrence and an umbrella liability policy or excess liability policy in an amount such that the total coverage under the aforesaid commercial, general liability policy and the umbrella liability policy or excess liability policy is not less than Fifty Million Dollars ($50,000,000) per occurrence. Tenant’s policy shall commence on or before the Effective Date.  Tenant’s policy shall name Landlord and any Landlord Mortgagee as additional insured, as their interests may appear.

16.2Indemnity.    To the extent permitted by Applicable Legal Requirements, each party indemnifies the other and holds the other harmless from and against any and all injury, loss or damage, or claims for injury, loss or damage, of whatever nature, to any person or property caused by or resulting from any act, omission or negligence of the indemnifying party or any employee or agent of the indemnifying party, including reasonable attorneys’ fees.  It is a condition of this hold harmless and indemnification that the indemnifying party receives prompt notice of any such claim from the indemnified party.  The provisions of this Section shall be subject to the waiver of subrogation provisions of Section 16.5.

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16.3Property Insurance and Other Insurance.

(a)From and after the Effective Date, Tenant shall maintain at all times during the Term, with respect to the Building, insurance against loss or damage by fire, the so-called extended coverage casualties, vandalism, terrorism, named windstorm and malicious mischief and sprinkler leakage (collectively, “All Risk Coverage”).  Tenant may, at its election, maintain insurance covering additional casualties and events.  The insurance shall be for the full replacement value of the Improvements and may be written with Tenant’s standard deductible (not to exceed $25,000 or $100,000 with respect to flood, earthquake and named windstorm (hurricane)) or permitted self-insured retention from time to time as set forth in Section 16.4(b).  Tenant’s property policy shall name Tenant as insured and Landlord and Landlord Mortgagee as additional insureds, as their interests may appear, and shall be payable in case of loss and held as provided in Section 17.1 hereof.  The policy shall provide that no act or omission of any person named as insured shall invalidate the interest of, or be a defense against, any other person named as insured.  Tenant shall have the sole right to adjust the amount of the loss with the insurance carrier(s).  Tenant agrees that on the Effective Date and thereafter no later than ten days prior to the expiration of each policy of insurance, Tenant shall deliver to Landlord a certificate of insurance evidencing the required coverage.

(b)If the Improvements are located in an area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard, if applicable, Tenant shall maintain flood insurance, providing coverage in accordance with Section 16.3(a) above and 16.5 below.  If at any time during the Term the Federal Register is updated so as to cause the Improvements to be included in the Federal Register of properties having a special flood hazard then this subparagraph shall apply from the date of such update.

(c)If the Improvements are located in area subject to destructive earthquake within recorded history, Tenant shall maintain earthquake insurance, providing coverage in accordance with Section 16.3(a) above and 16.5 below.

(d)Business Interruption Insurance, as requested by the Landlord, including loss of rents, on an Actual Loss Sustained basis with an Extended Period of Indemnity of 180 days.

16.4Insurance Requirements Generally(a)All insurance required by this Article may be blanket with other insurance maintained by Tenant and may be effected by any combination of basic and excess or umbrella coverage provided:  (i) the total amount of the insurance available shall be at least the protection equivalent of separate policies in the amounts required and (ii) in all other respects, all of the policies shall comply with the applicable provisions of this Article.  All policies shall be issued by an insurance company authorized to do business in the states in which the Premises is located and rated at least A-, Class VIII in the most current available Best’s Key Rating Guide or any successor thereto (or if there is none, an organization having a national reputation).  Tenant shall provide Landlord with certificates of the insurance required to be maintained hereunder and all policies shall provide that thirty (30) days’ written notice to the additional insureds named in the policies shall be given prior to the cancellation or non-renewal of any such policy (except resulting from the failure to pay any premium, in which event only five (5) days’ notice shall be required).

(b)As long as no Event of Default has occurred and is continuing, Tenant may elect to self-insure any policy required by this Article so long as the aggregate amount of such self-insurance shall not exceed the lesser of (i) Three Million Dollars ($3,000,000), and (ii) such amount required by Landlord’s lender, but in no event less than Seven Hundred Fifty Thousand Dollars ($750,000).  The beneficiaries of Tenant’s self-insurance shall be afforded no less protection than if such self-insured portion was fully insured by an insurance company of the quality and caliber required hereunder, including the provision of a legal defense by attorneys reasonably acceptable to the beneficiaries and the payment of claims within

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the same time period that a third-party insurance carrier would have paid such claims.  The waiver of subrogation provisions of Section 16.5 shall be applicable to any self-insured exposure.

16.5Waiver of Subrogation.  Each of Landlord and Tenant hereby releases the other from any and all liability for loss or damage caused by fire or any of the extended coverage casualties or any other casualty which shall be brought about by the fault or negligence of the other party or any persons for whom such other party is responsible, provided that this release shall be in force and effect only with respect to loss or damage occurring during such time as the respective party’s policies of fire and extended coverage insurance shall contain a clause to the effect that this release shall not affect such policies or right of the releasing party to recover thereunder, and the release shall apply only to the extent of the releasing party’s insurance coverage or with respect to any loss occurring during such time as the Tenant is self-insured in accordance with the terms of Section 16.4(b).  Any fire and extended coverage insurance policy held by Tenant or Landlord shall include a waiver of subrogation clause so long as the same is obtainable without extra cost to the insured party.

16.6No Release from Liability.    Except as provided in Section 16.5, nothing in this Lease shall be deemed to release either party from liability for damages resulting from the fault or negligence of the party or parties for whom it is responsible or from responsibility for repairs necessitated by such fault or negligence.

16.7Insurance Coverage during Construction.

Prior to the commencement of any construction activities by Tenant on all or any portion of the Premises, Tenant shall obtain, or require its contractor to obtain, and thereafter maintain, so long as such construction activity is occurring, at least the minimum insurance coverages set forth below with respect to all or any such portion of the Premises, as applicable:

(i)Worker’s compensation insurance as required by Applicable Legal Requirements and employer’s liability insurance in the amount of One Million ($1,000,000) Dollars each accident for bodily injury, One Million ($1,000,000) Dollars policy limit for bodily injury by disease, and One Million ($1,000,000) Dollars each employee for bodily injury by disease; and

(ii)General liability insurance:  Commercial general liability insurance covering all operations by or on behalf of the general contractor, which shall include the following minimum limits of liability and coverages:

(A)Required coverages;

(B)Premises and operations;

(C)Products and completed operations;

(D)Broad form property coverage (including completed operations);

(E)Explosion, collapse and underground hazards;

(F)Personal injury liability; and

(G)Builder’s risk.

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The minimum limits of liability shall be Three Million ($3,000,000) Dollars per occurrence, Three Million ($3,000,000) Dollars aggregate for products and completed operations, and Five Million ($5,000,000) Dollars general aggregate and and an umbrella liability policy or excess liability policy in an amount such that the total coverage under the aforesaid commercial, general liability policy and the umbrella liability policy or excess liability policy is not less than Fifty Million Dollars ($50,000,000) per occurrence.  Landlord shall be named as an additional insured on any such policies.

(iii)Automobile Liability Insurance:  Automobile liability insurance (bodily injury and property damage liability) including coverage for owned, hired and non-owned automobiles, with limits of not less than One Million ($1,000,000) Dollars combined single limit each accident for bodily injury and property damage combined.  Landlord shall be named as an additional insured on any such policies.

ARTICLE XVII

Fire and Other Peril

17.1Fire and Other Peril.  If all or any part of the Premises should be damaged or destroyed by fire or other peril during the Term from and after the Effective Date, then Tenant shall give prompt notice of the damage to Landlord and except as otherwise provided in this Article, Tenant shall promptly thereafter repair or restore the Premises, or any such part thereof, to substantially the same condition it was in prior to the casualty (subject to any changes to all or any such part of the Premises that Tenant intends to make to the extent permitted under Sections 12.1 and 12.2).  All Annual Rent and additional rent shall continue unabated after any fire or other casualty.  All insurance proceeds recovered on account of any damage or destruction to all or any part of the Premises by fire or other casualty shall be made available for payment of the cost of the repair or restoration, the cost of collection of the insurance proceeds, the cost of temporary safety measures to stabilize all or the applicable part of the Premises and the cost incurred to comply with Applicable Legal Requirements.  If the amount of the insurance proceeds is less than Five Hundred Thousand Dollars ($500,000) (“Turnover Amount”), which amount shall be increased every five (5) years by the Index Increase, the insurance proceeds shall be turned over to Tenant.  If the insurance proceeds exceeds the Turnover Amount, the entire insurance proceeds less the Turnover Amount shall be deposited in escrow with the senior Landlord Mortgagee, or if there is no mortgage holder, then by a bank mutually agreeable to Landlord and Tenant, with instructions to the escrow holder that the escrow holder shall disburse the same to Tenant as the work of repair or restoration progresses, upon certification by the architect or engineer administering the work if the cost of the work exceeds $1,000,000, and otherwise by Tenant, that the disbursements then requested, together with all previous disbursements made from the insurance proceeds, do not exceed the cost of repair or restoration already completed and paid for and that the balance in the escrow fund is sufficient to pay for the estimated cost of completing the repair or restoration (or Tenant has funded any shortfall).  Such escrow arrangement shall also incorporate other customary disbursement requirements imposed by institutional lenders, taking into consideration the size and use of all or the part of the Premises so affected and the nature of the loss.  Tenant will be responsible for the amount of the insurance deductible or any self-insured retention amount plus any shortfall needed to complete the repair or restoration, and Tenant shall deposit such amounts in accordance with the above provisions, less the Turnover Amount, with the escrow holder prior to the escrow holder being obligated to make any disbursements.  Tenant shall also apply the Turnover Amount to the cost of the repair or restoration prior to the escrow holder being obligated to make any disbursements.  If the insurance proceeds shall be greater than the cost of repair or restoration, the excess shall be paid to Tenant.  In no event shall the escrow requirements of this Section 17.1 apply if Tenant is satisfying its insurance obligations under Article XVI in accordance with Section 16.4(b).

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17.2Late Term Termination Right.    If during the last two (2) years of the Term, as the same may be extended, the Buildings shall be damaged to the extent of twenty-five percent (25%) or more of their insurable value, then provided that no Event of Default has occurred and is continuing, such casualty is covered by the insurance required to be maintained by Tenant under Section 16.3, and such insurance is for full replacement cost of the Premises, Tenant may elect to terminate this Lease by notice given to Landlord within sixty (60) days of the damage or destruction.  The termination shall become effective on the twentieth (20th) day after the giving of the notice of termination, and Tenant shall not be obligated to repair or restore any damage or destruction to the Premises caused by the casualty except to the extent proceeds are expended in order to satisfy temporary safety measures to vacate the Premises and comply with Applicable Legal Requirements.  All insurance proceeds and the amount of any insurance deductible or self-insured retention (or an equivalent sum in the case of self-insurance) shall be paid to, and be the property of Landlord, provided, however, that Tenant shall be entitled to recover from the insurance proceeds the cost of any temporary safety measures undertaken by Tenant in order to vacate the Premises, as long as such recovery does not result in there being insufficient remaining insurance proceeds for Landlord to complete restoration of the Premises.

ARTICLE XVIII

Condemnation

18.1Total Condemnation.    If at any time during the Term, all or substantially all of the Premises shall be appropriated by eminent domain, this Lease shall terminate.  To the extent the taking authority has a right to rent or payment for use and occupancy during that period, Tenant shall pay that amount to the taking authority and the balance of the Annual Rent and other amounts payable hereunder shall be paid to Landlord.

18.2Partial Condemnation.

(a)If, by right of eminent domain or any other similar action of any public authority:

(i)any material part of the Buildings shall be appropriated; or

(ii)a part of the parking areas with respect to the Premises which Tenant is entitled to use as part of the Premises or in accordance with a reciprocal or cross-easement agreement with other parties is appropriated and if as a result thereof (and all previous takings with respect to the Premises during the Term), the number of parking spaces on Premises shall be reduced by fifteen percent (15%) or more from the number existing as of the Effective Date; or

(iii)there shall cease to be reasonable access for: (A) pedestrians and motor vehicles between the Premises and adjoining streets; (B) pedestrians between the parking areas and the Buildings with respect to the Premises; or (C) trucks to and from the receiving area for the Premises (unless substitute access, loading docks or truck areas can reasonably be constructed at the Premises); or

(iv)any material part of the Premises shall be appropriated during the last two (2) years of the Term, as the same may have been extended;

then Tenant may, if Tenant so elects, terminate this Lease with respect to the Premises by giving Landlord notice of the exercise of such election within sixty (60) days after the receipt by Tenant of notice of the appropriation.

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(b)In the event of a termination pursuant to this Section 18.2, such termination shall be effective as of the time physical possession of the Premises (or parking, access or other areas described in Section 18.2 above) is taken.  If this Lease with respect to the Premises is not terminated as provided in this Section, then the Term shall continue, the net proceeds of the award that is payable on account of such condemnation shall be paid to Tenant, Tenant shall promptly restore what may remain of the unappropriated Premises to substantially the same condition they were in immediately prior to the taking, taking into consideration the reduction in size, and, regardless of whether such net proceeds are sufficient to do so, and all Annual Rent and additional rent shall continue unabated.  If the estimated cost of the repair or restoration equals or exceeds the Turnover Amount, the entire net proceeds of the award relating to the condemnation or taking, less the Turnover Amount, shall be deposited into escrow with Landlord’s mortgagee, or if there is no mortgage holder, then with a bank mutually agreeable to Landlord and Tenant, and the escrow and disbursement provisions of Section 17.1 shall apply to such net proceeds and the repair or restoration.

18.3Damages.  Except as set forth in Section 18.2(b), Tenant assigns to Landlord any and all rights it may have to damages accruing on account of any appropriation by eminent domain for which damages are payable and agrees to execute such instruments as may be requested by Landlord to evidence the assignment.  However, Tenant may make a separate claim for any damages payable for any trade fixtures installed by Tenant, any of Tenant’s Property, any so-called special damages to Tenant for interruption to Tenant’s operations or otherwise, or any damages for relocation.  In no event shall Tenant be entitled to damages arising solely from the loss of its leasehold interest.

18.4Temporary Taking.  In the event of any taking for a duration of one (1) year or less of all or any portion of the Premises (a “Temporary Taking”), Tenant shall have no right to terminate this Lease and the Annual Rent and additional rent shall not be abated, but Tenant shall be entitled to receive the entire award for the Temporary Taking, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease, in which case the award made for the Temporary Taking shall be apportioned between Landlord and Tenant as of the date of such expiration.  Notwithstanding the foregoing to the contrary, if (x) any Temporary Taking occurs during the last year of the Term with respect to the Premises, as the same may have been extended, (y) such Temporary Taking is for a duration of more than thirty (30) days, and (z) such Temporary Taking satisfies one of clauses (i) through (v) of Section 18.2, then Tenant may, if Tenant so elects, terminate this Lease by giving Landlord notice of the exercise of such election within sixty (60) days after receipt by Tenant of notice of the appropriation.  Upon such termination, Landlord shall be entitled to receive the entire award for the Temporary Taking.

ARTICLE XIX

Assignment and Subletting

19.1Assignment and Subletting.  Without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed and except as provided in Section 19.2 below (any one of the following, a “Consent-Needed Transaction”): (i) Tenant shall not assign, transfer, convey, pledge or mortgage this Lease or any interest therein, whether by operation of law or otherwise; (ii) no Change of Control shall occur; (iii) no interest in Tenant shall be pledged, encumbered, hypothecated or assigned as collateral for any obligation of Tenant; and (iv) Tenant shall not sublet all or any part of the Premises.  Except as otherwise expressly provided herein, no assignment of this Lease or subletting of the Premises shall relieve Tenant of any of its obligations under this Lease. If Landlord and any assignee of Tenant’s interest in this Lease modify or amend this Lease without Tenant’s consent so as to increase the obligations or liabilities of Tenant, Tenant’s liability shall not be increased, but shall continue as it existed prior to the modification or amendment.  Renewals of any sublease previously approved shall not require further approval.  Landlord shall approve or deny such request for consent within ten (10) business days after

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Tenant’s notice to Landlord requesting consent.  Landlord’s approval of any Consent-Needed Transaction shall be deemed to have been given if a request for approval is submitted to Landlord and Landlord does not respond by approving such proposed Consent-Needed Transaction or stating in reasonable details its objections to such proposed Consent-Needed Transaction within ten (10) business days of notice to Landlord requesting consent thereof.

19.2Exceptions.  Notwithstanding any provision to the contrary in this Lease, Tenant or Tenant’s Affiliate shall have the right, without Landlord’s consent but upon prior written notice to Landlord, at any one time or multiple times during the Term, to:

(a)assign or sublease this Lease to an Affiliate of Tenant;

(b)assign or sublease this Lease to a Permitted Transferee;

(c)consummate a public offering of common stock or other equity interests of Tenant (including any public offering of common stock or other equity interests of Tenant that may result in a Change of Control) on a nationally or regionally recognized exchange, and following any such public offering, transfers of shares on a nationally or regionally recognized exchange shall be permitted;

(d)consummate a public offering of common stock or other equity interests of Guarantor, or any direct or indirect controlling party of any of Guarantor (including any public offering of common stock or other equity interests of Guarantor, or any direct or indirect controlling party of Guarantor that may result in a Change of Control) on a nationally or regionally recognized exchange, and following any such public offering, transfers of shares on a nationally or regionally recognized exchange shall be permitted;

(e)(i) sublease, license, or enter into an occupancy agreement with respect to up to 20% of the floor area of the Premises, or (ii) enter into a concession agreement or kiosk agreement, if (x) the use contemplated under any such sublease, license, concession agreement, kiosk agreement or occupancy agreement does not breach the provisions of Article X hereof and (y) such sublease, license, concession agreement, kiosk agreement or occupancy agreement does not release Tenant from any of its obligations under this Lease;

(f)encumber, pledge, hypothecate or otherwise mortgage Tenant’s interest in the leasehold estate created by this Lease, subject to the terms of Section 19.5 below;

(g)have any change of ownership or control of Leonard Green & Partners, L.P., and/or TPG Capital, L.P. (collectively, the “Fund Entities”) or a subsidiary or fund or other entity affiliated, directly or indirectly, with any of the Fund Entities; or

(h)assign this Lease to an assignee that does not acquire all or substantially all of Tenant’s assets or a direct or indirect controlling interest in Tenant or Tenant’s members, shareholders, or owners if the assignee has (1) a net worth of at least $1,000,000,000, and (2) an EBITDA of at least $250,000,000, in each case without taking into account Tenant’s assets;

(i)merge or consolidate Tenant with or into any other entity; or

(j)assign this Lease in whole but not in part to a purchaser of all or substantially all of the assets of Tenant, whether through a sale of assets or a direct or indirect sale or transfer of Tenant or any interest therein;

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Provided that (w) within ten (10) days after Tenant’s entering into any permitted sublease, license, concession agreement, kiosk agreement or occupancy agreement, or assignment described in subsections (a) through (f) and (h) of this Section 19.2, Tenant shall provide Landlord with (1) written notice thereof, together with a copy of the executed sublease, license, concession agreement, kiosk agreement or occupancy agreement, or assignment, and (2) evidence of the insurance of any such counterparty that is to occupy all or any portion of the Premises under such sublease, license, concession agreement, kiosk agreement or occupancy agreement, which shall include Landlord being named as an additional insured or loss payee, as applicable, on such insurance, (x) there are no material uncured Events of Default at the time of consummating any of the above transactions, (y) the assignee of Tenant shall assume the terms, conditions and provisions of this Lease, and (z) no subletting of the Premises or, except as expressly provided in this Section 19.2, assignment of this Lease shall relieve Tenant of any of its obligations under this Lease.  For purposes of this Section 19.2, the word “controlling” means having the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Tenant.    The term “EBITDA” means earnings for the applicable entity during the applicable period, before taking into account charges for interest, taxes, depreciation or amortization, all as calculated in accordance with generally accepted accounting principles consistently applied, excluding however, all one-time, non-recurring and other non-cash expenses and non-recurring income or losses from asset disposition.

Upon an assignment permitted under subsections (b), (c) and (h) of this Section 19.2, the transferor Tenant and Guarantor shall be released from all liabilities and obligations under this Lease and the Guaranty arising subsequent to the effective date of such assignment.

19.3Cure Rights Upon Assignee Default.    Upon a default by an assignee of Tenant’s interest in this Lease pursuant to assignment pursuant to Section 19.1 only, Landlord shall not exercise any rights or remedies on account of such default unless Landlord gives notice of such default to the Tenant named herein or its successor by merger, consolidation or stock sale (“Original Tenant”), as well as the tenant in possession, and the opportunity to cure such default within the period of time permitted under the default provisions of this Lease commencing upon Original Tenant’s receipt of such notice.  If this Lease is terminated by Landlord following such notice and the expiration of such cure period, then the Original Tenant shall not be liable for any obligations under this Lease unless at the time of termination, Landlord offers the Original Tenant a new lease for the balance of the Term upon the provisions contained in this Lease and any modification of this Lease consented to by Original Tenant, conditioned upon the agreement of the Original Tenant to cure any then existing defaults under this Lease which are susceptible to cure by the Original Tenant and which are specified in Landlord’s notice of default to Original Tenant.

19.4Leasehold Mortgage.  Provided no Event of Default shall have occurred and be continuing, Tenant may encumber, pledge, hypothecate or otherwise mortgage its leasehold interest in this Lease pursuant to a Leasehold Mortgage in favor of Tenant’s lender; provided, further, that (i) any such Leasehold Mortgage shall, by its express terms, (A) not encumber Landlord’s interest in any of the Premises, and (B) be subordinate to any mortgage in favor of Landlord’s lender, if any (provided, however, that Tenant’s lender’s interest under such Leasehold Mortgage shall not be disturbed so long as no Event of Default exists), (ii) Landlord, Tenant’s lender and Landlord’s lender, if any, shall enter into a non-disturbance agreement and such other agreements as reasonably requested by Tenant’s lender or Landlord Mortgagee, each in a form reasonably acceptable to such parties, providing Tenant’s lender with leasehold mortgagee protections then customary in the market, including the right to obtain a new lease if this Lease is terminated (provided that such leasehold mortgagee cures any outstanding monetary and curable non-monetary defaults), prohibitions on amendments without such leasehold mortgagee’s consent, rights to exercise extension options, no merger of the leasehold estate and fee estate, and foreclosure and recognition rights, and (iii) Tenant shall promptly reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with the agreements requested under the foregoing clause (ii).  Upon written request from Tenant, Landlord agrees to deliver an estoppel certificate in favor of Tenant’s lender

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regarding this Lease, in form and substance reasonably acceptable to Landlord and Tenant’s lender and substantially in the form of Schedule 28.1.  If Landlord delivers to Tenant a default notice under this Lease, Landlord shall use commercially reasonable efforts to notify any Tenant’s lender that has delivered to Landlord a prior written request for such notice, and Landlord shall recognize and accept the performance of any obligation of Tenant hereunder by Tenant’s lender (provided said performance occurs within the same cure periods as provided to Tenant under this Lease); provided, however that nothing contained herein shall obligate Tenant’s lender to take any such actions.

ARTICLE XX

Tenant’s Surrender of Premises

20.1Surrender.  Upon the expiration or earlier termination of this Lease, Tenant shall deliver the Premises to Landlord in broom clean condition, subject to maintenance thereof consistent with past practices, and reasonable and ordinary wear and tear, and damage by casualty (subject to payment of all insurance proceeds and the amount of any insurance deductible or self-insured retention, or the equivalent of any sum in the case of self-insurance subject to and in accordance with the provisions of Section 17.2) or condemnation excepted.  Tenant shall be required to repair any damage caused by the removal of Tenant’s Property upon the expiration or earlier termination of this Lease and shall be obligated to repair or replace (if repair cannot be affected) the slab of the Building after the removal of any Tenant’s Property.  If Tenant shall fail to remove any of Tenant’s Property within ninety (90) days after the expiration of the Term, the Tenant’s Property remaining in the Premises shall be deemed to be abandoned and subject to disposition by Landlord without obligation or liability to account to Tenant for the proceeds thereof and Tenant shall be obligated to pay Landlord the costs of removing such Tenant’s Property.

ARTICLE XXI

Collateral Assignment of Lease

21.1Collateral Assignment.  In connection with any assignment by Landlord to the holder of the mortgage on all or any part of the Premises of Landlord’s interest in this Lease or the Annual Rent and any other payments due under this Lease, Tenant agrees that:

(a)the execution by Landlord and acceptance by the holder of the mortgage shall never be deemed an assumption by the holder of any of the obligations of Landlord hereunder unless and until such holder shall, by notice delivered to Tenant, expressly otherwise elect; and

(b)such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of the holder’s mortgage and the taking of possession of all or any applicable portion of the Premises so foreclosed or otherwise becoming the owner of all or any applicable portion of the Premises by deed-in-lieu of foreclosure or otherwise.

ARTICLE XXII

Mortgage Subordination and Non-Disturbance and Notice to Mortgagee

22.1Mortgage Subordination.    Upon the request of Landlord in writing, Tenant shall subordinate the lien of this Lease to the lien of any future mortgage granted by Landlord to a Landlord Mortgagee, irrespective of the time of execution or time of recording of such mortgage or mortgages, provided Landlord Mortgagee enters into an agreement with Tenant, in recordable form, substantially in

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the form of Schedule 22.1, with such changes thereto as may be reasonably requested by Landlord Mortgagee and as may be reasonably acceptable to Tenant.

22.2Notice to Mortgagee.    Upon request by Landlord or the holder of a mortgage on all or any applicable part of the Premises, Tenant will thereafter send to the holder copies of all current, uncured notices of default, termination or both given by Tenant to Landlord in accordance with this Lease.  In the event of any failure by Landlord to perform its obligations thereunder, the holder may, at its election, during the applicable cure period available to Landlord (if any), cure such failure or breach for and on behalf of Landlord and such cure shall be deemed to be performance by Landlord hereunder.

ARTICLE XXIII

Indemnification

23.1Indemnification.  Tenant shall, at no cost or expense to Landlord other than any de minimis cost or expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties for, from and against any and all Losses (excluding Losses suffered by an Indemnified Party arising out of the negligence, illegal acts, fraud, or willful misconduct of such Indemnified Party; provided, however, that the term “negligence” shall not include negligence imputed to or status incurred as a matter of law solely by any of the Indemnified Parties by reason of Landlord’s interest in the Premises or Landlord’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease) caused by, incurred or resulting from Tenant’s operations of the Premises, whether relating to alteration, maintenance, or use by Tenant or any Tenant Parties thereon, supervision or otherwise, or from any breach of, default under, or failure to perform, any term or provision of this Lease by Tenant, its officers, employees, agents or other persons, or to which any Indemnified Party is subject because of Landlord’s interest in the Premises, including Losses arising from (i) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about the Premises or any portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (ii) any use, non-use or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Premises or any portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (iii) any representation or warranty made herein by Tenant, in any certificate delivered in connection herewith or in any other agreement to which Tenant is a party or pursuant thereto being false or misleading in any material respect as of the date such representation or warranty was made, (iv) performance of any labor or services or the furnishing of any materials, equipment or other property ordered by Tenant in respect to the Premises or any portion thereof, (v) the claims of any invitees, patrons, licensees or subtenants of all or any portion of the Premises or any Person acting through or under Tenant or otherwise acting under or as a consequence of this Lease, (vi) any act or omission of Tenant or its employees, agents, contractors, licensees, subtenants or invitees, (vii) any contest referred to in Section 28.16, and (viii) the sale of liquor, beer or wine on the Premises or any portion thereof.    It is expressly understood and agreed that the parties’ obligations under this Section 23.1 shall survive the expiration or earlier termination of this Lease with respect to the Premises for any reason.  Except to the extent specified to the contrary in the above, Tenant shall have no obligation to indemnify any of the Indemnified Parties to the extent that such Losses arise from negligence, illegal acts, fraud, or willful misconduct of any Indemnified Party; provided, however, that the term “negligence” shall not include negligence imputed to or status incurred as a matter of law by any of the Indemnified Parties solely by reason of Landlord’s interest in the Premises or Landlord’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease.

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ARTICLE XXIV

Environmental Laws

24.1Tenant Environmental Undertakings.  Tenant shall comply with the requirements of all Environmental Laws.  Tenant shall not cause or permit the storage or Release or threat of Release of any Hazardous Materials on, in, above, under or from the Premises during the Term except in compliance with Environmental Laws and other than Permitted Amounts.  After either party discovers or is informed of the existence of a material violation or potential material violation of Environmental Laws, or the Release or threat of Release of any Hazardous Materials or receives any written notice from any Governmental Authority or third party with respect thereto, that party shall give prompt notice to the other party of such event.

24.2Environmental Covenants.

(a)Tenant shall be responsible for all Third Party Environmental Liabilities.  Tenant shall, at no cost or expense to Landlord other than any de minimis cost or expense, perform (or cause to be performed) all Corrective Actions necessary to address Third Party Environmental Liabilities and required to comply with Environmental Laws or an order issued by a Governmental Authority provided, however, that Tenant shall not be required to undertake any Corrective Action if and when a third party has assumed contractually or through conduct the liability associated with a particular Release or the Premises or if and when Tenant has decided to defend and challenge in good faith any requirement or order to undertake a Corrective Action.

(b)If Tenant fails to diligently commence and pursue to completion a Corrective Action in accordance with Section 24.2(a) above, then Landlord shall notify Tenant in writing specifying the reasons Tenant is not complying with the foregoing requirements and in the event Tenant fails to substantially correct the specified reasons within ninety (90) days (or such longer period of time as Tenant shall reasonably require provided that Tenant commences such cure within such ninety (90) day period and thereafter diligently pursues such cure) of receipt of Landlord’s notice, Landlord may, at its option:  (i) undertake such Corrective Action necessary to comply with Environmental Laws, but not exceeding compliance with Environmental Laws; or (ii) pursue any other remedies available to Landlord at law or in equity.  If Landlord undertakes any such Corrective Action or pursues any other such remedies, Landlord will use all commercially reasonable efforts to mitigate the costs associated with such Corrective Action or remedies.  If Landlord undertakes any such Corrective Action, Tenant shall reimburse Landlord within thirty (30) days after Tenant’s receipt of Landlord’s invoice for any reasonable and necessary third-party costs and expenses, including attorney’s fees, paid by Landlord in completing any such Corrective Action, including reasonable evidence of the costs and expenses paid, together with interest thereon at the Lease Interest Rate from the date of payment by Landlord until Landlord is repaid in full, provided, however, that Tenant shall not be required to reimburse Landlord for any costs and expenses that would reasonably be expected to have been avoided if Landlord had made all commercially reasonable efforts to mitigate the costs associated with the Corrective Action.  Tenant’s environmental obligations and liabilities contained in this Article shall survive the expiration or earlier termination of this Lease.

(c)Tenant hereby indemnifies and holds harmless Landlord, its lenders, and any of their directors, officers, employees, agents, successors and assigns from and against all Losses arising out of Tenant’s Environmental Liabilities.

(d)Tenant shall be responsible for all Tenant Environmental Liabilities.  Tenant shall, at no cost or expense to Landlord other than de minimis cost or expense, perform (or cause to be performed) all Corrective Actions necessary to address Tenant Environmental Liabilities and required to comply with

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Environmental Laws or an order issued by a Governmental Authority provided, however, that Tenant shall not be required to undertake any Corrective Action if and when a third party has assumed contractually or through conduct the liability associate with a particular Release or the Premises or if and when Tenant has decided to defend and challenge in good faith any requirement or order to undertake a Corrective Action.

(e)If Tenant fails to diligently commence and pursue to completion a Corrective Action in accordance with Section 24.2(d), then Landlord shall notify Tenant in writing specifying the reasons Tenant is not complying with the foregoing requirements and in the event Tenant fails to substantially correct the specified reason(s) within ninety (90) days of receipt of Landlord’s notice, Landlord may, at its option:  (i) undertake such Corrective Action necessary to comply but which shall not exceed compliance with Environmental Laws to address Tenant Environmental Liabilities; or (ii) pursue any other remedies available to Landlord at law or in equity.  If Landlord undertakes any such Corrective Action or pursues any other such remedies, the Landlord will use all commercially reasonable efforts to mitigate the costs associated with such Corrective Action or remedies.  If Landlord undertakes any such Corrective Action, Tenant shall reimburse Landlord within thirty (30) days after Tenant’s receipt of Landlord’s invoice for any reasonable third party costs and expenses, including attorney’s fees, incurred by Landlord in completing any such Corrective Action, including reasonable evidence of the costs and expenses paid, together with interest thereon at the Lease Interest Rate from the date of receipt of Landlord billing until Landlord is repaid in full, provided, however, that Tenant shall not be required to reimburse Landlord for any costs and expenses that would reasonably be expected to have been avoided if Landlord had made all commercially reasonable efforts to mitigate the costs associated with the Corrective Action.

24.3Environmental Indemnities. Tenant shall indemnify the Indemnified Parties in respect of, and defend and hold them harmless against, any and all Losses (including reasonable environmental consultants’, attorneys’ and engineers’ fees but excluding Losses arising out of such Indemnified Party’s acts, negligence, willful misconduct, criminal misconduct or fraud;) to the extent actually incurred by any Indemnified Parties in respect of:

(i)the Release or threatened Release of Hazardous Materials in, on, above, under or from the Premises before or on the Effective Date or during the Term (but specifically excluding any presence of any  Hazardous Materials in, on, above, or under the Premises that first occurs after the expiration of the Term);

(ii)the violation of Environmental Laws or the failure to hold or comply with any permit, license or similar authorizations required to operate construct, occupy, operate or use the Premises under Environmental Laws before or on the Effective Date or during the Term;

(iii)the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Premises;

(iv)the use, handling, manufacturing, generation, production, storage or processing of any Hazardous Material at the Premises, except in Permitted Amounts, before or on the Effective Date or during the Term; or

(v)any third-party personal injury, wrongful death, or property loss or damage claim, action or demand under any Environmental Law and relating to operations undertaken at the Premises before or on the Effective Date or during the Term.

24.4Survival24.5.  It is expressly understood and agreed that Tenant’s obligations under this Article XXIV shall survive the expiration or earlier termination of this Lease for any reason.

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ARTICLE XXV

Default

25.1Tenant Default.  Each of the following shall be an event of default under this Lease (each, an “Event of Default”):

(a)If Tenant defaults (i) in the payment of any monthly installment of Annual Rent and fails to cure the default (A) within five (5) business days after receipt of notice of such default from Landlord in the case of the first two such defaults in any twelve month period, or (B) within five (5) days after the date when due for each subsequent failure in such twelve month period; or (ii) in the payment of any other amount owing under this Lease (excluding Taxes) and fails to cure the default within thirty (30) days after receipt of notice of such default from Landlord;

(b)Subject to the provisions of Section 7.6, if Tenant fails to pay any material Taxes and any penalty that has accrued for such failure, within ten (10) business days of Landlord’s notice thereof;

(c)If there shall be a breach or default under the provisions of Section 19.1 of this Lease; provided that, if such breach or default relates to a subletting that is not permitted under the provisions of Section 19.1 of this Lease, Tenant shall have thirty (30) days after written notice from Landlord of such breach or default to cure such breach or default;

(d)With respect to any other term, covenant or provision set forth herein which specifically contains a notice requirement and/or cure period, if Tenant shall be in default under such term, covenant or condition after the giving of such notice and/or (as applicable) the expiration of such cure period and such default results in an Material Adverse Effect;

(e)If a final non-appealable judgment of a court of competent jurisdiction is entered against Tenant relating to the Premises in excess of Twenty-Five Million Dollars ($25,000,000), which is not covered by insurance;

(f)If any petition for bankruptcy or reorganization pursuant to federal bankruptcy law or any similar federal or state law shall be filed by or against, consented to, solicited by, or acquiesced in by Tenant, unless, if such bankruptcy or reorganization was involuntary and not consented to by Tenant, the same is not discharged, stayed or dismissed within ninety (90) days after the filing or commencement thereof; or

(g)If Tenant defaults in the performance of any obligation under this Lease that cannot be cured by the payment of money and such default is not otherwise covered in clause (d) above, and Tenant does not cure the default within thirty (30) days (or if the default cannot reasonably be cured within thirty (30) days, if Tenant shall not within thirty (30) days commence to cure the default and thereafter diligently pursue the same to completion) after Tenant’s receipt of notice from Landlord specifying in reasonable detail the nature of the default (“First Default Notice”), Landlord shall give a second notice of default (“Second Default Notice”).  If Tenant does not cure the default within thirty (30) days (or if such default cannot reasonably be cured within the second thirty (30) day period, if Tenant shall not within the second thirty (30) day period commence to cure such default and thereafter diligently pursue the same to completion within one hundred and eighty (180) days) after Tenant’s receipt of the Second Default Notice, and such default results in a Material Adverse Effect, then a “Final Default” shall have occurred.

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At any time prior to the occurrence of a Final Default, Tenant may elect to toll the cure period on account of the default by commencing a declaratory judgment action to determine whether the alleged default exists (“Proceeding”), provided that Tenant shall be required to pay and perform all other obligations under this Lease, including payment of Annual Rent and additional rent.  Tenant shall prosecute the Proceeding expeditiously and in good faith.  If the court determines that the alleged default does not qualify as a default and such determination becomes final, Tenant shall not be in default for the alleged default.  If the Court determines that a default did occur and such determination becomes final or if the Proceeding is dismissed by the court and such dismissal becomes final, then as of the date of such determination or dismissal, the cure period shall commence again and if cure has not been completed by the expiration of the cure period, Landlord shall have all rights as provided herein for a Final Default.

25.2Landlord’s Remedies.    Subject to the terms of any then-existing Landlord’s Subordination and Consent, Landlord Non-Disturbance Agreement or subtenant recognition agreement and Section 15.1, upon the occurrence and during the continuance of an Event of Default, with or without notice or demand, except such notice as may be required by law or statute and cannot be waived by Tenant (all other notices being hereby waived), Landlord shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at law or in equity, to the extent permitted by Applicable Legal Requirements:

(a)To terminate this Lease, whereupon Tenant’s right to possession of the Premises shall cease and this Lease, except as to Tenant’s liability as set forth below, shall be terminated with respect to such Premises.

(b)To reenter and take possession of one or more or all of the Premises (which, for the avoidance of doubt, Landlord acknowledges shall not include any Tenant’s Property or Tenant’s Intellectual Property), and, to the extent permissible, all licenses and permits and to expel Tenant and those claiming under or through Tenant, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action; provided that in connection with any such reentry or taking of possession, Landlord shall cause Tenant’s Property to be stored in a public warehouse, so long as Tenant prepays the costs related to such storage.  No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states.  If Tenant shall, after an Event of Default, voluntarily give up possession of the Premises to Landlord, deliver to Landlord or its agents the keys to the Premises, or both, such actions shall be deemed to be in compliance with Landlord’s rights and the acceptance thereof by Landlord or its agents shall not be deemed to constitute a partial or full termination of this Lease.  Landlord reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant written notice thereof, in which event this Lease will terminate as specified in said notice.

(c)To bring an action against Tenant for any damages sustained by Landlord.

(d)To relet the Premises or any part thereof for such term or terms (including a term which extends beyond the original Lease Term or the then-current extension term, as the case may be), at such rentals and upon such other terms as Landlord, in its sole discretion, may determine, with all proceeds received from such reletting being applied to the rental and other sums due from Tenant in such order as Landlord may, in its sole discretion, determine, which other sums include all repossession costs, brokerage commissions and reasonable attorneys’ fees and expenses.  Landlord shall be obligated to use commercially reasonable efforts to relet the Premises or any part thereof and to mitigate its damages under this Lease.  Landlord reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease

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as to one or more or all of the Premises by giving Tenant written notice thereof, in which event this Lease will terminate as specified in said notice.

(e)(i) To recover from Tenant all rent and other monetary sums then due and owing under this Lease and (ii) to accelerate and recover from Tenant the present value (discounted at the Discount Rate) of all rent and other monetary sums scheduled to become due and owing under this Lease after the date of such breach for the entire remaining Term (excluding any unexercised extension options), after deducting therefrom any amounts to be received upon a re-letting of the Premises.

(f)To recover from Tenant all out-of-pocket costs and expenses, including reasonable attorneys’ fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees beyond a de minimis amount, paid or incurred by Landlord as a result of such Event of Default, regardless of whether or not legal proceedings are actually commenced, subject to Section 28.13 of this Lease.

(g)To immediately or at any time thereafter, and with or without notice, at Landlord’s sole option but without any obligation to do so, correct such breach or default and charge Tenant all reasonable costs and expenses incurred by Landlord with respect thereto.  Any sum or sums so paid by Landlord, together with interest at the Lease Interest Rate, shall be deemed to be additional rent hereunder and shall be immediately due from Tenant to Landlord.  Any such acts by Landlord in correcting Tenant’s breaches or defaults hereunder shall not be deemed to cure said breaches or defaults or constitute any waiver of Landlord’s right to exercise any or all remedies set forth herein; except with respect to the first two (2) occurrences during the Initial Term, or the first occurrence during any Term Extension Option.

(h)To immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Tenant held by Landlord under this Lease against any sum owing by Tenant hereunder.

All powers and remedies given by this Section to Landlord, subject to Applicable Legal Requirements, shall be cumulative and not exclusive of one another or of any other right or remedy or of any other powers and remedies available to Landlord under this Lease, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements of Tenant contained in this Lease, and no delay or omission of Landlord to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default shall impair any other or subsequent Event of Default or impair any rights or remedies consequent thereto.  Every power and remedy given by this Section or by Applicable Legal Requirements to Landlord may be exercised from time to time, and as often as may be deemed expedient, by Landlord, subject at all times to Landlord’s right in its sole judgment to discontinue any work commenced by Landlord or change any course of action undertaken by Landlord.

If Tenant shall fail to observe or perform any of its obligations under this Lease, and to the extent such failure constitutes an Event of Default, or in the event of an emergency, then, without waiving any Event of Default which may result from such failure or emergency, Landlord may, but without any obligation to do so, take all actions, including entry upon the Premises to perform Tenant’s obligations, immediately and without notice in the case of an emergency and upon five days written notice to Tenant in all other cases.  All reasonable out-of-pocket expenses incurred by Landlord in connection with performing such obligations, including reasonable attorneys’ fees and expenses, together with interest at the Lease Interest Rate from the date any such expenses were incurred by Landlord until the date of payment by Tenant, shall constitute additional rent and shall be paid by Tenant to Landlord upon demand.

25.3Landlord Default and Tenant’s Remedies.  If Landlord defaults in any payment obligation hereunder, including payment of any reimbursement due Tenant within thirty (30) days after notice of such

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default from Tenant, Tenant may, but is not obligated to, bring suit for the collection of any amounts for which Landlord is in default.  Tenant shall also be entitled to all other rights and remedies available to Tenant at law, in equity or otherwise, except as otherwise expressly set forth in this Lease. In no event shall Tenant have any right to set-off any amounts owing by Landlord to Tenant hereunder against Tenant’s obligation to pay Annual Rent or any other amounts due from Tenant to Landlord hereunder unless Tenant has obtained a judgment or determination reached under the procedures set forth in Section 28.6 (but only if such determination is permitted by the provisions of Section 28.6) that such amount is owing and due from Landlord to Tenant.

ARTICLE XXVI

Notice

26.1Where and How Given.  Except where otherwise specifically provided in this Lease, all notices, demands or requests which either party is required to or may desire to serve upon the other shall be in writing and shall be sufficiently served upon such other party by (a) mailing a copy thereof by certified or registered mail, postage prepaid, return receipt requested, addressed to the party to whom the notice is directed at the Notice Address of such party set forth below, or (b) by reliable overnight courier (such as Federal Express), all charges prepaid, furnishing a receipt upon delivery, and addressed to the party to whom the notice is addressed at the Notice Address of the party.  The Notice Address of each party is:

Landlord:c/o Gramercy Property Trust

521 Fifth Avenue, 30th floor

New York, NY 10175

Attention: Allan B. Rothschild

Phone Number:  (212) 297-1057

Fax Number:  (212) 297-1090

E-mail Address:  arothschild@gptreit.com

With a copy to:Kirkland & Ellis LLP

300 N. LaSalle Street

Chicago, IL 60654

Attention: Andrew D. Small, Esq.

Phone Number:  (312) 862- 5489

Fax Number:  (312) 862-2200

E-mail Address:  andrew.small@kirkland.com

Tenant:Life Time Fitness, Inc.

2902 Corporate Place

Chanhassen, Minnesota 55317

Attention: Kari L. Broyles

Phone Number:  (952) 229-7228

Fax Number:  (952) 947-0099

E-mail Address:  kbroyles@lifetimefitness.com

With a copy to:Life Time Fitness, Inc.

2902 Corporate Place

Chanhassen, Minnesota 55317

Attention: Property Management

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Phone Number:  (952) 229-0000

Fax Number:  (952) 947-9794

With a copy to:LTF Holdings, Inc.

c/o Leonard Green & Partners, L.P.

11111 Santa Monica Blvd., #2000

Los Angeles, CA 90025

Fax Number:(310) 954-0404

Email:danhakl@leonardgreen.com

galashan@leonardgreen.com

Attn:John G. Dankahl

J. Krisofer Galashan

And a copy to:TPG Partners VII, L.P.

c/o TPG Capital, L.P.

345 California Street, Suite 3300

San Francisco, CA 94104

Fax Number:(415) 743-1501

Email:rcami@tpg.com

Attn:Ronald Cami

And a copy to:Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attn:  James I. Hisiger

And a copy to:Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attn:  Howard A. Sobel

The addresses to which notices and demands shall be delivered or sent may be changed from time to time by notice served by either party upon the other as provided above.

26.2When Given.  Unless otherwise provided in this Lease, notice shall be deemed to have been served at the earlier of the date received, refused or returned as undeliverable to the Notice Address.  If such notice pertains to the change of address of either of the parties, then such notice shall be deemed to have been served upon receipt thereof by the party to whom such notice is given.

ARTICLE XXVII

Right of First Offer, Restrictions and Substitutions

27.1First Offer.  Provided that no Event of Default has occurred and is continuing, if Landlord shall desire to sell or convey the Premises to a third party that is not an Affiliate of Landlord, then Landlord shall first give Tenant the right to purchase the Premises for a price and on terms and conditions determined by Landlord and set forth in a notice given to Tenant (the “Offer”).  Tenant shall have thirty (30) days from receipt of the Offer within which to elect to purchase the Premises on the precise terms and conditions of the Offer (except that if the Offer shall be in whole or in part for consideration other than cash, Tenant shall have the right to pay in cash the fair market value of such noncash consideration).  If Tenant elects to so

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purchase the Premises, Tenant shall give to Landlord written notice thereof (“Acceptance Notice”) and the closing shall be held within sixty (60) days after the date of the Acceptance Notice or such longer period of time as is set forth in the Offer, whereupon Landlord shall convey the Premises to Tenant.  At the closing, Landlord shall deliver to Tenant a special warranty deed (or local equivalent) sufficient to convey to Tenant fee simple title to the Premises free and clear of all easements, rights-of-way, encumbrances, liens, covenants, conditions, restrictions, obligations and liabilities, except for any such matters in effect upon the acquisition of the Premises by Landlord, such matters created, suffered or consented to in writing by Tenant or arising by reason of the failure of Tenant to have observed or performed any term, covenant or agreement of this Lease to be observed or performed by Tenant, and the lien of any Taxes then affecting the Premises; provided, however that if the Offer contemplates that the Premises is to be conveyed subject to any existing financing then the Premises shall be conveyed subject to the mortgage or deed of trust securing such financing unless Tenant elects to pay off such financing in accordance with the terms of the applicable loan documents (provided that Tenant shall not be responsible for payment of any prepayment premiums, defeasance costs, penalties, yield maintenance, late charges, or other charges in connection therewith).

If Tenant does not timely elect to purchase the Premises, then subject to Section  27.3 Landlord shall be free to sell the Premises to any other Person within one hundred and eighty (180) days of Tenant’s rejection or deemed rejection without being required to comply again with the foregoing provisions of this Section, provided that, if a closing has not occurred within such one hundred and eighty (180) day period and Landlord intends to sell the Premises (i) after such one hundred and eighty (180) day period, or (ii) within such one hundred and eighty (180) day period at a price less than ninety-five percent (95%) of the price described in the Offer or on materially different terms other than price, Landlord shall give Tenant written notice, setting forth the applicable purchase price and terms and conditions, and Tenant shall have thirty (30) days to elect in writing to purchase the Premises at such purchase price and on such terms and conditions.  The right of first offer granted by this Section with respect to the Premises shall not survive the expiration or earlier termination of this Lease with respect to the Premises.

27.2Excluded Transaction.  Notwithstanding anything to the contrary herein, Tenant’s right of first offer shall not apply to (i) any transfer of the Premises to an Affiliate of Landlord, or (ii) any sale or conveyance of the Premises in a foreclosure sale (or similar proceeding) of a bona fide mortgage or deed of trust or to any conveyance in lieu of foreclosure of such bona fide mortgage or deed of trust.

27.3Restrictions on Sale.  So long as this Lease is in effect, no Event of Default has occurred and is continuing, Landlord agrees not to sell, transfer or otherwise convey the Premises to an entity or Affiliate of an entity which operates a competing Fitness Use.

ARTICLE XXVIII

Miscellaneous Provisions

28.1Estoppel Certificates.

(a)Tenant agrees upon not less than fifteen (15) business days prior notice by Landlord or the holder of any mortgage encumbering the Premises or a portion thereof to execute, acknowledge and deliver to Landlord or the mortgage holder a statement in writing by Tenant in substantially the form of Schedule 28.1.  If Tenant shall be required to provide such certificate more than twice in any twelve (12) month period, Landlord shall pay Tenant a processing fee of $500 for each additional certificate requested in such twelve (12) month period.

(b)Landlord agrees upon not less than fifteen (15) business days prior notice by Tenant to execute, acknowledge and deliver to Tenant or to such party as Tenant may designate a statement in writing

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by Landlord substantially in the form of Schedule 28.1 (with appropriate changes to reflect that it is being signed by Landlord).  If Landlord shall be required to provide such certificate more than twice in any twelve (12) month period, Tenant shall pay Landlord a processing fee of $500 for each additional certificate requested in such twelve (12) month period.

28.2Memorandum/Notice of Lease.    Simultaneously with the execution of this Lease, Landlord and Tenant shall execute recordable instruments designating the name of the parties, a description of the Premises, the term, rights of extension, rights, restrictions, easements and privileges of which Tenant has the benefit under this Lease and such other provisions of this Lease as may be reasonably requested by other party to constitute a memorandum of lease or a notice of lease, as the case may be, under the Applicable Legal Requirements of the state in which the Premises is located.  Tenant or Landlord may cause such instrument to be recorded in the appropriate land records, and all recording costs, recordation taxes or other fees charged by any governmental agency in connection with such recordation (including transfer fees) shall be paid by the party causing such instrument to be recorded.  Upon termination of this Lease with respect to the Premises, upon the request of either party, the other party will execute an instrument in recordable form indicating that this Lease has been terminated.

28.3Force Majeure.  If either party shall be delayed or hindered in, or prevented from, the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, riots, insurrection, war, acts of god, natural disasters or other reasons of a like nature beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease (any such delay, hindrance or prevention being referred to as “Force Majeure”), then performance of such act shall be excused for the period of delay, and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay unless otherwise specifically provided to the contrary in this Lease.  The provisions of this Section shall not apply to delays resulting from the inability of a party to obtain financing or to satisfy its obligations under this Lease because of a lack of funds.

28.4Consequential Damages.  Notwithstanding anything in this Lease to the contrary, in no event shall Landlord or Tenant be liable or responsible for punitive, consequential, special or indirect damages under this Lease, including with respect to any holding over by Tenant under Section 28.5 of this Lease.

28.5Holding Over.  If Tenant remains in possession of the Premises after the expiration of the Term or Extra Period, as applicable, without having timely executed its right, if any, to extend the Term, such continuing possession shall create a month-to-month tenancy on the terms of this Lease and such tenancy may be terminated at the end of any month thereafter by either party giving at least thirty (30) days’ notice to the other party.  During such holdover, Tenant shall be liable for Annual Rent on a monthly basis in an amount equal to (i) (x) 125% of the Annual Rent in effect at the time of the expiration of the Term with respect to the first six (6) month period of such holdover and after such six (6) month period, (y) 150% of the Annual Rent in effect at the time of the expiration of the Term, plus (ii) all additional rent payable by Tenant under this Lease.

28.6Disputes(a).  If at any time a dispute arises as to the amount of money to be paid by one party to the other under the provisions of this Lease, the party against whom the obligation to pay the money is asserted shall have the right to make payment under protest, such payment shall not be regarded as a voluntary payment and the party paying under protest shall have the right to institute suit for recovery of the payment made under protest.  If it is adjudged that there is no legal obligation to pay the sum or any part thereof, the obligated party shall be entitled to recover the sum or so much thereof as it was not legally required to pay under the provisions of this Lease plus interest thereon at the Lease Interest Rate from the date of payment to the date of return.  If a dispute arises between the parties as to any covenant, obligation or work to be performed by either of them under the provisions of this Lease, the party against whom the

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obligation to perform the covenant, obligation or work is asserted may perform such covenant, obligation or work and pay the cost thereof “under protest”, the performance of such covenant, obligation or work shall in no event be regarded as voluntary performance, and such party shall have the right to institute suit for recovery of the cost of the covenant, obligation or work.  If it is adjudged that there was no legal obligation on the part of the party to perform the covenant, obligation or work or any part thereof, the party shall be entitled to recover the cost of the covenant, obligation or work or so much thereof as the party was not legally required to perform under the terms of this Lease, plus interest thereon at the Lease Interest Rate from the date of payment to the date of refund.

28.7Quiet Enjoyment.  Landlord agrees that so long as this Lease is in effect, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises and all rights of Tenant hereunder during the Term without any manner of hindrance or molestation from Landlord or anyone claiming by, through or under Landlord.  Landlord’s exercise of its remedies set forth in Section 25.2 on account of an Event of Default in accordance with the provisions of Section 25.2 shall not constitute a breach of Landlord’s obligations under this Section 28.7.

28.8Cost and Expense.  Wherever it is provided in this Lease that an act is to be undertaken by any person, such act shall be done by such person or caused to be done by such person at no cost or expense to the other party, other than any de minimis cost or expense, unless a contrary intent is expressed.  Notwithstanding the foregoing, in the event Tenant makes any request upon Landlord requiring Landlord or the attorneys of Landlord to review and/or prepare (or cause to be reviewed and/or prepared) any documents, plans, specifications or other submissions in connection with or arising out of this Lease, then Tenant shall reimburse Landlord within 30 days of demand therefor for all reasonable out-of-pocket costs and expenses, above any de minimis cost or expense, incurred by Landlord in connection with such review and/or preparation, including reasonable attorneys’ fees, except in connection with a request made under Section 28.1, in which event the fees set forth therein shall apply.

28.9Financial Reports. Tenant shall deliver to Landlord (i) within 45 days after the end of each fiscal quarter of Tenant, and (ii) within 120 days after the end of each fiscal year of Tenant complete financial reports of Tenant, including a balance sheet, profit and loss statement, statement of cash flows for the fiscal period then ended.  In addition, within 120 days after the end of each fiscal year of Tenant, Tenant shall deliver to Landlord Tenant’s detailed profit and loss statement for the operations of the Premises.  The financial reports required hereunder shall be prepared in accordance with generally accepted accounting principles consistently applied from period to period, such quarterly financial statements and profit and loss statements shall be certified to be accurate and complete by Tenant (or an appropriate officer of Tenant), and such annual financial statements shall be audited by an independent certified public accounting firm reasonably acceptable to Landlord; provided, however, so long as this Lease is guaranteed by Guarantor, in lieu of quarterly financial statements and audited annual financial statements of Tenant, Tenant may deliver quarterly financial statements and audited annual financial statements of Guarantor.  Tenant understands that Landlord will rely upon such financial reports and Tenant represents that such reliance is reasonable.  Notwithstanding the foregoing, so long as Tenant’s and/or Guarantor’s financial reports are the financial reports of a publicly traded company and so long as such publicly traded company’s financial reports are available to the public, Tenant’s obligations to deliver financial reports pursuant to this Section 28.9 as to such publicly traded company shall be deemed to be satisfied, except Tenant’s continuing obligation to provide detailed profit and loss statement for the operations of the Premises.  The provisions of Section 28.14 shall be applicable to the financial information provided by Tenant to Landlord pursuant to this Section 28.9.

28.10Access.  Landlord and its designees shall have the right to enter any Building upon at least five (5) business days’ prior written notice at reasonable hours, and subject to the rights of subtenants, licensees, concessionaires, and other occupants, accompanied by a representative of Tenant to inspect such

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Building or to show such Building to prospective purchasers and lenders, and during the period commencing twelve (12) months prior to the end of the Term, as the same may have been extended, for the purposes of exhibiting the same to prospective tenants, in each case without unreasonably interfering with Tenant’s business.  Landlord shall use commercially reasonable efforts to mitigate any interference with Tenant and Tenant’s guests, subtenants, licensees, occupants, invitees, patrons, customers, and other visitors in connection with such inspection or showing.  Landlord shall have the right to enter such Building upon shorter oral notice in the event of an emergency presenting an imminent threat of property damage or personal injury.  Landlord shall not post any “for rent” or “for sale” signs on the Premises or any applicable portion thereof so long as Tenant or any subtenant or assignee is in occupancy of the Premises or any applicable portion thereof.

28.11Accord and Satisfaction.

(a)Acceptance by Landlord of any partial payment of any amount payable by Tenant hereunder shall not constitute an accord and satisfaction by Landlord of any of Tenant’s obligations hereunder and Landlord shall be entitled to collect from Tenant the balance of any amount remaining due.

(b)Acceptance by Tenant of any partial payment of any amount due from Landlord hereunder shall not constitute an accord and satisfaction by Tenant of any of Landlord’s obligations hereunder and Tenant shall be entitled to collect from Landlord the balance of any amount remaining due.

28.12Limitation of Liability.  Landlord’s liability for damages hereunder shall be limited to matters arising during the period of Landlord’s ownership of the Premises and during that period, to the extent of Landlord’s interest in the Premises and the proceeds thereof, including proceeds of any insurance policies relating to the Premises, any awards payable in connection with any taking of the Premises and any other rights, claims, causes of action or other interests, sums or receivables appurtenant to the Premises.  Neither Landlord nor any of its trustees, members, partners, shareholders, officers, directors, employees, agents, successors or assigns shall have any personal liability beyond Landlord’s interest in the Premises and no other property or assets of Landlord, or of any of the trustees, members, partners, shareholders, officers, directors, employees, agents, successors or assigns of Landlord, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies.

28.13Prevailing Party.    If any action at law is necessary to enforce or interpret the terms of this Lease, the prevailing party shall be entitled to reasonable attorneys’ fees and costs of the proceeding in addition to any other relief to which it may be entitled.  If any action in equity is necessary to enforce or interpret the terms of this Lease, the prevailing party shall be entitled to reasonable attorneys’ fees and costs in addition to any other relief to which it may be entitled.  For purposes of this Section, a party will be considered to be the “prevailing party” if (a) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative dispute resolution process), (b) such party did not initiate the litigation and either (i) received a judgment in its favor, or (ii) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, or (c) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.

28.14Confidentiality.    Neither party, nor its respective agents, representatives, employees, partners, members, officers or directors will disclose the economic terms of this Lease or any Proprietary Information unless prior consent to such disclosure is obtained from the other party, which consent may be withheld, conditioned or delayed at either party’s sole discretion.  Each party shall hold in strict confidence and shall disclose Proprietary Information only to Landlord’s or Tenant’s employees, agents, attorneys, accountants, consultants, investors, potential investors, lenders, potential lenders, purchasers, potential purchasers and service providers who have a reason to know such Proprietary Information in order to assist

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Landlord or Tenant, as the case may be.  Neither Landlord nor Tenant nor any of their employees, agents, attorneys, accountants, consultants, investors, potential investors, lenders or service providers shall disclose Proprietary Information to any other person or entity except in connection with any tax, regulatory or loan securitization obligations or use Proprietary Information for its or their benefit or for any purpose not expressly agreed upon in writing by the party originating the Proprietary Information.  The obligation hereunder to maintain the confidentiality of Proprietary Information and to refrain from use of Proprietary Information for any purposes not agreed upon shall not expire.  The foregoing restriction on the dissemination of Proprietary Information shall not apply to any Proprietary Information which (i) is disclosed in a printed publication available to the public or is otherwise in the public domain through no act of the party to whom the Proprietary Information has been provided, (ii) is approved for release by written authorization of an officer of the party to whom the Proprietary Information belongs or (iii) is required to be disclosed by proper order of a court of competent jurisdiction after adequate notice to the party to whom the Proprietary Information belongs in order to allow that party to seek a protective order therefor.

28.15Consent of Landlord.  Unless specified otherwise herein, Landlord’s consent to any request of Tenant shall not be unreasonably withheld, conditioned, or delayed.  Landlord shall have no liability for damages resulting from Landlord’s failure to give any consent, approval or instruction reserved to Landlord, Tenant’s sole remedy in any such event being an action for injunctive relief.

28.16Permitted Contests.  Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to pay any cost, expense or charge or perform any obligation so long as Tenant contests in good faith and at its own expense the amount or validity thereof by appropriate proceedings which shall operate to prevent the collection thereof or realization thereon and the sale, foreclosure or forfeiture of the Premises or any part thereof (other than Tenant’s Property and Tenant’s Intellectual Property) to satisfy the same, and Tenant shall have furnished any security as may be required in the applicable proceeding, and, pending any such proceedings, Landlord shall not have the right to pay or perform the same.  Tenant further agrees that such contest shall be prosecuted to a final conclusion diligently, that it will indemnify Landlord against any and all loss, costs and expenses, including reasonable attorneys’ fees, in connection therewith, except for any de minimis cost or expense, and that it will, promptly after the final determination of such contest, fully pay any amounts determined to be payable thereon and/or fully perform any obligations to be performed thereon, together will all penalties, fines, interest, costs and expenses resulting from such contest.  Notwithstanding the foregoing, Tenant may elect, at any time, to withdraw any such contest or proceeding and pay the applicable cost, expense, charge or obligation.  Upon Tenant’s request, Landlord shall prosecute such contest, if required by Applicable Legal Requirements, at no cost or expense to Landlord other than any de minimis cost or expense.

28.17Waiver.  Failure of either party to complain of any act or omission by the other party, no matter how long the same may continue, shall not be deemed to be a waiver by the party of any of its rights hereunder.  No waiver by either party at any time, whether express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision.  All rights and remedies which either party may have under this Lease or by Applicable Legal Requirements upon a breach hereunder shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other.  No right or remedy, whether exercised by a party or not, shall be deemed to be in exclusion of any other right or remedy and any two (2) or more or all of such rights and remedies may be exercised at the same time.  If any restriction contained in this Lease for the benefit of either party shall be violated, the party, without waiving any claim for breach of agreement against the other party, may bring such proceedings as it deems necessary, either at law or in equity, against the person violating the restriction.

43

28.18Interpretation.  If any provision of this Lease or the application of any provision to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Lease or the application of such provision to any other person or circumstance, all of which other provisions shall remain in full force and effect.  It is the intention of the parties that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, the provision shall have the meaning which renders it valid.  As used in this Lease:  (a) the word "or" is not exclusive and the word "including" is not limiting, (b) references to a law include any rule or regulation issued under the law and any amendment to the law, rule or regulation, (c) whenever the words "include," "includes," or "including" appear, they shall be deemed to be followed by the words "without limitation," (d) personal pronouns shall be deemed to include the other genders and the singular to include the plural, and (e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision.  Wherever a period of time is stated in this Lease as commencing or ending on specified dates, such period of time shall be deemed (i) inclusive of such stated commencement and ending dates, and (ii) to commence at 12:00 A.M. Eastern Time on such stated commencement date and to end at 11:59 P.M.  Eastern Time on such stated ending date.  This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

28.19Subsidiaries or Affiliates of Landlord and Tenant.

(a)Tenant will not attempt to enforce any right or remedy against one or more of the employees, agents, officers, directors, parents, subsidiaries or Affiliates of Landlord arising out of or in any way based upon this Lease or any act or omission by Landlord with respect to this Lease or all or any portion of the Premises unless the party to be charged shall agree otherwise by written instrument.

(b)Landlord will not attempt to enforce any right or remedy against one or more of the employees, agents, officers, directors, parents, subsidiaries or Affiliates of Tenant arising out of or in any way based upon this Lease or any act or omission by Tenant with respect to this Lease or any portion of the Premises unless the party to be charged shall agree otherwise by written instrument.

28.20Landlord While an Owner.  Landlord shall mean the owner from time to time of Landlord’s estate and property in the Premises and if such estate or property is sold or transferred to an unaffiliated third party, the seller or transferor shall thereupon be relieved of all obligations and liabilities arising after such sale or transfer and the purchaser or transferee shall be deemed to have assumed and agreed to perform and observe all obligations and liabilities hereunder arising after the sale or transfer.

28.21Equitable Remedies.  All representations, warranties and agreements of Landlord and Tenant in this Lease shall be deemed special, unique and extraordinary.  Any breach of any representation, warranty or agreement by either party shall be deemed to cause the other party irreparable injury not properly compensable by damages in an action at law, such that the rights and remedies of the non-breaching party may be enforced both at law and/or in equity.

28.22Successors and Assigns.  The words “Landlord” and “Tenant” and the pronouns referring thereto, as used in this Lease, shall mean where the context requires or admits, the persons named herein as Landlord and as Tenant respectively, and their respective successors and assigns, irrespective of whether singular or plural, masculine, feminine or neuter.  The agreements and conditions to be performed by Landlord shall be binding upon Landlord, its successor and assigns, and the agreements and conditions to be performed by Tenant shall be binding upon Tenant and its successors and assigns and shall inure to the benefit of Landlord and its successors and assigns.  If Landlord shall be more than one person or entity, the

44

obligations of Landlord hereunder shall be joint and several.  If Tenant shall be more than one person or entity, the obligations of Tenant hereunder shall be joint and several.

28.23This Instrument.  This Lease is transmitted for examination only and does not constitute an offer to lease and shall become effective only upon execution and unconditional delivery by all parties hereto.  This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect.  This Lease shall not be modified in any way except by a writing subscribed by both parties.

28.24Headings.    The headings for the various articles and sections of this Lease are used only as a matter of convenience for reference and are not to be considered a part of this Lease or used in determining the intent of the parties to this Lease.

28.25Counterparts.    This Lease may be executed in one or more counterparts, any one or all of which shall constitute one and the same instrument.

28.26Governing Law; Venue; Service of Process; Waiver of Jury Trial.

(a)THIS LEASE AND ANY DISPUTES, CLAIMS OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS LEASE (WHETHER SOUNDING IN CONTRACT OR TORT LAW) SHALL BE GOVERNED BY THE LAW OF THE STATE OF MINNESOTA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b)EACH OF LANDLORD AND TENANT IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY MINNESOTA STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE (WHETHER SOUNDING IN CONTRACT OR TORT LAW), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MINNESOTA STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LEGAL REQUIREMENTS.

(c)EACH OF LANDLORD AND TENANT HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, AT THE ADDRESS SPECIFIED IN ARTICLE XXVI HEREOF.

(d)EACH OF LANDLORD AND TENANT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LEASE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH

45

OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LEASE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 28.25(D).  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

[Remainder of page intentionally left blank]

46

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed under seal as of the day and year first above written.

LANDLORD:

WITNESSES:

By:
Name:
Title:

TENANT:

By:
Name:
Title:

Schedule 1.2.2

LAND AND PREMISES

SCHEDULE 22.1

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement is dated this ____ day of _________, 20_____ between _______________, a _________________  (“Lender”) and ____________________, a __________________ corporation (“Tenant”).

RECITALS

A.Tenant has entered into a certain lease (the “Lease”) dated _____________, 20_____ with ________________ (the “Landlord”) of [a portion of] certain premises commonly known as __________, ______________, _____________.  The leased premises described in the Lease are hereinafter referred to as the Premises.

B.A Memorandum/Notice of Lease dated ________________ by and between Tenant and Landlord regarding the Lease is [to be] recorded [herewith] with the ________________ County Registry of Deeds in Book _______, Page ________.

C.Lender has made a loan to Landlord, which loan is secured by a mortgage and security agreement dated ___________, 20_____ (the “Mortgage”) [to be] recorded with [in Book _____, Page _________] and an assignment of leases and rents dated ________, 20__ (the “Assignment”) [to be] recorded with said Registry [in Book ___, Page ______] both with respect to the Premises.

For mutual consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Tenant agrees that the lien of the Lease is and shall be subject and subordinate to the lien of the Mortgage and to the lien of the Assignment and to all renewals, amendments, modifications, consolidations, replacements and extensions thereof, now or hereafter executed, to the full extent of all amounts secured thereby, said subordination to have the same force and effect as if the Mortgage, the Assignment, and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, and amendments or modifications or any notice thereof.  However, the foregoing subordination provision shall not be deemed or construed as limiting Tenant’s rights under the Lease and/or Landlord’s obligations thereunder, including the use of insurance proceeds and condemnation awards, and notwithstanding any inconsistent provisions of the Mortgage with respect thereto, such proceeds and awards shall be applied as set forth in the Lease.

2.Lender agrees that Tenant shall not be named or joined as a party defendant in any action, suit or proceeding which may be instituted by Lender to foreclose or seek other remedies under the Mortgage or the Assignment by reason of a default or event of default under the Mortgage or the Assignment, unless Applicable Legal Requirements require Tenant to be made a party thereto as a condition to Lender’s proceeding against Landlord or prosecuting such rights and remedies.  Lender further agrees that, in the event of any entry by Lender pursuant to the Mortgage, a foreclosure of the Mortgage, or the exercise by Lender of any of its rights under the Mortgage or Assignment, Lender shall not disturb Tenant’s right of possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond applicable grace and cure periods in the Lease.

3.Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender, the acceptance of a deed in lieu of foreclosure by Lender, or Lender’s exercise of any of its rights under the Mortgage or

Assignment, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all Term Extension Options which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to perform all of the obligations of Tenant pursuant to the Lease.

4.Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease:

(a)Lender shall not be liable in damages for any act or omission of any prior landlord (including Landlord), provided nothing herein shall derogate from the obligation of Lender to perform all of the obligations of Landlord pursuant to the Lease once Lender succeeds to the interest of Landlord under the Lease;

(b)Lender shall not be liable for the return of any security deposit unless such security deposit is actually received by Lender;

(c)Lender shall not be bound by any Annual Rent or additional rent which Tenant might have prepaid for more than one (1) month in advance under the Lease (unless so required under the Lease);

(d)Lender shall not be bound by any amendments or modifications of the Lease made without consent of Lender which have the effect of materially increasing Landlord’s obligations under the Lease, reducing rent or otherwise materially reducing any of Tenant’s obligations under the Lease, decreasing the Term or canceling the Lease prior to its expiration except as a result of the exercise of a right to terminate as set forth in the Lease;

(e)Lender shall not be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); and

(f)Lender shall not be bound by any provision in the Lease which obligates Landlord to erect or complete any building or to make any improvements to the Premises, but shall be subject to any offset or termination rights Tenant may have on account of Landlord’s failure to erect or complete any improvements to the Premises.

5.Lender hereby approves of, and consents to, the Lease.  Notwithstanding anything to the contrary contained in the Mortgage or the Assignment, so long as the Tenant is not in event of default under the Lease beyond applicable notice and cure periods, Tenant shall be entitled to use and occupy the Premises and exercise all its rights under the Lease, and the Lease and Landlord’s and Tenant’s performance thereunder shall not constitute a default under the Mortgage or Assignment.  Tenant agrees to give Lender a copy of any notice of default under the Lease served upon Landlord at the same time as such notice is given to Landlord.

6.The terms and provisions of this agreement, shall be automatic and self-operative without execution of any further instruments on the part of any of the parties hereto.  Without limiting the foregoing, Lender and Tenant agree, within thirty (30) days after request therefor by the other party, to execute an instrument in confirmation of the foregoing provisions, in form and substance reasonably satisfactory to Lender and Tenant, pursuant to which the parties shall acknowledge the continued effectiveness of the Lease in the event of such foreclosure or other exercise of rights.

7.Any notice to be delivered hereunder shall be in writing and shall be sent registered or certified mail, return receipt requested, postage prepaid, or overnight delivery by FedEx or similar overnight courier which delivers upon signed receipt of the addressee, or its agent.  The time of the giving of any notice shall be the time of receipt thereof by the addressee or any agent of the addressee, except that in the event that the addressee shall refuse to receive any notice, or there shall be no person available (during normal business hours) to receive such notice, the time of giving notice shall be deemed to be the time of such refusal or attempted delivery as the case may be.  All notices addressed to Lender or Tenant, as the case may be, shall be delivered to the respective addresses set forth opposite their names below, or such other addresses as they may hereafter specify by written notice delivered in accordance herewith:

Tenant:Life Time Fitness, Inc.

2902 Corporate Place

Chanhassen, Minnesota 55317

Attention: Kari L. Broyles

Phone Number:  (952) 229-7228

Fax Number:  (952) 946-9794

E-mail Address:  kbroyles@lifetimefitness.com

With a copy to:LTF Holdings, Inc.

c/o Leonard Green & Partners, L.P.

11111 Santa Monica Blvd., #2000

Los Angeles, CA 90025

Fax Number:(310) 954-0404

Email:danhakl@leonardgreen.com

galashan@leonardgreen.com

Attn:John G. Dankahl

J. Krisofer Galashan

And a copy to:TPG Partners VII, L.P.

c/o TPG Capital, L.P.

345 California Street, Suite 3300

San Francisco, CA 94104

Fax Number:(415) 743-1501

Email:rcami@tpg.com

Attn:Ronald Cami

And a copy to:Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attn:  James I. Hisiger

And a copy to:Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attn:  Howard A. Sobel

I.

8.The term “Lender” as used herein includes any direct or more remote successor or assign of the named Lender herein, including any purchaser at a foreclosure sale, and any successor or assign thereof, and the term “Tenant” as used herein includes any direct or more remote successor and assign of the named Tenant herein.  All terms used herein but not defined herein which are defined in the Lease shall have the same meaning for purposes hereof as they do for purposes of the Lease.

TENANT:

By:

Name:

Title:

LENDER:

By:

Name:

Title:

State of Minnesota
ss.:
County of Carver

On the ____ day of __________________ in the year 20   before me, the undersigned, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

State of Minnesota
ss.:
County of Carver

On the ____ day of __________________ in the year 20   before me, the undersigned, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

SCHEDULE 28.1

ESTOPPEL CERTIFICATE

LOCATION

DATE

ESTOPPEL CERTIFICATE

Date:_______________________

_____________________________

_____________________________

_____________________________

_____________________________

RE:
_______________________ (the “Property”)

Ladies and Gentlemen:

We have been advised that [__________________________ (“Lender”) is planning to make a loan secured by a first mortgage on the Property] [__________________________ (“Purchaser”) is planning on purchasing the Property], in which _________________ (“Tenant”) presently occupies a building comprising approximately __________ square feet located at ____________________________________________ (the “Premises”) under a Lease dated _______________ (the “Lease”) by and between Tenant and _______________ (“Landlord”).

At your request, Tenant hereby certifies to [Lender][Purchaser], its successors and assigns and to Landlord as follows, to the best of its knowledge:

1.The Lease is in full force and effect, and Tenant is in occupancy of the Premises.

2.The initial term of the Lease is for _______ (__) years and is scheduled to expire ____________________.  The Commencement Date (as defined in the Lease) was ________________.  In addition to the initial term, the Lease provides for _____ (__) extension options of five (5) years each.  Tenant also has the right to extend the original term for an additional twelve (12) month period.  [None of the foregoing] [    of the foregoing] extension options have been exercised as of the date hereof.

3.The minimum rent is currently $____________ per month.

4.Tenant’s obligation to pay Annual Rent under the Lease commenced on the Effective Date (as defined in the Lease) and Tenant is not in default of any payments due Landlord under the Lease.

5.Except as set forth on Exhibit A attached hereto and incorporated herein, Landlord is not in default of any obligations of Landlord under the Lease.

6.The Lease has not been modified, amended or supplemented in any manner except as set forth on Exhibit B attached hereto and incorporated herein.

7.Tenant has paid no rent to Landlord more than one (1) month in advance of the due date set forth in the Lease, and Tenant will not pay Annual Rent or any other sum due under the Lease more than one (1) month in advance of its due date.

______________________________

By:__________________________
Name:____________________
Title:____________________

EXHIBIT A

LANDLORD DEFAULTS

EXHIBIT B

LIST OF AMENDMENTS/SUPPLEMENTS TO LEASE

EXHIBIT “A-2”

FORM OF MASTER LEASE

MASTER LEASE AGREEMENT (POOL [    ])

BETWEEN

_________________________________, AS TENANT
AND
___________________________, AS LANDLORD

TABLE OF CONTENTS

                                                                                                                       Page No.

ARTICLE I Fundamental Lease Provisions	5
1.1 Master Lease.	5
1.2 Definitions	5
ARTICLE II Master Lease Characterization	14
2.1 Master Lease Characterization	14
ARTICLE III Premises	15
3.1 Leasing of Premises	15
3.2 Encumbrances	15
ARTICLE IV Representations and Warranties	16
4.1 Representations and Warranties of Tenant	16
4.2 Representations and Warranties of Landlord	18
ARTICLE V Extension Rights	19
5.1 Extension Rights	19
5.2 Extra Period	20
5.3 No Further Instrument/Term Extension Rent/Extra Term Rent	20
5.4 Termination/Expiration with Respect to Fewer than All of the Sites.	21
ARTICLE VI Annual Rent	21
6.1 Minimum Rent	21
6.2 Late Payment	21
6.3 Payment to Party Claiming Annual Rent	21
6.4 Additional Rent	22
ARTICLE VII Taxes	22
7.1 Taxes	22
7.2 Payment of Taxes	23
7.3 Excluded Taxes	23
7.4 Payment of Tax	23
7.5 Abatements	23
7.6 Right to Contest	23
ARTICLE VIII Condition of Premises; Maintenance	24
8.1 Tenant Maintenance of Premises	24
8.2 No Trespass	24
ARTICLE IX Utilities	24
9.1 Payment of Utility Charges	24
ARTICLE X Use	24
10.1 Tenant Use	24
10.2 Use Restrictions on Tenant	25
10.3 No Continuous Operations	25
ARTICLE XI Rentals To Be Net to Landlord	25
11.1 Rentals To Be Net to Landlord	25
ARTICLE XII Alterations and Expansion	26

14

12.1 Alterations	26
12.2 Expansion Rights	26
12.3 Landlord Approvals	26
ARTICLE XIII Rooftop Installations and Telecommunications	27
13.1 Rooftop Installations	27
ARTICLE XIV Mechanic’s Liens	27
14.1 Obligations of Parties	27
ARTICLE XV Tenant’s Property and Tenant’s Intellectual Property	28
15.1 No Lien	28
15.2 Sole Risk of Tenant	28
15.3 Landlord’s Waivers..	28
ARTICLE XVI Insurance and Indemnification	29
16.1 Liability Insurance	29
16.2 Indemnity	29
16.3 Property Insurance	29
16.4 Insurance Requirements Generally	30
16.5 Waiver of Subrogation	30
16.6 No Release from Liability	30
16.7 Insurance Coverage during Construction	30
ARTICLE XVII Fire and Other Peril	31
17.1 Fire and Other Peril	31
17.2 Late Term Termination Right	32
ARTICLE XVIII Condemnation	33
18.1 Total Condemnation	33
18.2 Partial Condemnation	33
18.3 Damages	34
18.4 Temporary Taking	34
ARTICLE XIX Assignment and Subletting	34
19.1 Assignment and Subletting	34
19.2 Exceptions	35
19.3 Cure Rights Upon Assignee Default	36
19.4 Leasehold Mortgage	36
ARTICLE XX Tenant’s Surrender of Premises	37
20.1 Surrender	37
ARTICLE XXI Collateral Assignment of Lease	37
21.1 Collateral Assignment	37
ARTICLE XXII Mortgage Subordination and Non-Disturbance and Notice to Mortgagee	37
22.1 Mortgage Subordination	37
22.2 Notice to Mortgagee	38
ARTICLE XXIII Indemnification	38

15

23.1 Indemnification	38
ARTICLE XXIV Environmental Laws	39
24.1 Tenant Environmental Undertakings	39
24.2 Environmental Covenants	39
24.3 Environmental Indemnities	40
24.4 Survival	41
ARTICLE XXV Default	41
25.1 Tenant Default	41
25.2 Landlord’s Remedies	42
25.3 Landlord Default and Tenant’s Remedies	44
ARTICLE XXVI Notice	44
26.1 Where and How Given	44
26.2 When Given	45
ARTICLE XXVII Right of First Offer, Restrictions and Substitutions	46
27.1 First Offer	46
27.2 Excluded Transaction	46
27.3 Restrictions on Sale	46
27.4 Right of Substitution	46
ARTICLE XXVIII Miscellaneous Provisions	50
28.1 Estoppel Certificates	50
28.2 Memorandum/Notice of Lease	50
28.3 Force Majeure	51
28.4 Consequential Damages	51
28.5 Holding Over	51
28.6 Disputes	51
28.7 Quiet Enjoyment	52
28.8 Cost and Expense	52
28.9 Financial Reports	52
28.1 Access	52
28.11 Accord and Satisfaction	53
28.12 Limitation of Liability	53
28.13 Prevailing Party	53
28.14 Confidentiality	53
28.15 Consent of Landlord	54
28.16 Permitted Contests	54
28.17 Waiver	54
28.18 Interpretation	54
28.19 Subsidiaries or Affiliates of Landlord and Tenant	55
28.2 Landlord While an Owner	55
28.21 Equitable Remedies	55
28.22 Successors and Assigns	55

16

28.23 This Instrument	55
28.24 Headings	56
28.25 Counterparts	56
28.26 Governing Law; Venue; Service of Process; Waiver of Jury Trial	56
Schedule 1.2.1 – Applicable Rent Reduction Percentages	2
Schedule 1.2.2 – Land and Sites	3
Schedule 5.2 – Annual Rent Reset Dates	4
Schedule 22.1 – Subordination, Non-Disturbance and Attornment Agreement	5
Schedule 29.1 – Estoppel Certificate	10

17

MASTER LEASE AGREEMENT (POOL [   ])

This Master Lease Agreement (Pool [   ]) (as amended, restated, replaced, supplemented, or otherwise modified from time to time, this “Lease”) is dated as of ______________, 2015 (“Effective Date”) and is made by and between:

Landlord:[ENTITY(IES) CONTROLLED BY GRAMERCY PROPERTY TRUST]

State and Type of

Organization:A Delaware _________________________________

Address:c/o Gramercy Property Trust
521 5th Avenue
New York, NY 10175

and

Tenant:________________________________________

State and Type of

Organization:________________________________________

Address:c/o Life Time Fitness, Inc.

2902 Corporate Place

Chanhassen, Minnesota 55317

In consideration of the rents and covenants set forth in this Lease, Landlord leases to Tenant and Tenant leases from Landlord all of Landlord’s rights, title, and interests in and to the Premises (defined below) upon the following terms and conditions:

ARTICLE I

Fundamental Lease Provisions

1.1Master Lease. Landlord is the owner of certain real properties which are identified on the “Schedule of Land and Sites” attached hereto and incorporated herein as Schedule 1.2.2.  This Lease constitutes a single master lease of all, but not less than all, of the Premises.  Landlord and Tenant have executed and delivered this Lease with the understanding that this Lease constitutes a unitary, unseverable instrument pertaining to all, but not less than all, of the Premises, and that, except as specifically provided in this Lease, neither this Lease nor the duties, obligations or rights of Tenant may be allocated or otherwise divided among the Premises by Tenant.  Landlord and Tenant each further acknowledge and agree that each of Landlord and Tenant entered into this single master lease as part of the consideration for entering into the leasing transaction between the parties, and that the transaction would not have been consummated if there were to have been separate lease agreements for each of the Premises.

1.2Definitions.  For all purposes of this Lease, except as may be expressly set forth herein or unless the context clearly indicates a contrary intent, the following terms have the following definitions:

(a)  “Acceptance Notice” has the meaning set forth in Section 27.1.

(b)  “Action” means Tenant’s becoming insolvent within the meaning of the Code, filing a petition under the Code, or Tenant initiating a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts.

(c)“additional rent” means all sums of money required to be paid by Tenant under this Lease which are not specifically referred to as Annual Rent.

(d)“Adjustment Date” means the first day of the month following the month in which the fifth (5th) anniversary of the Effective Date occurs, and every fifth (5th) anniversary of such first day of the month thereafter during the Term.

(e)“Affiliate” means any person or entity that directly or indirectly controls, is under common control with or is controlled by any other person or entity.  For purposes of this definition, “controls”, “under common control with” and “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity through the ownership of at least fifty percent (50%) of the voting securities, partnership interests, membership interests, or otherwise.

(f)“All Risk Coverage” has the meaning set forth in Section 16.3.

(g)  “Annual Rent” means (1) for each twelve (12) month period commencing on the Effective Date and occurring within the period commencing on the Effective Date and ending on the day immediately preceding the first Adjustment Date during the Term, the sum of $[_________________] as allocated to each of the Sites on Schedule 1.2.1 under the column “Individual Property Rents”, (2) for each twelve (12) month period commencing on the first Adjustment Date and occurring within the period commencing on the first Adjustment Date during the Term through the day immediately preceding the second Adjustment Date during the Term, the sum of (x) the Annual Rent payable for the twelve (12) month period immediately preceding the first Adjustment Date, plus (y) an amount equal to the product of (I) the Annual Rent payable for such twelve (12) month period immediately preceding the first Adjustment Date multiplied by (II) ten percent (10%), which increased Annual Rent shall constitute the Annual Rent due and payable for each twelve (12) month period occurring within the period commencing on the first Adjustment Date until the day immediately preceding the second Adjustment Date, and (3) thereafter each twelve (12) month period commencing on the second Adjustment Date throughout the remainder of the Term, each twelve (12) month period commencing on each subsequent Adjustment Date through the day preceding the day immediately preceding the next following Adjustment Date, the sum of (x) the Annual Rent payable for the twelve (12) month period immediately preceding the then-applicable Adjustment Date, plus (y) an amount equal to the product of (I) the Annual Rent payable for such twelve (12) month period immediately preceding the then-applicable Adjustment Date multiplied by (II) ten percent (10%), which increased Annual Rent shall constitute the Annual Rent due and payable for each twelve (12) month period occurring within the period commencing on the then-applicable Adjustment Date until the next applicable Adjustment Date, or the earlier expiration of the Term.

(h)“Anti-Money Laundering Laws” means all Applicable Legal Requirements on the prevention and detection of money laundering, including 18 U.S.C. § 1956 and 1957, and the BSA.

(i)“Applicable Legal Requirements” mean all statutes, ordinances, regulations, codes, by-laws and requirements of any Governmental Authority having jurisdiction, including Environmental Laws and zoning, health, fire, safety and building codes, applicable to Tenant or any Site.

(j)“Applicable Rent Reduction Percentage” means, with respect to any Site, a fraction, the numerator of which shall be the dollar amount allocated to such Site on Schedule 1.2.1 attached hereto, and the denominator of which shall be the total dollar amount allocated to all Sites on Schedule 1.2.1 attached hereto that are then subject to this Lease.

(k)“BSA” means the Bank Secrecy Act (31 U.S.C. § 5311 et. seq.), and its implementing regulations, Title 31 Part 103 of the U.S. Code of Federal Regulations.

(l)“Buildings” has the meaning set forth in the definition of the term “Improvements.”

(m)[“Centennial Environmental Conditions” means all Hazardous Substances located in soil and groundwater at, on, in, under, from or onto the Centennial Premises as of the date of this Lease.] [UNDER REVIEW]

(n)[“Centennial Environmental Indemnity” means that certain Environmental Covenant and Indemnity Agreement, dated January 14, 2000, among Dry Creek Trade LLC and Alliant Techsystems, Inc., recorded on January 25, 2000 at reception no. B0009602, as assigned pursuant to (i) that certain Assignment and Assumption Agreement Regarding Environmental Covenant and Indemnity Agreement, dated May 30, 2008, among Dry Creek/575 LLC and Dry Creek/98 LLC (as successors to Dry Creek Trade LLC) and LTF Real Estate Company, and (ii) that certain Assignment and Assumption Regarding Environmental Covenant and Indemnity Agreement, dated as of June   , 2015, by and between LTF Real Estate Company and Landlord.]

(o)[“Centennial Premises” means the Site located at 4800 East Dry Creek Road, Centennial, Colorado.]

(p)“Change of Control” means a change in control resulting from direct or indirect transfers of voting stock or partnership, membership or other ownership interests, whether in one or a series of transactions.  For purposes of this definition, the word “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Tenant or Guarantor and a Change of Control will occur if any of the following occur: (i) any merger or consolidation by Tenant or Guarantor with or into any other entity in which the voting securities of Tenant or Guarantor outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving or acquiring entity) beneficial ownership, directly or indirectly, of less than 50% of the combined voting power of the voting securities of Tenant, Guarantor or such surviving or acquiring entity; or (ii) if any “Person” as defined in Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, subsequent to the Effective Date, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of Tenant or Guarantor representing 50% or more of the combined voting power of Tenant’s or Guarantor’s, as applicable, then outstanding securities (other than indirectly as a result of the redemption by Tenant or Guarantor, as applicable, of its securities), provided, however, consummation of a public offering of common stock or other equity interests of Tenant or Guarantor on a nationally or regionally recognized exchange shall not constitute a Change of Control, and following any such public offering, transfers of shares on a nationally or regionally recognized exchange (other than pursuant to a “take private transaction”) shall be permitted.  Notwithstanding anything to the contrary herein, any direct or indirect transfers of voting stock or partnership, membership or other ownership interests, whether in one or a series of transactions, solely between Fund Entities, or any Affiliate of any Fund Entities, shall not constitute a Change of Control.

(q)“Code” means Title 11 of the United States Code, 11 U.S.C. Sec. 101 et seq., as amended.

(r)“Consent-Needed Transaction” has the meaning set forth in Section 19.1.

(s)“Corrective Action” means environmental investigation and remediation, including Phase II testing, sampling, engineering, consulting, reporting, active remediation, passive remediation, monitoring and risk assessment or any combination of these activities.

(t)“Discount Rate” means the greater of (1) the interest rate (on the date of the occurrence of the Event of Default) on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York, plus 5% and (2) the Prime Rate on the date of the occurrence of the Event of Default.

(u)“EBITDA” has the meaning set forth in Section 19.2.

(v)“Effective Date” has the meaning specified in the preamble.

(w)“Environmental Laws” means all applicable federal, state, or local laws now or hereafter enacted, including the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) 42 USC §9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 USC §6901 et seq., the Federal Toxic Substances Control Act, 15 USC §2601 et seq., the Federal Hazardous Material Transportation Law, 49 USC §5101 et seq., the Federal Clean Air Act, 42 USC §7401 et seq., the Federal Water Pollution Control Act, 33 USC §1251 et seq., the environmental laws of the states in which any Site is located and/or any other federal, state or local law (including common law), rule, regulation, order or publicly filed land use restriction or restrictive covenant, which in each case, relate to the handling, treatment, storage, transportation, disposal or Release of Hazardous Materials or the protection of human health or the environment with respect to a Release or a threatened Release of Hazardous Materials, all as amended.

(x)“Event of Default” has the meaning set forth in Section 25.1.

(y)“Exchange Act” has the meaning set forth in the definition of the term “Change of Control.”

(z)“Expansion” has the meaning set forth in Section 12.2.

(aa)“Extra Period” has the meaning set forth in Section 5.2.

(bb)“Fair Market Rent” has the meaning set forth in Section 5.3.

(cc)“Final Default” has the meaning set forth in Section 25.1(e).

(dd)“First Default Notice” has the meaning set forth in Section 25.1(e).

(ee)“Fitness Use” means any athletic club, health and/or fitness center/gym/studio and/or wellness center, yoga or Pilates studio/gym or facility, day spa, including an operation providing massage therapy, hydrotherapy, or body, hair or nail treatments.

(ff)“Fixtures” means all equipment, machinery, fixtures, and other items of real and/or personal property (to the extent not Tenant’s Property), including all components thereof, now and hereafter located in, on or used in connection with and permanently affixed to or incorporated into the Improvements, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air cooling and air-conditioning systems, apparatus, sprinkler systems, fire and theft protection equipment, and built in oxygen and vacuum systems, all of which, to the greatest extent permitted by Applicable Legal Requirements, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto.

(gg)“Force Majeure” has the meaning set forth in Section 28.3.

(hh)“Fund Entities” has the meaning set forth in Section 19.2(f).

(ii)“Governmental Authority” means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over any Site or Tenant.

(jj)“Guarantor” means Life Time Fitness, Inc., a Minnesota corporation, and its permitted successors and assigns.

(kk)“Guaranty” means that certain Guaranty of Master Lease, dated as of the date hereof, from Guarantor to Landlord guaranteeing the payment and performance by Tenant of all of Tenant’s obligations under this Lease.

(ll)“Hazardous Materials” means material or substance in whatever form, which, because of its quantity, concentration, chemical, corrosive, flammable, reactive, toxic, infectious or radioactive characteristics, either separately or in combination with any substance or substances, constitutes a threat to human health, safety, welfare or to the environment when improperly stored, treated, transported, disposed of, used or otherwise managed.  The term shall also include petroleum (including crude oil or any fraction thereof) or petroleum by-products, all substances which are defined as a “hazardous substance” pursuant to 42 USC §9601 (14), and those substances that are regulated or restricted under the Environmental Laws as “hazardous” or “toxic” (or terms of similar intent or meaning).

(mm)“Improvements” means all buildings, structures and other improvements and Expansions (collectively, the “Buildings”) of every kind now or hereafter located on or under the Land, including alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on site and off site to the extent Landlord has obtained any interest in the same), parking areas and roadways appurtenant thereto.

(nn)“Indemnified Parties” means Landlord, Landlord Mortgagee and their respective directors, officers, shareholders, trustees, beneficial owners, partners and members, any directors, officers, shareholders, trustees, beneficial owners, partners, members of any shareholders, beneficial owners, partners or members of Landlord or Landlord Mortgagee, and all employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any of the foregoing, including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Landlord or Landlord Mortgagee, as applicable.

(oo)“Index” means the Consumer Price Index which is designated for the applicable month of determination as the United States City Average for All Urban Consumers, All Items, Not Seasonally Adjusted, with a base period equaling 100 in 1982-1984, as published by the United States Department of Labor’s Bureau of Labor Statistics or any successor agency.

(pp)“Index Increase” means the quotient (expressed as a percentage) of (a) the positive difference, if any, between (i) the average of the Index for the five years ended two months prior to the applicable Adjustment Date and (ii) the average of the Index for the five years ended sixty-two months prior to such Adjustment Date (the “Base Index”), and (b) the Base Index.  In the event the statistics are not available or in the event that publication of the Index is modified or discontinued in its entirety, the Index Increase shall be determined on the basis of an index chosen by Landlord as a comparable and recognized index of the purchasing power of the United States consumer dollar published by the United States Department of Labor or other governmental agency.  In the event that the Index contemplated herein is not reported for the months required for the calculation set forth above, the parties agree to utilize the Index reported for the month(s) nearest preceding the month(s) required for such calculation.

(qq)“Initial Term” means with respect to any or all of the Sites, as the context may require, that period beginning on the Effective Date and ending on the last day of a month in which the twentieth (20th) anniversary of the Effective Date occurs, provided that if the Effective Date is the first day of the month, the Initial Term shall end on the day immediately preceding the twentieth (20th) anniversary of the Effective Date.

(rr)“Land” means all tracts, pieces, and parcel(s) of property or properties located at the street addresses set forth and also described particularly in Schedule 1.2.2, and all easements, rights, and appurtenances relating to each such property, as applicable.

(ss)“Landlord” has the meaning specified in the preamble.

(tt)“Landlord Mortgagee” means any holder of a mortgage or ground lease on a  Site of which Landlord has delivered to Tenant the name and address and requested that Landlord Mortgagee be designated as such, provided that such party has delivered to Tenant an agreement contemplated by Section 22.1.

(uu)“Landlord Non-Disturbance Agreement” means an agreement in which Landlord agrees that the subtenant’s rights under the Sublease shall continue in full force and effect if this Lease is terminated not as a result of the default of the subtenant or the occurrence of an event relating to the portion of the Premises sublet to the subtenant, so long as the subtenant is not in default under the Sublease at any time thereafter as would entitle Tenant, as sublandlord, to terminate the same.

(vv)“Landlord’s Subordination and Consent” has the meaning set forth in Section 15.1.

(ww)“Late Term Damaged Property” has the meaning set forth in Section 17.2.

(xx)“Lease” has the meaning specified in the preamble.

(yy)“Lease Interest Rate” means the lesser of (i) the annual rate of ten percent (10.0%) and (ii) the highest rate permitted by Applicable Legal Requirements.

(zz)“Leased Improvements” means, collectively, the Fixtures and the Improvements.

(aaa)“Leasehold Mortgage” means any leasehold deed of trust, mortgage, deed to secure debt, assignment of leases and rents, assignment, security agreement, or other security document securing financing from a lender of Tenant and encumbering Tenant’s leasehold interest in any Site.

(bbb)“Losses” means any and all claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including reasonable attorneys’ fees, court costs and other costs of defense) actually incurred by the applicable party.

(ccc)[“LTF Real Estate Company” means LTF Real Estate Company, Inc., a Minnesota corporation.]

(ddd)“MAI Appraisers” has the meaning set forth in Section 5.3.

(eee)“Material Adverse Effect” means any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the business, assets, financial condition, results of operations or prospects of Tenant, Guarantor or the Premises (taken as a whole) or the ability of Tenant to perform its obligations under this Lease.

(fff)“mortgage” means mortgages, deeds of trust, deeds to secure debt and other similar instruments and modifications, and amendments, consolidations, extensions, renewals or substitutions thereto or thereof.

(ggg)  “OFAC Laws and Regulations” means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and the Cuban Assets Control Regulations (Title 31 Part 515 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists (including the Specially Designated Nationals and Blocked Persons List) and any other requirements of any Governmental Authority (including the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

(hhh)“Offer” has the meaning set forth in Section 27.1.

(iii)“Original Tenant” has the meaning set forth in Section 19.3.

(jjj)“Permitted Amounts” means, with respect to any given level of Hazardous Materials, that level or quantity of Hazardous Materials in any form or combination of forms the presence, use, storage, Release or handling of which does not constitute a violation of any Environmental Laws and is customarily employed in the ordinary course of, or associated with, similar businesses located in the state in which the Premises are located.

(kkk)“Permitted Exceptions” has the meaning set forth in Section 3.1.

(lll)“Permitted Transferee” means a

(i) Qualified Financial Buyer provided that, following the proposed assignment or transfer, the Premises will be managed and operated either by substantially the same management team that managed and operated the Premises prior to such assignment or transfer or by a manager and operator that has been engaged in the business of the management and operation of such Qualified Financial Buyer’s intended use of the Premises (provided such use is permitted hereunder) for at least five (5) years; or

(ii) Qualified Strategic Buyer.

(mmm)  “Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

(nnn)“Premises” means, collectively, the Land and the Leased Improvements.

(ooo)“Prime Rate” means the prime rate of interest as reported in The Wall Street Journal or, if The Wall Street Journal is no longer published or no longer reports such prime rate, the prime rate of interest as reported in other authoritative publication or news retrieval service.

(ppp)“Proceeding” has the meaning set forth in Section 25.1(e).

(qqq)“Proprietary Information” means the business concept, equipment, operating techniques, marketing methods, financial information (including Tenant’s financial reports delivered to Landlord under Section 27.1), demographic techniques, plans, site renderings, schedules, customer profiles, preference or statistics, itemized costs, territories and development plans and all related trade secrets or confidential or proprietary information treated as such by Landlord or Tenant, whether by course of conduct, by letter or report or by use of any appropriate proprietary stamp of legend designating such information item to be confidential or proprietary, by communication to such effect made prior to or at the time any such Proprietary Information is disclosed to Landlord or Tenant, or otherwise.

(rrr)“Qualified Financial Buyer” means any private equity or private investment firm or fund, sovereign wealth fund, investment company, Qualified Institutional Buyer (within the meaning of Rule 144 promulgated under the Securities Exchange Act of 1933), Qualified Purchaser (as defined under the Investment Company Act of 1940), insurance company, pension fund, pension fund advisor, any entity controlled by a Governmental Authority, or any other financial or institutional investor, in each case, where such entity (or group of entities, as applicable) equity capital under management of at least One Billion Dollars ($1,000,000,000).

(sss)“Qualified Strategic Buyer” means any entity that (i) has been, or has engaged an operator that has been, engaged in the business of such Qualified Strategic Buyer’s intended use of the Premises (provided such use is permitted hereunder) for at least five (5) years, and (ii) has consolidated total assets (after giving effect to the transfer) of not less than One Billion Dollars ($1,000,000,000).

(ttt)“Release” shall mean any leaking, spilling, pouring, pumping, emitting, injecting, escaping, leeching, dumping, discharging, depositing or disposing of any material, substance or Hazardous Materials into the environment (including the air, soil, groundwater or surface water) in sufficient quantity or concentration such that notification to a Governmental Authority is required under  Environmental Laws.

(uuu)“Relinquished Property” has the meaning set forth in Section 27.4.

(vvv)  “Second Default Notice” has the meaning set forth in Section 25.1(e).

(www)“Site” or “Sites” means the Land and the Leased Improvements with respect to any one or more, as the context requires, of the locations described in Schedule 1.2.2.

(xxx)“Structural Alterations” means any alterations that would be reasonably expected to affect any structural component of the Improvements, the cost of which exceeds $500,000 during the tenancy of Tenant, or $1,000,000 with respect to initial alterations made by any permitted assignee of Tenant’s interest hereunder, in each case either individually or in the aggregate with respect to any individual Site over any 12-month period; provided that the following shall not constitute Structural Alterations: (i) alterations with respect to Tenant’s brand imaging and trademarks on the façades of or interior of the Buildings; (ii) alterations concerning any HVAC system or other building system such as electrical, plumbing, mechanical, or engineering systems; and (iii) emergency repairs to the slab on grade.

(yyy)“Sublease” shall mean any sublease of all or any portion of the Premises permitted under the terms of this Lease.

(zzz)“Substitute Property” has the meaning set forth in Section 27.4.

(aaaa)“Tax Challenge” has the meaning set forth in Section 7.6.

(bbbb)“Taxes” has the meaning set forth in Section 7.1.

(cccc)“Temporary Taking” has the meaning set forth in Section 18.4.

(dddd)“Tenant” has the meaning specified in the preamble.

(eeee)“Tenant Environmental Liabilities” means the liabilities arising in connection with (i) any Release or threat of Release of Hazardous Materials at or onto any Site [or] (ii) any violation of Environmental Laws occurring at any Site, in each case to the extent caused by Tenant, Guarantor or any of their representatives, agents or Affiliates[, or (iii) the Centennial Environmental Conditions].  [UNDER REVIEW]

(ffff)“Tenant Parties” has the meaning set forth in Section 13.1.

(gggg)“Tenant’s Permitted Contest Rights” has the meaning set forth in Section 6.4.

(hhhh)“Tenant’s Property” means the following property, whether or not located at, in or on the Premises, and which property does not constitute a portion of the Premises and shall at all times during and after the Term be the property of Tenant: (i) all items of personal property, equipment and trade fixtures in the Premises, and whether or however attached to the Leased Improvements, at any time that are necessary, incidental or convenient to the business from time to time conducted at any Site, including, exercise equipment, kitchen equipment and furnishings, work stations, portable or movable partitions, receptionist desks, millwork, credenzas, computer installations (including computers, computer hardware, raised flooring, freestanding supplemental air conditioning or cooling systems therefor), communications systems and equipment, financial services equipment (such as ATM’s), safes, safe doors, bulletin boards, book shelves and file cabinets; (ii) all furniture, inventory, racking, shelving, and other personal property; (iii) any personal property, equipment or fixtures which is either not owned by Landlord or Tenant or is on consignment to Tenant, including any personal property owned by Tenant, subtenants, employees or invitees; (iv) all signs and other forms of business identification; and (v) any other items of personal property whatsoever, but excluding central HVAC and other building systems (other than telecommunications equipment, which shall be deemed the personal property of Tenant), walls (other than demountable walls or partitions), doors, trim, floor and wall coverings, ceiling lights and tile, window shades and the like.

(iiii)“Tenant’s Intellectual Property” means all of Tenant’s [trade names, trademarks, trade dress, copyrights, patents, trade secrets, Life Time Fitness brands and other intellectual property owned by or associated with Life Time Fitness].

(jjjj)“Term” means the Initial Term, as extended by Tenant’s exercise of the rights set forth in Article V with respect to any or all of the Sites, as the context may require, or as may be sooner terminated with respect to any or all of the Sites, as the context may require and as provided in this Lease.

(kkkk)“Term Extension Options” means four (4) extensions of five (5) years each with respect to any or all of the Sites.

(llll)“Termination Notice” has the meaning set forth in Section 10.3.

(mmmm)“Third Party Environmental Liabilities” means the liabilities arising in connection with (i) the Release or threat of Release of Hazardous Materials at or onto any Site [or] (ii) any violation of Environmental Laws occurring at any site, in each case to the extent caused by any Person other than the Landlord, Guarantor or Tenant or their respective representatives, agents or Affiliates[, or (iii) the Centennial Environmental Conditions].  [UNDER REVIEW]

(nnnn)“Turnover Amount” has the meaning set forth in Section 17.1.

(oooo)“U.S. Publicly-Traded Entity” means an entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the U.S. or a wholly-owned subsidiary of such an entity.

ARTICLE II

Master Lease Characterization

2.1Master Lease Characterization.  Landlord and Tenant intend that:

A.Landlord and Tenant intend that this Lease constitutes a single master lease of all, but not less than all, of the Sites and that Landlord and Tenant have executed and delivered this Lease with the understanding that this Lease constitutes a unitary, unseverable instrument pertaining to all, but not less than all, of the Sites, and that neither this Lease nor the duties, obligations or rights of Tenant may be allocated or otherwise divided among the Sites by Tenant.  Except as expressly provided in this Lease, the Annual Rent payable hereunder is payable for all the Sites as a single, indivisible, integrated and unitary economic unit and that but for such integration, the Annual Rent payable under this Lease would have been computed on a different basis.

B.Landlord and Tenant intend that this Lease is a “true lease” and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease.  Landlord and Tenant intend that the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between Landlord and Tenant.

C.Landlord and Tenant acknowledge and agree that the Term with respect to any Site, including any term extensions provided for in this Lease, is less than the remaining economic life of any such Site.

D.Each of the parties (1) waives any claim or defense based upon the characterization of this Lease as anything other than a “true lease” or that asserts that this Lease is anything other than a “true lease,” (2) stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Premises as a “true lease,” (3) stipulates and agrees that nothing contained in this Lease creates or is intended to create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, and (4) shall support the intent of the parties that the lease of the Premises pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.  Each party shall prepare and file all tax returns consistent with the foregoing and shall not take any position inconsistent with this Section 2.1 for any U.S. federal, state or local income tax purposes.

E.The parties acknowledge and agree that the amounts allocated to each Site on Schedule 1.2.1 are set forth solely for the convenience and use of the parties in making certain calculations as may be necessary from time to time pursuant to the provisions hereof.

F.The expressions of intent, the waivers, the representations and warranties, the covenants, the agreements and the stipulations set forth in this Section are a material inducement to each of Landlord and Tenant in entering into this Lease.

ARTICLE III

Premises

3.1Leasing of Premises.  Landlord leases to Tenant and Tenant leases from Landlord exclusive possession and use of the Premises, subject to the Permitted Exceptions, for the Term, upon the terms and conditions of this Lease.  The Premises are leased to Tenant “AS IS” and “WHERE IS” without representation or warranty by Landlord, except as expressly set forth herein, subject to the rights of parties in possession, to the existing state of title as set forth in the title insurance policy issued to Landlord in connection with its acquisition of the Premises, and any state of facts which an accurate survey or physical inspection might reveal, each as of the Effective Date, together with such easements, restrictions, liens and encumbrances to which Tenant gives its written consent during the Term (collectively, the “Permitted Exceptions”), and all Applicable Legal Requirements now or hereafter in effect.

3.2Encumbrances.

(a)Landlord shall not place of record or amend, modify or terminate any reciprocal or cross-easement agreement or any other covenant, condition, restriction, or other item of record (other than the mortgage and/or assignment of rents and leases in favor of a Landlord Mortgagee so long as such mortgage and/or assignment of rents and leases has been entered into in accordance with the terms and conditions of this Lease), in any way affecting the Premises without Tenant’s consent, which consent may be withheld in

Tenant’s reasonable discretion.  Landlord authorizes Tenant to enforce any such agreement(s) on Landlord’s or Tenant’s behalf, and Landlord shall cooperate and furnish any pertinent information needed toward Tenant’s enforcement of same, at no cost or expense to Landlord other than any de minimis cost or expense.  Tenant shall be obligated to comply with any Permitted Exceptions, including paying all amounts owed thereunder by the owner of the Premises, provided that Tenant shall not be responsible for any charges arising out of any matters of record that were voluntarily created or imposed by Landlord or an Affiliate of Landlord after the Effective Date that were not created or imposed with the written approval or at the written request of Tenant.  Landlord shall promptly provide Tenant with a copy of any written notice or other written communication received by Landlord with respect to any Permitted Exceptions.

(b)Landlord shall cooperate with Tenant, at no cost or expense to Landlord other than any de minimis cost or expense, in placing of record or amending, modifying, or terminating any reciprocal or cross-easement agreement or any other covenant, easement or restriction reasonably requested by Tenant.

ARTICLE IV

Representations and Warranties of Tenant

4.1Representations and Warranties of Tenant.  The representations and warranties of Tenant contained in this Section are being made to induce Landlord to enter into this Lease and Landlord has relied, and will continue to rely, upon such representations and warranties.  Tenant represents and warrants to Landlord as of the Effective Date as follows:

A.Organization, Authority and Status.

(i)Tenant is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation.

(ii)Tenant is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in each state where the Premises are located.

(iii)Tenant is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in any other jurisdiction where the failure to be qualified would reasonably be expected to result in a Material Adverse Effect.

(iv)All necessary action has been taken to authorize the execution, delivery and performance by Tenant of this Lease and of the other documents, instruments and agreements provided for herein.

(v)Tenant is not a “foreign corporation”, “foreign partnership”, “foreign trust”, “foreign limited liability company” or “foreign estate”, as those terms are defined in the Internal Revenue Code of 1986, as amended (the “Tax Code”), and the regulations promulgated thereunder.

(vi)The person(s) who have executed this Lease on behalf of Tenant are duly authorized to do so.

(vii)Neither Tenant nor, to Tenant’s knowledge, any individual or entity owning directly or indirectly any interest in Tenant, is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations; provided, however, the representations contained in this sentence shall not apply to any Person to the extent such Person’s interest is in or through a U.S. Publicly-Traded Entity.

B.Enforceability.  Upon execution by Tenant, this Lease shall constitute the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other Applicable Legal Requirements affecting the rights of creditors generally and general principles of equity.

C.Litigation.  There are no suits, actions, proceedings or investigations pending, or, to Tenant’s knowledge, threatened against or involving Tenant or any Site before any arbitrator or Governmental Authority, except for such suits, actions, proceedings or investigations which, individually or in the aggregate, are covered by insurance or would not reasonably be expected to result in a Material Adverse Effect.

D.Absence of Breaches or Defaults.  Tenant is not, and the authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result, in any breach or default under any document, instrument or agreement to which Tenant is a party or by which Tenant or any Site is subject or bound, except for such breaches or defaults which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  Tenant’s authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not violate any Applicable Legal Requirements, except for such violations which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  Tenant has not assigned, transferred, mortgaged, hypothecated or otherwise encumbered this Lease or any rights hereunder or interest herein.

E.Licenses and Permits.  All necessary licenses and permits, both governmental and private, to use and operate the Premises in accordance with this Lease are in full force and effect, except for such licenses and permits the failure of which to obtain has not had, and would not reasonably be expected to result in, a Material Adverse Effect.

F.Environmental.  Except as set forth in the environmental reports provided to Landlord in connection with Landlord’s acquisition of the Premises, and except as would not be reasonably expected to result in a Material Adverse Effect with respect to the use or operation of any Site, to Tenant’s knowledge:

(i)Tenant complies with all Environmental Laws and holds, maintains and complies with permits, licenses or similar authorizations required to construct, occupy, operate or use the Premises under Environmental Laws;

(ii)Tenant has not received any written notice from any Governmental Authority alleging or finding a violation of Environmental Law at any Site that has not been complied with prior to the date hereof;

(iii)Except in Permitted Amounts, (x) there has been no and there is no Release or threatened Release of any Hazardous Materials at any Site and (y) Tenant has not and does not use, handle, manufacture, generate, produce, store or process Hazardous Material at any Site;

(iv)Tenant has not received any written claim, demand, lawsuit or other communication from any person or entity (including but not limited to a Governmental Authority) alleging any liability of Tenant for any Release of Hazardous Materials at any Site that has not been settled or otherwise resolved prior to the date hereof;

(v)Tenant has provided or otherwise made available to Landlord all environmental audits, reports, and assessments concerning the Premises that are in the possession, custody or control of Tenant and that were prepared within the past sixty (60) days and relating to the Sites;

(vi)Each Site is currently free and clear of all liens and other encumbrances imposed pursuant to any Environmental Laws; and

(vii)Except as specifically disclosed to Landlord, Tenant has made no undertaking, contract or commitment to any Person other than Landlord that would render Tenant responsible for any Release, threat of Release, Corrective Action or violation of any Environmental Laws affecting or relating to the Premises.

4.2Representations and Warranties of Landlord.  The representations and warranties of Landlord contained in this Section are being made to induce Tenant to enter into this Lease and Tenant has relied, and will continue to rely, upon such representations and warranties.  Landlord represents and warrants to Tenant as of the Effective Date as follows:

A.Organization, Authority and Status.

(i)Landlord is duly organized or formed, validly existing and in good standing under the Applicable Legal Requirements of its state of incorporation or formation.

(ii)Landlord is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in each state where the Premises are located.

(iii)Landlord is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in any other jurisdiction where the failure to be qualified would reasonably be expected to result in a material adverse effect on Landlord’s ability to perform its obligations under this Lease.

(iv)All necessary action has been taken to authorize the execution, delivery and performance by Landlord of this Lease and of the other documents, instruments and agreements provided for herein.

(v)Landlord is not a “foreign corporation”, “foreign partnership”, “foreign trust”, “foreign limited liability company” or “foreign estate”, as those terms are defined in the Tax Code and the regulations promulgated thereunder.

(vi)The person(s) who have executed this Lease on behalf of Landlord are duly authorized to do so.

(vii)Landlord, and no individual or entity owning directly or indirectly any interest in Landlord, is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations; provided, however, the representations contained in this sentence shall not apply to any Person to the extent such Person’s interest is in or through a U.S. Publicly-Traded Entity.

B.Enforceability.  Upon execution by Landlord, this Lease shall constitute the legal, valid and binding obligation of Landlord, enforceable against Landlord in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other Applicable Legal Requirements affecting the rights of creditors generally and general principles of equity.

C.Litigation.  There are no suits, actions, proceedings or investigations pending, or, to Landlord’s knowledge, threatened against or involving Landlord before any arbitrator or Governmental Authority, except for such suits, actions, proceedings or investigations which, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on Landlord’s ability to perform its obligations under this Lease.

D.Absence of Breaches or Defaults.  Landlord is not, and the authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in, any breach or default under any document, instrument or agreement to which Landlord is a party or by which Landlord is subject or bound, except for such breaches or defaults which, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on Landlord’s ability to perform its obligations under this Lease.  Landlord’s authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not violate any Applicable Legal Requirements, except for such violations which, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on Landlord’s ability to perform its obligations under this Lease.  Landlord has not assigned, transferred, mortgaged, hypothecated or otherwise encumbered this Lease or any rights hereunder or interest herein.

ARTICLE V

Extension Rights

5.1Extension Rights.  With respect to all but not fewer than all of the Sites, Tenant shall have the right to exercise the number of Term Extension Options set forth in the definition thereof, each for the number of years set forth in the definition thereof.  Notice of the exercise of any Term Extension Option shall be given by Tenant to Landlord at least nine (9) months prior to the expiration of the then current Term.  If Tenant fails to exercise timely any Term Extension Option, Landlord shall send a reminder notice to Tenant that Tenant has failed to exercise its Term Extension Option within the provided time period and Tenant shall have thirty (30) days from receipt of the reminder notice in which to exercise its Term Extension Option.  Landlord may also send Tenant the reminder notice no more than fifteen (15) months before the then current Term’s expiration, in which event Tenant shall have thirty (30) days from receipt of the reminder notice or twelve (12) months from before the expiration of the then current Term, whichever is later, in which to exercise the Term Extension Option.  TIME IS OF THE ESSENCE WITH RESPECT TO TENANT’S OBLIGATIONS SET FORTH IN THIS SECTION 5.1.

5.2Extra Period.  Tenant shall have the right to extend the Term with respect to all but not fewer than all of the Sites still in effect for an extra period beginning with the expiration of the Term and ending upon the one (1) year anniversary of the expiration of the Term (“Extra Period”).  Tenant’s election must be exercised by notice given to Landlord at least nine (9) months prior to the expiration of the then current Term; provided, however, if Landlord sends Tenant the reminder notice under Section 5.1 no more than fifteen (15) months before the then current Term’s expiration, Tenant shall have thirty (30) days from receipt of the reminder notice or twelve (12) months from before the expiration of the then current Term, whichever is later, in which to exercise the Extra Period.  If Tenant extends the Term for the Extra Period and has not exercised all of its Term Extension Options, the Annual Rent payable for the Extra Period shall be the same as the Annual Rent payable for the next unexercised Term Extension Option.  Where no Term Extension Options remain, the Annual Rent for the Extra Period shall be the same as the Annual Rent for the final Term Extension Option.  Tenant’s exercise of its rights to extend the Term for the Extra Period shall be deemed to be a waiver of any unexercised Term Extension Options.

5.3No Further Instrument/Term Extension Rent/Extra Term Rent.    If Tenant timely exercises any Term Extension Option and/or the option for the Extra Period, the Term shall be automatically extended for the applicable Term Extension Option or the Extra Period, as applicable, upon the same terms and conditions as are set forth in this Lease except that the Annual Rent for the Term Extension Option shall be determined as provided in the definition of the term “Annual Rent,” subject to the provisions of Section 5.4, and the Annual Rent for the Extra Period shall be as stated in Section 5.2, subject to the provisions of Section 5.4, and there shall be no requirement for any further documentation.   For the avoidance of doubt, the commencement date of any Term Extension Option shall be an Adjustment Date.  Notwithstanding the above and provided that the term of this Lease is extended with respect to such Site(s), the Annual Rent for such Sites shall be adjusted during the Term Extension Options on the dates set forth on Schedule 5.3 opposite each Site to an amount equal to the greater of (i) the Annual Rent payable during the twelve (12) month period immediately prior to the dates set forth on Schedule 5.3 and (ii) the then Fair Market Rent.  In addition, the Annual Rent payable thereafter for each twelve (12) month period to occur in the Term shall be increased as set forth in the definition of Annual Rent provided that the Adjustment Date for Annual Rent payable for each such Site(s) shall be each of the fifth (5th) anniversaries of the date set forth opposite such Site on Schedule 5.3 during the remainder of the Term.  The parties shall commence the process for determining Fair Market Rent three (3) months prior to the date set forth for recalculation of the Annual Rent set forth on Schedule 5.3. With respect to the determination of the “Fair Market Rent”, if, after thirty (30) days, the parties are unable to agree upon the Fair Market Rent, taking into account (v) rent payable under leases for similar Fitness Uses with similar site level profitability (if the applicable Site is then used for a Fitness Use), (w) the length of the extended term, (x) that Landlord shall not be required to offer concessions and free rent, (y) that Landlord shall not be required to allow for or perform construction of tenant improvements or pay for  tenant allowances for such improvements, and (z) Landlord shall not suffer any downtime related to reletting the space and having no obligation to pay for any brokerage fees, then each party shall engage an independent MAI Appraiser (defined below) which MAI Appraisers shall promptly prepare a determination of the Fair Market Rent and give notice thereof to each other and to Landlord and Tenant.  Such two MAI Appraisers shall have ten (10) days after the receipt of notice of each other’s determination to confer with each other and to attempt to reach agreement as to the determination of Fair Market Rent.  If such two MAI Appraisers shall concur as to the determination of the Fair Market Rent, such concurrence shall be final and binding upon Landlord and Tenant.  If such two MAI Appraisers shall fail to concur, then such two MAI Appraisers, within the next ten (10) days, shall designate a third MAI Appraiser, which third MAI Appraiser shall, within ten (10) days of designation, choose one of the determinations (and no other) of the two MAI Appraisers originally selected by the parties and the choice by the third MAI Appraiser shall be binding upon Landlord and Tenant.  In making such determination, each appraiser shall consider the other provisions hereof, rentals received in the general market area in which the Site(s) are located for similar buildings of comparable characteristics, including, but not limited to, comparable lease terms, age, condition and classification.  The costs and expenses of all such appraisals, including the fees of the appraisers in the event that the Annual Rent is adjusted to Fair Market Rent, shall be paid fifty percent (50%) by Tenant and fifty percent (50%) by Landlord.  The determination of the appraiser as to the Fair Market Rent shall be conclusive upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof.  “MAI Appraisers” shall mean firms or individuals, each of whom shall have not less than five (5) years’ experience in appraising retail commercial real estate, preferably in areas where the Site(s) are situated.  The foregoing methodology for determining Fair Market Rent shall be applied to any adjustment of Annual Rent required pursuant to or as a result of the operation of Sections 17.2,  18.1,  18.2(b), or 27.1 of this Lease.

5.4Termination/Expiration with Respect to Fewer than All of the Sites.  Wherever in this Lease the action of terminating this Lease with respect to any Site (or action of similar import) is discussed, such action shall mean the termination of Tenant’s rights in and to such Site only.  Notwithstanding anything in this Lease to the contrary, if this Lease shall be terminated by Landlord or Tenant with respect to any Site in accordance with the terms and provisions of this Lease, such termination shall not affect the applicable Term of this Lease with respect to the balance of the Sites not so terminated, and this Lease shall continue in full force and effect with respect to each other such Site, except that the total Annual Rent payable hereunder shall be reduced by an amount equal to the product of (i) the Applicable Rent Reduction Percentage for the Site as to which this Lease has so terminated, and (ii) the Annual Rent in effect at the time of such termination.  Nothing contained in this Section 5.4 shall serve in any way (a) to limit Landlord’s ability, pursuant to and solely in accordance with Section 25.2, to terminate this Lease with respect to any or all of the Sites as set forth therein, or (b) in the event of a termination because of an Event of Default, to recover damages or otherwise exercise its remedies with respect to such Site(s) as provided in Section 25.2.

ARTICLE VI

Annual Rent

6.1Minimum Rent.  Tenant agrees to pay to Landlord, at Landlord’s address or such other place as Landlord shall advise Tenant, without setoff, deduction, notice or demand except as expressly set forth in this Lease, Annual Rent. Monthly installments equal to 1/12 of Annual Rent shall be payable on the first day of each calendar month, in advance, during the Term, with the first payment payable on the Effective Date.  In the event Tenant is obligated to pay Annual Rent for less than a full calendar month, Annual Rent shall be prorated on a daily basis based upon the actual number of days in the prorated month.  Upon execution of this Lease, Tenant shall authorize Landlord to establish arrangements whereby payments of the Annual Rent are transferred by Automated Clearing House Debit initiated by Landlord or its designee directly from an account at a U.S. bank in the name of Tenant to such account as Landlord may designate; provided, however, upon thirty (30) days’ notice from Landlord to Tenant delivered in the manner set forth in Article 26, Tenant shall deliver all payments of Annual Rent as specified in such notice from Landlord.

6.2Late Payment.    If Tenant fails to pay any installment of Annual Rent when due, then Tenant shall pay Landlord interest thereon at the Lease Interest Rate from the due date to the payment date.

6.3Payment to Party Claiming Annual Rent.    If any party other than Landlord demands payment of Annual Rent or additional rent due hereunder and alleges its right to receive the Annual Rent or other amounts as a result of a transfer of Landlord’s interest in this Lease, Tenant shall not be obligated to honor the demand unless Tenant receives written instructions to do so from the party to whom Tenant is then paying Annual Rent or shall have otherwise received evidence acceptable to Tenant of the right of the party making the demand.  The withholding by Tenant of Annual Rent or other amounts payable hereunder pending the determination of the rights of the party making the demand shall not be a default by Tenant as long as Tenant makes timely payments of the amount due to an escrow agent reasonably acceptable to Tenant and the party making the demand, to be held by such escrow agent until such time as a final and binding determination is made relative to the party entitled to such payments, and thereafter the escrow agent shall be directed by the parties to disburse the funds in accordance with such determination.

6.4Additional Rent.    Landlord shall have the same remedies for the non-payment of additional rent as are available to Landlord for the non-payment of Annual Rent, subject to Tenant’s rights under Sections 7.6,  14.1(a), and 28.16 (collectively, “Tenant’s Permitted Contest Rights”).

ARTICLE VII

Taxes

7.1Taxes.  Except as provided in Section 7.3, Tenant shall be obligated to pay all taxes and assessments imposed by a Governmental Authority of every type or nature assessed against, imposed upon or arising with respect to any Site, this Lease, or the rental or other payments due under this Lease prior to or during the Term, including the following:

(i)all taxes and assessments upon the Premises or any part thereof and upon Tenant’s Property or property acquired by Landlord in connection with its purchase of the Premises and which comprises a portion thereof or any tax or charge levied in lieu of such taxes and assessments;

(ii)all taxes, charges, license fees and/or similar fees imposed by reason of the use of any Site by Tenant; and

(iii)all excise, transaction, privilege, license, sales, use and/or other taxes upon the rental or other payments due under this Lease, the leasehold estate of either party or the activities of either party pursuant to this Lease, including, without limitation, and all Texas margin tax and/or any other business tax imposed under Texas Tax Code Chapter 171 and/or any successor statutory provision for reports due under any such provision.  In addition, if at any time during the Term any governmental authority imposes a gross receipts, excise or any other tax, fee, charge, and/or assessment of any kind or nature on or against the Annual Rent and/or additional rent payable under this Lease or otherwise received from the Buildings or the Premises, either in substitution of all or any part of the taxes, fees, charges, and assessments levied or assessed against the Buildings or the Premises, or in addition thereto, Tenant will pay promptly the entire amount of such gross receipts, excise or other tax, fee, charge, or assessment payable on account of the Annual Rent and/or additional rent whether such gross receipts, excise or other tax, fee, charge, or assessment is imposed nominally on Landlord or Tenant, such payment to be made either directly to the appropriate governmental authority (if such is required by such governmental authority) or indirectly, by payment as additional rent to Landlord, which will in turn promptly pay over amounts received by it pursuant to the foregoing provisions to such authority.

The foregoing are referred to herein as “Taxes”.

7.2Payment of Taxes.  Tenant shall pay Taxes before any penalty (other than non-delinquent interest) accrues thereon or any lien is imposed against any Site pursuant to Applicable Legal Requirements as a result of such failure.

7.3Excluded Taxes.  Notwithstanding the foregoing, in no event will Tenant be required to pay any (i) net income taxes (however denominated), or (ii) any tax imposed with respect to the sale, exchange or other disposition by Landlord, in whole or in part, of the Premises or Landlord’s interest in this Lease (unless such sale, exchange or other disposition by Landlord is to Tenant or an Affiliate of Tenant).

7.4Payment of Tax.    All taxing authorities shall be instructed to send all Tax invoices to Tenant.  In the event any taxing authority sends the invoices to Landlord instead of Tenant, Landlord shall promptly forward such invoices to Tenant.  As promptly as is reasonably practicable after Tenant has received evidence from any taxing authority that any required Tax payment has been paid, Tenant shall provide Landlord with a copy of such evidence that such Tax was paid.  If Landlord receives any tax bills or notice of assessments from any Governmental Authority for any Site, Landlord shall promptly forward a copy of such tax bill or notice of assessment to Tenant.

7.5Abatements.    For the purpose of determining payments due from Tenant under this Article VII, the Taxes shall be the Taxes assessed until such time as the Taxes are reduced by abatement, refund or rebate.  If any abatement, refund or rebate is granted, the Taxes shall be the Taxes as so reduced.  Any rebate, refund or abatement received subsequent to payment of Taxes by Tenant shall be refunded to Tenant by Landlord within thirty (30) days of receipt by Landlord, even if the abatement is received after the expiration or earlier termination of this Lease with respect to any Site (unless the earlier termination of this Lease is as the result of a default by Tenant).  If Landlord or any taxing authority applies any rebate, refund or abatement as a credit against Taxes due for another period, the rebate, refund or abatement shall be deemed received by Landlord upon granting of the rebate, refund or abatement.  If Landlord intentionally fails to refund any rebate, refund or abatement to Tenant within thirty (30) days of receipt (other than any rebate, refund or abatement that will be applied as a credit against Taxes due for another period), Tenant shall be entitled to interest calculated at the Lease Interest Rate from the date payment was due until the date payment is made.  Any rebate, refund or abatement realized by Landlord prior to payment of the Taxes by Tenant shall result in the immediate reduction of Taxes then due from Tenant to Landlord.

7.6Right to Contest.  Subject to the provisions of Section 28.16, Tenant shall have the right to file and prosecute to completion an application contesting the amount, validity, or application of any Taxes, contesting the assessed value of all or any portion of any Site, or seeking an abatement of any Taxes (any such application, a “Tax Challenge”) either in its own name or in the name of Landlord, at no cost or expense to Landlord other than any de minimis cost or expense.  Tenant may discontinue the Tax Challenge at any time.  If Tenant shall file or prosecute a Tax Challenge, Landlord shall cooperate and promptly furnish any pertinent information needed for such Tax Challenge, at no cost or expense to Landlord other than any de minimis cost or expense.  Tenant shall be entitled to be reimbursed out of the award for the reasonable costs and expenses occurred in connection with the Tax Challenge.  Landlord shall not have the right to file a Tax Challenge with respect to any Taxes accruing during the Term unless the taxing authority requires the Tax Challenge to be filed by Landlord and Tenant requests Landlord to do so.

ARTICLE VIII

Condition of Premises; Maintenance

8.1Tenant Maintenance of Premises.  During the Term, and subject to Tenant’s Permitted Contest Rights and Section 10.3, Tenant shall (i) maintain the Premises in substantially similar condition and repair (and, to the extent necessary to comply with the foregoing obligation, replace) existing as of the Effective Date and consistent with past practices, subject to ordinary wear and tear, and subject to the provisions of Articles XVII and XVIII hereof, and (ii) pay all maintenance and operating costs of the Premises in the ordinary course of business, including all maintenance costs or expenses with respect to the Permitted Exceptions.  Tenant waives any right to (a) require Landlord to maintain, repair, replace or rebuild all or any part of the Premises or (b) make repairs at the expense of Landlord pursuant to any Applicable Legal Requirements at any time in effect.

8.2No Trespass.    Landlord authorizes Tenant to enforce any no trespass actions regarding any Site and to initiate any proceedings to remove any third parties from the Premises which Tenant, in

Tenant’s reasonable business judgment, deems necessary or appropriate for Tenant’s continued quiet enjoyment of the Premises.

ARTICLE IX

Utilities

9.1Payment of Utility Charges.  Tenant shall contract for, in its own name, and pay when due, all charges for the connection and use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to any Site during the Term.  Under no circumstances shall Landlord be responsible for any interruption of any utility service unless caused by the gross negligence or willful acts of Landlord, its agents, contractors, servants or employees (provided, however, that the term “negligence” as used in this Section 9.1 shall not include negligence imputed as a matter of law to Landlord, its agents, contractors, servants or employees solely by reason of Landlord’s interest in the Premises or Landlord’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease).  If utilities serving any Site are so disrupted on account of the gross negligence or willful act of such parties, Landlord shall promptly restore the utilities at Landlord’s sole cost and expense and if such disruption is not corrected within thirty-six (36) hours after Landlord has knowledge of the disruption and Tenant is unable to conduct its normal business operations in the Premises as a result of such disruption, Annual Rent shall be equitably abated during the period of disruption for the affected Site only.

ARTICLE X

Use

10.1Tenant Use.  The Premises may be used for any use permitted by Applicable Legal Requirements except as restricted by Section 10.2.  Tenant’s use and occupation of the Premises, and the condition thereof, shall comply with all Applicable Legal Requirements now or hereafter in effect and all Permitted Exceptions, at no cost or expense to Landlord other than any de minimis cost or expense.

10.2Use Restrictions on Tenant.  No portion of the Premises shall be used for the following uses, unless any of the following uses are consented to by Landlord, such consent not to be unreasonably withheld, conditioned, or delayed:

(i)facility for the sale or leasing of new or used motor vehicles, trucks, trailers, or mobile homes, provided that Tenant may display motor vehicles at any Site at any time during the Term for sales, leasing and/or advertising purposes;

(ii)any mortuary, funeral home or crematorium, provided that Tenant may sell funeral-related items;

(iii)adult book or film store, adult entertainment nightclub or similar business appealing to prurient interests or selling or displaying pornographic or obscene materials;

(iv)any manufacturing, distilling, refining, smelting, agricultural or mining operation;

(v)any veterinary hospital or animal raising facility (except that this provision shall not prohibit pet shops or the maintenance of live animals for sale or the provision of veterinary services in conjunction with the operation of any such pet shop);

(vi)any flea market, amusement arcade, amusement park, dance hall or discotheque, carnival or circus;

(vii)any use which is a public or private nuisance; or

(viii)any use which shall violate, in any material respect, any of the Permitted Exceptions.

10.3No Continuous Operations.    In no event shall Tenant be obligated to keep all or any part of any Site open for business.  If Tenant does discontinue operations, Tenant shall (i) give written notice to Landlord as promptly as practicable after Tenant elects to cease operations at any or all of the Sites, and (ii) comply with all Applicable Legal Requirements and, notwithstanding anything herein to the contrary, Tenant shall pay the Annual Rent and additional rent as and when due under this Lease and shall perform all of its other obligations under this Lease.  If any Site is not open for business (consisting of operations in not less than fifty percent (50%) of such Site) for a period of thirty (30) months or longer, Landlord may, in Landlord’s sole and absolute discretion, elect to terminate this Lease by sending notice (a “Termination Notice”) to Tenant setting forth a termination date not less than thirty (30) days from delivery of such Termination Notice and Tenant shall surrender such Site in accordance with the terms of this Lease as if the termination date set forth in such notice was the expiration date of the Term, provided that, if Tenant recommences operations at the applicable Site prior to such termination date, such Termination Notice shall be null and void and this Lease shall continue in full force and effect.

ARTICLE XI

Rentals To Be Net to Landlord

11.1Rentals To Be Net to Landlord.  The Annual Rent payable hereunder shall be net to Landlord, so that this Lease shall yield to Landlord the Annual Rent specified during the Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the operation, management, maintenance, repair, restoration and replacement of the Premises and all improvements and appurtenances related thereto or any part thereof shall be performed and paid or caused to be performed or paid by Tenant in accordance with the terms and provisions of this Lease.

ARTICLE XII

Alterations and Expansion

12.1Alterations.  Tenant shall have the right to make any alterations or improvements to any Site without Landlord’s consent except for Structural Alterations.  Any Structural Alterations to any Site shall require the consent of Landlord, not to be unreasonably withheld, conditioned or delayed.  Any alterations or improvements will be done, at no cost or expense to Landlord other than any de minimis cost or expense, in a good and workmanlike manner, in conformity with Applicable Legal Requirements, with materials of such quality, and in such a manner, so as not to adversely affect the structural integrity of any Building.  All alterations made to any Site (specifically excluding any alterations related to Tenant’s Property, trade fixtures, or branded items/signage) shall become property of Landlord and remain upon and surrendered with such Site at the expiration of this Lease with respect to such Site, and Tenant shall execute and deliver to Landlord such instruments as Landlord may reasonably require to evidence the ownership by Landlord of such alterations.  At the commencement of the alterations, Tenant shall execute and file or record, as appropriate, a “Notice of Non-Responsibility,” or any equivalent notice permitted under Applicable Legal Requirements.  Upon completion of any alterations, Tenant shall promptly provide Landlord with (i) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy), and (ii) any other documents or information reasonably requested by Landlord.  Landlord agrees to cooperate with Tenant in obtaining all necessary permits and approvals for the addition or any alterations at no cost or expense to Landlord other than any de minimis cost or expense.  Tenant shall be permitted to obtain financing for the costs of alterations to any Site.

12.2Expansion Rights.  Tenant may, at no cost or expense to Landlord other than any de minimis cost or expense, construct one or more new buildings, or one or more additional structures annexed to any portion of the Leased Improvements, or the expansion of existing Improvements that are constructed on any parcel or portion of the Land during the Term including the construction of a new wing or new story (any of the foregoing, an “Expansion”), provided that, solely with respect to an Expansion that is structural in nature, which expands the original footprint of the Building and which has one or more separate entrances or exits, Tenant has obtained the consent of Landlord, not to be unreasonably withheld, conditioned or delayed, and in all cases Tenant has obtained the necessary permits or approvals therefor and complies in all material respects with Applicable Legal Requirements.  Upon completion of construction, the addition shall become part of the Premises.  There shall be no adjustment of Annual Rent as a result of the addition.  Any additions shall be constructed in accordance with the requirements of Section 12.1.

12.3Landlord Approvals.  With respect to any Structural Alteration or Expansion proposed by Tenant that requires Landlord’s prior approval pursuant to Section 12.1 or Section 12.2, Tenant shall deliver to Landlord approximate plans, specifications and a budget for the proposed Structural Alteration or Expansion, together with any other information (and in such detail) as reasonably requested by Landlord in order to evaluate such proposed Structural Alteration or Expansion.  Landlord shall have ten (10) days after its receipt of all material information reasonably requested by Landlord to either review and approve such proposal or provide a reasonably detailed explanation of its objections to such proposal.  If Landlord provides a reasonably detailed explanation of such objections, then Tenant shall resubmit such proposal reflecting any acceptable changes, and Landlord shall have five (5) days after its receipt of such resubmitted proposal to approve such resubmitted proposal, such approval not to be unreasonably withheld, conditioned, or delayed.  If Landlord, applying such discretion, does not approve such proposal, Tenant shall have the right to resubmit such proposal, until approval by Landlord, in accordance with the procedure set forth herein.  Any Landlord approval of a proposed Structural Alteration or Expansion extends only to the proposed Structural Alteration or Expansion as set forth in the plans and specifications delivered to Landlord in accordance with this Section 12.3, subject to immaterial modifications.  Tenant must resubmit to Landlord for its approval in accordance with this Section 12.3 any proposed Structural Alteration or Expansion that does not satisfy the foregoing conditions, which re-submittal shall indicate the changes from the plans and specifications and/or the financial or other information with respect to the proposed Structural Alteration or Expansion delivered to Landlord in connection with this Section 12.3.  Landlord’s approval of any such proposal shall be deemed to have been given if a request for approval is submitted to Landlord and Landlord does not respond by approving such proposal or stating in reasonable details its objections to such proposal within ten (10) days of after Landlord’s receipt of all material information reasonably requested by Landlord in connection with Tenant’s delivery to Landlord of its first submission, or five (5) days after Landlord’s receipt of any proposed revisions, as applicable.

ARTICLE XIII

Rooftop Installations and Telecommunications

13.1Rooftop Installations.  For the avoidance of doubt, Tenant, its assignees, subtenants, contractors, agents, licensees, telecommunications and/or energy providers (collectively, “Tenant Parties”) shall have the exclusive right to erect and maintain upon the Premises, including on the roof of any Building, telecommunications and energy generation equipment and may also maintain equipment ancillary thereto anywhere on the Premises, including on the ground thereof without the consent of Landlord.  Tenant shall be responsible for causing the maintenance and repair of the equipment with respect to any applicable Site, if so requested by Landlord.

ARTICLE XIV

Mechanic’s Liens

14.1Obligations of Parties.

(a)Tenant’s Obligations.  Tenant shall not permit any mechanic’s, materialmen’s or other liens against any Site in connection with any materials, labor or equipment furnished, or claimed to have been furnished, to or for any Tenant Parties, and if any such liens shall be filed against any Site on account of action or inaction by any Tenant Parties, then Tenant shall promptly cause the lien to be discharged within thirty (30) days after its filing.  If Tenant desires to contest the lien, Tenant may do so as long as the enforcement of the lien is stayed and Tenant otherwise complies with the provisions of Section 28.16.  In any event, if any mortgage covering the Premises requires the Premises to be free of mechanic’s or materialmen’s liens, upon request of Landlord or Landlord Mortgagee, Tenant shall either discharge the lien or post a bond sufficient to cover the amount of the lien and all interest, penalties and costs that will be payable to discharge the lien assuming its validity.

(b)Landlord’s Obligations Landlord shall not permit any mechanic’s, materialmen’s or other liens against any Site in connection with any materials, labor or equipment furnished, or claimed to have been furnished, to or for Landlord, and if any such liens shall be filed against any Site on account of any action or inaction by Landlord or any of its contractors or agents, Landlord shall cause the lien to be discharged, provided that if Landlord desires to contest any such lien, it may do so as long as enforcement of the lien is stayed and Landlord otherwise complies with the provisions of Section 28.16 that would be applicable if the contest was being done by Tenant.

ARTICLE XV

Tenant’s Property and Tenant’s Intellectual Property

15.1No Lien.  Tenant’s Property and Tenant’s Intellectual Property, whether or not by Applicable Legal Requirements deemed to be part of the realty, shall remain the property of the Tenant and Landlord shall not have any lien on Tenant’s Property or Tenant’s Intellectual Property for the performance of Tenant’s obligations under the Lease, subject to the provisions of Section 20.1.  Landlord agrees to subordinate, pursuant to the Landlord’s Subordination and Consent, any statutory or common law landlord’s lien of Landlord in the Tenant’s Property or Tenant’s Intellectual Property, if any, to any lien or security interest that Tenant’s lender may have against or in the Tenant’s Property or Tenant’s Intellectual Property.  Landlord agrees to execute and Tenant shall execute and cause Tenant’s lender to execute such documents as Landlord, Tenant or Tenant’s lender may reasonably require to evidence such subordination (the “Landlord’s Subordination and Consent”) provided that the form and substance of any such agreement is reasonably satisfactory to Landlord and Tenant promptly reimburses Landlord for all reasonable out-of-pocket costs and expenses, above any de minimis cost or expense, incurred by Landlord in connection with negotiating such Landlord’s Subordination and Consent, including reasonable attorneys’ fees.  Subject to complying with the provisions of Section 20.1, Tenant shall have the full discretion to do as it chooses with Tenant’s Property, including removal, disposal, replacement, repair or substitution thereof at any time or times during the Term for any applicable Site and for a period of up to fifteen (15) days after the expiration of the Term with respect to any such Site, provided that Tenant shall be obligated to pay Landlord holdover rent for such period pursuant to Section 28.5.  Thereafter Landlord shall have the right, at Tenant’s sole cost and expense, to remove Tenant’s Property from the Premises.  Additionally, Tenant may enter into such agreements and assignments with respect to any of Tenant’s Property and Tenant’s Intellectual Property as Tenant in its sole discretion deems advisable, including financing and similar arrangements.

15.2Sole Risk of Tenant.  All of Tenant’s Property is at Tenant’s sole risk and if any of Tenant’s Property is destroyed or damaged other than as a result of Landlord’s negligence or willful default or misconduct, no part of the destruction or damage shall be the responsibility of Landlord.  If the damage is caused by the gross negligence or willful default or misconduct of Landlord, Landlord shall be responsible for any damage or destruction, subject, however, to the waiver of subrogation provisions of Section 16.5.  The term “negligence” as used in this Section 15.2 shall not include negligence imputed as a matter of law to Landlord solely by reason of Landlord’s interest in the Premises or Landlord’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease.

15.3Landlord’s Waivers.  Landlord shall execute such landlord consents and other agreements as Tenant reasonably requests in connection with any such agreements and arrangements, including a waiver of Landlord’s statutory lien rights, if any, and a consent with respect to the rights of Tenant’s senior secured lender, subordinate senior lender, purchase money equipment lender or an equipment lessor regarding the security interests in, and the timeline and removal, of any of Tenant’s Property, or any inventory, equipment or other collateral in which such person has a secured interest.  Landlord hereby waives each and every right which Landlord now has or may hereafter have under Legal Requirements or by the terms of any agreement in effect at any time during the Term by Landlord or Landlord Mortgagee to levy or distrain upon any of the Tenant’s Property or Tenant’s Intellectual Property for rent or to claim or assert title to any of the Tenant’s Property or Tenant’s Intellectual Property.

ARTICLE XVI

Insurance and Indemnification

16.1Liability Insurance.    Tenant shall maintain with respect to each Site a policy of commercial, general liability insurance with a combined single limit of at least Five Million Dollars ($5,000,000) and Five Million Dollars ($5,000,000) per occurrence and an umbrella liability policy or excess liability policy in an amount such that the total coverage under the aforesaid commercial, general liability policy and the umbrella liability policy or excess liability policy is not less than Fifty Million Dollars ($50,000,000) per occurrence. Tenant’s policy shall commence on or before the Effective Date.  Tenant’s policy shall name Landlord and any Landlord Mortgagee as additional insured, as their interests may appear.

16.2Indemnity.    To the extent permitted by Applicable Legal Requirements, each party indemnifies the other and holds the other harmless from and against any and all injury, loss or damage, or claims for injury, loss or damage, of whatever nature, to any person or property caused by or resulting from any act, omission or negligence of the indemnifying party or any employee or agent of the indemnifying party, including reasonable attorneys’ fees.  It is a condition of this hold harmless and indemnification that the indemnifying party receives prompt notice of any such claim from the indemnified party.  The provisions of this Section shall be subject to the waiver of subrogation provisions of Section 16.5.

16.3Property Insurance(a) and Other Insurance.

(a)From and after the Effective Date, Tenant shall maintain at all times during the Term, with respect to the Building, insurance against loss or damage by fire, the so-called extended coverage casualties, vandalism, terrorism, named windstorm and malicious mischief and sprinkler leakage (collectively, “All Risk Coverage”).  Tenant may, at its election, maintain insurance covering additional casualties and events.  The insurance shall be for the full replacement value of the Improvements and may be written with Tenant’s standard deductible (not to exceed $25,000 or $100,000 with respect to flood, earthquake and named windstorm (hurricane)) or permitted self-insured retention from time to time as set forth in Section 16.4(b).  Tenant’s property policy shall name Tenant as insured and Landlord and Landlord Mortgagee as additional insureds, as their interests may appear, and shall be payable in case of loss and held as provided in Section 17.1 hereof.  The policy shall provide that no act or omission of any person named as insured shall invalidate the interest of, or be a defense against, any other person named as insured.  Tenant shall have the sole right to adjust the amount of the loss with the insurance carrier(s).  Tenant agrees that on the Effective Date and thereafter no later than ten days prior to the expiration of each policy of insurance, Tenant shall deliver to Landlord a certificate of insurance evidencing the required coverage.

(b)If the Improvements are located in an area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard, if applicable, Tenant shall maintain flood insurance, providing coverage in accordance with Section 16.3(a) above and 16.5 below.  If at any time during the Term the Federal Register is updated so as to cause the Improvements to be included in the Federal Register of properties having a special flood hazard then this subparagraph shall apply from the date of such update.

(c)If the Improvements are located in area subject to destructive earthquake within recorded history, Tenant shall maintain earthquake insurance, providing coverage in accordance with Section 16.3(a) above and 16.5 below.

(d)Business Interruption Insurance, as requested by the Landlord, including loss of rents, on an Actual Loss Sustained basis with an Extended Period of Indemnity of 180 days.

16.4Insurance Requirements Generally.

(a)All insurance required by this Article may be blanket with other insurance maintained by Tenant and may be effected by any combination of basic and excess or umbrella coverage provided:  (i) the total amount of the insurance available shall be at least the protection equivalent of separate policies in the amounts required and (ii) in all other respects, all of the policies shall comply with the applicable provisions of this Article.  All policies shall be issued by an insurance company authorized to do business in the states in which the Sites are located and rated at least A-, Class VIII in the most current available Best’s Key Rating Guide or any successor thereto (or if there is none, an organization having a national reputation).  Tenant shall provide Landlord with certificates of the insurance required to be maintained hereunder and all policies shall provide that thirty (30) days’ written notice to the additional insureds named in the policies shall be given prior to the cancellation or non-renewal of any such policy (except resulting from the failure to pay any premium, in which event only five (5) days’ notice shall be required).

(b)As long as no Event of Default has occurred and is continuing, Tenant may elect to self-insure any policy required by this Article so long as the aggregate amount of such self-insurance shall not exceed the lesser of (i) Three Million Dollars ($3,000,000), and (ii) such amount required by Landlord’s lender, but in no event less than Seven Hundred Fifty Thousand Dollars ($750,000).  The beneficiaries of Tenant’s self-insurance shall be afforded no less protection than if such self-insured portion was fully insured by an insurance company of the quality and caliber required hereunder, including the provision of a legal defense by attorneys reasonably acceptable to the beneficiaries and the payment of claims within the same time period that a third-party insurance carrier would have paid such claims.  The waiver of subrogation provisions of Section 16.5 shall be applicable to any self-insured exposure.

16.5Waiver of Subrogation.  Each of Landlord and Tenant hereby releases the other from any and all liability for loss or damage caused by fire or any of the extended coverage casualties or any other casualty which shall be brought about by the fault or negligence of the other party or any persons for whom such other party is responsible, provided that this release shall be in force and effect only with respect to loss or damage occurring during such time as the respective party’s policies of fire and extended coverage insurance shall contain a clause to the effect that this release shall not affect such policies or right of the releasing party to recover thereunder, and the release shall apply only to the extent of the releasing party’s insurance coverage or with respect to any loss occurring during such time as the Tenant is self-insured in accordance with the terms of Section 16.4(b).  Any fire and extended coverage insurance policy held by Tenant or Landlord shall include a waiver of subrogation clause so long as the same is obtainable without extra cost to the insured party.

16.6No Release from Liability.    Except as provided in Section 16.5, nothing in this Lease shall be deemed to release either party from liability for damages resulting from the fault or negligence of the party or parties for whom it is responsible or from responsibility for repairs necessitated by such fault or negligence.

16.7Insurance Coverage during Construction.

Prior to the commencement of any construction activities by Tenant on all or any portion of the Premises, Tenant shall obtain, or require its contractor to obtain, and thereafter maintain, so long as such construction activity is occurring, at least the minimum insurance coverages set forth below with respect to all or any such portion of the Premises, as applicable:

(i)Worker’s compensation insurance as required by Applicable Legal Requirements and employer’s liability insurance in the amount of One Million ($1,000,000) Dollars each accident for bodily injury, One Million ($1,000,000) Dollars policy limit for bodily injury by disease, and One Million ($1,000,000) Dollars each employee for bodily injury by disease; and

(ii)General liability insurance:  Commercial general liability insurance covering all operations by or on behalf of the general contractor, which shall include the following minimum limits of liability and coverages:

(A)Required coverages;

(B)Premises and operations;

(C)Products and completed operations;

(D)Broad form property coverage (including completed operations);

(E)Explosion, collapse and underground hazards;

(F)Personal injury liability; and

(G)Builder’s risk.

The minimum limits of liability shall be Three Million ($3,000,000) Dollars per occurrence, Three Million ($3,000,000) Dollars aggregate for products and completed operations, and Five Million ($5,000,000) Dollars general aggregate and and an umbrella liability policy or excess liability policy in an amount such that the total coverage under the aforesaid commercial, general liability policy and the umbrella liability policy or excess liability policy is not less than Fifty Million Dollars ($50,000,000) per occurrence.  Landlord shall be named as an additional insured on any such policies.

(iii)Automobile Liability Insurance:  Automobile liability insurance (bodily injury and property damage liability) including coverage for owned, hired and non-owned automobiles, with limits of not less than One Million ($1,000,000) Dollars combined single limit each accident for bodily injury and property damage combined.  Landlord shall be named as an additional insured on any such policies.

ARTICLE XVII

Fire and Other Peril

17.1Fire and Other Peril.  If all or any part of the Premises should be damaged or destroyed by fire or other peril during the Term from and after the Effective Date, then Tenant shall give prompt notice of the damage to Landlord and except as otherwise provided in this Article, Tenant shall promptly thereafter repair or restore the Premises, or any such part thereof, to substantially the same condition it was in prior to the casualty (subject to any changes to all or any such part of the Premises that Tenant intends to make to the extent permitted under Sections 12.1 and 12.2).  All Annual Rent and additional rent shall continue unabated after any fire or other casualty.  All insurance proceeds recovered on account of any damage or destruction to all or any part of the Premises by fire or other casualty shall be made available for payment of the cost of the repair or restoration, the cost of collection of the insurance proceeds, the cost of temporary safety measures to stabilize all or the applicable part of the Premises and the cost incurred to comply with Applicable Legal Requirements.  If the amount of the insurance proceeds is less than Five Hundred Thousand Dollars ($500,000) (“Turnover Amount”) for any one Site, which amount shall be increased every five (5) years by the Index Increase, the insurance proceeds shall be turned over to Tenant.  If the insurance proceeds exceeds the Turnover Amount, the entire insurance proceeds less the Turnover Amount shall be deposited in escrow with the senior Landlord Mortgagee, or if there is no mortgage holder, then by a bank mutually agreeable to Landlord and Tenant, with instructions to the escrow holder that the escrow holder shall disburse the same to Tenant as the work of repair or restoration progresses, upon certification by the architect or engineer administering the work if the cost of the work exceeds $1,000,000, and otherwise by Tenant, that the disbursements then requested, together with all previous disbursements made from the insurance proceeds, do not exceed the cost of repair or restoration already completed and paid for and that the balance in the escrow fund is sufficient to pay for the estimated cost of completing the repair or restoration (or Tenant has funded any shortfall).  Such escrow arrangement shall also incorporate other customary disbursement requirements imposed by institutional lenders, taking into consideration the size and use of all or the part of the Premises so affected and the nature of the loss.  Tenant will be responsible for the amount of the insurance deductible or any self-insured retention amount plus any shortfall needed to complete the repair or restoration, and Tenant shall deposit such amounts in accordance with the above provisions, less the Turnover Amount with respect to each Site so damaged, with the escrow holder prior to the escrow holder being obligated to make any disbursements.  Tenant shall also apply the Turnover Amount to the cost of the repair or restoration prior to the escrow holder being obligated to make any disbursements.  If the insurance proceeds shall be greater than the cost of repair or restoration, the excess shall be paid to Tenant.  In no event shall the escrow requirements of this Section 17.1 apply if Tenant is satisfying its insurance obligations under Article XVI in accordance with Section 16.4(b).

17.2Late Term Termination Right.    If during the last two (2) years of the Term, with respect to any Site, as the same may be extended, the Buildings with respect to any Site shall be damaged to the extent of twenty-five percent (25%) or more of their insurable value (“Late Term Damaged Property”), then provided that no Event of Default has occurred and is continuing, such casualty is covered by the insurance required to be maintained by Tenant under Section 16.3, and such insurance is for the fully replacement cost of the Premises, Tenant may elect to terminate this Lease as to the Late Term Damaged Property only by notice given to Landlord within sixty (60) days of the damage or destruction.  The termination shall become effective on the twentieth (20th) day after the giving of the notice of termination, in which event (a) Annual

Rent and other amounts paid or payable by Tenant hereunder shall be apportioned and adjusted as of the time of termination for the Late Term Damaged Property only, and (b) Tenant shall not be obligated to repair or restore any damage or destruction to the Late Term Damaged Property caused by the casualty except to the extent proceeds are expended in order to satisfy temporary safety measures to vacate the Premises and comply with Applicable Legal Requirements.  All insurance proceeds and the amount of any insurance deductible or self-insurance retention (or an equivalent sum in the case of self-insurance) shall be paid to, and be the property of Landlord, provided, however, that Tenant shall be entitled to recover from the insurance proceeds the cost of any temporary safety measures undertaken by Tenant in order to vacate the Late Term Damaged Property, as long as such recovery does not result in there being insufficient remaining insurance proceeds for Landlord to complete restoration of the Premises.  Notwithstanding any termination of this Lease with respect to the Late Term Damaged Property, this Lease shall continue in full force and effect with respect to the remaining Premises; provided, however, Annual Rent shall be adjusted by reducing the Annual Rent by an amount equal to the product of (i) (i) the Applicable Rent Reduction Percentage allocated to the Late Term Damaged Property, and (ii) the Annual Rent in effect at the time of the termination of this Lease with respect to the Late Term Damaged Property.

ARTICLE XVIII

Condemnation

18.1Total Condemnation.    If at any time during the Term, all or substantially all of any Site shall be appropriated by eminent domain, the Term with respect to such Site shall cease as of the time of such appropriation and, upon such cessation, Annual Rent shall be reduced by an amount equal to the product of (i) the Applicable Rent Reduction Percentage for such Site, and (ii) the Annual Rent in effect at the time of such cessation.  Tenant shall have the option, at its election, to continue to occupy the Premises relating to such Site, to the extent permitted by Applicable Legal Requirements, for the period between the date of appropriation and the time when physical possession of such Site is taken.  To the extent the taking authority has a right to rent or payment for use and occupancy during that period, Tenant shall pay that amount to the taking authority and the balance of the Annual Rent and other amounts payable hereunder shall be paid to Landlord.  Notwithstanding any termination of this Lease with respect to the Condemned Property, this Lease shall continue in full force and effect with respect to the remaining Premises.

18.2Partial Condemnation.

(a)If, by right of eminent domain or any other similar action of any public authority:

(i)any material part of the Buildings with respect to any Site shall be appropriated;

(ii)a part of the parking area with respect to any Site which Tenant is entitled to use as part of such Site or in accordance with a reciprocal or cross-easement agreement with other parties is appropriated and if as a result thereof (and all previous takings with respect to the Premises during the Term) the number of parking spaces on the Premises shall be reduced by fifteen percent (15%) or more from the number existing as of the Effective Date;

(iii)there shall cease to be reasonable access for: (A) pedestrians and motor vehicles between any Site and adjoining streets; (B) pedestrians between the parking areas and the Building with respect to any Site; or (C) trucks to and from the receiving area for any Site (unless substitute access, loading docks or truck areas can reasonably be constructed on such Site); or

(iv)any material part of any Site shall be appropriated during the last two (2) years of the Term, as the same may have been extended;

then Tenant may, if Tenant so elects, terminate this Lease with respect to such Site by giving Landlord notice of the exercise of such election within sixty (60) days after the receipt by Tenant of notice of the appropriation.

(b)In the event of a termination pursuant to this Section 18.2, such termination shall be effective as of the time physical possession of such Site (or parking, access or other areas described in Section 18.2 above) is taken, and, upon such termination, Annual Rent shall be reduced by an amount equal to the product of (i) the Applicable Rent Reduction Percentage for such Site, and (ii) the Annual Rent in effect at the time of such termination.  If this Lease with respect to such Site is not terminated as provided in this Section, then the Term with respect to such Site shall continue, the net proceeds of the award that is payable on account of such condemnation shall be paid to Tenant, Tenant shall promptly restore what may remain of the unappropriated Premises relating to such Site to substantially the same condition they were in immediately prior to the taking, taking into consideration the reduction in size, and, regardless of whether such net proceeds are sufficient to do so, and all Annual Rent and additional rent shall continue unabated.  Notwithstanding any termination of this Lease with respect to the affected Premises in this Section 18.2, this Lease shall continue in full force and effect with respect to the remaining Premises.  If the estimated cost of the repair or restoration equals or exceeds the Turnover Amount, the entire net proceeds of the award relating to the condemnation or taking, less the Turnover Amount, shall be deposited into escrow with Landlord’s mortgagee, or if there is no mortgage holder, then with a bank mutually agreeable to Landlord and Tenant, and the escrow and disbursement provisions of Section 17.1 shall apply to such net proceeds and the repair or restoration.

18.3Damages.  Except as set forth in Section 18.2(b), Tenant assigns to Landlord any and all rights it may have to damages accruing on account of any appropriation by eminent domain for which damages are payable and agrees to execute such instruments as may be requested by Landlord to evidence the assignment.  However, Tenant may make a separate claim for any damages payable for any trade fixtures installed by Tenant, any of Tenant’s Property, any so-called special damages to Tenant for interruption to Tenant’s operations or otherwise, or any damages for relocation.  In no event shall Tenant be entitled to damages arising solely from the loss of its leasehold interest.

18.4Temporary Taking.  In the event of any taking for a duration of one (1) year or less of all or any portion of any Site (a “Temporary Taking”), Tenant shall have no right to terminate this Lease with respect to such Site and the Annual Rent and additional rent shall not be abated, but Tenant shall be entitled to receive the entire award for the Temporary Taking, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease with respect to such Site, in which case the award made for the Temporary Taking shall be apportioned between Landlord and Tenant as of the date of such expiration.  Notwithstanding the foregoing to the contrary, if (x) any Temporary Taking occurs during the last year of the Term with respect to any Site, as the same may have been extended, (y) such Temporary Taking is for a duration of more than thirty (30) days, and (z) such Temporary Taking satisfies one of clauses (i) through (v) of Section 18.2, then Tenant may, if Tenant so elects, terminate this Lease with respect to such Site by giving Landlord notice of the exercise of such election within sixty (60) days after receipt by Tenant of notice of the appropriation.  Notwithstanding any termination of this Lease with respect to this Section 18.4, this Lease shall continue in full force and effect with respect to the remaining Premises.  Upon such termination, (a) Annual Rent shall be reduced by an amount equal to the product of (i) the Applicable Rent Reduction Percentage for such Site, and (ii) the Annual Rent in effect at the time of such termination, and (b) Landlord shall be entitled to receive the entire award for the Temporary Taking.

ARTICLE XIX

Assignment and Subletting

19.1Assignment and Subletting.  Without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed and except as provided in Section 19.2 below (any one of the following, a “Consent-Needed Transaction”): (i) Tenant shall not assign, transfer, convey, pledge or mortgage this Lease or any interest therein, whether by operation of law or otherwise; (ii) no Change of Control shall occur; (iii) no interest in Tenant shall be pledged, encumbered, hypothecated or assigned as collateral for any obligation of Tenant; and (iv) Tenant shall not sublet all or any part of the Premises.  Except as otherwise expressly provided herein, no assignment of this Lease or subletting of the Premises shall relieve Tenant of any of its obligations under this Lease. If Landlord and any assignee of Tenant’s interest in this Lease modify or amend this Lease without Tenant’s consent so as to increase the obligations or liabilities of Tenant, Tenant’s liability shall not be increased, but shall continue as it existed prior to the modification or amendment.  Renewals of any sublease previously approved shall not require further approval.  Landlord shall approve or deny such request for consent within ten (10) business days after Tenant’s notice to Landlord requesting consent.  Landlord’s approval of any Consent-Needed Transaction shall be deemed to have been given if a request for approval is submitted to Landlord and Landlord does not respond by approving such proposed Consent-Needed Transaction or stating in reasonable details its objections to such proposed Consent-Needed Transaction within ten (10) business days of notice to Landlord requesting consent thereof.

19.2Exceptions.  Notwithstanding any provision to the contrary in this Lease, Tenant or Tenant’s Affiliate shall have the right, without Landlord’s consent but upon prior written notice to Landlord, at any one time or multiple times during the Term to:

(a)assign or sublease this Lease to an Affiliate of Tenant;

(b)assign or sublease this Lease to a Permitted Transferee;

(c)consummate a public offering of common stock or other equity interests of Tenant (including any public offering of common stock or other equity interests of Tenant that may result in a Change of Control) on a nationally or regionally recognized exchange, and following any such public offering, transfers of shares on a nationally or regionally recognized exchange shall be permitted;

(d)consummate a public offering of common stock or other equity interests of Guarantor, or any direct or indirect controlling party of Guarantor (including any public offering of common stock or other equity interests of Guarantor, or any direct or indirect controlling party of Guarantor that may result in a Change of Control) on a nationally or regionally recognized exchange, and following any such public offering, transfers of shares on a nationally or regionally recognized exchange shall be permitted;

(e)(i) sublease, license, or enter into an occupancy agreement with respect to up to (A) one (1) Site in its entirety, or (B) 20% of the floor area of any Site, or (ii) enter into a concession agreement or kiosk agreement, if (x) the use contemplated under any such sublease, license, concession agreement, kiosk agreement or occupancy agreement does not breach the provisions of Article X hereof and (y) such sublease, license, concession agreement, kiosk agreement or occupancy agreement does not release Tenant from any of its obligations under this Lease;

(f)encumber, pledge, hypothecate or otherwise mortgage Tenant’s interest in the leasehold estate created by this Lease, subject to the terms of Section 19.5 below;

(g)have any change of ownership or control of Leonard Green & Partners, L.P. and/or TPG Capital, L.P., (collectively, the “Fund Entities”) or a subsidiary or fund or other entity affiliated, directly or indirectly, with any of the Fund Entities;

(h)assign this Lease to an assignee that does not acquire all or substantially all of Tenant’s assets or a direct or indirect controlling interest in Tenant or Tenant’s members, shareholders, or owners if the assignee has (1) a net worth of at least $1,000,000,000, and (2) an EBITDA of at least $250,000,000, in each case without taking into account Tenant’s assets;

(i)merge or consolidate Tenant with or into any other entity; or

(j)assign this Lease in whole but not in part to a purchaser of all or substantially all of the assets of Tenant, whether through a sale of assets or a direct or indirect sale or transfer of Tenant or any interest therein;

Provided that (w) within ten (10) days after Tenant’s entering into any permitted sublease, license, concession agreement, kiosk agreement or occupancy agreement, or assignment described in subsections (a) through (f)  and (h) of this Section 19.2, Tenant shall provide Landlord with (1) written notice thereof, together with a copy of the executed sublease, license, concession agreement, kiosk agreement or occupancy agreement, or assignment, and (2) evidence of the insurance of any such counterparty that is to occupy all or any portion of the Premises under such sublease, license, concession agreement, kiosk agreement or occupancy agreement, which shall include Landlord being named as an additional insured or loss payee, as applicable, on such insurance, (x) that there are no material uncured Events of Default at the time of consummating any of the above transactions, (y) the assignee of Tenant shall assume the terms, conditions and provisions of this Lease, and (z) no subletting of all or any portion of the Premises or, except as expressly provided in this Section 19.2, assignment of this Lease shall relieve Tenant of any of its obligations under this Lease.  For purposes of this Section 19.2, the word “controlling” means having the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Tenant.    The term “EBITDA” means earnings for the applicable entity during the applicable period, before taking into account charges for interest, taxes, depreciation or amortization, all as calculated in accordance with generally accepted accounting principles consistently applied, excluding however, all one-time, non-recurring and other non-cash expenses and non-recurring income or losses from asset disposition.

Upon an assignment permitted under subsections (b),  (c) and (h) of this Section 19.2, the transferor Tenant and Guarantor shall be released from all liabilities and obligations under this Lease and the Guaranty arising subsequent to the effective date of such assignment.

19.3Cure Rights Upon Assignee Default.    Upon a default by an assignee of Tenant’s interest in this Lease pursuant to assignment pursuant to Section 19.1 only, Landlord shall not exercise any rights or remedies on account of such default unless Landlord gives notice of such default to the Tenant named herein or its successor by merger, consolidation or stock sale (“Original Tenant”), as well as the tenant in possession, and the opportunity to cure such default within the period of time permitted under the default provisions of this Lease commencing upon Original Tenant’s receipt of such notice.  If this Lease is terminated by Landlord following such notice and the expiration of such cure period, then the Original Tenant shall not be liable for any obligations under this Lease unless at the time of termination, Landlord offers the Original Tenant a new lease for the balance of the Term upon the provisions contained in this Lease and any modification of this Lease consented to by Original Tenant, conditioned upon the agreement of the Original Tenant to cure any then existing defaults under this Lease which are susceptible to cure by the Original Tenant and which are specified in Landlord’s notice of default to Original Tenant.

19.4Leasehold Mortgage.  Provided no Event of Default shall have occurred and be continuing, Tenant may encumber, pledge, hypothecate or otherwise mortgage its leasehold interest in this Lease pursuant to a Leasehold Mortgage in favor of Tenant’s lender; provided, further, that (i) any such Leasehold Mortgage shall, by its express terms, (A) not encumber Landlord’s interest in any of the Premises, and (B) be subordinate to any mortgage in favor of Landlord’s lender, if any (provided, however, that Tenant’s lender’s interest under such Leasehold Mortgage shall not be disturbed so long as no Event of Default exists), (ii) Landlord, Tenant’s lender and Landlord’s lender, if any, shall enter into a non-disturbance agreement and such other agreements as reasonably requested by Tenant’s lender or Landlord Mortgagee, each in a form reasonably acceptable to such parties, providing Tenant’s lender with leasehold mortgagee protections then customary in the market, including the right to obtain a new lease if this Lease is terminated (provided that such leasehold mortgagee cures any outstanding monetary and curable non-monetary defaults), prohibitions on amendments without such leasehold mortgagee’s consent, rights to exercise extension options, no merger of the leasehold estate and fee estate, and foreclosure and recognition rights,  and (iii) Tenant shall promptly reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with the agreements requested under the foregoing clause (ii).  Upon written request from Tenant, Landlord agrees to deliver an estoppel certificate in favor of Tenant’s lender regarding this Lease, in form and substance reasonably acceptable to Landlord and Tenant’s lender and substantially in the form of Schedule 28.1.  If Landlord delivers to Tenant a default notice under this Lease, Landlord shall use commercially reasonable efforts to notify any Tenant’s lender that has delivered to Landlord a prior written request for such notice, and Landlord shall recognize and accept the performance of any obligation of Tenant hereunder by Tenant’s lender (provided said performance occurs within the same cure periods as provided to Tenant under this Lease); provided, however that nothing contained herein shall obligate Tenant’s lender to take any such actions.

ARTICLE XX

Tenant’s Surrender of Premises

20.1SurrenderARTICLE XXI.  Upon the expiration or earlier termination of this Lease with respect to any Site, Tenant shall deliver such Site to Landlord in broom clean condition, subject to maintenance thereof consistent with past practices, and reasonable and ordinary wear and tear, and damage by casualty (subject to payment of all insurance proceeds and the amount of any insurance deductible or self-insured retention, or the equivalent of any sum in the case of self-insurance subject to and in accordance with the provisions of Section 17.2) or condemnation excepted.  Tenant shall be required to repair any damage caused by the removal of Tenant’s Property with respect to such Site upon the expiration or earlier termination of this Lease relating to such Site and shall be obligated to repair or replace (if repair cannot be affected) the slab of the Building after the removal of any Tenant’s Property.  If Tenant shall fail to remove any of Tenant’s Property with respect to such Site within ninety (90) days after the expiration of the Term with respect to such Site, the Tenant’s Property remaining in the Premises relating to such Site shall be deemed to be abandoned and subject to disposition by Landlord without obligation or liability to account to Tenant for the proceeds thereof and Tenant shall be obligated to pay Landlord the costs of removing such Tenant’s Property from such Site.

ARTICLE XXI

Collateral Assignment of Lease

21.1Collateral Assignment.  In connection with any assignment by Landlord to the holder of the mortgage on all or any part of the Premises of Landlord’s interest in this Lease or the Annual Rent and any other payments due under this Lease, Tenant agrees that:

(a)the execution by Landlord and acceptance by the holder of the mortgage shall never be deemed an assumption by the holder of any of the obligations of Landlord hereunder unless and until such holder shall, by notice delivered to Tenant, expressly otherwise elect; and

(b)such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of the holder’s mortgage and the taking of possession of all or any applicable portion of the Premises so foreclosed or otherwise becoming the owner of all or any applicable portion of the Premises by deed-in-lieu of foreclosure or otherwise.

ARTICLE XXII

Mortgage Subordination and Non-Disturbance and Notice to Mortgagee

22.1Mortgage Subordination.    Upon the request of Landlord in writing, Tenant shall subordinate the lien of this Lease to the lien of any future mortgage granted by Landlord to a Landlord Mortgagee, irrespective of the time of execution or time of recording of such mortgage or mortgages, provided Landlord Mortgagee enters into an agreement with Tenant, in recordable form, substantially in the form of Schedule 22.1, with such changes thereto as may be reasonably requested by Landlord Mortgagee and as may be reasonably acceptable to Tenant.

22.2Notice to Mortgagee.    Upon request by Landlord or the holder of a mortgage on all or any applicable part of the Premises, Tenant will thereafter send to the holder copies of all current, uncured notices of default, termination or both given by Tenant to Landlord in accordance with this Lease.  In the event of any failure by Landlord to perform its obligations thereunder, the holder may, at its election, during the applicable cure period available to Landlord (if any), cure such failure or breach for and on behalf of Landlord and such cure shall be deemed to be performance by Landlord hereunder.

ARTICLE XXIII

Indemnification

23.1Indemnification.  Tenant shall, at no cost or expense to Landlord other than any de minimis cost or expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties for, from and against any and all Losses (excluding Losses suffered by an Indemnified Party arising out of the negligence, illegal acts, fraud, or willful misconduct of such Indemnified Party; provided, however, that the term “negligence” shall not include negligence imputed to or status incurred as a matter of law solely by any of the Indemnified Parties by reason of Landlord’s interest in the Premises or Landlord’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease) caused by, incurred or resulting from Tenant’s operations of any Site, whether relating to alteration, maintenance, or use by Tenant or any Tenant Parties thereon, supervision or otherwise, or from any breach of, default under, or failure to perform, any term or provision of this Lease by Tenant, its officers, employees, agents or other persons, or to which any Indemnified Party is subject because of Landlord’s interest in any Site, including Losses arising from (i) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about the Premises or any portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (ii) any use, non-use or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Premises or any portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (iii) any representation or warranty made herein by Tenant, in any certificate delivered in connection herewith or in any other agreement to which Tenant is a party or pursuant thereto being false or misleading in any material respect as of the date such representation or warranty was made, (iv) performance of any labor or services or the furnishing of any materials, equipment or other property ordered by Tenant in respect to the Premises or any portion thereof, (v) the claims of any invitees, patrons, licensees or subtenants of all or any portion of the Premises or any Person acting through or under Tenant or otherwise acting under or as a consequence of this Lease, (vi) any act or omission of Tenant or its employees, agents, contractors, licensees, subtenants or invitees, (vii) any contest referred to in Section 28.16, and (viii) the sale of liquor, beer or wine on the Premises or any portion thereof.    It is expressly understood and agreed that the parties’ obligations under this Section 23.1 shall survive the expiration or earlier termination of this Lease with respect to any Site for any reason.  Except to the extent specified to the contrary in the above, Tenant shall have no obligation to indemnify any of the Indemnified Parties to the extent that such Losses arise from negligence, illegal acts, fraud, or willful misconduct of any Indemnified Party; provided, however, that the term “negligence” shall not include negligence imputed to or status incurred as a matter of law by any of the Indemnified Parties solely by reason of Landlord’s interest in the Premises or Landlord’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease.

ARTICLE XXIV

Environmental Laws

24.1Tenant Environmental Undertakings.  Tenant shall comply with the requirements of all Environmental Laws.  Tenant shall not cause or permit the storage or Release or threat of Release of any Hazardous Materials on, in, above, under or from any Site during the Term except in compliance with Environmental Laws and other than Permitted Amounts.  After either party discovers or is informed of the existence of a material violation or potential material violation of Environmental Laws, or the Release or threat of Release of any Hazardous Materials or receives any written notice from any Governmental Authority or third party with respect thereto, that party shall give prompt notice to the other party of such event.

24.2Environmental Covenants.

(a)Tenant shall be responsible for all Third Party Environmental Liabilities.  Tenant shall, at no cost or expense to Landlord other than any de minimis cost or expense, perform (or cause to be performed) all Corrective Actions necessary to address Third Party Environmental Liabilities and required to comply with Environmental Laws or an order issued by a Governmental Authority provided, however, that Tenant shall not be required to undertake any Corrective Action if and when a third party has assumed contractually or through conduct the liability associated with a particular Release or Site or if and when Tenant has decided to defend and challenge in good faith any requirement or order to undertake a Corrective Action.

(b)If Tenant fails to diligently commence and pursue to completion a Corrective Action in accordance with Section 24.2(a) above, then Landlord shall notify Tenant in writing specifying the reasons Tenant is not complying with the foregoing requirements and in the event Tenant fails to substantially correct the specified reasons within ninety (90) days (or such longer period of time as Tenant shall reasonably require provided that Tenant commences such cure within such ninety (90) day period and thereafter diligently pursues such cure) of receipt of Landlord’s notice, Landlord may, at its option:  (i) undertake such Corrective Action necessary to comply with Environmental Laws, but not exceeding compliance with Environmental Laws; or (ii) pursue any other remedies available to Landlord at law or in equity.  If Landlord undertakes any such Corrective Action or pursues any other such remedies, Landlord will use all commercially reasonable efforts to mitigate the costs associated with such Corrective Action or remedies.  If Landlord undertakes any such Corrective Action, Tenant shall reimburse Landlord within thirty (30) days after Tenant’s receipt of Landlord’s invoice for any reasonable and necessary third-party costs and expenses, including attorney’s fees, paid by Landlord in completing any such Corrective Action, including reasonable evidence of the costs and expenses paid, together with interest thereon at the Lease

Interest Rate from the date of payment by Landlord until Landlord is repaid in full, provided, however, that Tenant shall not be required to reimburse Landlord for any costs and expenses that would reasonably be expected to have been avoided if Landlord had made all commercially reasonable efforts to mitigate the costs associated with the Corrective Action.  Tenant’s environmental obligations and liabilities contained in this Article shall survive the expiration or earlier termination of this Lease.

(c)Tenant hereby indemnifies and holds harmless Landlord, its lenders, and any of their directors, officers, employees, agents, successors and assigns from and against all Losses arising out of Tenant’s Environmental Liabilities.

(d)Tenant shall be responsible for all Tenant Environmental Liabilities.  Tenant shall, at no cost or expense to Landlord other than de minimis cost or expense, perform (or cause to be performed) all Corrective Actions necessary to address Tenant Environmental Liabilities and required to comply with Environmental Laws or an order issued by a Governmental Authority provided, however, that Tenant shall not be required to undertake any Corrective Action if and when a third party has assumed contractually or through conduct the liability associate with a particular Release or Site or if and when Tenant has decided to defend and challenge in good faith any requirement or order to undertake a Corrective Action.

(e)If Tenant fails to diligently commence and pursue to completion a Corrective Action in accordance with Section 24.2(d), then Landlord shall notify Tenant in writing specifying the reasons Tenant is not complying with the foregoing requirements and in the event Tenant fails to substantially correct the specified reason(s) within ninety (90) days of receipt of Landlord’s notice, Landlord may, at its option:  (i) undertake such Corrective Action necessary to comply but which shall not exceed compliance with Environmental Laws to address Tenant Environmental Liabilities; or (ii) pursue any other remedies available to Landlord at law or in equity.  If Landlord undertakes any such Corrective Action or pursues any other such remedies, the Landlord will use all commercially reasonable efforts to mitigate the costs associated with such Corrective Action or remedies.  If Landlord undertakes any such Corrective Action, Tenant shall reimburse Landlord within thirty (30) days after Tenant’s receipt of Landlord’s invoice for any reasonable third party costs and expenses, including attorney’s fees, incurred by Landlord in completing any such Corrective Action, including reasonable evidence of the costs and expenses paid, together with interest thereon at the Lease Interest Rate from the date of receipt of Landlord billing until Landlord is repaid in full, provided, however, that Tenant shall not be required to reimburse Landlord for any costs and expenses that would reasonably be expected to have been avoided if Landlord had made all commercially reasonable efforts to mitigate the costs associated with the Corrective Action.

(f)[Notwithstanding anything to the contrary contained herein, Landlord shall cooperate with Tenant and shall enforce, at no cost or expense to Landlord other than any de minimis cost or expense, the Centennial Environmental Indemnity with respect to any Centennial Environmental Condition covered by such Centennial Environmental Indemnity.  In the event that Landlord fails to enforce the Centennial Environmental Indemnity within twenty-one (21) days of Tenant’s request for such enforcement, Landlord shall assign the Centennial Environmental Indemnity to Tenant and Tenant may enforce the rights and remedies of the indemnitee thereunder.]

24.3Environmental Indemnities. Tenant shall indemnify the Indemnified Parties in respect of, and defend and hold them harmless against, any and all Losses (including reasonable environmental consultants’, attorneys’ and engineers’ fees but excluding Losses arising out of such Indemnified Party’s acts, negligence, willful misconduct, criminal misconduct or fraud;) to the extent actually incurred by any Indemnified Parties in respect of:

(i)the Release or threatened Release of Hazardous Materials in, on, above, under or from any Site before or on the Effective Date or during the Term (but specifically excluding any presence of any  Hazardous Materials in, on, above, or under any Site that first occurs after the expiration of the Term);

(ii)the violation of Environmental Laws or the failure to hold or comply with any permit, license or similar authorizations required to operate construct, occupy, operate or use the Premises under Environmental Laws before or on the Effective Date or during the Term;

(iii)the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering any Site;

(iv)the use, handling, manufacturing, generation, production, storage or processing of any Hazardous Material at any Site, except in Permitted Amounts, before or on the Effective Date or during the Term; or

(v)any third-party personal injury, wrongful death, or property loss or damage claim, action or demand under any Environmental Law and relating to operations undertaken at any Site before or on the Effective Date or during the Term.

24.4Survival.  It is expressly understood and agreed that Tenant’s obligations under this Article XXIV shall survive the expiration or earlier termination of this Lease for any reason.

ARTICLE XXV

Default

25.1Tenant Default.  Each of the following shall be an event of default under this Lease (each, an “Event of Default”):

(a)If Tenant defaults (i) in the payment of any monthly installment of Annual Rent and fails to cure the default (A) within five (5) business days after receipt of notice of such default from Landlord in the case of the first two such defaults in any twelve month period, or (B) within five (5) days after the date when due for each subsequent failure in such twelve month period; or (ii) in the payment of any other amount owing under this Lease (excluding Taxes) and fails to cure the default within thirty (30) days after receipt of notice of such default from Landlord;

(b)Subject to the provisions of Section 7.6, if Tenant fails to pay any material Taxes and any penalty that has accrued for such failure, within ten (10) business days of Landlord’s notice thereof;

(c)If there shall be a breach or default under the provisions of Section 19.1 of this Lease; provided that, if such breach or default relates to a subletting that is not permitted under the provisions of Section 19.1 of this Lease, Tenant shall have thirty (30) days after written notice from Landlord of such breach or default to cure such breach or default;

(d)With respect to any other term, covenant or provision set forth herein which specifically contains a notice requirement and/or cure period, if Tenant shall be in default under such term, covenant or condition after the giving of such notice and/or (as applicable) the expiration of such cure period and such default results in an Material Adverse Effect;

(e)If a final non-appealable judgment of a court of competent jurisdiction is entered against Tenant relating to the Premises in excess of Twenty-Five Million Dollars ($25,000,000), which is not covered by insurance;

(f)If any petition for bankruptcy or reorganization pursuant to federal bankruptcy law or any similar federal or state law shall be filed by or against, consented to, solicited by, or acquiesced in by Tenant, unless, if such bankruptcy or reorganization was involuntary and not consented to by Tenant, the same is not discharged, stayed or dismissed within ninety (90) days after the filing or commencement thereof; or

(g)If Tenant defaults in the performance of any obligation under this Lease that cannot be cured by the payment of money and such default is not otherwise covered in clause (d) above, and Tenant does not cure the default within thirty (30) days (or if the default cannot reasonably be cured within thirty (30) days, if Tenant shall not within thirty (30) days commence to cure the default and thereafter diligently pursue the same to completion) after Tenant’s receipt of notice from Landlord specifying in reasonable detail the nature of the default (“First Default Notice”), Landlord shall give a second notice of default (“Second Default Notice”).  If Tenant does not cure the default within thirty (30) days (or if such default cannot reasonably be cured within the second thirty (30) day period, if Tenant shall not within the second thirty (30) day period commence to cure such default and thereafter diligently pursue the same to completion within one hundred and eighty (180) days) after Tenant’s receipt of the Second Default Notice, and such default results in a Material Adverse Effect, then a “Final Default” shall have occurred.

At any time prior to the occurrence of a Final Default, Tenant may elect to toll the cure period on account of the default by commencing a declaratory judgment action to determine whether the alleged default exists (“Proceeding”), provided that Tenant shall be required to pay and perform all other obligations under this Lease, including payment of Annual Rent and additional rent.  Tenant shall prosecute the Proceeding expeditiously and in good faith.  If the court determines that the alleged default does not qualify as a default and such determination becomes final, Tenant shall not be in default for the alleged default.  If the Court determines that a default did occur and such determination becomes final or if the Proceeding is dismissed by the court and such dismissal becomes final, then as of the date of such determination or dismissal, the cure period shall commence again and if cure has not been completed by the expiration of the cure period, Landlord shall have all rights as provided herein for a Final Default.

25.2Landlord’s Remedies.    Subject to the terms of any then-existing Landlord’s Subordination and Consent, Landlord Non-Disturbance Agreement or subtenant recognition agreement and Section 15.1, upon the occurrence and during the continuance of an Event of Default, with or without notice or demand, except such notice as may be required by law or statute and cannot be waived by Tenant (all other notices being hereby waived), Landlord shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at law or in equity, to the extent permitted by Applicable Legal Requirements:

(a)To terminate this Lease, whereupon Tenant’s right to possession of such Premises shall cease and this Lease, except as to Tenant’s liability as set forth below, shall be terminated with respect to the Premises.

(b)To reenter and take possession of one or more or all of the Premises (which, for the avoidance of doubt, Landlord acknowledges shall not include any Tenant’s Property or Tenant’s Intellectual Property), and, to the extent permissible, all licenses and permits and to expel Tenant and those claiming under or through Tenant, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action; provided that in connection with any such reentry or taking of possession, Landlord shall cause Tenant’s Property to be stored in a public warehouse, so long as Tenant prepays the costs related to such storage.  No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states.  If Tenant shall, after an Event of Default, voluntarily give up possession of the Premises to Landlord, deliver to Landlord or its agents the keys to the Premises, or both, such actions shall be deemed to be in compliance with Landlord’s rights and the acceptance thereof by Landlord or its agents shall not be deemed to constitute a partial or full termination of this Lease.  Landlord reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant written notice thereof, in which event this Lease will terminate as specified in said notice.

(c)To bring an action against Tenant for any damages sustained by Landlord.

(d)To relet the Premises or any part thereof for such term or terms (including a term which extends beyond the original Lease Term or the then-current extension term, as the case may be), at such rentals and upon such other terms as Landlord, in its sole discretion, may determine, with all proceeds received from such reletting being applied to the rental and other sums due from Tenant in such order as Landlord may, in its sole discretion, determine, which other sums include all repossession costs, brokerage commissions and reasonable attorneys’ fees and expenses.  Landlord shall be obligated to use commercially reasonable efforts to relet the Premises or any part thereof and to mitigate its damages under this Lease.  Landlord reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease as to one or more or all of the Premises by giving Tenant written notice thereof, in which event this Lease will terminate as specified in said notice.

(e)(i) To recover from Tenant all rent and other monetary sums then due and owing under this Lease and (ii) to accelerate and recover from Tenant the present value (discounted at the Discount Rate) of all rent and other monetary sums scheduled to become due and owing under this Lease after the date of such breach for the entire remaining Term (excluding any unexercised extension options), after deducting therefrom any amounts to be received upon a re-letting of the Premises.

(f)To recover from Tenant all out-of-pocket costs and expenses, including reasonable attorneys’ fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees beyond a de minimis amount, paid or incurred by Landlord as a result of such Event of Default, regardless of whether or not legal proceedings are actually commenced, subject to Section 28.13 of this Lease.

(g)To immediately or at any time thereafter, and with or without notice, at Landlord’s sole option but without any obligation to do so, correct such breach or default and charge Tenant all reasonable costs and expenses incurred by Landlord with respect thereto.  Any sum or sums so paid by Landlord, together with interest at the Lease Interest Rate, shall be deemed to be additional rent hereunder and shall be immediately due from Tenant to Landlord.  Any such acts by Landlord in correcting Tenant’s breaches or defaults hereunder shall not be deemed to cure said breaches or defaults or constitute any waiver of Landlord’s right to exercise any or all remedies set forth herein; except with respect to the first two (2) occurrences during the Initial Term, or the first occurrence during any Term Extension Option.

(h)To immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Tenant held by Landlord under this Lease against any sum owing by Tenant hereunder.

All powers and remedies given by this Section to Landlord, subject to Applicable Legal Requirements, shall be cumulative and not exclusive of one another or of any other right or remedy or of any other powers and remedies available to Landlord under this Lease, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements of Tenant contained in this Lease, and no delay or omission of Landlord to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default shall impair any other or subsequent Event of Default or impair any rights or remedies consequent thereto.  Every power and remedy given by this Section or by Applicable Legal Requirements to Landlord may be exercised from time to time, and as often as may be deemed expedient, by Landlord, subject at all times to Landlord’s right in its sole judgment to discontinue any work commenced by Landlord or change any course of action undertaken by Landlord.

If Tenant shall fail to observe or perform any of its obligations under this Lease, and to the extent such failure constitutes an Event of Default, or in the event of an emergency, then, without waiving any Event of Default which may result from such failure or emergency, Landlord may, but without any obligation to do so, take all actions, including entry upon the Premises to perform Tenant’s obligations, immediately and without notice in the case of an emergency and upon five days written notice to Tenant in all other cases.  All reasonable out-of-pocket expenses incurred by Landlord in connection with performing such obligations, including reasonable attorneys’ fees and expenses, together with interest at the Lease Interest Rate from the date any such expenses were incurred by Landlord until the date of payment by Tenant, shall constitute additional rent and shall be paid by Tenant to Landlord upon demand.

25.3Landlord Default and Tenant’s Remedies.  If Landlord defaults in any payment obligation hereunder, including payment of any reimbursement due Tenant within thirty (30) days after notice of such default from Tenant, Tenant may, but is not obligated to, bring suit for the collection of any amounts for which Landlord is in default.  Tenant shall also be entitled to all other rights and remedies available to Tenant at law, in equity or otherwise, except as otherwise expressly set forth in this Lease. In no event shall Tenant have any right to set-off any amounts owing by Landlord to Tenant hereunder against Tenant’s obligation to pay Annual Rent or any other amounts due from Tenant to Landlord hereunder unless Tenant has obtained a judgment or determination reached under the procedures set forth in Section 28.6 (but only if such determination is permitted by the provisions of Section 28.6) that such amount is owing and due from Landlord to Tenant.

ARTICLE XXVI

Notice

26.1Where and How Given.  Except where otherwise specifically provided in this Lease, all notices, demands or requests which either party is required to or may desire to serve upon the other shall be in writing and shall be sufficiently served upon such other party by (a) mailing a copy thereof by certified or registered mail, postage prepaid, return receipt requested, addressed to the party to whom the notice is directed at the Notice Address of such party set forth below, or (b) by reliable overnight courier (such as Federal Express), all charges prepaid, furnishing a receipt upon delivery, and addressed to the party to whom the notice is addressed at the Notice Address of the party.  The Notice Address of each party is:

Landlord:c/o Gramercy Property Trust

521 Fifth Avenue, 30th floor

New York, NY 10175

Attention: Allan B. Rothschild

Phone Number:  (212) 297-1057

Fax Number:  (212) 297-1090

E-mail Address:  arothschild@gptreit.com

With a copy to:Kirkland & Ellis LLP

300 N. LaSalle Street

Chicago, IL 60654

Attention: Andrew D. Small, Esq.

Phone Number:  (312) 862- 5489

Fax Number:  (312) 862-2200

E-mail Address:  andrew.small@kirkland.com

Tenant:Life Time Fitness, Inc.

2902 Corporate Place

Chanhassen, Minnesota 55317

Attention: Kari L. Broyles

Phone Number:  (952) 229-7228

Fax Number:  (952) 947-0099

E-mail Address:  kbroyles@lifetimefitness.com

With a copy to:Life Time Fitness, Inc.

2902 Corporate Place

Chanhassen, Minnesota 55317

Attention: Property Management

Phone Number:  (952) 229-0000

Fax Number:  (952) 947-9794

With a copy to:LTF Holdings, Inc.

c/o Leonard Green & Partners, L.P.

11111 Santa Monica Blvd., #2000

Los Angeles, CA 90025

Fax Number:(310) 954-0404

Email:danhakl@leonardgreen.com

galashan@leonardgreen.com

Attn:John G. Dankahl

J. Krisofer Galashan

And a copy to:TPG Partners VII, L.P.

c/o TPG Capital, L.P.

345 California Street, Suite 3300

San Francisco, CA 94104

Fax Number:(415) 743-1501

Email:rcami@tpg.com

Attn:Ronald Cami

And a copy to:Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attn:  James I. Hisiger

And a copy to:Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attn:  Howard A. Sobel

The addresses to which notices and demands shall be delivered or sent may be changed from time to time by notice served by either party upon the other as provided above.

26.2When Given.  Unless otherwise provided in this Lease, notice shall be deemed to have been served at the earlier of the date received, refused or returned as undeliverable to the Notice Address.  If such notice pertains to the change of address of either of the parties, then such notice shall be deemed to have been served upon receipt thereof by the party to whom such notice is given.

ARTICLE XXVII

Right of First Offer, Restrictions and Substitutions

27.1First Offer.  Provided that no Event of Default has occurred and is continuing, if Landlord shall desire to sell or convey the Premises to a third party that is not an Affiliate of Landlord, then Landlord shall first give Tenant the right to purchase the Premises for a price and on terms and conditions determined by Landlord and set forth in a notice given to Tenant (the “Offer”).  Tenant shall have thirty (30) days from receipt of the Offer within which to elect to purchase the Premises on the precise terms and conditions of the Offer (except that if the Offer shall be in whole or in part for consideration other than cash, Tenant shall have the right to pay in cash the fair market value of such noncash consideration).  If Tenant elects to so purchase the Premises, Tenant shall give to Landlord written notice thereof (“Acceptance Notice”) and the closing shall be held within sixty (60) days after the date of the Acceptance Notice or such longer period of time as is set forth in the Offer, whereupon Landlord shall convey the Premises to Tenant.  At the closing, Landlord shall deliver to Tenant a special warranty deed (or local equivalent) sufficient to convey to Tenant fee simple title to the Premises free and clear of all easements, rights-of-way, encumbrances, liens, covenants, conditions, restrictions, obligations and liabilities, except for any such matters in effect upon the acquisition of the Premises by Landlord, such matters created, suffered or consented to in writing by Tenant or arising by reason of the failure of Tenant to have observed or performed any term, covenant or agreement of this Lease to be observed or performed by Tenant, and the lien of any Taxes then affecting the Premises; provided, however that if the Offer contemplates that the Premises is to be conveyed subject to any existing financing then the Premises shall be conveyed subject to the mortgage or deed of trust securing such financing unless Tenant elects to pay off such financing in accordance with the terms of the applicable loan documents (provided that Tenant shall not be responsible for payment of any prepayment premiums, defeasance costs, penalties, yield maintenance, late charges, or other charges in connection therewith).  If Tenant does not timely elect to purchase the Premises, then subject to Section  27.3 Landlord shall be free to sell the Premises to any other Person within one hundred and eighty (180) days of Tenant’s rejection or deemed rejection without being required to comply again with the foregoing provisions of this Section, provided that, if a closing has not occurred within such one hundred and eighty (180) day period and Landlord intends to sell the Premises (i) after such one hundred and eighty (180) day period, or (ii) within such one hundred and eighty (180) day period at a price less than ninety-five percent (95%) of the price described in the Offer or on materially different terms other than price, Landlord shall give Tenant written notice, setting forth the applicable purchase price and terms and conditions, and Tenant shall have thirty (30) days to elect in writing to purchase the Premises at such purchase price and on such terms and conditions.  The right of first offer granted by this Section with respect to the Premises shall not survive the expiration or earlier termination of this Lease with respect to the Premises.

27.2Excluded Transaction.   Notwithstanding anything to the contrary herein, Tenant’s right of first offer shall not apply to (i) any transfer of the Premises to an Affiliate of Landlord, or (ii) any sale or conveyance of the Premises in a foreclosure sale (or similar proceeding) of a bona fide mortgage or deed of trust or to any conveyance in lieu of foreclosure of such bona fide mortgage or deed of trust.

27.3Restrictions on Sale.  So long as this Lease is in effect, no Event of Default has occurred and is continuing, Landlord agrees not to sell, transfer or otherwise convey the Premises to an entity or Affiliate of an entity which operates a competing Fitness Use.

27.4Right of Substitution.  At any time following the two (2) year anniversary of the Effective Date, subject to the reasonable consent of Landlord, such consent not to be exercised in an arbitrary or capricious manner, using a commercially reasonable rationale that takes into consideration the provisions of this Section, Tenant may request that Landlord substitute for up to one (1) Site (such Site, a “Relinquished Property”), a property of equal or greater Value (as defined below) than the Relinquished Property (“Substitute Property”), for any commercially reasonable business purpose (including in connection with any default or Event of Default other than under Section 25.1(c)), subject to the fulfillment of all of the following terms and conditions:

(a)The remaining useful life of the Substitute Property shall be at least equal to the remaining useful life of the Relinquished Property at the time of the substitution.

(b)Tenant shall provide Landlord with written notice of the prospective substitution at least thirty (30) days before the date on which such substitution is sought to be effected.

(c)Unless the substitution is being requested in order to cure an Event of Default, no monetary or material Event of Default shall have occurred and be continuing under this Lease for which Landlord has provided notice of such Event of Default, as required hereunder, either at the time of the request for the proposed substitution or on the date of the substitution.

(d)The Substitute Property must be a property as to which Landlord will hold fee title.

(e)Landlord and Tenant acknowledge and agree the Substitute Property shall be conveyed by Tenant to Landlord “AS IS, WHERE IS, WITH ALL FAULTS,” without any representations or warranties by Tenant except those specifically set forth herein.

(f)The Substitute Property shall be open for business at the time of the substitution for a use that is not prohibited under this Lease.

(g)The Person transferring the Substitute Property to Landlord shall be solvent, and the Substitute Property shall be transferred to Landlord in an arm’s length transaction.

(h)Tenant shall cause to be delivered to Landlord and Landlord Mortgagee, without any cost or expense to either such party:

(1)an ALTA extended coverage title insurance policy from a national title insurance company reasonably acceptable to Landlord (an owner’s policy and a lender’s policy in such ALTA form that Landlord and Landlord Mortgagee may select, subject to the availability of such form in the state in which the Substitute Property is located), with any endorsements Landlord and/or Landlord Mortgagee may reasonably require, insuring (A) Landlord Mortgagee and its successors and assigns in an amount equal to the Loan amount for the Relinquished Property, which policy shall provide that the mortgage constitutes a first lien or charge upon the Substitute Property subject only to such items that are approved in writing by Landlord Mortgagee, and (B) Landlord, in the amount equal to the appraised value of the Substitute Property, insuring Landlord’s fee interest in the Substitute Property subject only to such exceptions as are reasonably and customarily acceptable to landlords and/or landlord mortgagees owning or financing properties similarly situated to the Substitute Property in geographic location and use;

(2)a special warranty deed or equivalent state form conveying fee title to the Substitute Property executed and delivered in favor of Landlord and in substance (with respect to warranties) substantially similar to the deed delivered to Landlord with respect to the Relinquished Property;

(3)a Phase I environmental assessment report prepared in accordance with ASTM 1527-13 from a nationally recognized environmental consultant, dated not more than sixty (60) days prior to the date of the proposed substitution, together with a reliance letter from the environmental consultant in favor of Landlord Mortgagee, Landlord and their respective successors and assigns, which shall conclude that the Substitute Property does not have any recognized environmental condition;

(4)an as-built survey of the Substitute Property certified to Landlord Mortgagee, Landlord and the issuer of the title policy by a registered land surveyor licensed in the state in which the Substitute Property are located, dated a date not earlier than ninety (90) days prior to the date of substitution, in substantially similar form and having substantially similar content as the certification of the survey for the Relinquished Property, prepared in accordance with the then current Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys.  Such survey shall reflect the same legal description (metes and bounds) as the one contained in the title policy, and shall contain a certification  regarding flood zone;

(5)a planning and zoning report confirming that the Substitute Property is a legal conforming, or legal nonconforming, is not in material violation of any zoning laws and is not the subject of a condemnation proceeding or under the active threat of a condemnation proceeding;

(6)a temporary or permanent certificate of occupancy for the Substitute Property, if available in the jurisdiction where the Substitute Property is located or the local jurisdiction equivalent thereof;

(7)valid certificates of insurance indicating that the requirements for the policies of insurance required under this Lease have been satisfied with respect to the Substitute Property, together with evidence of payment of all premiums for the existing policy period (or, to the extent the provisions of Section 16.5(b) are applicable, the certificate and documentation required under Section 16.5(b));

(8)a physical condition report in a form recognized and approved by Landlord and Landlord Mortgagee from a nationally recognized engineering consultant approved by Landlord and Landlord Mortgagee, dated not more than sixty (60) days prior to the date of the proposed substitution, together with a reliance letter from the engineering consultant in favor of Landlord Mortgagee, Landlord and their respective successors and assigns, in form and substance reasonably satisfactory to Landlord;

(9)an estoppel certificate certified to Landlord and Landlord Mortgagee in the form required pursuant to Schedule 29.1;

(10)if the Substitute Property is to be encumbered by the loan documents of Landlord Mortgagee, a subordination, non-disturbance and attornment agreement with respect to this Lease, as amended, substantially in the form delivered in connection with the Relinquished Property;

(11)a release and indemnification of the Indemnified Parties from all claims and liability relating to the Relinquished Property;

(12)the Appraisals (as defined below), together with a reliance letter from the appraiser in favor of Landlord Mortgagee, Landlord and their respective successors and assigns; and

(13)such other and further documents and information relating to the Substitute Property in connection with Landlord’s due diligence with respect thereto as Landlord may reasonably request and as may be customarily required by a reasonably prudent purchaser of similar properties.

The term “Value” for purposes of effecting a substitution under this Section shall mean the fair market value of the Relinquished Property and Substitute Property as determined by the final conclusions of value set forth in fee simple appraisals based upon similar criteria (including “leased fee” criteria)  dated not more than forty-five (45) days prior to the proposed substitution (“Appraisals”), which Appraisals shall be prepared by an independent appraiser who is a member in good standing as an MAI professional appraiser and who is reasonably acceptable to Landlord and Tenant.

At the Closing:

(A)Landlord shall deliver to Tenant, or its designee, a special warranty deed or equivalent state form in connection with the Relinquished Property in substantially the same form as delivered to Landlord on the Effective Date, which shall be subject only to: (i) matters of record (other than matters created by Landlord without Tenant’s consent); (ii) such additional matters as specifically consented to by Tenant or its designee; (iii) anything of record or not of record that in any way affects title to the Relinquished Property resulting from the acts or omissions of Tenant and matters that would be shown by a then current inspection or survey of the Relinquished Property and (iv) the lien of any taxes then affecting the Relinquished Property that are not delinquent.  Landlord shall execute such documents as shall be required to deliver good and marketable title to the Relinquished Property (subject to the foregoing matters) to Tenant, or its designee in form and substance reasonably satisfactory to the Tenant’s title company;

(B)Tenant shall deliver to Landlord a special warranty deed or equivalent state form in connection with the Substitute Property in substantially the same form as delivered to Landlord on the Effective Date, which shall be subject only to: (i) matters of record (other than matters created by Landlord without Tenant’s consent); (ii) such additional matters as specifically consented to by Landlord or its designee; (iii) anything of record or not of record that in any way affects title to the Substitute Property resulting from the acts or omissions of Tenant and matters that would be shown by a then current inspection or survey of the Substitute Property and (iv) the lien of any taxes then affecting the Substitute Property, in each case reasonably acceptable to Landlord.  Tenant shall execute such documents as shall be required to deliver good and marketable title to the Substitute Property (subject to the foregoing matters) to Landlord in form and substance reasonably satisfactory to the title company; and this Lease shall be amended to delete the Relinquished Property from the Schedule of Leased Premises and add the Substitute Property to same, and the parties thereafter shall be released from all liabilities and obligations under this Lease with respect to the Relinquished Property, with the exception of those obligations that survive the expiration or earlier termination of the Lease.  Annual Rent, and any adjustments thereto, payable by Tenant under the Lease, shall continue uninterrupted and unaltered by the substitution; and

(C)At Tenant’s or Landlord’s request (and at the sole expense of the party so requesting, including all recording costs, recordation taxes or other fees charged by any governmental agency in connection with such recordation (including transfer fees)), Landlord and Tenant shall execute a Memorandum of Lease, in recordable form, in connection with the Substitute Property.  Tenant, at Tenant’s expense and at Tenant’s option, may cause the termination of Memorandum of Lease regarding the Relinquished Property and Memorandum of Lease regarding the Substitute Property to each be recorded in the respective counties in which the properties are located.  The parties shall cooperate reasonably with one another, including in connection with any like-kind exchange under Section 1031 of the Internal Revenue Code of 1986 (“1031 Exchange”), fully and in a timely manner, in performing all further acts, and executing and delivering all further documents or instruments that may be reasonably necessary or required to accomplish the purposes of this Section.

All costs, fees and expenses incurred in connection with Tenant's exercise of this right of substitution (including the Appraisals, Third Party Reports, ALTA owner’s extended coverage policy of title insurance with reasonably requested endorsements, transfer taxes, title and escrow fees and charges, and costs in connection with any 1031 Exchange) shall be borne by Tenant, it being the intention of the parties that Landlord shall take title to the Substitute Property and deliver title to the Relinquished Property absolutely net of all costs, fees and expenses whatsoever.

Landlord and Tenant acknowledge and agree the Relinquished Property shall be conveyed by Landlord to Tenant “AS IS, WHERE IS, WITH ALL FAULTS,” in such condition as the same may be on the Closing, without any representations or warranties by Landlord except those specifically addressed above.

ARTICLE XXVIII

Miscellaneous Provisions

28.1Estoppel Certificates.

(a)Tenant agrees upon not less than fifteen (15) business days prior notice by Landlord or the holder of any mortgage encumbering the Premises or a portion thereof to execute, acknowledge and deliver to Landlord or the mortgage holder a statement in writing by Tenant in substantially the form of Schedule 28.1.  If Tenant shall be required to provide such certificate more than twice in any twelve (12) month period, Landlord shall pay Tenant a processing fee of $500 for each additional certificate requested in such twelve (12) month period.

(b)Landlord agrees upon not less than fifteen (15) business days prior notice by Tenant to execute, acknowledge and deliver to Tenant or to such party as Tenant may designate a statement in writing by Landlord substantially in the form of Schedule 28.1 (with appropriate changes to reflect that it is being signed by Landlord).  If Landlord shall be required to provide such certificate more than twice in any twelve (12) month period, Tenant shall pay Landlord a processing fee of $500 for each additional certificate requested in such twelve (12) month period.

28.2Memorandum/Notice of Lease.    Simultaneously with the execution of this Lease, Landlord and Tenant shall execute recordable instruments designating the name of the parties, a description of the Premises, the term, rights of extension, rights, restrictions, easements and privileges of which Tenant has the benefit under this Lease and such other provisions of this Lease as may be reasonably requested by other party to constitute a memorandum of lease or a notice of lease, as the case may be, under the Applicable Legal Requirements of each state in which any Site is located.  Tenant or Landlord may cause such instrument to be recorded in the appropriate land records, and all recording costs, recordation taxes or other fees charged by any governmental agency in connection with such recordation (including transfer fees) shall be paid by the party causing such instrument to be recorded.  Upon termination of this Lease with respect to any Site, upon the request of either party, the other party will execute an instrument in recordable form indicating that this Lease has been terminated with respect to such Site.

28.3Force Majeure.  If either party shall be delayed or hindered in, or prevented from, the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, riots, insurrection, war, acts of god, natural disasters or other reasons of a like nature beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease (any such delay, hindrance or prevention being referred to as “Force Majeure”), then performance of such act shall be excused for the period of delay, and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay unless otherwise specifically provided to the contrary in this Lease.  The provisions of this Section shall not apply to delays resulting from the inability of a party to obtain financing or to satisfy its obligations under this Lease because of a lack of funds.

28.4Consequential Damages.  Notwithstanding anything in this Lease to the contrary, in no event shall Landlord or Tenant be liable or responsible for punitive, consequential, special or indirect damages under this Lease, including with respect to any holding over by Tenant under Section 28.5 of this Lease.

28.5Holding Over.  If Tenant remains in possession of all or any portion of the Premises after the expiration of the Term or any Extra Period without having timely executed its right, if any, to extend the Term, such continuing possession shall create a month-to-month tenancy on the terms of this Lease with respect to such portion of the Premises and such tenancy may be terminated at the end of any month thereafter by either party giving at least thirty (30) days’ notice to the other party.  During such holdover, Tenant shall be liable for Annual Rent on a monthly basis, in an amount equal to (x) 125%, with respect to the first six (6) month period and after such six (6) month period (y) 150% of, in each case, the product of (i) a fraction, the numerator of which shall be the square footage of any Building occupied in whole or in part by Tenant, and the denominator of which shall be the total square footage of all Buildings included in the Premises, and (ii) the Annual Rent in effect at the time of the expiration of the Term, as well as for all additional rent payable by Tenant under this Lease with respect to any Building occupied in whole or in part by Tenant.

28.6Disputes.    If at any time a dispute arises as to the amount of money to be paid by one party to the other under the provisions of this Lease, the party against whom the obligation to pay the money is asserted shall have the right to make payment under protest, such payment shall not be regarded as a voluntary payment and the party paying under protest shall have the right to institute suit for recovery of the payment made under protest.  If it is adjudged that there is no legal obligation to pay the sum or any part thereof, the obligated party shall be entitled to recover the sum or so much thereof as it was not legally required to pay under the provisions of this Lease plus interest thereon at the Lease Interest Rate from the date of payment to the date of return.  If a dispute arises between the parties as to any covenant, obligation or work to be performed by either of them under the provisions of this Lease, the party against whom the obligation to perform the covenant, obligation or work is asserted may perform such covenant, obligation or work and pay the cost thereof “under protest”, the performance of such covenant, obligation or work shall in no event be regarded as voluntary performance, and such party shall have the right to institute suit for recovery of the cost of the covenant, obligation or work.  If it is adjudged that there was no legal obligation on the part of the party to perform the covenant, obligation or work or any part thereof, the party shall be entitled to recover the cost of the covenant, obligation or work or so much thereof as the party was not legally required to perform under the terms of this Lease, plus interest thereon at the Lease Interest Rate from the date of payment to the date of refund.

28.7Quiet Enjoyment.  Landlord agrees that so long as this Lease is in effect, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises and all rights of Tenant hereunder during the Term without any manner of hindrance or molestation from Landlord or anyone claiming by, through or under Landlord.  Landlord’s exercise of its remedies set forth in Section 25.2 on account of an Event of Default in accordance with the provisions of Section 25.2 shall not constitute a breach of Landlord’s obligations under this Section 28.7.

28.8Cost and Expense.  Wherever it is provided in this Lease that an act is to be undertaken by any person, such act shall be done by such person or caused to be done by such person at no cost or expense to the other party, other than any de minimis cost or expense, unless a contrary intent is expressed.  Notwithstanding the foregoing, in the event Tenant makes any request upon Landlord requiring Landlord or the attorneys of Landlord to review and/or prepare (or cause to be reviewed and/or prepared) any documents, plans, specifications or other submissions in connection with or arising out of this Lease, then Tenant shall reimburse Landlord within 30 days of demand therefor for all reasonable out-of-pocket costs and expenses, above any de minimis cost or expense, incurred by Landlord in connection with such review and/or preparation, including reasonable attorneys’ fees, except in connection with a request made under Section 28.1, in which event the fees set forth therein shall apply.

28.9Financial Reports. Tenant shall deliver to Landlord (i) within 45 days after the end of each fiscal quarter of Tenant, and (ii) within 120 days after the end of each fiscal year of Tenant complete financial reports of Tenant, including a balance sheet, profit and loss statement, statement of cash flows for the fiscal period then ended.  In addition, within 120 days after the end of each fiscal year of Tenant, Tenant shall deliver to Landlord Tenant’s detailed profit and loss statement for the operations of the Premises.  The financial reports required hereunder shall be prepared in accordance with generally accepted accounting principles consistently applied from period to period, such quarterly financial statements and profit and loss statements shall be certified to be accurate and complete by Tenant (or an appropriate officer of Tenant), and such annual financial statements shall be audited by an independent certified public accounting firm reasonably acceptable to Landlord; provided, however, so long as this Lease is guaranteed by Guarantor, in lieu of quarterly financial statements and audited annual financial statements of Tenant, Tenant may deliver quarterly financial statements and audited annual financial statements of Guarantor.  Tenant understands that Landlord will rely upon such financial reports and Tenant represents that such reliance is reasonable.  Notwithstanding the foregoing, so long as Tenant’s and/or Guarantor’s financial reports are the financial reports of a publicly traded company and so long as such publicly traded company’s financial reports are available to the public, Tenant’s obligations to deliver financial reports pursuant to this Section 28.9 as to such publicly traded company shall be deemed to be satisfied, except Tenant’s continuing obligation to provide detailed profit and loss statement for the operations of the Premises.  The provisions of Section 28.14 shall be applicable to the financial information provided by Tenant to Landlord pursuant to this Section 28.9.

28.10Access.  Landlord and its designees shall have the right to enter any Building upon at least five (5) business days’ prior written notice at reasonable hours, and subject to the rights of subtenants, licensees, concessionaires, and other occupants, accompanied by a representative of Tenant to inspect such Building or to show such Building to prospective purchasers and lenders, and during the period commencing twelve (12) months prior to the end of the Term, as the same may have been extended, for the purposes of exhibiting the same to prospective tenants, in each case without unreasonably interfering with Tenant’s business.  Landlord shall use commercially reasonable efforts to mitigate any interference with Tenant and Tenant’s guests, subtenants, licensees, occupants, invitees, patrons, customers, and other visitors in connection with such inspection or showing.  Landlord shall have the right to enter such Building upon shorter oral notice in the event of an emergency presenting an imminent threat of property damage or personal injury.  Landlord shall not post any “for rent” or “for sale” signs on the Premises or any applicable portion thereof so long as Tenant or any subtenant or assignee is in occupancy of the Premises or any applicable portion thereof.

28.11Accord and Satisfaction.

(a)Acceptance by Landlord of any partial payment of any amount payable by Tenant hereunder shall not constitute an accord and satisfaction by Landlord of any of Tenant’s obligations hereunder and Landlord shall be entitled to collect from Tenant the balance of any amount remaining due.

(b)Acceptance by Tenant of any partial payment of any amount due from Landlord hereunder shall not constitute an accord and satisfaction by Tenant of any of Landlord’s obligations hereunder and Tenant shall be entitled to collect from Landlord the balance of any amount remaining due.

28.12Limitation of Liability.  Landlord’s liability for damages hereunder shall be limited to matters arising during the period of Landlord’s ownership of the Premises and during that period, to the extent of Landlord’s interest in the Premises and the proceeds thereof, including proceeds of any insurance policies relating to the Premises, any awards payable in connection with any taking of the Premises and any other rights, claims, causes of action or other interests, sums or receivables appurtenant to the Premises.  Neither Landlord nor any of its trustees, members, partners, shareholders, officers, directors, employees, agents, successors or assigns shall have any personal liability beyond Landlord’s interest in the Premises and no other property or assets of Landlord, or of any of the trustees, members, partners, shareholders, officers, directors, employees, agents, successors or assigns of Landlord, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies.

28.13Prevailing Party.    If any action at law is necessary to enforce or interpret the terms of this Lease, the prevailing party shall be entitled to reasonable attorneys’ fees and costs of the proceeding in addition to any other relief to which it may be entitled.  If any action in equity is necessary to enforce or interpret the terms of this Lease, the prevailing party shall be entitled to reasonable attorneys’ fees and costs in addition to any other relief to which it may be entitled.  For purposes of this Section, a party will be considered to be the “prevailing party” if (a) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative dispute resolution process), (b) such party did not initiate the litigation and either (i) received a judgment in its favor, or (ii) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, or (c) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.

28.14Confidentiality.    Neither party, nor its respective agents, representatives, employees, partners, members, officers or directors will disclose the economic terms of this Lease or any Proprietary Information unless prior consent to such disclosure is obtained from the other party, which consent may be withheld, conditioned or delayed at either party’s sole discretion.  Each party shall hold in strict confidence and shall disclose Proprietary Information only to Landlord’s or Tenant’s employees, agents, attorneys, accountants, consultants, investors, potential investors, lenders, potential lenders, purchasers, potential purchasers and service providers who have a reason to know such Proprietary Information in order to assist Landlord or Tenant, as the case may be.  Neither Landlord nor Tenant nor any of their employees, agents, attorneys, accountants, consultants, investors, potential investors, lenders or service providers shall disclose Proprietary Information to any other person or entity except in connection with any tax, regulatory or loan securitization obligations or use Proprietary Information for its or their benefit or for any purpose not expressly agreed upon in writing by the party originating the Proprietary Information.  The obligation hereunder to maintain the confidentiality of Proprietary Information and to refrain from use of Proprietary

Information for any purposes not agreed upon shall not expire.  The foregoing restriction on the dissemination of Proprietary Information shall not apply to any Proprietary Information which (i) is disclosed in a printed publication available to the public or is otherwise in the public domain through no act of the party to whom the Proprietary Information has been provided, (ii) is approved for release by written authorization of an officer of the party to whom the Proprietary Information belongs or (iii) is required to be disclosed by proper order of a court of competent jurisdiction after adequate notice to the party to whom the Proprietary Information belongs in order to allow that party to seek a protective order therefor.

28.15Consent of Landlord.  Unless specified otherwise herein, Landlord’s consent to any request of Tenant shall not be unreasonably withheld, conditioned, or delayed.  Landlord shall have no liability for damages resulting from Landlord’s failure to give any consent, approval or instruction reserved to Landlord, Tenant’s sole remedy in any such event being an action for injunctive relief.

28.16Permitted Contests.  Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to pay any cost, expense or charge or perform any obligation so long as Tenant contests in good faith and at its own expense the amount or validity thereof by appropriate proceedings which shall operate to prevent the collection thereof or realization thereon and the sale, foreclosure or forfeiture of the Premises or any part thereof (other than Tenant’s Property and Tenant’s Intellectual Property) to satisfy the same, and Tenant shall have furnished any security as may be required in the applicable proceeding, and, pending any such proceedings, Landlord shall not have the right to pay or perform the same.  Tenant further agrees that such contest shall be prosecuted to a final conclusion diligently, that it will indemnify Landlord against any and all loss, costs and expenses, including reasonable attorneys’ fees, in connection therewith, except for any de minimis cost or expense, and that it will, promptly after the final determination of such contest, fully pay any amounts determined to be payable thereon and/or fully perform any obligations to be performed thereon, together will all penalties, fines, interest, costs and expenses resulting from such contest.  Notwithstanding the foregoing, Tenant may elect, at any time, to withdraw any such contest or proceeding and pay the applicable cost, expense, charge or obligation.  Upon Tenant’s request, Landlord shall prosecute such contest, if required by Applicable Legal Requirements, at no cost or expense to Landlord other than any de minimis cost or expense.

28.17Waiver.  Failure of either party to complain of any act or omission by the other party, no matter how long the same may continue, shall not be deemed to be a waiver by the party of any of its rights hereunder.  No waiver by either party at any time, whether express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision.  All rights and remedies which either party may have under this Lease or by Applicable Legal Requirements upon a breach hereunder shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other.  No right or remedy, whether exercised by a party or not, shall be deemed to be in exclusion of any other right or remedy and any two (2) or more or all of such rights and remedies may be exercised at the same time.  If any restriction contained in this Lease for the benefit of either party shall be violated, the party, without waiving any claim for breach of agreement against the other party, may bring such proceedings as it deems necessary, either at law or in equity, against the person violating the restriction.

28.18Interpretation.  If any provision of this Lease or the application of any provision to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Lease or the application of such provision to any other person or circumstance, all of which other provisions shall remain in full force and effect.  It is the intention of the parties that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, the provision shall have the meaning which renders it valid.  As used in this Lease:  (a) the word "or" is not exclusive and the word "including" is not limiting, (b) references to a law include any rule or regulation issued under the law and any amendment to the law, rule or regulation, (c) whenever the words "include," "includes," or "including" appear, they shall be deemed to be followed by the words "without limitation," (d) personal pronouns shall be deemed to include the other genders and the singular to include the plural, and (e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision.  Wherever a period of time is stated in this Lease as commencing or ending on specified dates, such period of time shall be deemed (i) inclusive of such stated commencement and ending dates, and (ii) to commence at 12:00 A.M. Eastern Time on such stated commencement date and to end at 11:59 P.M.  Eastern Time on such stated ending date.  This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

28.19Subsidiaries or Affiliates of Landlord and Tenant.

(a)Tenant will not attempt to enforce any right or remedy against one or more of the employees, agents, officers, directors, parents, subsidiaries or Affiliates of Landlord arising out of or in any way based upon this Lease or any act or omission by Landlord with respect to this Lease or all or any portion of the Premises unless the party to be charged shall agree otherwise by written instrument.

(b)Landlord will not attempt to enforce any right or remedy against one or more of the employees, agents, officers, directors, parents, subsidiaries or Affiliates of Tenant arising out of or in any way based upon this Lease or any act or omission by Tenant with respect to this Lease or any portion of the Premises unless the party to be charged shall agree otherwise by written instrument.

28.20Landlord While an Owner.  Landlord shall mean the owner from time to time of Landlord’s estate and property in any Site and if such estate or property is sold or transferred to an unaffiliated third party, the seller or transferor shall thereupon be relieved of all obligations and liabilities arising after such sale or transfer and the purchaser or transferee shall be deemed to have assumed and agreed to perform and observe all obligations and liabilities hereunder arising after the sale or transfer..

28.21Equitable Remedies.  All representations, warranties and agreements of Landlord and Tenant in this Lease shall be deemed special, unique and extraordinary.  Any breach of any representation, warranty or agreement by either party shall be deemed to cause the other party irreparable injury not properly compensable by damages in an action at law, such that the rights and remedies of the non-breaching party may be enforced both at law and/or in equity.

28.22Successors and Assigns.  The words “Landlord” and “Tenant” and the pronouns referring thereto, as used in this Lease, shall mean where the context requires or admits, the persons named herein as Landlord and as Tenant respectively, and their respective successors and assigns, irrespective of whether singular or plural, masculine, feminine or neuter.  The agreements and conditions to be performed by Landlord shall be binding upon Landlord, its successor and assigns, and the agreements and conditions to be performed by Tenant shall be binding upon Tenant and its successors and assigns and shall inure to the benefit of Landlord and its successors and assigns.  If Landlord shall be more than one person or entity, the obligations of Landlord hereunder shall be joint and several.  If Tenant shall be more than one person or entity, the obligations of Tenant hereunder shall be joint and several.

28.23This Instrument.  This Lease is transmitted for examination only and does not constitute an offer to lease and shall become effective only upon execution and unconditional delivery by all parties hereto.  This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect.  This Lease shall not be modified in any way except by a writing subscribed by both parties.

28.24Headings.    The headings for the various articles and sections of this Lease are used only as a matter of convenience for reference and are not to be considered a part of this Lease or used in determining the intent of the parties to this Lease.

28.25Counterparts.    This Lease may be executed in one or more counterparts, any one or all of which shall constitute one and the same instrument.

28.26Governing Law; Venue; Service of Process; Waiver of Jury Trial

(a)THIS LEASE AND ANY DISPUTES, CLAIMS OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS LEASE (WHETHER SOUNDING IN CONTRACT OR TORT LAW) SHALL BE GOVERNED BY THE LAW OF THE STATE OF MINNESOTA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b)EACH OF LANDLORD AND TENANT IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY MINNESOTA STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE (WHETHER SOUNDING IN CONTRACT OR TORT LAW), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MINNESOTA STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LEGAL REQUIREMENTS.

(c)EACH OF LANDLORD AND TENANT HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, AT THE ADDRESS SPECIFIED IN ARTICLE XXVI HEREOF.

(d)EACH OF LANDLORD AND TENANT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LEASE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LEASE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 28.25(D).  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

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IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed under seal as of the day and year first above written.

LANDLORD:

WITNESSES:

By:
Name:
Title:

TENANT:

By:
Name:
Title:

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Schedule 1.2.1

APPLICABLE RENT REDUCTION PERCENTAGES

SiteIndividual Property Rents

2

Schedule 1.2.2

LAND AND SITES

3

SCHEDULE 5.3

ANNUAL RENT RESET DATES

4

SCHEDULE 22.1

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement is dated this ____ day of _________, 20_____ between _______________, a _________________  (“Lender”) and ____________________, a __________________ corporation (“Tenant”).

RECITALS

A.Tenant has entered into a certain lease (the “Lease”) dated _____________, 20_____ with ________________ (the “Landlord”) of [a portion of] certain premises commonly known as __________, ______________, _____________.  The leased premises described in the Lease are hereinafter referred to as the Premises.

B.A Memorandum/Notice of Lease dated ________________ by and between Tenant and Landlord regarding the Lease is [to be] recorded [herewith] with the ________________ County Registry of Deeds in Book _______, Page ________.

C.Lender has made a loan to Landlord, which loan is secured by a mortgage and security agreement dated ___________, 20_____ (the “Mortgage”) [to be] recorded with [in Book _____, Page _________] and an assignment of leases and rents dated ________, 20__ (the “Assignment”) [to be] recorded with said Registry [in Book ___, Page ______] both with respect to the Premises.

For mutual consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Tenant agrees that the lien of the Lease is and shall be subject and subordinate to the lien of the Mortgage and to the lien of the Assignment and to all renewals, amendments, modifications, consolidations, replacements and extensions thereof, now or hereafter executed, to the full extent of all amounts secured thereby, said subordination to have the same force and effect as if the Mortgage, the Assignment, and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, and amendments or modifications or any notice thereof.  However, the foregoing subordination provision shall not be deemed or construed as limiting Tenant’s rights under the Lease and/or Landlord’s obligations thereunder, including the use of insurance proceeds and condemnation awards, and notwithstanding any inconsistent provisions of the Mortgage with respect thereto, such proceeds and awards shall be applied as set forth in the Lease.

2.Lender agrees that Tenant shall not be named or joined as a party defendant in any action, suit or proceeding which may be instituted by Lender to foreclose or seek other remedies under the Mortgage or the Assignment by reason of a default or event of default under the Mortgage or the Assignment, unless Applicable Legal Requirements require Tenant to be made a party thereto as a condition to Lender’s proceeding against Landlord or prosecuting such rights and remedies.  Lender further agrees that, in the event of any entry by Lender pursuant to the Mortgage, a foreclosure of the Mortgage, or the exercise by Lender of any of its rights under the Mortgage or Assignment, Lender shall not disturb Tenant’s right of possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond applicable grace and cure periods in the Lease.

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3.Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender, the acceptance of a deed in lieu of foreclosure by Lender, or Lender’s exercise of any of its rights under the Mortgage or Assignment, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all Term Extension Options which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to perform all of the obligations of Tenant pursuant to the Lease.

4.Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease:

(a)Lender shall not be liable in damages for any act or omission of any prior landlord (including Landlord), provided nothing herein shall derogate from the obligation of Lender to perform all of the obligations of Landlord pursuant to the Lease once Lender succeeds to the interest of Landlord under the Lease;

(b)Lender shall not be liable for the return of any security deposit unless such security deposit is actually received by Lender;

(c)Lender shall not be bound by any Annual Rent or additional rent which Tenant might have prepaid for more than one (1) month in advance under the Lease (unless so required under the Lease);

(d)Lender shall not be bound by any amendments or modifications of the Lease made without consent of Lender which have the effect of materially increasing Landlord’s obligations under the Lease, reducing rent or otherwise materially reducing any of Tenant’s obligations under the Lease, decreasing the Term or canceling the Lease prior to its expiration except as a result of the exercise of a right to terminate as set forth in the Lease;

(e)Lender shall not be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); and

(f)Lender shall not be bound by any provision in the Lease which obligates Landlord to erect or complete any building or to make any improvements to the Premises, but shall be subject to any offset or termination rights Tenant may have on account of Landlord’s failure to erect or complete any improvements to the Premises.

5.Lender hereby approves of, and consents to, the Lease.  Notwithstanding anything to the contrary contained in the Mortgage or the Assignment, so long as the Tenant is not in event of default under the Lease beyond applicable notice and cure periods, Tenant shall be entitled to use and occupy the Premises and exercise all its rights under the Lease, and the Lease and Landlord’s and Tenant’s performance thereunder shall not constitute a default under the Mortgage or Assignment.  Tenant agrees to give Lender a copy of any notice of default under the Lease served upon Landlord at the same time as such notice is given to Landlord.

6.The terms and provisions of this agreement, shall be automatic and self-operative without execution of any further instruments on the part of any of the parties hereto.  Without limiting the foregoing, Lender and Tenant agree, within thirty (30) days after request therefor by the other party, to execute an instrument in confirmation of the foregoing provisions, in form and substance reasonably satisfactory to Lender and Tenant, pursuant to which the parties shall acknowledge the continued effectiveness of the Lease in the event of such foreclosure or other exercise of rights.

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7.Any notice to be delivered hereunder shall be in writing and shall be sent registered or certified mail, return receipt requested, postage prepaid, or overnight delivery by FedEx or similar overnight courier which delivers upon signed receipt of the addressee, or its agent.  The time of the giving of any notice shall be the time of receipt thereof by the addressee or any agent of the addressee, except that in the event that the addressee shall refuse to receive any notice, or there shall be no person available (during normal business hours) to receive such notice, the time of giving notice shall be deemed to be the time of such refusal or attempted delivery as the case may be.  All notices addressed to Lender or Tenant, as the case may be, shall be delivered to the respective addresses set forth opposite their names below, or such other addresses as they may hereafter specify by written notice delivered in accordance herewith:

Tenant:Life Time Fitness, Inc.

2902 Corporate Place

Chanhassen, Minnesota 55317

Attention: Kari L. Broyles

Phone Number:  (952) 229-7228

Fax Number:  (952) 946-9794

E-mail Address:  kbroyles@lifetimefitness.com

With a copy to:LTF Holdings, Inc.

c/o Leonard Green & Partners, L.P.

11111 Santa Monica Blvd., #2000

Los Angeles, CA 90025

Fax Number:(310) 954-0404

Email:danhakl@leonardgreen.com

galashan@leonardgreen.com

Attn:John G. Dankahl

J. Krisofer Galashan

And a copy to:TPG Partners VII, L.P.

c/o TPG Capital, L.P.

345 California Street, Suite 3300

San Francisco, CA 94104

Fax Number:(415) 743-1501

Email:rcami@tpg.com

Attn:Ronald Cami

And a copy to:Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attn:  James I. Hisiger

And a copy to:Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attn:  Howard A. Sobel

II.

8.The term “Lender” as used herein includes any direct or more remote successor or assign of the named Lender herein, including any purchaser at a foreclosure sale, and any successor or assign

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thereof, and the term “Tenant” as used herein includes any direct or more remote successor and assign of the named Tenant herein.  All terms used herein but not defined herein which are defined in the Lease shall have the same meaning for purposes hereof as they do for purposes of the Lease.

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TENANT:

By:

Name:

Title:

LENDER:

By:

Name:

Title:

State of Minnesota
ss.:
County of Carver

On the ____ day of __________________ in the year 20   before me, the undersigned, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

State of Minnesota
ss.:
County of Carver

On the ____ day of __________________ in the year 20   before me, the undersigned, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

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SCHEDULE 28.1

ESTOPPEL CERTIFICATE

LOCATION

DATE

ESTOPPEL CERTIFICATE

Date:_______________________

_____________________________

_____________________________

_____________________________

_____________________________

RE:
_______________________ (the “Property”)

Ladies and Gentlemen:

We have been advised that [__________________________ (“Lender”) is planning to make a loan secured by a first mortgage on the Property] [__________________________ (“Purchaser”) is planning on purchasing the Property], in which _________________ (“Tenant”) presently occupies a building comprising approximately __________ square feet located at ____________________________________________ (the “Premises”) under a Lease dated _______________ (the “Lease”) by and between Tenant and _______________ (“Landlord”).

At your request, Tenant hereby certifies to [Lender][Purchaser], its successors and assigns and to Landlord as follows, to the best of its knowledge:

1.The Lease is in full force and effect, and Tenant is in occupancy of the Premises.

2.The initial term of the Lease is for _______ (__) years and is scheduled to expire ____________________.  The Commencement Date (as defined in the Lease) was ________________.  In addition to the initial term, the Lease provides for _____ (__) extension options of five (5) years each.  Tenant also has the right to extend the original term for an additional twelve (12) month period.  [None of the foregoing] [    of the foregoing] extension options have been exercised as of the date hereof.

3.The minimum rent is currently $____________ per month.

4.Tenant’s obligation to pay Annual Rent under the Lease commenced on the Effective Date (as defined in the Lease) and Tenant is not in default of any payments due Landlord under the Lease.

5.Except as set forth on Exhibit A attached hereto and incorporated herein, Landlord is not in default of any obligations of Landlord under the Lease.

6.The Lease has not been modified, amended or supplemented in any manner except as set forth on Exhibit B attached hereto and incorporated herein.

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7.Tenant has paid no rent to Landlord more than one (1) month in advance of the due date set forth in the Lease, and Tenant will not pay Annual Rent or any other sum due under the Lease more than one (1) month in advance of its due date.

______________________________

By:__________________________
Name:____________________
Title:____________________

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EXHIBIT A

LANDLORD DEFAULTS

12

EXHIBIT B

LIST OF AMENDMENTS/SUPPLEMENTS TO LEASE

13

EXHIBIT “B”

ESCROW PROVISIONS

The Deposit and any other sums (including, without limitation, any interest earned thereon), including, without limitation, the Closing Payment and the Excise Tax Credit Amount, that the parties agree shall be held in escrow (herein collectively called the “Escrow Deposits”), shall be held by Escrowee, in trust, and disposed of only in accordance with the following provisions:

Escrowee shall invest the Escrow Deposit in government insured interest-bearing instruments reasonably satisfactory to both Purchaser and Seller and shall promptly provide Purchaser and Seller with confirmation of the investments made or with a national banking association chosen by Purchaser such as a government insured demand deposit sub-account at JP Morgan (in which event the Escrow Deposits may be separately tracked).  Escrowee shall not commingle the Escrow Deposits with any funds of Escrowee or others.  Escrowee is not responsible for levies by taxing authorities based upon the taxpayer identification number used to establish this interest bearing account.  Escrowee has no liability in the event of failure, insolvency, or inability of the depositary to pay said funds, or accrued interest upon demand for withdrawal.  Escrowee is not to be held responsible for the loss of principal or interest on any investment made pursuant to the aforesaid instruction or in the redemption thereof.

If for any reason the Closing does not occur and either party makes a written demand upon Escrowee for payment of the Escrow Deposits, Escrowee shall give written notice to the other party of such demand.  If Escrowee does not receive a written objection from the other party to the proposed payment within five (5) days after the giving of such notice, Escrowee is hereby authorized to make such payment.  If Escrowee does receive such written objection within such period, Escrowee shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Purchaser or a final judgment of a court.  In the event of a dispute between the Purchaser and Seller, Escrowee may continue to hold the Escrow Deposits pursuant to the terms hereof, or may, at the joint and several cost of the Purchaser and Seller, deposit the same in a court of competent jurisdiction.  Escrowee may dispose of the Escrow Deposits in accordance with a court order, and shall be fully protected if it acts in accordance with any such court order.  Purchaser and Seller agree to not object to a return of the Escrow Deposits to a Party to the extent such Party is entitled to receive the Escrow Deposits in accordance with the terms of this Agreement.

If the Closing occurs, Escrowee shall deliver the Escrow Deposits to Seller on the Closing Date.

The parties acknowledge that Escrowee is acting solely as a stakeholder at their request and for their convenience, that Escrowee shall not be deemed to be the agent of either of the parties, and that Escrowee shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for any Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Purchaser resulting from actions or omissions taken or made by Escrowee in bad faith, in disregard of this Agreement or involving gross negligence on the part of Escrowee.  Seller and Purchaser shall jointly and severally indemnify and hold Escrowee harmless from and against all Liabilities

1

(including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrowee’s duties hereunder, except with respect to actions or omissions taken or made by Escrowee in bad faith, in disregard of this Agreement or involving gross negligence on the part of Escrowee.  The term “Liabilities” means, collectively, any and all conditions (whether latent or patent), losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever, whether fixed or contingent, and whether matured or unmatured.

Purchaser shall pay any income taxes on any interest earned on the Escrow Deposits.  Purchaser represents and warrants to Escrowee that its taxpayer identification number is 74-3119688.

Escrowee has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrowee shall disburse the Escrow Deposits pursuant to the provisions of this Exhibit “B”.

Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the “Reporting Requirements”) may require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction.  If so required, Escrowee is either (x) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (y) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements).  Accordingly:

Escrowee is hereby designated as the “Reporting Person” (as defined in the Reporting Requirements) for the Transaction.  Escrowee shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

Seller and Purchaser shall furnish to Escrowee, in a timely manner, any information requested by Escrowee and necessary for Escrowee to perform its duties as Reporting Person for the Transaction.

Escrowee hereby requests Seller to furnish to Escrowee Seller’s correct taxpayer identification number.  Seller acknowledges that any failure by Seller to provide Escrowee with Seller’s correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by Law.  Accordingly, Seller hereby certifies to Escrowee, under penalties of perjury, that Seller’s correct taxpayer identification number is 47-3481985.

The provisions of this Exhibit “B” shall survive the Closing or earlier termination of this Agreement.

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EXHIBIT “C”

FORM OF DEED

[SUBJECT TO ANY FORMAT CHANGES REQUIRED BY THE APPLICABLE STATE AND COUNTY FOR RECORDING PURPOSES OR REQUIRED BY THE TITLE COMPANY]

When recorded mail to:

_______________________________

_______________________________

_______________________________

_______________________________

SPECIAL WARRANTY DEED

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _____________________________________________________________, an _______________________________ (“Grantor”), hereby grants and conveys to _______________________________, a _______________________________ (“Grantee”),  that certain parcel of land located in _______________, County of _______________, State of _______________, and legally described on Exhibit A attached hereto and incorporated herein by this reference (the “Property”), together with all buildings and other improvements located thereon, if any, and all and singular the rights, privileges and appurtenances thereto in any manner belonging to said Grantor.

Grantor does hereby bind itself and its successors to Warrant and Forever Defend all and singular the Property unto the said Grantee, Grantee’s successors and assigns, against every person whomsoever lawfully claiming by, through or under the said Grantor  but against no other subject, however, to all matters of record.

[The remainder of this page is intentionally left blank.]

3

IN WITNESS WHEREOF, Grantor has caused this Deed to be signed by Grantor’s duly authorized officer as of the _____ day of __________________, 2015.

GRANTOR: , an By: Name: Title:

STATE OF _____________)

)  ss.

County of ______________)

The foregoing instrument was acknowledged before me this _____ day of __________, 2015, by _______________, the ____________________., an ____________________, on behalf thereof.

Notary Public

My Commission Expires:

4

EXHIBIT A TO DEED

(LEGAL DESCRIPTION)

[TO BE INSERTED]

5

EXHIBIT “D”

FORM OF ASSIGNMENT AND ASSUMPTION OF PROPERTY AGREEMENTS

THIS ASSIGNMENT AND ASSUMPTION OF PROPERTY AGREEMENTS (“Assignment”) is made as of this ______ day of _______, 2015, by and between _______________________, a ______________________ (“Assignor”), and _________________________, a ______________________ (“Assignee”);

WHEREAS, Assignee is acquiring Assignor’s interest, if any, in and to certain real property located in ______________, County of ________________, State of ___________________, and more particularly described in Schedule 1 (the “Real Property”); and

WHEREAS, Assignor has also agreed to assign to Assignee certain agreements affecting the Real Property and running in favor of Assignor or the Real Property and Assignee has also agreed to assume the obligations under said agreements arising from and after the date hereof.

NOW, THEREFORE, in consideration of the foregoing premises, the promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

I.ASSIGNMENT AND ASSUMPTION OF PROPERTY AGREEMENTS

1.1Assignment and Assumption.  Assignor hereby assigns to Assignee all of Assignor’s rights, if any (and only to the extent assignable based on consents and other requirements that have been obtained and/or satisfied as of the date hereof), under the agreements set forth on Schedule 2 hereto (the “Property Agreements”).  Assignee hereby assumes all of the obligations of Assignor under the Property Agreements arising from and after the date hereof.

II.BINDING ON SUCCESSORS AND ASSIGNS

2.1Assignor.  All the covenants and agreements of Assignor herein contained shall apply to and bind Assignor and Assignor’s executors, agents, administrators, representatives, heirs, invitees, successors and assigns.

2.2Assignee.  All the covenants and agreements of Assignee herein contained shall apply to and bind Assignee and Assignee’s executors, agents, administrators, personal representatives, heirs, invitees, successors and assigns.

2.3Use of Term.  The term “Assignee” as used in this Assignment shall mean and include Assignee’s successors and assigns.

III.MISCELLANEOUS

3.1Attorneys’ Fees.  In the event of any litigation between Assignor and Assignee arising out of the obligations of Assignor or Assignee under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the

6

prevailing party’s costs and expenses of such litigation, including without limitation reasonable attorneys’ fees.

3.2Counterparts.  This Assignment may be executed in one (1) or more counterparts, all of which together shall constitute a single agreement and each of which shall be an original for all purposes.

3.3Governing Law.  This Assignment shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State in which the Real Property is located.

3.4No Warranty.   The Property Agreements are hereby quitclaimed and assigned and this Assignment is made, and is accepted by Assignee, on an “AS IS, WHERE IS, WITH ALL FAULTS” basis without covenants, representations or warranties of any kind, whether expressed or implied, and all representations and warranties that might have existed or been applied under statutory or common law are hereby excluded to the maximum extent allowed by law.  Without limiting the generality of the foregoing, Assignor makes no representation or warranty as to whether or not any defaults exist under the Property Agreements or whether or not the Property Agreements remain in effect.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, this Assignment has been executed by Assignee and Assignor as of the date first above written.

ASSIGNOR: _______________________________, a(n) By: Name: Its:

ASSIGNEE: _______________________________, a(n) By: Name: Its:

8

STATE OF

COUNTY OF

I, _____________________________, a Notary Public in and for said County and said State, hereby certify that _____________________________________, whose name as __________________________ of ________________________, a ____________________, is signed to the foregoing conveyance, and who is known to me, acknowledged before me on this day that, being informed of the contents of the conveyance, _he, as such officer and with full authority executed the same voluntarily for and as the act of said ______________________.

GIVEN under my hand this ____ day of ___________________, 2015.

Notary Public

My Commission Expires:

STATE OF

COUNTY OF

I, _____________________________, a Notary Public in and for said County and said State, hereby certify that _____________________________________, whose name as __________________________ of ________________________, a ____________________, is signed to the foregoing conveyance, and who is known to me, acknowledged before me on this day that, being informed of the contents of the conveyance, _he, as such officer and with full authority executed the same voluntarily for and as the act of said ______________________.

GIVEN under my hand this ____ day of ___________________, 2015.

Notary Public

My Commission Expires:

9

SCHEDULE 1

Real Property

[TO BE INSERTED]

10

SCHEDULE 2

Property Agreements

[TO BE INSERTED]

11

EXHIBIT “E”

SELLER’S CLOSING CERTIFICATE

Reference is made to that certain Agreement for Purchase and Sale of Real Estate (as it may be amended from time to time, the “Agreement”), dated the [●] day of [______], 2015, by and between [_____________], a [_____________] (“Purchaser”) and LTF HOLDINGS, INC., a Delaware corporation (“Seller”).  Purchaser has assigned its right, title, and interest in and to the Agreement to [___________________] ([collectively,] “Landlord”).  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.  The Closing is occurring this day, and in accordance with Section 6.1.1(G) of the Agreement, Seller hereby certifies to Landlord that:

1.all of Seller’s Warranties are true and correct in all material respects as of the date hereof;

2.no Company Material Adverse Effect (as defined in the Merger Agreement) has occurred;

3.Seller is not in material breach or material default of any of its obligations under the Agreement following the expiration of any applicable notice or cure periods with respect thereto;

4.Seller has contributed to LTF equity greater than $1,000,000,000 (inclusive of rollover equity) on the Closing Date; and

5.Tenant’s representations and warranties set forth in the Lease are true and correct in all material respects as of the date hereof.

Dated: _______________, 2015LTF HOLDINGS, INC.
Seller

By:_______________________
Name:
Title:

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EXHIBIT “F”

CERTIFICATE OF SELF-INSURANCE

Reference is made to that certain Agreement for Purchase and Sale of Real Estate (as it may be amended from time to time, the “Agreement”), dated the [●] day of [________], 2015, by and between [__________], a [________] (“Purchaser”) and LTF HOLDINGS, INC., a Delaware corporation (“Seller”), and to that certain Lease (as they may be amended from time to time, the “Lease”), dated the date hereof, by and between _______________ (collectively, “Landlord”) and _______________ (“Tenant”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Lease. The transactions contemplated by the Agreement are being consummated this day and in accordance with Section 6.1.1(H) of the Agreement, Tenant hereby certifies to Landlord that:

1.Tenant has elected to self-insure for the insurance required by Sections [_____] of the Lease; and

2.Tenant has read the terms of Article XVI of the Lease, and shall comply with the terms and provisions thereof regarding the type of insurance and the coverages to be afforded thereby.

Dated:  _______, 2015[ENTITY],
Tenant

By:  ______
Name:

Title:

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EXHIBIT “G”

PURCHASER’S CLOSING CERTIFICATE

Reference is made to that certain Agreement for Purchase and Sale of Real Estate (as it may be amended from time to time, the “Agreement”), dated the [●] day of [________], 2015, by and between [__________], a [________] (“Purchaser”) and LTF HOLDINGS, INC., a Delaware corporation (“Seller”). Purchaser has assigned its right, title, and interest in and to the Agreement to ________________________ (together with Purchaser, “Landlord”).  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.  The Closing is occurring this day, and in accordance with Section 6.2.1(B) of the Agreement, Purchaser hereby certifies to Seller that:

1.all of Purchaser’s Warranties are true and correct in all material respects as of the date hereof;

2.Purchaser is not in material breach or material default of any of its obligations under the Agreement following the expiration of any applicable notice or cure periods with respect thereto (noting that with respect to any obligations under the Agreement relating to the deposit set forth in Sections 6.2.1(A), no notice or cure period shall apply except as expressly set forth in Section 8.3); and

3.Landlord’s representations and warranties set forth in the Leases are true and correct in all material respects as of the date hereof.

Dated:  _______, 2015[ENTITIES],

Purchaser

By:  ______
Name:

Title:

14

EXHIBIT “H”

GUARANTY

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GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to***, a ***, as “Landlord”, to enter into a certain Lease Agreement dated on or about the date hereof, with respect to the facility listed on Schedule A attached hereto and made a part hereof (the “Lease”) with ***, a ***, as “Tenant”, Life Time Fitness, Inc., a Minnesota corporation, as “Guarantor”, absolutely, unconditionally and irrevocably guarantees to Landlord the full and prompt payment of all rent and all other charges to be paid by Tenant under the Lease when due and the full and timely performance and observance of all covenants, conditions, and agreements therein provided to be performed and observed by Tenant.

1.General Terms.

a.The validity of this Guaranty of Lease (this “Guaranty”) and the obligations of the Guarantor shall not be terminated, affected, or impaired by reason of (i) any forbearance, releases, settlements or compromises between Landlord and Tenant, by reason of any waiver of or failure to enforce any of the rights and remedies reserved to Landlord in the Lease or otherwise other than those expressly agreed to in writing; (ii) the invalidity, illegality or unenforceability of the Lease for any reason whatsoever; (iii) the relief or release of Tenant or any other guarantor from any of their obligations under the Lease by operation of law or otherwise, including, without limitation, the insolvency, bankruptcy, liquidation or dissolution of Tenant or the rejection of or assignment of the Lease in connection with proceedings under the bankruptcy laws now in effect or hereafter enacted (other than any written release of Tenant or Guarantor or any release of Tenant or Guarantor pursuant to the express terms of the Lease in connection with a permitted assignment thereunder or an express release otherwise granted by Landlord); (iv) the release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral securing the Lease; or (v) any other act or omission of Landlord or Tenant which would otherwise constitute or create a legal or equitable defense in favor of Guarantor.

b.Guarantor represents and warrants that it is the direct or indirect owner of Tenant, and, as such, has a material economic interest in Tenant and that the execution of the Lease will be of direct benefit to it, whether or not it shall ever occupy any portion of the Premises (as defined in the Lease).  This Guaranty will remain in full force and effect as to any renewal, modification, amendment, or extension of the Lease agreed to or exercised by Tenant, any assignment or transfer by Landlord, any assignment, transfer or subletting by Tenant, any change in the status, composition, structure or name of Tenant or Guarantor, or any holdover by Tenant under the Lease.  Notwithstanding the immediately preceding sentence or anything else in this Guaranty to the contrary, Guarantor’s obligations under this Guaranty shall be limited by any renewal, modification, amendment, or extension of the Lease that specifically limits the obligations of Guarantor or releases Tenant or Guarantor by the terms of the Lease or such renewal, modification, amendment or extension of the Lease.

c.If Guarantor, directly or indirectly, advances any sums to Tenant, such sums and indebtedness will be subordinate in all respects to the amounts then and thereafter then due and payable by Tenant under the Lease.  Payment by Guarantor of any amount pursuant to this Guaranty shall not in any way entitle Guarantor to any right, title or interest (whether by way of

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subrogation or otherwise) in and to any of the rights or remedies Landlord may have against Tenant, unless and until all of the obligations then payable or performable by Tenant under the Lease have been performed, including particularly, but without limitation, payment of the full amount then due and owing to Landlord under the Lease and this Guaranty.

d.The liability of Guarantor for the obligations of the Lease shall be primary; in any rights of action which accrues to Landlord under the Lease, Landlord may proceed against Guarantor and/or Tenant, jointly or severally, and may proceed against Guarantor without having demanded performance of, commenced any action against, exhausted any remedy against, or obtained any judgment against Tenant.  This Guaranty is irrevocable and continuing in nature and relates to any of the obligations now existing or hereafter arising under the Lease.  This Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection.  Guarantor waives any obligation on the part of Landlord to enforce the terms of the Lease against Tenant as a condition to Landlord’s right to proceed against Guarantor.

e.Guarantor expressly waives:  (i) notice of acceptance of this Guaranty and of presentment, demand and protest; (ii) notice of any default hereunder or under the Lease and of all indulgences except for such notices to be sent to Tenant; (iii) demand for observance, performances, or enforcement of any terms for provisions of this Guaranty or the Lease except for such notices to be sent to Tenant; and (iv) all other notices and demands otherwise required by law which Guarantor may lawfully waive on its own behalf.

f.Guarantor agrees that in the event that Tenant shall become insolvent or shall be adjudicated a bankrupt, or shall file a petition for reorganization, arrangement or other relief under any present or further provision of the United State Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended or modified, or in connection with any other State of Federal solvency proceeding, or if such a petition be filed by creditors of said Tenant, or if Tenant shall seek any judicial readjustment of the rights of its creditors under any present or future Federal or State law or if a receiver of all or part of the Tenant’s property and assets is appointed by any State or Federal court, no such proceeding or action taken therein shall modify, diminish or in any way affect the liability of Guarantor under this Guaranty and the liability of Guarantor with respect to the Lease shall be of the same scope as if Guarantor itself executed the Lease as the named lessee thereunder and no “rejection” and/or “termination” of the Lease in any of the proceedings referred to in this paragraph shall be effective to release and/or terminate the continuing liability of Guarantor to Landlord under this Guaranty with respect to the Lease for the remainder of the Lease term stated therein unaffected by any such “rejection” and/or “termination” in said proceedings.  If in connection with any of the solvency or insolvency proceedings referred to in this paragraph, should the Tenant seek and obtain approval to assume or otherwise reaffirm the Lease and the obligations thereunder or to assume the Lease and assign the Lease to a third party, and even in the event Landlord consents to any such assumption or assumption and assignment, Guarantor acknowledges and agrees that this Guaranty will remain in effect and Guarantor will continue to be liable under the Lease as assumed or as assumed and assigned.

g.Guarantor further agrees that, to the extent Tenant or Guarantor makes a payment or payments to Landlord under the Lease or this Guaranty, which payment or payments or any part thereof are substantially invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Tenant or Guarantor or their respective estate, trustee, receiver or any

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other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, this Guaranty and the advances or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

h.Guarantor hereby waives, to the maximum extent permitted by law, all defenses available to a surety, whether or not the waiver is specifically enumerated in this Guaranty.

i.Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by Guarantor or Tenant in connection with the obligations under the Lease, but each and every term and condition hereof shall be in addition thereto. Within twenty (20) days after written request therefor from Landlord, Guarantor shall deliver to Landlord, or its designee, an estoppel letter from Guarantor ratifying and confirming Guarantor’s obligations under this Guaranty, provided that Guarantor shall not deliver more than two (2) estoppel letters per each calendar year during the term of the Lease.

j.No modification or amendment of this Guaranty will be effective unless executed by Guarantor and consented to by Landlord in writing, and no cancellation of this Guaranty will be valid unless executed by Landlord in writing.

k.If Tenant’s obligations are void or voidable due to illegal or unauthorized acts by Tenant in the execution of the Lease, Guarantor shall nevertheless be liable hereunder to the same extent as it would have been if the obligations of the Tenant had been enforceable against the Tenant.

TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD, BY ACCEPTING THIS GUARANTY, AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY GUARANTOR OR LANDLORD AGAINST THE OTHER OR THEIR RESPECTIVE SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO.  THIS WAIVER BY LANDLORD AND GUARANTOR OF ANY RIGHT TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

2.Statute of Limitations and Other Laws.  Until all obligations due under the Lease have been satisfied and performed in full, all of the rights, privileges, powers and remedies granted to Landlord hereunder shall continue to exist and may be exercised by Landlord at any time and from time to time irrespective of the fact that any of the said obligations under the Lease may have become barred by any statute of limitations.  Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

3.Interest.  If Tenant fails to make any payment when due and required to be made by it under the Lease and if Guarantor fails to make any payment when due and required to be made

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by it under this Guaranty (either of such payments, a “Payment”), then, to the extent permitted by law, such Payment shall bear interest from the due date thereof until paid at the Lease Interest Rate (as defined in the Lease).  Guarantor agrees to pay interest accrued hereunder in respect of any Payment on demand.  All computations of interest hereunder will be made by Landlord on the basis of a year of 360 days and based upon the actual number of days elapsed (including the first (1st) day but excluding the last day).

4.Representations, Warranties and Covenants.  Guarantor hereby makes the following representations, warranties and covenants which survive the execution and delivery of this Guaranty:

a.Guarantor has the power and/or legal right to own its assets, to conduct its business as now conducted, and to enter into and perform the provisions of this Guaranty.

b.The execution, delivery and performance of this Guaranty by Guarantor, if it is a corporation, partnership or other entity, has been duly authorized by all necessary corporate, stockholder, partner and/or other action.

c.The execution, delivery and performance of this Guaranty by Guarantor does not contravene (1) any existing law or any legal order applicable to, or license or permit granted to Guarantor, (2) any agreement or instrument to which Guarantor is a party or to which it or any of its assets is subject, or (3) if it is an entity, any provision of Guarantor’s certificate of incorporation, by-laws or organizational papers.

d.Guarantor (1) is not, and will not as a result of the execution and delivery of this Guaranty be rendered insolvent, (2) does not intend to incur, or believe it is incurring, obligations beyond its ability to pay and (3) represents that its property remaining after the delivery and performance of this Guaranty will not constitute unreasonably small capital.

e.This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be limited by the Guarantor’s bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor’s rights or by general principles of equity limiting the availability of equitable remedies.

f.No approval of any governmental entity or any other person is required for the execution, delivery and performance by Guarantor of this Guaranty.

g.There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

5.Joint and Several Liability.  The liability of each Guarantor hereunder, if more than one, shall be joint and several.

6.Costs and Expenses.  Guarantor agrees to pay to Landlord all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Landlord in the enforcement of this Guaranty upon a Guarantor default, whether or not an action is filed in

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connection therewith.  All advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Landlord in exercising any right, privilege, power or remedy conferred by this Guaranty after a Guarantor default, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the obligations due under this Guaranty and shall be paid to Landlord by Guarantor, immediately upon demand, together with interest thereon at the Lease Interest Rate.

7.Governing Law.  This Guaranty and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Minnesota.  Guarantor and Landlord agree that any dispute arising out of this Guaranty shall be subject to the jurisdiction of both the state and federal courts in the State of Minnesota.  For that purpose, Guarantor and Landlord each hereby submits to the jurisdiction of the state and federal courts of the State of Minnesota.  Guarantor further agrees to accept service of process out of any of the aforesaid courts in any such dispute by registered or certified mail addressed to Guarantor.  Nothing herein contained, however, shall prevent Landlord from bringing any action or exercising any rights against (1) Tenant or (2) any security within any other state or jurisdiction.

8.Remedies Cumulative; No Waiver.  Guarantor hereby agrees that the enumeration of Landlord’s rights and remedies set forth in this Guaranty is not intended to be exhaustive and the exercise by Landlord of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other agreement between the parties, or which may now or hereafter exist at law or in equity or by suit or otherwise.  No delay on the part of Landlord in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege shall be construed to be a waiver of any default.  No course of dealing between Guarantor and Landlord, or any of Landlord’s agents or employees shall be effective to change, modify or discharge any provision of this Guaranty or to constitute a waiver of any default.

9.Time is of the Essence.  For all payments made and obligations to be performed under this Guaranty, time is of the essence.

10.Assignment, Binding Effect, Benefit of Agreement.  This Guaranty and the duties and obligations of Guarantor hereunder, (1) may not be assigned, except in connection with an assignment of the Lease by Landlord; (2) may not be delegated or transferred by Guarantor without the prior written consent of Landlord, which consent may be withheld or delayed by Landlord in its sole discretion; and (3) shall inure to the benefit of, and be enforceable by, Landlord and its successors and/or assigns and the duties and obligations of Guarantor shall bind Guarantor and Guarantor’s successors and/or permitted assigns.

11.Severability.  Whenever possible this Guaranty and each provision hereof shall be interpreted in such manner as to be effective, valid and enforceable under applicable law.  Any provisions of this Guaranty which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any

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jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  In addition, any determination that the application of any provision hereof to any person or under any circumstance is illegal and unenforceable shall not affect the legality, validity and enforceability of such provision as it may be applied to any other person or in any other circumstance.

12.Headings.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provisions hereof.

13.Notices.  All notices, requests, or demands herein provided to be given or made, or which may be given or made by either party to the other, shall be given or made only in writing and shall be deemed to have been duly given:

(i)upon delivery, or if delivery is rejected when delivery was attempted, when sent via overnight or express mail courier, properly addressed and postage prepaid; or

(ii)when delivered personally at the address set forth below, or to any agent of the party to whom notice is being given, or if delivery is rejected when delivery was attempted; or

(iii)via facsimile transmission on a machine that prints the date and time of transmission on the notice, if sent before 5:00 p.m. recipient local time on a business day, and otherwise on the next succeeding business day.

Notwithstanding the prescribed methods of delivery set forth above, actual receipt of written notice by a party designated below shall constitute notice given in accordance with this Lease on the date received, unless deemed earlier given pursuant to the foregoing methods of delivery.  The proper address and facsimile number to which notices, requests or demands may be given or made by either party shall be the address set forth at the end of this Article, or to such other address or to such other person as any party shall designate in writing.  Such address or facsimile number may be changed by written notice given to the other party in accordance with this Article.

If to Landlord:

c/o Gramercy Property Trust

521 Fifth Avenue, 30th Floor

New York, NY 10175

Attn:  Allan B. Rothschild

Phone Number: (212) 297-1057

Fax Number:  (212) 297-1090

Email Address: arothschild@gptreit.com

with a copy to:

Kirkland & Ellis LLP

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300 N. LaSalle Street

Chicago, IL 60654

Attention: Andrew D. Small, Esq.

Phone Number: (312) 862-5489

Fax Number: (312) 862-2200

Email Address: andrew.small@kirkland.com

If to Guarantor:

Life Time Fitness, Inc.

2902 Corporate Place

Chanhassen, Minnesota 55317

Attention: Kari L. Broyles

Phone Number:  (952) 229-7228

Fax Number:  (952) 947-0099

E-mail Address:  kbroyles@lifetimefitness.com

with a copy to:

Life Time Fitness, Inc.

2902 Corporate Place

Chanhassen, Minnesota 55317

Attention: General Counsel

Phone Number:  (952) 229-0000

Fax Number:  (952) 947-9794

with a copy to:

LTF Holdings, Inc.

c/o Leonard Green & Partners, L.P.

11111 Santa Monica Blvd., #2000

Los Angeles, CA 90025

Fax Number:(310) 954-0404

Email:danhakl@leonardgreen.com

galashan@leonardgreen.com

Attn:John G. Dankahl

J. Krisofer Galashan

with a copy to:

TPG Partners VII, L.P.

c/o TPG Capital, L.P.

345 California Street, Suite 3300

San Francisco, CA 94104

Fax Number:(415) 743-1501

Email:rcami@tpg.com

Attn:Ronald Cami

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with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attn:  James I. Hisiger

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attn:  Howard A. Sobel

The addresses for the purpose of this paragraph may be changed by giving written notice of such change in the manner herein provided for giving notice.  Unless and until such written notice is received, the last address as stated by written notice, or provided herein if no written notice of change has been sent or received, shall be deemed to continue in effect for all purposes hereunder

14.ACKNOWLEDGMENT.  GUARANTOR HEREBY ACKNOWLEDGES AND AGREES THAT IT MAKES ALL OF THE WAIVERS, AGREEMENTS AND CONSENTS (“WAIVERS”) SET FORTH IN THIS GUARANTY KNOWINGLY, INTENTIONALLY, VOLUNTARILY, WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF SUCH WAIVERS WITH ITS COUNSEL.  GUARANTOR FURTHER ACKNOWLEDGES THAT SUCH WAIVERS ARE A MATERIAL INDUCEMENT TO LANDLORD TO ENTER INTO THE LEASE AND THAT LANDLORD WOULD NOT HAVE ENTERED INTO THE LEASE WITHOUT SUCH WAIVERS.  GUARANTOR ACKNOWLEDGES THAT IT HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE TO BE CAPABLE OF EVALUATING THE RISKS OF ITS GUARANTY.  IF ANY OF THE WAIVERS HEREIN ARE DETERMINED TO BE UNENFORCEABLE UNDER APPLICABLE LAW, SUCH WAIVERS SHALL BE EFFECTIVE TO THE MAXIMUM EXTENT PERMITTED BY SUCH LAW.

15.Termination.This Guaranty shall terminate and shall be of no further force or effect upon the earliest to occur of (i) the release of Guarantor in accordance with the terms of the Lease, and (ii) upon the expiration or earlier termination of the Lease in accordance with the terms of the Lease, provided that Guarantor shall remain liable for indemnities and other obligations of Tenant that survive the assignment, expiration or earlier termination of the Lease or such indemnities and other obligations that would have survived but for (A) the release or discharge of Tenant in any state or federal creditors’ proceedings, receivership, bankruptcy or other proceeding; (B) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code (11 U.S.C. § 101 et seq., as amended), or from other statute, or from the order of any court; or (C) the rejection, disaffirmance or other termination of the Lease in any such proceeding.

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IN WITNESS WHEREOF, the parties hereto executed this Guaranty or have caused this Guaranty to be executed and delivered by their duly authorized officer(s) on the date set forth above.

LIFE TIME FITNESS, INC.,

a Minnesota corporation

By:

Name:

Title:

Address:

Date:

State of ___________
ss.:
County of ___________

On the ___ day of _________________ in the year ______, before me, the undersigned personally appeared __________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

________________________________

Notary Public

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SCHEDULE A

[Attached]

11

EXHIBIT “I”

Marked Commitments or Pro Forma Policies

[SEE FOLLOWING PAGES.]

12

EXHIBIT “J”

DECLARATION OF RECIPROCAL PARKING AND ACCESS EASEMENT

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DECLARATION OF RECIPROCAL PARKING AND ACCESS EASEMENT

This Declaration of Reciprocal Parking and Access Easement entered into this ____ day of May, 2015 (the “Declaration”) by LTF Real Estate Company, Inc., a Minnesota corporation (the “Declarant”).

WHEREAS, Declarant is the owner of the real property legally described as Lot 1, LIFE TIME FITNESS SUBDIVISION FILING NO 1 FINAL PLAT, County of Arapahoe, State of Colorado (the “Health Club Parcel”) upon which Declarant has built a health and fitness facility;

WHEREAS, Declarant is also the owner of the adjacent parcels legally described as Lots 2 and 3, LIFE TIME FITNESS SUBDIVISION FILING NO 1 FINAL PLAT, County of Arapahoe, State of Colorado (collectively, the “Tennis Parcel”) upon which Declarant has constructed a tennis facility;

WHEREAS, due to the proximity of the Health Club Parcel and the Tennis Parcel, the members, invitees, guests and patrons of the Tennis Parcel desire to use the access on and parking for the Health Club Parcel and the members, invitees, guests and patrons of the Health Club Parcel desire to use the access on and the parking for the Tennis Parcel;

WHEREAS, as a result, Declarant desires to create reciprocal cross-access and parking easements over the Health Club Parcel and the Tennis Parcel (each separately referred to hereinafter from time to time as a “Parcel”) as hereinafter provided;

WHEREAS, the Health Club Parcel, the Tennis Parcel and other properties are subject to a Life Time Fitness Subdivision Filing No. 1 Declaration of Easements and Covenants, by Declarant, dated April 30, 2014, recorded on April 30, 2014, with the Official Records Arapahoe County, CO as Reception # D40335658, as amended by First Amendment to Declaration of Easements and Covenants, by Declarant and Columbine Federal Credit Union, dated May 29, 2014, recorded on June 30, 2014, with the Official Records Arapahoe County, CO as Reception # D4056740 (collectively, the “Overall Declaration”), which Overall Declaration provides for, among other things, access for both the Health Club Parcel and the Tennis Parcel to East Dry Creek Road and maintenance of Common Facilities (as defined in the Overall Declaration) for the benefit of both the Health Club Parcel and the Tennis Parcel.

NOW, THEREFORE, the Declarant hereby declares and agrees that the Health Club Parcel and the Tennis Parcel shall be owned, held, sold, leased mortgaged and operated subject to and encumbered by the following covenants and agreements:

1.Reciprocal Access and Parking Easement.The Health Club Parcel and the Tennis Parcel shall each be subject to and encumbered by a perpetual, non-exclusive easement in favor of the owner of the other Parcel, their respective tenants, members, employees, guests and invitees (the “Permittees”) for parking and vehicular and pedestrian access over and across those portions of the Health Club Parcel and the Tennis Parcel designed and used from time to time for vehicular parking and for vehicular and pedestrian access, including access to and from East Dry Creek Road.  Nothing contained herein shall be construed so as to grant any rights on, over, under,

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or across any building or structure located from time to time on the Health Club Parcel or the Tennis Parcel.  Nothing contained herein shall be deemed to be a dedication of any portion of the Parcels to the general public, or for the general public, or for any public use or purpose.

2.No Impairment of Use.   Without the prior written consent of all of the owners of both the Health Club Parcel and the Tennis Parcel, the owners and the Permittees of the Health Club Parcel and the Tennis Parcel shall not construct, erect or permit any barriers or impediments of any sort or kind on the easement areas, and shall not take or permit any action that shall prevent or impair the free access and movement of pedestrians and vehicular traffic from and between the Health Club Parcel, the Tennis Parcel and the public highways or private or roads adjoining or in the vicinity of the Health Club Parcel or the Tennis Parcel, or that shall prevent or impair the free access and movement of pedestrians and vehicular traffic within the Parcels.

3.Maintenance.Except as provided in the Overall Declaration, the owner of each Parcel shall be responsible, at its sole expense, for maintenance, repair and replacement of all driveways and parking located of such Parcel.

4.Indemnification.Each owner of a Parcel benefited by one of the easements granted hereunder shall defend, indemnify, and hold harmless any owner, tenant, mortgagee, or licensee of the burdened property for any damages, claims, causes of action, or liabilities arising from or relating to any exercise of the easement rights granted hereunder on or over the burdened property unless such damages, claims, causes of action, or liabilities shall arise by reason of the negligence or misconduct of such owner, tenant, mortgagee or licensee (or their employees or agents) of the burdened property.

5.Successors and Assigns.The easements granted hereunder shall run with the land and shall be binding on and in to the benefit of Declarant, its successors and assigns.

6.Amendments and Modifications.This Declaration shall not be amended or modified without the written approval of both the owners of the Health Club Parcel and the Tennis Parcel.

7.No Merger.The easements granted hereby shall not terminate or expire by reason of the common ownership of the Health Club Parcel and the Tennis Parcel or the doctrine of merger.

8.Overall Declaration.Nothing contained in this Declaration shall impair, repeal, or limit any of the provisions on the Overall Declaration.  The Owner of the Tennis Parcel shall maintain the Common Facilities (as defined in the Overall Declaration) for the benefit of the Owner of the Health Club Parcel pursuant to the terms of the Overall Declaration.

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IN WITNESS WHEREOF Declarant has hereby executed this instrument the day and date first written above.

LTF REAL ESTATE COMPANY, INC.

By __________________________

(Print name) __________________

Its __________________________

STATE OF MINNESOTA COUNTY OF CARVER	}	ss.:

The foregoing instrument was acknowledged before me this ______ day of May, 2015, by ______________________________ the _____________________________ of LTF Real Estate Company, Inc., a corporation under the laws of Minnesota, by and on behalf of said corporation.

Notary Public

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This Instrument Drafted By:

Kennedy & Graven, Chtd. (LMW)

470 U.S. Bank Plaza

200 South Sixth Street

Minneapolis MN 55402

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